  Filed pursuant to Rule 424(b)(3)
 Registration Statement No. 333-248134
PROSPECTUS
DISH DBS CORPORATION
Offer to Exchange up to $1,000,000,000 aggregate principal amount of new
7.375% Senior Notes due 2028
which have been registered under the Securities Act of 1933, for any and all of its outstanding 7.375% Senior Notes due 2028
Subject to the Terms and Conditions described in this Prospectus
The Exchange Offer will expire at 5:00 p.m., New York City time, on September 29, 2020, unless extended

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, our new 7.375% Senior Notes due 2028 for all of our outstanding 7.375% Senior Notes due 2028. We refer to our outstanding 7.375% Senior Notes due 2028 as the “Old Notes” and the new 7.375% Senior Notes due 2028 issued in this offer as the “Notes.” The Notes are substantially identical to the Old Notes that we issued on July 1, 2020, except for certain transfer restrictions and registration rights provisions relating to the Old Notes. The CUSIP numbers for the Old Notes are 25470X AZ8 and U25486 AN8.
MATERIAL TERMS OF THE EXCHANGE OFFER
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You will receive an equal principal amount of Notes for all Old Notes that you validly tender and do not validly withdraw.

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The exchange should not be a taxable exchange for United States federal income tax purposes.

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There has been no public market for the Old Notes and we cannot assure you that any public market for the Notes will develop. We do not intend to list the Notes on any securities exchange or to arrange for them to be quoted on any automated quotation system.

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The terms of the Notes are substantially identical to those of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes.

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If you fail to tender your Old Notes for the Notes, you will continue to hold unregistered securities and it may be difficult for you to transfer them.

Investing in the Notes involves risks. Consider carefully the “Risk Factors” beginning on page 11 of this prospectus.

We are not making this exchange offer in any state where it is not permitted.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 31, 2020.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to exchange only the Notes offered by this prospectus and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of its date.

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WHERE YOU CAN FIND MORE INFORMATION
We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 under the Securities Act of 1933 (the “Securities Act”) that registers the Notes that will be offered in exchange for the Old Notes. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the Notes. The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.
This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge upon written or oral request directed to: Investor Relations, DISH DBS Corporation, 9601 South Meridian Boulevard, Englewood, Colorado 80112; telephone number: (303) 723-1000. To obtain timely delivery, you must request the information no later than September 22, 2020.
Additionally, this prospectus contains summaries and other information that we believe are accurate as of the date hereof with respect to the terms of specific documents, but we refer to the actual documents for complete information with respect to those documents, copies of which will be made available without charge to you upon request, for complete information with respect to those documents. Statements contained in this prospectus as to the contents of any contract or other documents referred to in this prospectus do not purport to be complete. Where reference is made to the particular provisions of a contract or other document, the provisions are qualified in all respects by reference to all of the provisions of the contract or other document. Our data and industry data are approximate and reflect rounding in certain cases.
We and our parent company, DISH Network Corporation (“DISH Network”), each file reports, proxy statements (in the case of DISH Network) and other information with the SEC. The SEC maintains a website that contains reports and other information that we file electronically with the SEC. The address of that website is http://www.sec.gov. Our filings with the SEC and those of DISH Network are also accessible free of charge at our website, the address of which is http://www.dish.com.
The Class A common stock of our parent company, DISH Network, is traded under the symbol “DISH” on the Nasdaq Global Select Market. DISH Network has not guaranteed and is not otherwise responsible for the Notes.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
We make “forward-looking statements” throughout this prospectus (including the documents incorporated herein by reference), including, in particular, statements about our plans, objectives and strategies, growth opportunities in our industries and businesses, our expectations regarding future results, financial condition, liquidity and capital requirements, our estimates regarding the impact of regulatory developments and legal proceedings, and other trends and projections. Forward-looking statements are not historical facts and may be identified by words such as “future,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “estimate,” “expect,” “predict,” “will,” “would,” “could,” “can,” “may,” and similar terms. These forward-looking statements are based on information available to us as of the date of this prospectus (or, in the case of a document incorporated herein by reference, the date of such document) and represent management’s views and assumptions as of such respective date. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control. Accordingly, actual performance, events or results could differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including, but not limited to, the following:
Competition and Economic Risks
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As the pay-TV industry has matured and bundled offers combining video, broadband and/or wireless services have become more prevalent and competitive, we face intense and increasing competition from providers of video, broadband and/or wireless services, which may require us to further increase subscriber acquisition and retention spending or accept lower subscriber activations and higher subscriber churn.

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Changing consumer behavior and competition from digital media companies that provide or facilitate the delivery of video content via the Internet may reduce our subscriber activations and may cause our subscribers to purchase fewer services from us or to cancel our services altogether, resulting in less revenue to us.

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Economic weakness and uncertainty may adversely affect our ability to grow or maintain our business.

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The COVID-19 pandemic and its impact on the economic environment generally, and on us specifically, have adversely impacted our business. Furthermore, any continuation or worsening of the pandemic and economic environment could have a material adverse effect on our business, financial condition and results of operations.

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Our competitors may be able to leverage their relationships with programmers to reduce their programming costs and/or offer exclusive content that will place them at a competitive advantage to us.

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Our over-the-top (“OTT”) SLING TV Internet-based services face certain risks, including, among others, significant competition.

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If government regulations relating to the Internet change, we may need to alter the manner in which we conduct our SLING TV business, and/or incur greater operating expenses to comply with those regulations.

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Changes in how network operators handle and charge for access to data that travels across their networks could adversely impact our business.

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We face increasing competition from other distributors of unique programming services such as foreign language, sports programming and original content that may limit our ability to maintain subscribers that desire these unique programming services.

Operational and Service Delivery Risks
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If our operational performance and customer satisfaction were to deteriorate, our subscriber activations and our subscriber churn rate may be negatively impacted, which could in turn adversely affect our revenue.

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If our subscriber activations decrease, or if our subscriber churn rate, subscriber acquisition costs or retention costs increase, our financial performance will be adversely affected.

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Programming expenses are increasing and may adversely affect our future financial condition and results of operations.

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We depend on others to provide the programming that we offer to our subscribers and, if we fail to obtain or lose access to certain programming, our subscriber activations and our subscriber churn rate may be negatively impacted.

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We may not be able to obtain necessary retransmission consent agreements at acceptable rates, or at all, from local network stations.

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We may be required to make substantial additional investments to maintain competitive programming offerings.

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Any failure or inadequacy of our information technology infrastructure and communications systems or those of third parties that we use in our operations, including, without limitation, those caused by cyber-attacks or other malicious activities, could disrupt or harm our business.

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We currently depend on DISH Network to provide the vast majority of our satellite transponder capacity and other related services to us. Our business would be adversely affected if DISH Network ceases to provide these services to us and we are unable to obtain suitable replacement services from third parties.

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Technology in the pay-TV industry changes rapidly, and our success may depend in part on our timely introduction and implementation of, and effective investment in, new competitive products and services and our failure to do so could cause our products and services to become obsolete and could negatively impact our business.

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We rely on a single vendor or a limited number of vendors to provide certain key products or services to us such as information technology support, billing systems and security access devices, and the inability of these key vendors to meet our needs could have a material adverse effect on our business.

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We rely on a few suppliers and in some cases a single supplier for many components of our new set-top boxes, and any reduction or interruption in supplies or significant increase in the price of supplies could have a negative impact on our business.

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Our programming signals are subject to theft, and we are vulnerable to other forms of fraud that could require us to make significant expenditures to remedy.

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We depend on independent third parties to solicit orders for our DISH TV services that represent a meaningful percentage of our total gross new DISH TV subscriber activations.

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We have limited satellite capacity and failures or reduced capacity could adversely affect our DISH TV services.

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Our owned and leased satellites are subject to construction, launch, operational and environmental risks that could limit our ability to utilize these satellites.

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Satellite anomalies or technological failures could adversely affect the value of a particular satellite or result in a complete loss. Some of the satellites DISH Network acquired pursuant to the Master Transaction Agreement have experienced anomalies that may affect their useful lives or prohibit us from operating them to their currently expected capacity, and one or more of the satellites may suffer a technological failure, either of which could have an adverse effect on our business, financial condition and results of operations.

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We generally do not carry commercial in-orbit insurance on any of the satellites that we own and could face significant impairment charges if any of our owned satellites fail.

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We may have potential conflicts of interest with EchoStar Corporation (“EchoStar”) due to our and DISH Network’s common ownership and management.

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We rely on key personnel and the loss of their services may negatively affect our business.

Acquisition and Capital Structure Risks
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Our parent, DISH Network, has made substantial investments to acquire certain wireless spectrum licenses and other related assets. In addition, DISH Network has made substantial non-controlling investments in the Northstar Entities and the SNR Entities related to AWS-3 wireless spectrum licenses.

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Our parent, DISH Network, faces certain risks related to its non-controlling investments in the Northstar Entities and the SNR Entities.

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To the extent that our parent, DISH Network, commercializes its wireless spectrum licenses, it will face certain risks entering and competing in the wireless services industry and operating a wireless services business.

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We may pursue acquisitions and other strategic transactions to complement or expand our business that may not be successful, and we may lose up to the entire value of our investment in these acquisitions and transactions.

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We may need additional capital, which may not be available on acceptable terms or at all, to continue investing in our business and to finance acquisitions and other strategic transactions.

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We have substantial debt outstanding and may incur additional debt.

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Our parent, DISH Network, is controlled by one principal stockholder who is also our Chairman.

Legal and Regulatory Risks
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The rulings in the Telemarketing litigation requiring us to pay up to an aggregate amount of $280 million and imposing certain injunctive relief against us, if upheld, would have a material adverse effect on our cash, cash equivalents and marketable investment securities balances and our business operations.

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Our business depends on certain intellectual property rights and on not infringing the intellectual property rights of others.

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We are, and may become, party to various lawsuits which, if adversely decided, could have a significant adverse impact on our business, particularly lawsuits regarding intellectual property.

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Our ability to distribute video content via the Internet, including our SLING TV services, involves regulatory risk.

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Changes in the Cable Act of 1992 (“Cable Act”), and/or the rules of the Federal Communications Commission (“FCC”) that implement the Cable Act, may limit our ability to access programming from cable-affiliated programmers at nondiscriminatory rates.

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The injunction against our retransmission of distant networks, which is currently waived, may be reinstated.

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We are subject to significant regulatory oversight, and changes in applicable regulatory requirements, including any adoption or modification of laws or regulations relating to the Internet, could adversely affect our business.

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Our DISH TV services depend on FCC licenses that can expire or be revoked or modified and applications for FCC licenses that may not be granted.

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We are subject to digital high-definition (“HD”) “carry-one, carry-all” requirements that cause capacity constraints.

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Our business, investor confidence in our financial results and DISH Network’s stock price may be adversely affected if our internal controls are not effective.

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We may face other risks described from time to time in periodic and current reports we file with the Securities and Exchange Commission (“SEC”).

Other factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the

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year ended December 31, 2019, filed with the SEC on February 25, 2020 (the “Annual Report”), Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 12, 2020 and other SEC filings. All cautionary statements made or referred to herein should be read as being applicable to all forward-looking statements wherever they appear. You should consider the risks and uncertainties described or referred to herein and should not place undue reliance on any forward-looking statements. The forward-looking statements speak only as of the date made, and we expressly disclaim any obligation to update these forward-looking statements.
You should read carefully the section of this prospectus under the heading “Risk Factors” beginning on page 11.

SUMMARY
In this prospectus, the words “we,” “our,” “us,” “DISH DBS” and the “Company” refer to DISH DBS Corporation and its subsidiaries, unless otherwise stated or required by the context. “DISH Network” refers to DISH Network Corporation, our ultimate parent company, and its subsidiaries, including us, unless otherwise stated or required by the context. “EchoStar” refers to EchoStar Corporation and its subsidiaries, unless otherwise stated or required by the context. This summary highlights selected information contained in greater detail elsewhere in this prospectus or incorporated by reference herein. This summary may not contain all of the information that you should consider before investing in the Notes. You should carefully read the entire prospectus, including the sections under the headings “Risk Factors” and “Disclosure Regarding Forward-Looking Statements,” and the documents incorporated by reference herein.
DISH DBS Corporation
DISH DBS is a holding company and an indirect, wholly-owned subsidiary of DISH Network. DISH DBS was formed under Colorado law in January 1996 and all its capital stock is held by DISH Orbital Corporation (“DOC”), a direct wholly-owned subsidiary of DISH Network. Our subsidiaries operate one business segment.
We offer pay-TV services under the DISH® brand and the SLING® brand (collectively “Pay-TV” services). The DISH branded pay-TV service consists of, among other things, FCC licenses authorizing us to use direct broadcast satellite (“DBS”) and Fixed Satellite Service (“FSS”) spectrum, our owned and leased satellites, receiver systems, broadcast operations, customer service facilities, a leased fiber optic network, in-home service and call center operations, and certain other assets utilized in our operations (“DISH TV”). We also design, develop and distribute receiver systems and provide digital broadcast operations, including satellite uplinking/downlinking, transmission and other services to third-party pay-TV providers. The SLING branded pay-TV services consist of, among other things, multichannel, live-linear streaming OTT Internet-based domestic, international and Latino video programming services (“SLING TV”). As of June 30, 2020, we had 11.272 million Pay-TV subscribers in the United States, including 9.017 million DISH TV subscribers and 2.255 million SLING TV subscribers.
Our business strategy is to be the best provider of video services in the United States by providing products with the best technology, outstanding customer service, and great value. We promote our Pay-TV services as providing our subscribers with a better “price-to-value” relationship than those available from other subscription television service providers.
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Products with the Best Technology.   We offer a wide selection of local and national HD programming and are a technology leader in our industry, offering award-winning DVRs (including our Hopper® whole-home HD DVR), multiple tuner receivers, 1080p video on demand, and external hard drives. We offer several Sling TV services, including Sling Orange (our single-stream Sling domestic service), Sling Blue (our multi-stream Sling domestic service), Sling International, Sling Latino, among others, as well as add-on extras, pay-per-view events and a cloud based DVR service.

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Outstanding Customer Service.   We strive to provide outstanding customer service by improving the quality of the initial installation of subscriber equipment, improving the reliability of our equipment, better educating our customers about our products and services, and resolving customer problems promptly and effectively when they arise.

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Great Value.   We have historically been viewed as the low-cost provider in the pay-TV industry in the United States. However, today with DISH TV, we are focused on our brand promise “Tuned into You” and a message of Service, Value and Technology. For example, for certain new and qualifying customers we guarantee our pricing for certain programming packages and equipment for a two-year commitment period. We also offer a differentiated customer experience with our award winning Hopper Platform that integrates voice control powered by Google Assistant, access to apps including Netflix, Prime Video and You Tube, and the ability to watch live, recorded and On Demand content anywhere with the DISH Anywhere mobile application. As another example, our Sling Orange service and our Sling Blue service are two of the lowest priced live-linear online streaming services in the industry.

Our revenue and profit is primarily derived from Pay-TV programming services that we provide to our subscribers. We also generate revenue from equipment rental fees and other hardware related fees, including DVRs and fees from subscribers with multiple receivers; advertising services; fees earned from our Smart Home service operations; warranty services; and sales of digital receivers and related equipment to third-party pay-TV providers. Our subscriber-related revenue has been declining due to, among other things, the continuing decline in our DISH TV subscriber base. Our most significant expenses are subscriber-related expenses, which are primarily related to programming.
On January 1, 2008, our parent company, DISH Network, completed the distribution of its technology and set-top box business and certain infrastructure assets (the “Spin-off”) into a separate publicly-traded company, EchoStar. DISH Network and EchoStar operate as separate publicly-traded companies and neither entity has any ownership interest in the other. However, a substantial majority of the voting power of the shares of both DISH Network and EchoStar is owned beneficially by Charles W. Ergen, our Chairman, and by certain entities established by Mr. Ergen for the benefit of his family. As a result, EchoStar provided the vast majority of our satellite transponder capacity until September 10, 2019 and was a key supplier of other related services to us. Furthermore, we have an authorized representative arrangement with Hughes, a wholly owned subsidiary of EchoStar, under the MSA which offers satellite broadband Internet services to customers. See “Risk Factors”.
On February 28, 2017, DISH Network and EchoStar and certain of their respective subsidiaries completed the transactions contemplated by the Share Exchange Agreement (the “Share Exchange Agreement”) that was previously entered into on January 31, 2017 (the “Share Exchange”). Pursuant to the Share Exchange Agreement, among other things, EchoStar transferred to DISH Network certain assets and liabilities of the EchoStar technologies and EchoStar broadcasting businesses, consisting primarily of the businesses that design, develop and distribute digital set-top boxes, provide satellite uplink services and develop and support streaming video technology, as well as certain investments in joint ventures, spectrum licenses, real estate properties and EchoStar’s ten percent non-voting interest in Sling TV Holding L.L.C., and in exchange, DISH Network transferred to EchoStar the 6,290,499 shares of preferred tracking stock issued by EchoStar and 81.128 shares of preferred tracking stock issued by Hughes Satellite Systems Corporation, a subsidiary of EchoStar, that tracked the residential retail satellite broadband business of Hughes Network Systems, L.L.C., a wholly-owned subsidiary of Hughes.
On May 19, 2019, DISH Network entered into a Master Transaction Agreement with EchoStar (the “Master Transaction Agreement”) and effective September 10, 2019, certain satellites and real estate assets leased from EchoStar were transferred to DISH Network and DISH Network issued additional shares of its Class A common stock that were distributed to EchoStar shareholders. As a result of the Master Transaction Agreement, DISH Network is now a supplier of the vast majority of our transponder capacity.
On July 26, 2019, DISH Network entered into an Asset Purchase Agreement (the “APA”) with T-Mobile US, Inc. (“TMUS”) and Sprint Corporation (“Sprint” and given the consummation of the Sprint-TMUS merger, sometimes referred to as “NTM”) to acquire from NTM certain assets and liabilities associated with Sprint’s Boost Mobile and Sprint-branded prepaid mobile services businesses (the “Prepaid Business”) for an aggregate purchase price of $1.4 billion as adjusted for specific categories of net working capital on the closing date (the “Prepaid Business Sale”). Effective July 1, 2020 (the “Closing Date”), upon the terms and subject to the conditions set forth in the APA, DISH Network and NTM completed the Prepaid Business Sale. At the closing of the Prepaid Business Sale, DISH Network and NTM entered into a transition services agreement under which DISH Network will receive and provide certain transitional services, an option agreement entitling DISH Network to acquire certain decommissioned cell sites and retail stores of NTM, a master network services agreement for the provision of network services by NTM to DISH Network and a spectrum purchase agreement under which DISH Network would purchase all of Sprint’s 800 MHz spectrum licenses, totaling approximately 13.5 MHz of nationwide wireless spectrum for an additional approximately $3.59 billion.
A novel strain of coronavirus which causes the disease COVID-19 has resulted in a worldwide health pandemic. To date, COVID-19 has surfaced in nearly all regions around the world and resulted in global travel restrictions and business slowdowns or shutdowns. The COVID-19 pandemic has also created unanticipated circumstances and uncertainty, disruption, and significant volatility in the economic environment generally, which have and may continue to adversely affect our business operations and may materially and adversely affect our business, financial condition and results of operations. As the COVID-19 pandemic continues, many of our customers are impacted by recommendations and/or mandates from federal, state, and local authorities to practice social distancing, to refrain from gathering in groups and, in some areas, to refrain from non-essential movements outside of their homes. Governmental authorities are taking various actions in an effort to slow the spread of COVID-19. COVID-19 has impacted our business, in particular the following areas:
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In response to the outbreak and business disruption, first and foremost, we have prioritized the health and safety of our employees. We have implemented increased health and safety practices including, increased use of personal protective equipment for employees to protect them and our subscribers, and temperature checks at certain locations.

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Our commercial business is impacted as many bars, restaurants, and other commercial establishments have been and continue to be recommended and/or mandated to suspend all non-essential “in-person” business operations. In addition, airlines and hotels significantly reduced operations as a result of government actions and/or related lower consumer demand.

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Beginning in the second half of March 2020, COVID-19 and the related governmental recommendations and/or mandates created reduced in person selling opportunities, and a reduction in customers’ willingness to open direct mail marketing and allow in-home technicians into their homes. As a result, we reduced our marketing expenditures and our gross new DISH TV subscribers began to decrease.

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Our DISH Smart Home Services brand was impacted as in-home installation and support has been impacted by government actions and/or related lower consumer demand for these services.

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Widespread unemployment may impact both our commercial and residential subscribers’ ability to pay for the services they receive and, as a result, we have increased our allowance for credit losses as a component of “Trade accounts receivable, net” as of June 30, 2020 on our Condensed Consolidated Balance Sheets. We continue to monitor the health of our business, including the potential impact of widespread unemployment on our subscribers’ ability to pay for the services they receive.

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Our supply chain has been impacted by COVID-19, and there have been and could be additional significant and unanticipated interruptions and/or delays in the supply of materials and/or equipment across our supply chain, due to, among other things, surges in COVID-19. Furthermore, we may not be able to diversify sources of supply in a timely manner to mitigate these interruptions and/or delays. These interruptions and/or delays in our supply chain could have a material adverse effect on our business, including our pay-TV operations, our ability to meet our build-out requirement deadlines for our wireless spectrum licenses and our 5G Network Deployment generally.

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Due to the current economic climate, combined with changing needs of our customers and how we can best serve them, during the second quarter of 2020, we made the decision to reevaluate our organization. This included a focused set of staffing reductions to align our workforce to best serve our Pay-TV customers.

We continue to monitor the rapidly evolving situation and guidance from international and domestic authorities, including federal, state and local public health agencies and may take additional actions based on their recommendations. In these circumstances, there may be developments beyond our control requiring us to adjust our operating plan. As such, given the dynamic nature of this situation, we cannot reasonably estimate the impacts of COVID-19 on our financial condition, results of operations or cash flows in the future.

Our principal executive offices are located at 9601 South Meridian Boulevard, Englewood, Colorado 80112, and our telephone number is (303) 723-1000. Our filings with the SEC and those of DISH Network are accessible free of charge at www.dish.com. Other than the materials specifically referred to below under “Incorporation of Certain Documents by Reference,” none of the information or materials posted, contained or referred to at www.dish.com is incorporated by reference in, or otherwise made a part of, this prospectus.

The Exchange Offer
The exchange offer relates to the exchange of up to $1,000,000,000 aggregate principal amount of outstanding 7.375% Senior Notes due 2028, for an equal aggregate principal amount of the Notes. The form and terms of the Notes are identical in all material respects to the form and terms of the outstanding Old Notes, except that the Notes will be registered under the Securities Act, and therefore they will not bear legends restricting their transfer.
The Exchange Offer
We are offering to exchange $1,000 principal amount of our Notes that we have registered under the Securities Act for each $1,000 principal amount of outstanding Old Notes. Old Notes tendered in the exchange offer must be in minimum denominations of $2,000 principal amount and any integral multiples of $1,000 in excess thereof. In order for us to exchange your Old Notes, you must validly tender them to us and we must accept them. We will exchange all outstanding Old Notes that are validly tendered and not validly withdrawn.
Resale of the Notes
Based on interpretations by the staff of the SEC set forth in no-action letters issued to other parties, we believe that you may offer for resale, resell and otherwise transfer your Notes without compliance with the registration and prospectus delivery provisions of the Securities Act if you are not our affiliate and you acquire the Notes issued in the exchange offer in the ordinary course.
You must also represent to us that you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the Notes we issue to you in the exchange offer.
Each broker-dealer that receives Notes in the exchange offer for its own account in exchange for Old Notes that it acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Notes issued in the exchange offer. You may not participate in the exchange offer if you are a broker-dealer who purchased such outstanding Old Notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.
Expiration date
The exchange offer will expire at 5:00 p.m., New York City time, on September 29, 2020, unless we decide to extend the expiration date. We may extend the expiration date for any reason. If we fail to consummate the exchange offer, you will have certain rights against us under the registration rights agreement we entered into as part of the offering of the Old Notes.
Special procedures for beneficial
owners
If you are the beneficial owner of Old Notes and you registered your Old Notes in the name of a broker or other institution, and you wish to participate in the exchange, you should promptly contact the person in whose name you registered your Old Notes and instruct that person to tender the Old Notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding Old Notes, either make appropriate arrangements to register ownership of the outstanding Old Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.
Guaranteed delivery procedures
If you wish to tender your Old Notes and time will not permit your required documents to reach the exchange agent by the expiration date, or you cannot complete the procedure for book-entry transfer on time or you cannot deliver your certificates for registered Old Notes on time, you may tender your Old Notes pursuant to the procedures described in this prospectus under the heading “The Exchange Offer — How to use the guaranteed delivery procedures if you will not have enough time to send all documents to us.”
Withdrawal rights
You may withdraw the tender of your Old Notes at any time prior to the expiration date.
Tax consequences
An exchange of Old Notes for Notes should not be subject to United States federal income tax. See “United States Federal Income Tax Considerations of the Exchange Offer” below.
Use of proceeds
We will not receive any proceeds from the issuance of Notes pursuant to the exchange offer. Old Notes that are validly tendered and exchanged will be retired and canceled.
Exchange Agent
You can reach the Exchange Agent, U.S. Bank National Association at 60 Livingston Avenue, St. Paul, MN 55107 (Attention: Specialized Finance). For more information with respect to the exchange offer, you may call the Exchange Agent at (800) 934-6802; the fax number for the Exchange Agent is (651) 466-7372 (Attention: Specialized Finance).

The Notes
The exchange offer applies to $1,000,000,000 aggregate principal amount of 7.375% Senior Notes due 2028. The form and terms of the Notes are identical in all material respects to the form and terms of the outstanding Old Notes, except that the Notes will be registered under the Securities Act, and therefore they will not bear legends restricting their transfer. The Notes will be entitled to the benefits of the indenture governing the Notes (the “Indenture”). See “Description of the Notes.” As used in this summary of the Notes, “subsidiaries” refers to our direct and indirect subsidiaries.
Issuer
DISH DBS Corporation, a Colorado corporation.
Notes Offered
$1,000,000,000 aggregate principal amount of 7.375% Senior Notes due 2028.
Maturity Date
July 1, 2028.
Interest Payment Dates
Semi-annually, on January 1 and July 1 of each year, starting on January 1, 2021.
Interest will accrue from the most recent date through which interest has been paid, or if no interest has been paid, from the date of original issuance of the Old Notes.
Ranking
The Notes will be our unsecured senior obligations and will rank equally with all of our current and future unsecured senior debt and senior to all of our future subordinated debt. The Notes will effectively rank junior to any of our existing and future secured obligations to the extent of the value of the assets securing such obligations. As of June 30, 2020, after giving effect to the issuance of the Notes, the Notes would have ranked equally with approximately $9.5 billion of our other unsecured debt.
Guarantees by Our Subsidiaries
The Notes will be guaranteed by our principal operating subsidiaries on a senior basis. The guarantees will be unsecured senior obligations of the guarantors and will rank equally with all of the current and future unsecured senior debt of the guarantors and senior to all existing and future subordinated debt of the guarantors. The guarantees will effectively rank junior to any existing and future secured obligations of the guarantors to the extent of the value of the assets securing such obligations. Neither DISH Network nor any of its subsidiaries, other than us and our principal operating subsidiaries, will be obligated under the Notes or any guarantee of the Notes. See “Description of the Notes — Brief Description of the Notes — The Guarantees.”
Redemption
The Notes will be redeemable, in whole or in part, at any time prior to July 1, 2023, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium, together with accrued and unpaid interest to the redemption date.
On or after July 1, 2023, the Notes will be redeemable, at any time in whole, or from time to time in part, at the redemption prices specified under “Description of the Notes — Optional Redemption,” together with accrued and unpaid interest to the redemption date.
We may also redeem up to 35% of the Notes, at any time prior to July 1, 2023, at a redemption price equal to 107.375% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption with the net cash proceeds from certain equity offerings or capital contributions. See “Description of the Notes — Optional Redemption.”
Change of Control
If a Change of Control Event occurs, as that term is defined in “Description of the Notes — Certain Definitions,” holders of the Notes will have the right, subject to certain conditions, to require us to repurchase their Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of the Notes — Change of Control Offer” for further information regarding the conditions that would apply if we must offer holders this repurchase right.
Certain Covenants
The Indenture contains covenants limiting our and our restricted subsidiaries’ ability to, among other things:
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incur additional debt;

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pay dividends or make distributions on our capital stock or repurchase our capital stock;

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make certain investments;

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create liens or enter into sale and leaseback transactions;

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enter into transactions with affiliates;

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merge or consolidate with another company; and

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transfer and sell assets.

These covenants are subject to a number of important limitations and exceptions and in many circumstances may not meaningfully restrict our ability to take any of the actions described above. For more details, see “Description of the Notes — Certain Covenants.” If the Notes receive an Investment Grade rating, certain of the covenants in the Indenture will be subject to suspension or termination. See “Description of the Notes — Certain Covenants — Investment Grade Rating.”
Registration Rights
Pursuant to a registration rights agreement between us and the initial purchaser, we agreed:
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to file an exchange offer registration statement within 180 days of July 1, 2020;

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to use our reasonable best efforts to cause the exchange offer registration statement to be declared effective by the SEC within 270 days of July 1, 2020; and

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to use our reasonable best efforts to cause the exchange offer to be consummated within 315 days of July 1, 2020.

We intend the registration statement relating to this prospectus to satisfy these obligations. In certain circumstances, we will be required to file a shelf registration statement to cover resales of the Notes. If we do not comply with our obligations under the registration rights agreement, we will be required to pay additional interest on the Notes. See “Registration Rights.”
Risk Factors
Investing in the Notes involves substantial risks. You should carefully consider all the information contained in this prospectus prior to investing in the Notes. In particular, we urge you to carefully consider the information set forth in the section under the heading “Risk Factors” for a description of certain risks you should consider before investing in the Notes.
Indenture
The Notes will be issued under the Indenture, with U.S. Bank National Association as trustee. The rights of holders of the Notes, including rights with respect to default, waivers and amendments, will be governed by the Indenture.
Governing Law
The Indenture is, and the Notes will be, governed by the laws of the State of New York.

Summary Historical Consolidated Financial Data
We derived the following summary historical consolidated financial data for the five years ended December 31, 2019 from our audited consolidated financial statements. The following tables also present summary unaudited consolidated financial data for the six months ended June 30, 2019 and 2020. In our opinion, the interim data presented below reflects all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the data for such interim periods. Operating results for interim periods are not necessarily indicative of the results that may be expected for a full year.
You should read this data in conjunction with, and it is qualified by reference to, the sections entitled “Management’s Narrative Analysis of Results of Operations,” our consolidated financial statements and the notes thereto, and the other financial information in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020 and the quarter ended June 30, 2020, which are incorporated by reference herein.
	For the Years Ended December 31,					For the Six Months Ended June 30,
	2015	2016	2017	2018	2019	2019	2020
	(dollars in millions)
Statements of Operations Data:
Total revenue	$14,796	$14,756	$14,008	$13,362	$12,623	$6,305	$6,316
Operating income	2,149	2,309	1,610	2,067	1,821	867	1,171
Net income attributable to DISH DBS	835	965	724	971	828	363	619
As of June 30, 2020
(dollars in millions)
Balance Sheet Data:
Cash, cash equivalents and current marketable investment securities	$27
Total assets	4,156
Long-term debt and finance lease obligations (including current portion) (1)	9,701
Total stockholder’s equity (deficit)	$(10,306)
	As of or for the Years Ended December 31,					As of or for the Six Months Ended June 30,
	2015	2016	2017	2018	2019	2019	2020
	(dollars in millions)
Other Data:
Pay-TV subscribers, as of period end (thousands) (unaudited)	13,897	13,671	13,242	12,322	11,986	12,032	11,272
EBITDA (unaudited)(2)	$3,037	$3,174	$2,438	$2,734	$2,406	$1,162	$1,430
Net cash flows from:
Operating activities	$1,974	$1,834	$1,287	$1,197	$1,385	$765	$1,360
Investing activities	618	(393)	(578)	(282)	(166)	(262)	(144)
Financing activities	(8,934)	(1,084)	(1,122)	(1,150)	(1,271)	(34)	(1,206)

(1)
Net of unamortized deferred financing costs and debt discounts of $14 million.

(2)
EBITDA is defined as net income (loss) plus net interest expense, taxes and depreciation and amortization.

The following table reconciles EBITDA to net income:
	For the Years Ended December 31,					For the Six Months Ended June 30,
	2015	2016	2017	2018	2019	2019	2020
	(dollars in millions)
EBITDA (unaudited)	$3,037	$3,174	$2,438	$2,734	$2,406	$1,162	$1,430
Interest expense, net	(857)	(819)	(855)	(784)	(726)	(382)	(345)
Income tax provision, net	(474)	(558)	(117)	(318)	(275)	(126)	(208)
Depreciation and amortization	(871)	(832)	(742)	(661)	(577)	(291)	(258)
Net income attributable to DISH DBS	$835	$965	$724	$971	$828	$363	$619
EBITDA is not a measure determined in accordance with accounting principles generally accepted in the United States, or GAAP, and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

RISK FACTORS
Investing in the Notes involves a high degree of risk. You should carefully consider the following risk factors and all other information contained and incorporated by reference in this prospectus before deciding whether to exchange your Old Notes for the Notes. The risks and uncertainties described or incorporated by reference below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently believe to be immaterial, also may become important factors that affect us.
If any of the following events occurs, our business, financial condition and results of operations could be materially and adversely affected. In that case, the value of the Notes could decline and you may lose some or all of your investment.
Risks Related to Our Business
Competition and Economic Risks
As the pay-TV industry has matured and bundled offers combining video, broadband and/or wireless services have become more prevalent and competitive, we face intense and increasing competition from providers of video, broadband and/or wireless services, which may require us to further increase subscriber acquisition and retention spending or accept lower subscriber activations and higher subscriber churn.
Our business has historically focused on providing pay-TV services and we have traditionally competed against satellite television providers and cable companies, many of whom have greater financial, marketing and other resources than we do. In recent years, industries have been converging as providers of video, broadband and wireless services compete to deliver the next generation of service offerings. The pay-TV industry has matured and bundled offers combining video, broadband and/or wireless services have become more prevalent and competitive. In some cases, certain competitors have been able to potentially subsidize the price of video services with the price of broadband and/or wireless services. These developments, among others, have contributed to intense and increasing competition, which we expect to continue.
With respect to our DISH TV services, we and our competitors increasingly must seek to attract a greater proportion of new subscribers from each other’s existing subscriber bases rather than from first-time purchasers of pay-TV services. In addition, because other pay-TV providers may be seeking to attract a greater proportion of their new subscribers from our existing subscriber base, we are required to increase retention spending and/or provide greater discounts or credits to acquire and retain subscribers who may spend less on our services. If our Pay-TV average monthly revenue per subscriber (“Pay-TV ARPU”) decreases or does not increase commensurate with increases in programming or other costs, our margins may be reduced and the long-term value of a subscriber would then decrease. In addition, our Sling TV subscribers on average purchase lower priced programming services than DISH TV subscribers. Accordingly, an increase in Sling TV subscribers has a negative impact on our Pay-TV ARPU.
This increasingly competitive environment may require us to increase subscriber acquisition and retention spending or accept lower subscriber activations and higher subscriber churn. Further, as a result of this increased competitive environment and the maturation of the pay-TV industry, future growth opportunities of our DISH TV business may be limited and our margins may be reduced, which could have a material adverse effect on our business, results of operations, financial condition and cash flow. Our gross new DISH TV subscriber activations continue to be negatively impacted by stricter customer acquisition policies (including a focus on attaining higher quality subscribers) and increased competitive pressures, including aggressive marketing, more aggressive retention efforts, bundled discount offers combining broadband, video and/or wireless services and other discounted promotional offers. There can be no assurance that our gross new DISH TV subscriber activations, net DISH TV subscriber additions, and DISH TV churn rate will not continue to be negatively impacted and that the pace of such negative impact will not accelerate.
In addition, MVPDs and other companies such as programmers are offering smaller packages of programming channels directly to customers, at prices lower than our video service package offerings. These offerings could adversely affect demand for our Pay-TV services or cause us to modify our programming packages, which may reduce our margins.

Moreover, mergers and acquisitions, joint ventures and alliances among cable television providers, telecommunications companies, programming providers and others may result in, among other things, greater scale and financial leverage and increase the availability of offerings from providers capable of bundling video, broadband and/or wireless services in competition with our services, and may exacerbate the risks described above. For example, in May 2016, Charter completed its acquisition of Time Warner Cable and Bright House Networks (collectively “New Charter”), which created the second largest cable television provider and third largest MVPD in the United States. This transaction created a duopoly, resulting in two broadband providers, New Charter and Comcast, controlling the geographic areas covering the vast majority of the high-speed broadband homes in the country. In addition, a significant proportion of New Charter’s high-speed broadband subscribers may lack access to alternative high-speed broadband options. Further, New Charter may be able to, among other things, foreclose or degrade our online video offerings at various points in the broadband pipe; impose data caps on consumers who access our online video offerings; and pressure third-party content owners and programmers to withhold online rights from us and raise our and other MVPDs’ third-party programming costs.
As a result of AT&T’s 2015 acquisition of DirecTV, our direct competitor and the largest satellite TV provider in the United States now has increased access to capital, access to AT&T’s nationwide platform for wireless mobile video, and the ability to more seamlessly bundle its video services with AT&T’s broadband Internet access and wireless services. AT&T also has an OTT service, AT&T TV Now, that distributes video directly to consumers over the Internet. The combined company may also be able to, among other things, utilize its increased leverage over third-party content owners and programmers to withhold online rights from us and reduce the price it pays for programming at the expense of other MVPDs, including us; thwart our entry into the wireless market, by, among other things, refusing to enter into data roaming agreements with us; underutilize key orbital spectrum resources that could be more efficiently used by us; foreclose or degrade our online video offerings at various points in the broadband pipe; and impose data caps on consumers who access our online video offerings.
In October 2016, AT&T announced its acquisition of Time Warner (which owns certain Turner, HBO and Cinemax channels), which was completed in June 2018. With the completion of this transaction, the risks discussed above posed by the AT&T and DirecTV merger will be further exacerbated, as the addition of Time Warner’s media holdings, which include content, such as HBO, TBS, TNT, CNN, and movies, would, among other things, provide the combined company increased scale and leverage in the converging video, mobile, and broadband industries and may make it more difficult for us to obtain access to Time Warner’s programming networks on nondiscriminatory and fair terms, or at all.
For example, in October 2018, AT&T removed its HBO and Cinemax channels from our DISH TV and Sling TV programming lineup, as we and AT&T have been unable to negotiate the terms and conditions of a new programming carriage contract. Furthermore, AT&T offers its programming, including its HBO and Cinemax channels, directly to consumers over the Internet and provides HBO for free to its subscribers under certain offers. In addition, AT&T’s current practice of offering wireless subscribers access to owned video content over the Internet without counting against a subscriber’s monthly data caps (“zero rating”) may give an unfair advantage to AT&T’s own video content, which currently includes, among others, DirecTV services, including “AT&T TV Now,” and AT&T’s “Watch TV” on mobile devices.
In July 2019, Fox Regional Sports Networks (“Fox RSNs”) also removed certain of its channels from our DISH TV and Sling TV programming lineup. In August 2019, Sinclair Broadcast Group acquired the Fox RSNs. There can be no assurance that channel removals, such as the removal of the channels discussed above or others, will not have a material adverse effect on our business, results of operations and financial condition or otherwise disrupt our business.
In September 2019, Nexstar Media Group (“Nexstar”) completed its acquisition of Tribune Media Company (“Tribune”). The combined company (“New Nexstar”) is now the nation’s largest broadcast conglomerate. New Nexstar may be able to use its scale to increase the leverage that it holds in retransmission consent negotiations which could, among other things, raise our programming costs and/or cause us to modify our programming packages as a result of programming interruptions.
In December 2019, Viacom Inc. (“Viacom”) (which owns certain Nickelodeon, MTV and Comedy Central channels) and CBS Corporation completed their merger to create ViacomCBS Inc. (“ViacomCBS”).

ViacomCBS may be able to use its scale to increase the leverage that it holds in programming network and retransmission consent negotiations which could, among other things, raise our programming costs and/or cause us to modify our programming packages as a result of programming interruptions.
As the pay-TV industry is mature, our strategy has included an emphasis on acquiring and retaining higher quality subscribers, even if it means that we will acquire and retain fewer overall subscribers. We evaluate the quality of subscribers based upon a number of factors, including, among others, profitability. Our DISH TV subscriber base has been declining due to, among other things, this strategy and the factors described above. There can be no assurance that our DISH TV subscriber base will not continue to decline. In the event that our DISH TV subscriber base continues to decline, it could have a material adverse long-term effect on our business, results of operations, financial condition and cash flow.
Changing consumer behavior and competition from digital media companies that provide or facilitate the delivery of video content via the Internet may reduce our subscriber activations and may cause our subscribers to purchase fewer services from us or to cancel our services altogether, resulting in less revenue to us.
Our business has historically focused on providing pay-TV services, including our DISH TV and Sling TV services. We face competition from providers of video content distributed over the Internet, including services with live-linear television programming, as well as single programmer offerings and offerings of large libraries of on-demand content, including in certain cases original content. These providers include, among others, Netflix, Hulu, Apple, Amazon, Alphabet, Disney, Verizon, AT&T, ViacomCBS, STARZ, Fubo and Philo. Many of these companies have larger customer bases, stronger brand recognition and greater financial, marketing and other resources than we do. In addition, traditional providers of video entertainment, including broadcasters, cable channels and MVPDs, are increasing their Internet-based video offerings. Some of these services charge nominal or no fees for access to their content, which could adversely affect demand for our Pay-TV services. Moreover, new technologies have been, and will likely continue to be, developed that further increase the number of competitors we face with respect to video services, including competition from piracy-based video offerings.
These products and services are also driving rapid changes in consumer behavior as consumers seek more control over when, where and how they consume content and access communications services. In particular, through technological advancements and with the large increase in the number of consumers with broadband service, a significant amount of video content has become available through online content providers for users to stream and view on their personal computers, televisions, phones, tablets, videogame consoles, and other devices, some without charging a fee to access the content. Similarly, while our customers can use their traditional video subscription to access mobile programming, an increasing number of customers are also using mobile devices as the sole means of viewing video, and an increasing number of non-traditional video providers are developing content and technologies to satisfy that demand. These technological advancements, changes in consumer behavior, and the increasing number of choices available to consumers with regard to the means by which consumers obtain video content may cause DISH TV subscribers to disconnect our services (“cord cutting”), downgrade to smaller, less expensive programming packages (“cord shaving”) or elect to purchase through online content providers a certain portion of the services that they would have historically purchased from us, such as pay per view movies, resulting in less revenue to us. There can be no assurance that our DISH TV services will be able to compete with these other providers of digital media. Therefore, these technological advancements and changes in consumer behavior could reduce our gross new DISH TV subscriber activations and could have a material adverse effect on our business, results of operations and financial condition or otherwise disrupt our business.
Our failure to effectively anticipate or adapt to competition or changes in consumer behavior, including with respect to younger consumers, could have a material adverse effect on our business, results of operations and financial condition or otherwise disrupt our business
Economic weakness and uncertainty may adversely affect our ability to grow or maintain our business.
A substantial majority of our revenue comes from residential customers whose spending patterns may be affected by economic weakness and uncertainty. Our ability to grow or maintain our business may be adversely affected by economic weakness and uncertainty and other factors that may adversely affect the pay-TV industry. In particular, economic weakness and uncertainty could result in the following:

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Fewer subscriber activations and increased subscriber churn rate.   We could face fewer subscriber activations and increased subscriber churn rate due to, among other things: (i) certain economic factors that impact consumers, including, among others, rising interest rates, a potential downturn in the housing market in the United States (including a decline in housing starts) and higher unemployment, which could lead to a lack of consumer confidence and lower discretionary spending; (ii) increased price competition for our products and services; and (iii) the potential loss of independent third-party retailers, who generate a meaningful percentage of our gross new DISH TV subscriber activations, because many of them are small businesses that are more susceptible to the negative effects of economic weakness. In particular, our DISH TV churn rate may increase with respect to subscribers who purchase our lower tier programming packages and who may be more sensitive to economic weakness, including, among others, our pay-in-advance subscribers.

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Lower Pay-TV ARPU.   Our subscribers may disconnect our services and a growing share of pay-TV customers are cord shaving to downgrade to smaller, less expensive programming packages or electing to purchase through online content providers a certain portion of the services that they would have historically purchased from us, such as pay per view movies. Cord cutting and/or cord shaving by our subscribers could negatively impact our Pay-TV ARPU. In addition, Sling TV subscribers on average purchase lower priced programming services than DISH TV subscribers, and therefore, as Sling TV subscribers increase, it will have a negative impact on Pay-TV ARPU.

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Higher subscriber acquisition and retention costs.   Our profits may be adversely affected by increased subscriber acquisition and retention costs necessary to attract and retain subscribers during a period of economic weakness.

The COVID-19 pandemic and its impact on the economic environment generally, and on us specifically, have adversely impacted our business. Furthermore, any continuation or worsening of the pandemic and economic environment could have a material adverse effect on our business, financial condition and results of operations.
A novel strain of coronavirus which causes the disease COVID-19 has resulted in a worldwide health pandemic. To date, COVID-19 has surfaced in nearly all regions around the world and resulted in global travel restrictions and business slowdowns or shutdowns. The COVID-19 pandemic has also created unanticipated circumstances and uncertainty, disruption, and significant volatility in the economic environment generally, which have and may continue to adversely affect our business operations and may materially and adversely affect our business, financial condition and results of operations.
As the COVID-19 pandemic continues, many of our customers are impacted by recommendations and/or mandates from federal, state, and local authorities to practice social distancing, to refrain from gathering in groups and, in some areas, to refrain from non-essential movements outside of their homes. Governmental authorities in affected regions are taking increasingly dramatic action in an effort to slow the spread of COVID-19. These recommendations and/or mandates have created reduced in person selling opportunities and a reduction in customers’ willingness to open direct mail marketing and allow our in-home technicians into their homes, which has had, and will continue to have, a negative impact on our gross subscriber activations. The removal of such recommendations and/or mandates may not change customers’ unwillingness to allow our in-home technicians into their homes. The impact from the COVID-19 pandemic on our business, financial condition and results of operations is currently uncertain and not predictable and will depend largely on future developments, including the duration and spread of the pandemic within the United States, the response by all levels of government in their efforts to contain the pandemic and to mitigate the economic disruptions, and the related impact on consumer confidence and spending, all of which are highly uncertain and cannot be predicted. We cannot predict with certainty how long the COVID-19 pandemic will last or what other government responses may occur.
The following risks and uncertainties related to our business, among others, could be impacted and/or exacerbated by the COVID-19 pandemic and any resulting worsening of the economic environment:
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We have faced, and could continue to face, fewer subscriber activations and increased subscriber churn rate as a result of the COVID-19 pandemic and the worsening of the global business and economic environment due to, among other things, the reduced ability to perform our in-home service operations due to the impact of social distancing, changes to interest rates, downturns in the housing market in the United States (including a decline in housing starts), higher unemployment, which could lead to a lack of consumer confidence and lower discretionary spending, and reduced on-premises operations of our commercial customers. For example, our commercial services have been impacted as many bars, restaurants, and other commercial establishments were recommended and/or mandated to suspend all non-essential “in-person” business operations. In addition, airlines and hotels significantly reduced operations as a result of government actions and/or lower consumer demand.
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Our revenue comes from customers whose spending patterns may be affected by economic weakness and uncertainty, including any economic weakness and/or uncertainty related to the COVID-19 pandemic.

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Weakness in the capital markets related to the COVID-19 pandemic could make it more difficult for us to satisfy our substantial long-term payment obligations, including, without limitation, repayment and/or refinancing of existing indebtedness, payments related to certain litigation and other contractual obligations.

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As a result of the COVID-19 pandemic and any resulting worsening of the global business and economic environment, we may not be able to make sufficient investments in staffing, training, information systems, and other initiatives, including in our call center and in-home service operations. For example, the COVID-19 pandemic forced us to reevaluate aspects of our business, particularly within In-Home Services, and caused us to reduce the size of our workforce.

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As a result of the COVID-19 pandemic, a large portion of our employees are working remotely, which could have a material adverse effect on our information technology infrastructure and communications systems, and our ability to monitor, prevent and respond to system failures and/or cyber-attacks. The capacity, reliability and security of our information technology infrastructure (including our billing systems) and communications systems, or those of third parties that we use in our operations, are important to the operation of our current business, which would be significantly disrupted in the event of a system failure or cyber-attack.

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Our supply chain has been impacted by COVID-19, and there could be significant and unanticipated interruptions and/or delays in our supply chain. Furthermore, we may not be able to diversify sources of supply in a timely manner to mitigate these interruptions and/or delays. These interruptions and/or delays in our supply chain could have a material adverse effect on our business.

Our competitors may be able to leverage their relationships with programmers to reduce their programming costs and/or offer exclusive content that will place them at a competitive advantage to us.
The cost of programming represents the largest percentage of our overall costs. Certain of our competitors own directly or are affiliated with companies that own programming content that may enable them to obtain lower programming costs or offer exclusive programming that may be attractive to prospective subscribers. Unlike our larger cable and satellite competitors, some of which also provide IPTV services, we have not made significant investments in programming providers. For example, in January 2011, the FCC and the Department of Justice approved a transaction between Comcast and General Electric pursuant to which they joined their programming properties, including NBC, Bravo and many others that are available in the majority of our programming packages, in a venture, NBCUniversal, controlled by Comcast. In March 2013, Comcast completed the acquisition of substantially all of General Electric’s remaining interest in NBCUniversal. This transaction may affect us adversely by, among other things, making it more difficult for us to obtain access to NBCUniversal’s programming networks on nondiscriminatory and fair terms, or at all. The FCC conditioned its approval on, among other things, Comcast complying with the terms of the FCC’s order on network neutrality, even if that order is vacated by judicial or legislative action, and Comcast licensing its affiliated content to us, other traditional pay-TV providers and certain providers of video services over the Internet on fair and nondiscriminatory terms and conditions, including, among others, price. However, in January 2018, the prohibition on exclusivity expired, and we can no longer rely on these protections.
In October 2016, AT&T announced its acquisition of Time Warner (which owns certain Turner, HBO and Cinemax channels), which was completed in June 2018. This transaction joined DirecTV, which was acquired by AT&T in 2015, with Time Warner’s media holdings, which include content such as HBO, TBS, TNT, CNN, and movies. This transaction may affect us adversely by, among other things, making it more difficult for us to obtain access to Time Warner programming networks on nondiscriminatory and fair terms, or at all. For example, in October 2018, AT&T removed its HBO and Cinemax channels from our DISH TV and Sling TV programming lineup, as we and AT&T have been unable to negotiate the terms and conditions of a new programming carriage contract. Furthermore, AT&T offers its programming, including its HBO and Cinemax channels, directly to consumers over the Internet and provides HBO for free to its subscribers under certain offers.
Our OTT Sling TV Internet-based services face certain risks, including, among others, significant competition.
Our Sling TV services face a number of risks, including, among others, the following, which may have a material adverse effect on our business, results of operations and financial condition or otherwise disrupt our business:
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We face increasingly robust competition from providers of video content distributed over the Internet including services with live-linear television programming, as well as single programmer offerings and offerings of large libraries of on-demand content, including in certain cases original content. These providers include, among others, Netflix, Hulu, Apple, Amazon, Alphabet, Disney, Verizon, AT&T, ViacomCBS, STARZ, Fubo and Philo. Many of these companies have larger customer bases, stronger brand recognition and greater financial, marketing and other resources. Some of these services charge nominal or no fees for access to their content. For example, AT&T offers its programming, including its HBO and Cinemax channels, directly to consumers over the Internet and provides HBO for free to its subscribers under certain offers. In addition, some services, such as Disney+ and Netflix, provide content for free to subscribers of certain wireless services. We also face competition from piracy based video offerings;

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We offer a limited amount of programming content, and there can be no assurances that we will be able to maintain or increase the amount or type of programming content that we may offer to keep pace with, or to differentiate our Sling TV services from, other providers of online video content;

•
We rely on streaming-capable devices to deliver our Sling TV services, and if we are not successful in maintaining existing, and creating new, relationships, or if we encounter technological, content licensing or other impediments to our streaming content, we may not be able to grow and maintain our Sling TV services, we may incur additional expense or our business could otherwise be adversely impacted;

•
We may incur significant expenses to market our Sling TV services and build brand awareness, which could have a negative impact on the profitability of our Sling TV services;

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We may not be able to timely scale our technology, systems and operational practices related to our Sling TV services to effectively and reliably handle growth in subscribers and features related to our services; and

•
The adoption or modification of laws and regulations relating to the Internet could limit or otherwise adversely affect the manner in which we conduct our Sling TV services and could cause us to incur additional expenses or alter our business model.

If government regulations relating to the Internet change, we may need to alter the manner in which we conduct our Sling TV business, and/or incur greater operating expenses to comply with those regulations.
The adoption or modification of laws or regulations relating to the Internet could limit or otherwise adversely affect the manner in which we currently conduct our Sling TV business. Changes in laws or regulations that adversely affect the growth, popularity or use of the Internet, including Open Internet rules, could decrease the demand for our Sling TV services and increase our cost of providing our Sling TV services. Given the lack of laws in the United States to prevent network operators from discriminating against the legal traffic that crosses their networks, coupled with potentially significant political and economic power of local network operators, we could experience discriminatory or anti-competitive practices that could impede our growth, cause us to incur additional expense or otherwise negatively affect our business.

We cannot predict with any certainty the impact to our Sling TV business that may result from changes in laws or regulations that adversely affect the growth, popularity or use of the Internet, including Open Internet rules.
Changes in how network operators handle and charge for access to data that travels across their networks could adversely impact our business.
We rely upon the ability of consumers to access our Sling TV services through the Internet. If network operators block, restrict or otherwise impair access to our Sling TV services over their networks, our Sling TV business could be negatively affected. To the extent that network operators implement usage based pricing, including meaningful bandwidth caps, or otherwise try to monetize access to their networks by data providers, we could incur greater operating expenses and our Sling TV subscriber count could be negatively impacted. Furthermore, to the extent network operators create tiers of Internet access service and either charge us for or prohibit us from being available through these tiers, our Sling TV business could be negatively impacted.
In addition, many network operators that provide consumers with broadband service also provide these consumers with video programming, and these network operators may have an incentive to use their network infrastructure in a manner adverse to our continued growth and success. For example, as a result of AT&T’s acquisition of DirecTV and the completion of the New Charter merger, these risks may be exacerbated to the extent these and other network operators are able to provide preferential treatment to their data. Furthermore, AT&T’s current zero rating practice may give an unfair advantage to AT&T’s own video services, which currently include, among others, DirecTV services, including “AT&T TV Now” and AT&T’s “Watch TV.”
We cannot predict with any certainty the impact to our Sling TV business that may result from changes in how network operators handle and charge for access to data that travels across their networks.
We face increasing competition from other distributors of unique programming services such as foreign language, sports programming and original content that may limit our ability to maintain subscribers that desire these unique programming services.
We face increasing competition from other distributors of unique programming services such as foreign language, sports programming and original content including programming distributed over the Internet. There can be no assurance that we will maintain subscribers that desire these unique programming services. For example, the increasing availability of foreign language programming from our competitors, which in certain cases has resulted from our inability to renew programming agreements on an exclusive basis or at all, as well as competition from piracy-based video offerings, could contribute to an increase in our subscriber churn rate. Our agreements with distributors of foreign language programming have varying expiration dates, and some agreements are on a month-to-month basis. There can be no assurance that we will be able to grow or maintain subscribers that desire these unique programming services such as foreign language and sports programming.
Operational and Service Delivery Risks
If our operational performance and customer satisfaction were to deteriorate, our subscriber activations and our subscriber churn rate may be negatively impacted, which could in turn adversely affect our revenue.
If our operational performance and customer satisfaction were to deteriorate, we may experience a decrease in subscriber activations and an increase in our subscriber churn rate, which could have a material adverse effect on our business, financial condition and results of operations. To improve our operational performance, we continue to make investments in staffing, training, information systems, and other initiatives, primarily in our call center and in-home service operations. These investments are intended to help combat inefficiencies introduced by the increasing complexity of our business, improve customer satisfaction, reduce subscriber churn, increase productivity, and allow us to scale better over the long run. We cannot, however, be certain that our spending will ultimately be successful in improving our operational performance, and if unsuccessful, we may have to incur higher costs to improve our operational performance. While we believe that such costs will be outweighed by longer-term benefits, there can be no assurance when or if we will realize these benefits at all. If we are unable to combat the deterioration of our operational performance, our future subscriber activations and existing subscriber churn rate may be negatively impacted, which could in turn adversely affect our revenue growth and results of operations.
If our subscriber activations decrease, or if our subscriber churn rate, subscriber acquisition costs or retention costs increase, our financial performance will be adversely affected.
We may incur increased costs to acquire new subscribers and retain existing subscribers. Our gross new DISH TV subscriber activations, net DISH TV subscriber additions, and DISH TV churn rate continue to be negatively impacted by stricter customer acquisition and retention policies for our DISH TV subscribers, including an emphasis on acquiring and retaining higher quality subscribers. In addition, our subscriber acquisition costs could increase as a result of increased spending for advertising and, with respect to our DISH TV services, the installation of more DVR receivers, which are generally more expensive than other receivers. Retention costs with respect to our DISH TV services may be driven higher by increased upgrades of existing subscribers’ equipment to HD and DVR receivers. Although we expect to continue to incur expenses, such as providing retention credits and other subscriber acquisition and retention expenses, to attract and retain subscribers, there can be no assurance that our efforts will generate new subscribers or result in a lower churn rate. Additionally, certain of our promotions, including, among others, pay-in-advance, continue to allow consumers with relatively lower credit scores to become subscribers. These subscribers typically churn at a higher rate.
Our subscriber acquisition costs and our subscriber retention costs can vary significantly from period to period and can cause material variability to our net income (loss) and free cash flow. Any material increase in subscriber acquisition or retention costs from current levels could have a material adverse effect on our business, financial condition and results of operations.
Programming expenses are increasing and may adversely affect our future financial condition and results of operations.
Our programming costs currently represent the largest component of our total expense and we expect these costs to continue to increase on a per subscriber basis. The pay-TV industry has continued to experience an increase in the cost of programming, especially local broadcast channels and sports programming. In addition, certain programming costs are rising at a much faster rate than wages or inflation. These factors may be exacerbated by the increasing trend of consolidation in the media industry, which may further increase our programming expenses. Our ability to compete successfully will depend, among other things, on our ability to continue to obtain desirable programming and deliver it to our subscribers at competitive prices.
When offering new programming, or upon expiration of existing contracts, programming suppliers have historically attempted to increase the rates that they charge us for programming. We expect this practice to continue, which, if successful, would increase our programming costs. In addition, our programming expenses may also increase as we add programming to our video services or distribute existing programming to our customers through additional delivery services, such as Sling TV. As a result, our margins may face further pressure if we are unable to renew our long-term programming contracts on acceptable pricing and other economic terms. Alternatively, to attempt to mitigate the effect of price increases or for other reasons, we may elect not to carry or may be unable to carry certain channels, which could adversely affect our subscriber growth or result in higher churn.
In addition, increases in programming costs cause us to increase the rates that we charge our Pay-TV subscribers, which could in turn cause our existing Pay-TV subscribers to disconnect our service or cause potential new Pay-TV subscribers to choose not to subscribe to our service. Therefore, we may be unable to pass increased programming costs on to our customers, which could have a material adverse effect on our business, financial condition and results of operations.
We depend on others to provide the programming that we offer to our subscribers and, if we fail to obtain or lose access to certain programming, our subscriber activations and our subscriber churn rate may be negatively impacted.
We depend on third parties to provide us with programming services. Our programming agreements have remaining terms ranging from less than one to up to several years and contain various renewal,

expiration and/or termination provisions. We may not be able to renew these agreements on acceptable terms or at all, and these agreements may be terminated prior to expiration of their original term. In recent years, negotiations over programming carriage contracts generally remain contentious, and certain programmers have, in the past, limited our access to their programming in connection with those negotiations and the scheduled expiration of their programming carriage contracts with us. As national and local programming interruptions and threatened programming interruptions have become more frequent in recent years, our net Pay-TV subscriber additions, gross new DISH TV subscriber activations, and DISH TV churn rate have been negatively impacted as a result of programming interruptions and threatened programming interruptions in connection with the scheduled expiration of programming carriage contracts with content providers. We cannot predict with any certainty the impact to our net Pay-TV subscriber additions, gross new DISH TV subscriber activations, and DISH TV churn rate resulting from programming interruptions or threatened programming interruptions that may occur in the future. As a result, we may at times suffer from periods of lower net Pay-TV subscriber additions or higher net Pay-TV subscriber losses.
We depend on third parties to provide us with programming services. Our programming agreements have remaining terms ranging from less than one to up to several years and contain various renewal, expiration and/or termination provisions. We may not be able to renew these agreements on acceptable terms or at all, and these agreements may be terminated prior to expiration of their original term. In recent years, negotiations over programming carriage contracts generally remain contentious, and certain programmers have, in the past, limited our access to their programming in connection with those negotiations and the scheduled expiration of their programming carriage contracts with us. As national and local programming interruptions and threatened programming interruptions have become more frequent in recent years, our net Pay-TV subscriber additions, gross new DISH TV subscriber activations, and DISH TV churn rate have been negatively impacted as a result of programming interruptions and threatened programming interruptions in connection with the scheduled expiration of programming carriage contracts with content providers. We cannot predict with any certainty the impact to our net Pay-TV subscriber additions, gross new DISH TV subscriber activations, and DISH TV churn rate resulting from programming interruptions or threatened programming interruptions that may occur in the future. As a result, we may at times suffer from periods of lower net Pay-TV subscriber additions or higher net Pay-TV subscriber losses.
We may not be able to obtain necessary retransmission consent agreements at acceptable rates, or at all, from local network stations.
The Copyright Act generally gives satellite companies a statutory copyright license to retransmit local broadcast channels by satellite back into the market from which they originated, subject to obtaining the retransmission consent of local network stations that do not elect “must carry” status, as required by the Communications Act. If we fail to reach retransmission consent agreements with such broadcasters, we cannot carry their signals. This could have an adverse effect on our strategy to compete with cable and other satellite companies that provide local signals. While we have been able to reach retransmission consent agreements with most of these local network stations, from time to time there are stations with which we have not been able to reach an agreement. For example, currently certain local network stations, including, among others, Mission Broadcasting, Inc., Marshall Broadcasting Group and Northwest Broadcast Stations have removed their channels from our DISH TV lineup, as we have been unable to negotiate the terms and conditions of a new programming carriage contract. We cannot be sure that we will secure these agreements or that we will secure new agreements on acceptable terms, or at all, upon the expiration of our current retransmission consent agreements, some of which are short-term. In recent years, national broadcasters have used their ownership of certain local broadcast stations to require us to carry additional cable programming in exchange for retransmission consent of their local broadcast stations. These requirements may place constraints on available capacity on our satellites for other programming. Furthermore, the rates we are charged for retransmitting local channels have been increasing substantially and may exceed our ability to increase our prices to our customers, which could have a material adverse effect on our business, financial condition and results of operations.
We may be required to make substantial additional investments to maintain competitive programming offerings.
We believe that the availability and extent of programming and other value-added services such as access to video via mobile devices continue to be significant factors in consumers’ choice among pay-TV providers. Other pay-TV providers may have more successfully marketed and promoted their programming packages and value-added services and may also be better equipped and have greater resources to increase their programming offerings and value-added services to respond to increasing consumer demand. We may be required to make substantial additional investments in infrastructure to respond to competitive pressure to deliver enhanced programming, and other value-added services, and there can be no assurance that we will be able to compete effectively with offerings from other pay-TV providers.
Any failure or inadequacy of our information technology infrastructure and communications systems or those of third parties that we use in our operations, including, without limitation, those caused by cyber-attacks or other malicious activities, could disrupt or harm our business.
The capacity, reliability and security of our information technology hardware and software infrastructure (including our billing systems) and communications systems, or those of third parties that we use in our operations, are important to the operation of our current business, which would suffer in the event of system failures or cyber-attacks. Likewise, our ability to expand and update our information technology infrastructure in response to our growth and changing needs is important to the continued implementation of our new service offering initiatives. Our inability to expand or upgrade our technology infrastructure could have adverse consequences, which could include, among other things, the delayed implementation of new service offerings, service or billing interruptions, and the diversion of development resources. We rely on third parties for developing key components of our information technology and communications systems and ongoing service. Some of our key systems and operations, including those supplied by third-party providers, are not fully redundant, and our disaster recovery planning cannot account for all eventualities. Interruption and/or failure of any of these systems could disrupt our operations, interrupt our services, result in significant financial expenditures and damage our reputation, thus adversely impacting our ability to provide our services, retain our current subscribers and attract new subscribers.
In addition, although we take protective measures designed to secure our information technology systems and endeavor to modify such protective measures as circumstances warrant, our information technology hardware and software infrastructure and communications systems, or those of third parties that we use in our operations, may be vulnerable to a variety of interruptions, including, without limitation, natural disasters, terrorist attacks, telecommunications failures, cyber-attacks and other malicious activities such as unauthorized access, physical or electronic break-ins, misuse, computer viruses or other malicious code, computer denial of service attacks and other events that could disrupt or harm our business. These protective measures may not be sufficient for all eventualities and may themselves be vulnerable to hacking, malfeasance, system error or other irregularities. For example, certain parties may attempt to fraudulently induce employees or customers into disclosing usernames, passwords or other sensitive information, which may in turn be used to access our information technology systems.
In addition, third-party providers of some of our key systems may also experience interruptions to their information technology hardware and software infrastructure and communications systems that could adversely impact us and over which we may have limited or no control. We may obtain certain confidential, proprietary and personal information about our customers, personnel and vendors, and may provide this information to third parties in connection with our business. If one or more of such interruptions or failures occur to us or our third-party providers, it potentially could jeopardize such information and other information processed and stored in, and transmitted through, our or our third-party providers’ information technology hardware and software infrastructure and communications systems, or otherwise cause interruptions or malfunctions in our operations, which could result in lawsuits, government claims, investigations or proceedings, significant losses or reputational damage. Due to the fast-moving pace of technology, it may be difficult to detect, contain and remediate every such event. We may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to financial losses. Furthermore, the amount and scope of insurance we maintain may not cover all expenses related to such activities or all types of claims that may arise.
As a result of the increasing awareness concerning the importance of safeguarding personal information, the potential misuse of such information and legislation that has been adopted or is being considered regarding the protection, privacy and security of personal information, the potential liability associated with information-related risks is increasing, particularly for businesses like ours that handle personal customer data. The occurrence of any such network or information system related events or security breaches could have a material adverse effect on our reputation, business, financial condition and results of operations. Significant incidents could result in a disruption of our operations, customer dissatisfaction, damage to our reputation or a loss of customers and revenues.
We currently depend on DISH Network to provide the vast majority of our satellite transponder capacity and other related services to us. Our business would be adversely affected if DISH Network ceases to provide these services to us and we are unable to obtain suitable replacement services from third parties.
We lease the vast majority of our satellite transponder capacity from DISH Network and DISH Network is a key supplier of other related services to us. Satellite transponder leasing costs may increase beyond our current expectations. Our inability to obtain satellite transponder capacity and other related services from third parties could adversely affect our subscriber activations and subscriber churn rate and cause related revenue to decline. See Note 17 in the Notes to our Consolidated Financial Statements included elsewhere in this prospectus for further information on our Related Party Transactions with DISH Network.
Technology in the pay-TV industry changes rapidly, and our success may depend in part on our timely introduction and implementation of, and effective investment in, new competitive products and services, and our failure to do so could cause our products and services to become obsolete and could negatively impact our business.
Technology in the pay-TV industry changes rapidly as new technologies are developed, which could cause our products and services to become obsolete. We and our suppliers may not be able to keep pace with technological developments. Our operating results are dependent to a significant extent upon our ability to continue to introduce new products and services, to upgrade existing products and services on a timely basis, and to reduce costs of our existing products and services. We may not be able to successfully identify new product or service opportunities or develop and market these opportunities in a timely or cost-effective manner. The research and development of new, technologically advanced products is a complex and uncertain process requiring high levels of innovation and investment. The success of new product and service development depends on many factors, including among others, the following:
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difficulties and delays in the development, production, timely completion, testing and marketing of products and services;

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the cost of the products and services;

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proper identification of customer need and customer acceptance of products and services;

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the development of, approval of and compliance with industry standards;

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the amount of resources we must devote to the development of new technologies; and

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the ability to differentiate our products and services and compete with other companies in the same markets.

If the new technologies on which we focus our research and development investments fail to achieve acceptance in the marketplace, our competitive position could be negatively impacted, causing a reduction in our revenues and earnings. For example, our competitors could use proprietary technologies that are perceived by the market as being superior. Further, after we have incurred substantial costs, one or more of the products or services under our development, or under development by one or more of our strategic partners, could become obsolete prior to it being widely adopted.
In addition, our competitive position depends in part on our ability to offer new DISH TV subscribers and upgrade existing subscribers receivers with DVR and streaming capabilities and by otherwise making additional infrastructure investments, such as those related to our information technology and call centers. We may also be at a competitive disadvantage in developing and introducing complex new products and services for our DISH TV services because of the substantial costs we may incur in making these products or services available across our installed base of subscribers. We may not be able to pass on to our subscribers the entire cost of these upgrades and infrastructure investments.

New technologies could also create new competitors for us. For instance, we face increasing consumer demand for the delivery of digital video services via the Internet. We expect to continue to face increased competition from companies who use the Internet to deliver digital video services as the speed and quality of broadband and wireless networks continues to improve.
Technological innovation is important to our success and depends, to a significant degree, on the work of technically skilled employees. If we are unable to attract and retain appropriately technically skilled employees, our competitive position could be materially and adversely affected. In addition, delays in the delivery of components or other unforeseen problems associated with our technology may occur that could materially and adversely affect our ability to generate revenue, offer new products and services and remain competitive.
If our products and services, including, without limitation, our DISH TV and Sling TV products and services, are not competitive, our business could suffer and our financial performance could be negatively impacted. Our products and services may also experience quality problems, including outages and service slowdowns, from time to time. If the quality of our products and services do not meet our customers’ expectations, then our business, and ultimately our reputation, could be negatively impacted.
We rely on a single vendor or a limited number of vendors to provide certain key products or services to us such as information technology support, billing systems, and security access devices, and the inability of these key vendors to meet our needs could have a material adverse effect on our business.
Historically, we have contracted with and rely on a single vendor or a limited number of vendors to provide certain key products or services to us such as information technology support, billing systems, and security access devices. If these vendors are unable to meet our needs because they fail to perform adequately, are no longer in business, are experiencing shortages or discontinue a certain product or service we need, our business, financial condition and results of operations may be adversely affected. While alternative sources for these products and services exist, we may not be able to develop these alternative sources quickly and cost-effectively, which could materially impair our ability to timely deliver our products to our subscribers or operate our business. Furthermore, our vendors may request changes in pricing, payment terms or other contractual obligations between the parties, which could cause us to make substantial additional investments.
We rely on a few suppliers and in some cases a single supplier for many components of our new set-top boxes, and any reduction or interruption in supplies or significant increase in the price of supplies could have a negative impact on our business.
We rely on a few suppliers and in some cases a single supplier, for many components of our new set-top boxes that we provide to subscribers in order to deliver our digital television services. Our ability to meet customer demand depends, in part, on our ability to obtain timely and adequate delivery of quality materials, parts and components from suppliers. In the event of an interruption of supply or a significant price increase from these suppliers, we may not be able to diversify sources of supply in a timely manner, which could have a negative impact on our business. Further, due to increased demand for products, electronic manufacturers may experience shortages for certain components, from time to time. Additionally, supply of and/or costs of raw materials may be negatively impacted by trade protection policies, such as tariffs and or/escalating trade tensions, particularly with countries in Asia. We have experienced in the past and may continue to experience shortages driven by raw material availability, manufacturing capacity, labor shortages, industry allocations, natural disasters, logistical delays, health epidemics and significant changes in the financial or business conditions of its suppliers that negatively impact our operations. For example, the recent COVID-19 outbreak has prompted closures of certain travel and business in various regions of the world. It is unknown whether and how global supply chains may be affected if these closures persist for an extended period of time. Any such delays or constraints could have a material adverse effect on our business, financial condition and results of operations, including, among other things, our subscriber activations.
Our programming signals are subject to theft, and we are vulnerable to other forms of fraud that could require us to make significant expenditures to remedy.
Increases in theft of our signal or our competitors’ signals could, in addition to reducing subscriber activations, also cause our subscriber churn rate to increase. For our DISH TV services, in order to combat signal theft and improve the security of our broadcast system, we use microchips embedded in credit card sized access cards, called “smart cards,” or security chips in our DBS receiver systems to control access to authorized programming content (“Security Access Devices”). Furthermore, for our Sling TV services, we encrypt programming content and use digital rights management software to, among other things, prevent unauthorized access to our programming content.
Our signal encryption has been compromised in the past and may be compromised in the future even though we continue to respond with significant investment in security measures, such as Security Access Device replacement programs and updates in security software, that are intended to make signal theft more difficult. It has been our prior experience that security measures may only be effective for short periods of time or not at all and that we remain susceptible to additional signal theft. We expect that future replacements of these Security Access Devices may be necessary to keep our system secure. We cannot ensure that we will be successful in reducing or controlling theft of our programming content and we may incur additional costs in the future if our system’s security is compromised.
We are also vulnerable to other forms of fraud. While we are addressing certain fraud through a number of actions, including terminating independent third-party retailers that we believe violated our business rules, there can be no assurance that we will not continue to experience fraud, which could impact our subscriber activations and subscriber churn rate. Economic weakness may create greater incentive for signal theft, piracy and other forms of fraud, which could lead to higher subscriber churn rate and reduced revenue.
We depend on independent third parties to solicit orders for our DISH TV services that represent a meaningful percentage of our total gross new DISH TV subscriber activations.
While we offer products and services through direct sales channels, a meaningful percentage of our total gross new DISH TV subscriber activations are generated through independent third parties such as small satellite retailers, direct marketing groups, local and regional consumer electronics stores, nationwide retailers, and telecommunications companies. Most of our independent third-party retailers are not exclusive to us and some of our independent third-party retailers may favor our competitors’ products and services over ours based on the relative financial arrangements associated with marketing our products and services and those of our competitors. Furthermore, most of these independent third-party retailers are significantly smaller than we are and may be more susceptible to economic weaknesses that make it more difficult for them to operate profitably. Because our independent third-party retailers receive most of their incentive value at activation and not over an extended period of time, our interests may not always be aligned with our independent third-party retailers. It may be difficult to better align our interests with our independent third-party retailers because of their capital and liquidity constraints. Loss of these relationships could have an adverse effect on our subscriber base and certain of our other key operating metrics because we may not be able to develop comparable alternative distribution channels.
We have limited satellite capacity and failures or reduced capacity could adversely affect our DISH TV services.
Operation of our DISH TV services requires that we have adequate satellite transmission capacity for the programming we offer. While we generally have had in-orbit satellite capacity sufficient to transmit our existing channels and some backup capacity to recover the transmission of certain critical programming, our backup capacity is limited.
Our ability to earn revenue from our DISH TV services depends on the usefulness of our owned and leased satellites, each of which has a limited useful life. A number of factors affect the useful lives of the satellites, including, among other things, the quality of their construction, the durability of their component parts, the ability to continue to maintain proper orbit and control over the satellite’s functions, the efficiency of the launch vehicle used, and the remaining on-board fuel following orbit insertion. Generally, the minimum design life of each of our owned and leased satellites ranges from 12 to 15 years. We can provide no assurance, however, as to the actual useful lives of any of these satellites. Our operating results could be adversely affected if the useful life of any of our owned or leased satellites were significantly shorter than the minimum design life.

In the event of a failure or loss of any of our owned or leased satellites, we may need to acquire or lease additional satellite capacity or relocate one of our other owned or leased satellites and use it as a replacement for the failed or lost satellite, any of which could have a material adverse effect on our business, financial condition and results of operations. Such a failure could result in a prolonged loss of critical programming. A relocation would require FCC approval and, among other things, may require a showing to the FCC that the replacement satellite would not cause additional interference compared to the failed or lost satellite. We cannot be certain that we could obtain such FCC approval. If we choose to use a satellite in this manner, this use could adversely affect our ability to satisfy certain operational conditions associated with our authorizations. Failure to satisfy those conditions could result in the loss of such authorizations, which would have an adverse effect on our ability to generate revenues.
Our owned and leased satellites are subject to construction, launch, operational and environmental risks that could limit our ability to utilize these satellites.
Construction and launch risks.   Operation of our DISH TV services requires that we have adequate satellite transmission capacity for the programming we offer. To accomplish this goal, from time to time, new satellites need to be built and launched. Satellite construction and launch is subject to significant risks, including construction and launch delays, launch failure and incorrect orbital placement. Certain launch vehicles that we may use have either unproven track records or have experienced launch failures in the recent past. The risks of launch delay and failure are usually greater when the launch vehicle does not have a track record of previous successful flights. Launch failures result in significant delays in the deployment of satellites because of the need both to construct replacement satellites, which can take more than three years, and to obtain other launch opportunities. Significant construction or launch delays could materially and adversely affect our ability to generate revenues. If we were unable to obtain launch insurance, or obtain launch insurance at rates we deem commercially reasonable, and a significant launch failure were to occur, it could impact our ability to fund future satellite procurement and launch opportunities.
In addition, the occurrence of future launch failures for other operators may delay the deployment of our satellites and materially and adversely affect our ability to insure the launch of our satellites at commercially reasonable premiums, if at all. See “We generally do not carry commercial in-orbit insurance on any of the satellites that we own and could face significant impairment charges if any of our owned satellites fail” below for further information.
Operational risks.   Satellites are subject to significant operational risks while in orbit. These risks include malfunctions, commonly referred to as anomalies that have occurred in our satellites and the satellites of other operators as a result of various factors, such as manufacturing defects, problems with the power systems or control systems of the satellites and general failures resulting from operating satellites in the harsh environment of space. See “Satellite anomalies or technological failures could adversely affect the value of a particular satellite or result in a complete loss. Some of the satellites DISH Network acquired pursuant to the Master Transaction Agreement have experienced anomalies that may affect their useful lives or prohibit us from operating them to their currently expected capacity, and one or more of the satellites may suffer a technological failure, either of which could have an adverse effect on our business, financial condition and results of operations” below.
Although we work closely with the satellite manufacturers to determine and eliminate the cause of anomalies in new satellites and provide for redundancies of many critical components in the satellites, we may experience anomalies in the future, whether of the types described above or arising from the failure of other systems or components.
Any single anomaly or series of anomalies could materially and adversely affect our operations and revenues and our relationship with current customers, as well as our ability to attract new customers for our DISH TV services. In particular, future anomalies may result in the loss of individual transponders on a satellite, a group of transponders on that satellite or the entire satellite, depending on the nature of the anomaly. Anomalies may also reduce the expected useful life of a satellite, thereby reducing the channels that could be offered using that satellite, or create additional expenses due to the need to provide replacement or back-up satellites.

Environmental risks.   Meteoroid events pose a potential threat to all in-orbit satellites. The probability that meteoroids will damage those satellites increases significantly when the Earth passes through the particulate stream left behind by comets. Occasionally, increased solar activity also poses a potential threat to all in-orbit satellites.
Some decommissioned satellites are in uncontrolled orbits that pass through the geostationary belt at various points, and present hazards to operational satellites, including our satellites. We may be required to perform maneuvers to avoid collisions and these maneuvers may prove unsuccessful or could reduce the useful life of the satellite through the expenditure of fuel to perform these maneuvers. The loss, damage or destruction of any of our satellites as a result of an electrostatic storm, collision with space debris, malfunction or other event could have a material adverse effect on our business, financial condition and results of operations.
Satellite anomalies or technological failures could adversely affect the value of a particular satellite or result in a complete loss. Some of the satellites DISH Network acquired pursuant to the Master Transaction Agreement have experienced anomalies that may affect their useful lives or prohibit us from operating them to their currently expected capacity, and one or more of the satellites may suffer a technological failure, either of which could have an adverse effect on our business, financial condition and results of operations.
Satellites may experience anomalies from time to time, some of which may have a significant adverse effect on their remaining useful lives, the commercial operation of the satellites or our operating results or financial position. Some of the satellites DISH Network acquired pursuant to the Master Transaction Agreement have had anomalies in the past that have caused losses at EchoStar. For instance, the EchoStar X satellite experienced anomalies in the past which affected seven solar array circuits. In December 2017, the satellite experienced anomalies which affected one additional solar array circuit reducing the number of functional solar array circuits to 16. As a result of these anomalies, EchoStar experienced a reduction in revenue. There can be no assurance, however, that there will be no further anomalies with this or any other satellite, and any such anomalies could have adverse operational or financial effects in the future. In addition, there can be no assurance that we can recover critical transmission capacity in the event one or more of our satellites were to fail. Further, technological failures in any of the satellites may drastically reduce the useful life of that satellite to be significantly shorter than the minimum design life or immediately end the useful life.
We generally do not carry commercial in-orbit insurance on any of the satellites that we own and could face significant impairment charges if any of our owned satellites fail.
Generally, we do not carry commercial in-orbit insurance on any of the satellites we own, other than in certain limited circumstances, and generally do not use commercial insurance to mitigate the potential financial impact of in-orbit failures because we believe that the cost of insurance premiums is uneconomical relative to the risk of such failures. Following DISH Network’s completion of the Master Transaction Agreement, we lease the vast majority of our satellite transponder capacity from DISH Network and still lease a portion of our satellite capacity from third parties. While we generally have had in-orbit satellite capacity sufficient to transmit our existing channels and some backup capacity to recover the transmission of certain critical programming, our backup capacity is limited. In the event of a failure or loss of any of our owned or leased satellites, we may need to acquire or lease additional satellite capacity or relocate one of our other owned or leased satellites and use it as a replacement for the failed or lost satellite. If one or more of our owned in-orbit satellites fail, we could be required to record significant impairment charges.
We may have potential conflicts of interest with EchoStar due to our and DISH Network’s common ownership and management.
We are an indirect, wholly-owned subsidiary of DISH Network, which controls all of our voting power and the appointment of all of our officers and directors. As a result of DISH Network’s control over us, questions relating to conflicts of interest may arise between EchoStar and us in a number of areas relating to our past and ongoing relationships between DISH Network and EchoStar. Areas in which conflicts of interest between EchoStar and us, as a result of our relationship with DISH Network, could arise include, but are not limited to, the following:

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Cross officerships, directorships and stock ownership.   We and DISH Network have certain overlap in directors and executive officers with EchoStar. These individuals may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. Currently, our and DISH Network’s Board of Directors and executive officers include Charles W. Ergen, who serves as the Chairman of EchoStar and DISH Network and our Chairman. Mr. Ergen also has fiduciary duties to EchoStar’s shareholders. For example, there is the potential for a conflict of interest when DISH Network and/or us, on the one hand, or EchoStar, on the other hand, look at acquisitions and other business opportunities that may be suitable for both companies. In addition, certain of DISH Network’s and our directors and officers own EchoStar stock. Mr. Ergen beneficially owns approximately 51.2% of EchoStar’s total equity securities (assuming conversion of all Class B Common Stock into Class A Common Stock) and controls approximately 90.9% of the voting power of EchoStar. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for DISH Network and/or us, on the one hand, and EchoStar, on the other hand. Furthermore, Mr. Ergen is employed by both us and EchoStar.

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Intercompany agreements with EchoStar.   In connection with and following the Spin-off and Share Exchange Agreement, DISH Network and EchoStar have entered into certain agreements pursuant to which DISH Network and we obtain certain products, services and rights from EchoStar, EchoStar obtains certain products, services and rights from DISH Network and us, and DISH Network and EchoStar have indemnified each other against certain liabilities arising from our respective businesses. See Note 17 in the Notes to our Consolidated Financial Statements included elsewhere in this prospectus for further information on our Related Party Transactions with EchoStar. The terms of certain of these agreements were established while EchoStar was a wholly-owned subsidiary of DISH Network and us and were not the result of arm’s length negotiations. The allocation of assets, liabilities, rights, indemnifications and other obligations between EchoStar and DISH Network under the separation and other intercompany agreements DISH Network entered into with EchoStar, in connection with the Spin-off, may have been different if agreed to by two unaffiliated parties. Had these agreements been negotiated with unaffiliated third parties, their terms may have been more favorable, or less favorable, to DISH Network. In addition, conflicts could arise between DISH Network and/or us, on the one hand, and EchoStar, on the other hand, in the interpretation or any extension or renegotiation of these existing agreements.

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Additional intercompany transactions.   EchoStar and its subsidiaries have and may continue to enter into transactions with DISH Network and its subsidiaries. Although the terms of any such transactions will be established based upon negotiations between EchoStar and DISH Network and, when appropriate, subject to the approval of a committee of the non-interlocking directors or in certain instances non-interlocking management, there can be no assurance that the terms of any such transactions will be as favorable to DISH Network or its subsidiaries or affiliates as may otherwise be obtained between unaffiliated parties.

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Business opportunities.   DISH Network has historically retained, and in the future may acquire, interests in various companies that have subsidiaries or controlled affiliates that own or operate domestic or foreign services that may compete with services offered by EchoStar. DISH Network and we may also compete with EchoStar when it or we participate in auctions for spectrum or orbital slots for our satellites.

Neither we nor DISH Network may be able to resolve any potential conflicts of interest with EchoStar, and, even if either we or DISH Network do so, the resolution may be less favorable than if either we or DISH Network were dealing with an unaffiliated party.
We do not have agreements with EchoStar that would prevent either company from competing with the other.
We rely on key personnel and the loss of their services may negatively affect our business.
We believe that our future success will depend to a significant extent upon the performance of Charles W. Ergen, our Chairman, and certain other executives. The loss of Mr. Ergen or of certain other key executives could have a material adverse effect on our business, financial condition and results of operations. Although all of our executives have executed agreements limiting their ability to work for or consult with competitors if they leave us, we do not have employment agreements with any of them. Mr. Ergen also serves as the Chairman of EchoStar. To the extent our officers are performing services for EchoStar, this may divert their time and attention away from our business and may therefore adversely affect our business.
Acquisition and Capital Structure Risks
Our parent, DISH Network, has made substantial investments to acquire certain wireless spectrum licenses and other related assets. In addition, DISH Network has made substantial non-controlling investments in the Northstar Entities and the SNR Entities related to AWS-3 wireless spectrum licenses.
Since 2008, DISH Network has directly invested over $11 billion to acquire certain wireless spectrum licenses and related assets and made over $10 billion in non-controlling investments in certain entities, for a total of over $21 billion, as described further below.
DISH Network Spectrum.   DISH Network has directly invested over $11 billion to acquire certain wireless spectrum licenses and related assets. These wireless spectrum licenses are subject to certain interim and final build-out requirements, as well as certain renewal requirements. In March 2017, DISH Network notified the FCC that it planned to deploy a narrowband IoT network on certain of these wireless licenses, which was to be the first phase of its network deployment (“First Phase”). DISH Network expected to complete the First Phase by March 2020, with subsequent phases to be completed thereafter. In light of, among other things, certain developments related to the Sprint-TMUS merger, during the first quarter 2020, DISH Network determined that the revision of certain of its buildout deadlines was probable and, therefore, DISH Network no longer intends to complete its narrowband IoT deployment. DISH Network has issued requests for information and proposals (“RFI/Ps”) to various vendors in the wireless industry as it moves forward with its 5G broadband network deployment (“5G Network Deployment”). DISH Network currently expects expenditures for its wireless projects to be between $250 million and $500 million during 2020, excluding capitalized interest. DISH Network currently expects expenditures for its 5G Network Deployment to be approximately $10 billion, excluding capitalized interest.
DISH Network will need to make significant additional investments or partner with others to, among other things, commercialize, build-out, and integrate these licenses and related assets, and any additional acquired licenses and related assets; and comply with regulations applicable to such licenses. Depending on the nature and scope of such commercialization, build-out, integration efforts, and regulatory compliance, any such investments or partnerships could vary significantly. In addition, as DISH Network considers its options for the commercialization of its wireless spectrum, it will incur significant additional expenses and will have to make significant investments related to, among other things, research and development, wireless testing and wireless network infrastructure. DISH Network may also determine that additional wireless spectrum licenses may be required to commercialize its wireless business and to compete with other wireless service providers.
In connection with the development of DISH Network’s wireless business, including, without limitation, the efforts described above, we have made cash distributions to partially finance these efforts to date and may make additional cash distributions to finance, in whole or in part, DISH Network’s future efforts. There can be no assurance that DISH Network will be able to develop and implement a business model that will realize a return on these wireless spectrum licenses or that DISH Network will be able to profitably deploy the assets represented by these wireless spectrum licenses.
MVDDS Licenses.   We had multichannel video distribution and data service (“MVDDS”) licenses in 82 out of 214 geographical license areas, including Los Angeles, New York City, Chicago and several other major metropolitan areas. By August 2014, we were required to meet certain FCC build-out requirements related to our MVDDS licenses, and we were subject to certain FCC service rules applicable to these licenses. In January 2015, the FCC granted our application to extend the build-out requirements related to our MVDDS licenses. We had until the third quarter 2019 to provide “substantial service” on our MVDDS licenses. On May 14, 2019, we and DISH Orbital II L.L.C (“DOLLC II”), an indirect wholly-owned subsidiary of DISH Network, entered into an agreement to sell our interests in the Local Multipoint Distribution Service (“LMDS”) and MVDDS licenses in exchange for the EchoStar XVIII satellite, including its related in-orbit incentive obligations. On July 22, 2019, DISH Network filed certifications with the FCC for all 82 MVDDS licenses demonstrating that it is providing “substantial service” with respect to each such license. The FCC will review DISH Network’s certifications and could, among other things, accept them, deny them, or seek additional information about DISH Network’s build-out. DISH Network cannot be certain about the timing for such FCC action. DISH Network’s MVDDS licenses may be terminated if the FCC finds it did not meet the substantial service build out requirement. These wireless spectrum licenses expire in August 2024 unless they are renewed by the FCC. There can be no assurances that the FCC will renew these wireless spectrum licenses.
In 2016, the MVDDS 5G Coalition, of which DISH Network is a member, filed a petition for rulemaking requesting the FCC to consider updating the rules to allow DISH Network to provide two-way 5G services using its MVDDS licenses. We cannot predict when or if the FCC will grant the petition and proceed with a rulemaking. If the FCC adopts rules that would allow DISH Network to provide two-way 5G services using its MVDDS licenses, the requests of OneWeb and others for authority to use the band for service from NGSO satellite systems may hinder our ability to provide 5G services using our MVDDS licenses.
LMDS Licenses.   As a result of the completion of the Share Exchange on February 28, 2017, we acquired from EchoStar certain LMDS licenses in four markets: Cheyenne, Kansas City, Phoenix, and San Diego. The “substantial service” milestone has been met with respect to each of the licenses. In addition, through the FCC’s Spectrum Frontiers proceeding, a portion of each of our LMDS licenses were reassigned to the Upper Microwave Flexible Use Service band (27.5-28.35 GHz), which will allow for a more flexible use of the licenses, including, among other things, 5G mobile operations. These wireless spectrum licenses have been renewed by the FCC through September 2028. There can be no assurances that the FCC will renew these wireless spectrum licenses. On May 14, 2019, we and DOLLC II entered into an agreement to sell our interests in the LMDS and MVDDS licenses in exchange for the EchoStar XVIII satellite.
DISH Network Non-Controlling Investments in the Northstar Entities and the SNR Entities Related to AWS-3 Wireless Spectrum Licenses.   During 2015, through its wholly-owned subsidiaries American AWS-3 Wireless II L.L.C. (“American II”) and American AWS-3 Wireless III L.L.C. (“American III”), DISH Network initially made over $10 billion in certain non-controlling investments in Northstar Spectrum, LLC (“Northstar Spectrum”), the parent company of Northstar Wireless, LLC (“Northstar Wireless,” and collectively with Northstar Spectrum, the “Northstar Entities”), and in SNR Wireless HoldCo, LLC (“SNR HoldCo”), the parent company of SNR Wireless LicenseCo, LLC (“SNR Wireless,” and collectively with SNR HoldCo, the “SNR Entities”), respectively. On October 27, 2015, the FCC granted certain AWS-3 wireless spectrum licenses (the “AWS-3 Licenses”) to Northstar Wireless (the “Northstar Licenses”) and to SNR Wireless (the “SNR Licenses”), respectively. The Northstar Entities and/or the SNR Entities may need to raise significant additional capital in the future, which may be obtained from third party sources or from DISH Network, so that the Northstar Entities and the SNR Entities may commercialize, build-out and integrate these AWS-3 Licenses, comply with regulations applicable to such AWS-3 Licenses, and make any potential payments related to the re-auction of AWS-3 licenses retained by the FCC. Depending upon the nature and scope of such commercialization, build-out, integration efforts, regulatory compliance, and potential re-auction payments, any such loans, equity contributions or partnerships could vary significantly.
We have made and may make cash distributions to finance, in whole or in part, loans that DISH Network has made or may make in the future to the Northstar Entities and the SNR Entities related to DISH Network’s non-controlling investments in these entities. There can be no assurance that DISH Network will be able to obtain a profitable return on its non-controlling investments in the Northstar Entities and the SNR Entities.
We may need to raise significant additional capital in the future, which may not be available on acceptable terms or at all, to among other things, make additional cash distributions to DISH Network, continue investing in our business and to pursue acquisitions and other strategic transactions.
Our parent, DISH Network, faces certain risks related to its non-controlling investments in the Northstar Entities and the SNR Entities.
In addition to the risks described in “Our parent, DISH Network, has made substantial investments to acquire certain wireless spectrum licenses and other related assets. In addition, DISH Network has made substantial non-controlling investments in the Northstar Entities and the SNR Entities related to AWS-3 wireless spectrum licenses”above, DISH Network faces certain other risks related to its non-controlling investments in the Northstar Entities and the SNR Entities, including, among others, the risks described below.
On October 27, 2015, the FCC granted the Northstar Licenses to Northstar Wireless and the SNR Licenses to SNR Wireless, respectively. DISH Network does not own or control the Northstar Licenses or the SNR Licenses nor does it control the Northstar Entities or the SNR Entities. DISH Network does not have a right to require Northstar Manager, LLC (“Northstar Manager”), which owns a 15% controlling interest in, and is the sole manager of, Northstar Spectrum, or SNR Wireless Management, LLC (“SNR Management”), which owns a 15% controlling interest in, and is the sole manager of, SNR HoldCo, to sell their respective ownership interests in Northstar Spectrum and SNR Holdco to DISH Network. Northstar Manager, as the sole manager of Northstar Spectrum, and SNR Management, as the sole manager of SNR Holdco, will have the exclusive right and power to manage, operate and control Northstar Spectrum and SNR Holdco, respectively, subject to certain limited protective provisions for the benefit of American II and American III, respectively. Northstar Manager and SNR Management will have the ability, but not the obligation, to require Northstar Spectrum and SNR Holdco, respectively, to purchase Northstar Manager’s and SNR Management’s ownership interests in those respective entities after the fifth and sixth anniversaries of the grant date of the Northstar Licenses and the SNR Licenses (and in certain circumstances prior to the fifth anniversary of the grant date of the Northstar Licenses and the SNR Licenses). Thus, DISH Network cannot be certain that the Northstar Licenses or the SNR Licenses will be developed in a manner fully consistent with its current or future business plans.
Each of Northstar Wireless and SNR Wireless applied to receive bidding credits of 25% as designated entities under applicable FCC rules. The FCC implemented rules and policies governing the designated entity program that are intended to ensure that qualifying designated entities are not controlled by operators or investors that do not meet certain qualification tests. Qualification is also subject to challenge in qui tam lawsuits filed by private parties alleging that participants have defrauded the government in which the person bringing the suit may share in any recovery by the government. Furthermore, litigation surrounding designated entity structures, increased regulatory scrutiny or third party or government lawsuits with respect to DISH Network’s non-controlling investments in the Northstar Entities and the SNR Entities could result in fines, and in certain cases, license revocation and/or criminal penalties.
On August 18, 2015, the FCC released a Memorandum Opinion and Order, FCC 15-104 (the “Order”) in which the FCC determined, among other things, that DISH Network has a controlling interest in, and is an affiliate of, Northstar Wireless and SNR Wireless, and therefore DISH Network’s revenues should be attributed to them, which in turn makes Northstar Wireless and SNR Wireless ineligible to receive the 25% bidding credits (approximately $1.961 billion for Northstar Wireless and $1.370 billion for SNR Wireless) (each a “Bidding Credit Amount” and collectively the “Bidding Credit Amounts”). Each of Northstar Wireless and SNR Wireless has filed a notice of appeal and petition for review of the Order with the D.C. Circuit, challenging, among other things, the FCC’s determination that they are ineligible to receive the Bidding Credit Amounts. Oral arguments were presented to the Court on September 26, 2016. On August 29, 2017, the D.C. Circuit issued its opinion, holding that: (i) the FCC reasonably applied its precedent to determine that DISH Network exercised a disqualifying degree of de facto control over Northstar Wireless and SNR Wireless (rendering them ineligible to claim the Bidding Credit Amounts), but (ii) the FCC did not give Northstar Wireless and SNR Wireless adequate notice that, if their relationships with DISH Network cost them the Bidding Credit Amounts, the FCC would also deny them an opportunity to cure. The case was remanded to the FCC to give Northstar Wireless and SNR Wireless an opportunity to seek to negotiate a cure for the de facto control the FCC found that DISH Network exercises over them. On January 24, 2018, the FCC released an Order on Remand, DA 18-70 (the “Order on Remand”) purporting to establish a procedure to afford Northstar Wireless and SNR Wireless the opportunity to implement a Cure pursuant to the Appellate Decision. The Order on Remand provided that Northstar Wireless and SNR Wireless each had until April 24, 2018 to file the necessary documentation to demonstrate that, in light of such changes, each of Northstar Wireless and SNR Wireless qualifies for the very small business bidding credit that it sought in the AWS-3 Auction. Additionally, the Order on Remand provides that if either Northstar Wireless or SNR Wireless needs additional time to negotiate new or amended agreements, it may request to extend the deadline for such negotiations for an additional 45 days (extending the deadline to June 8, 2018). On April 16,

2018, the FCC approved Northstar Wireless’ and SNR Wireless’ requests to extend the deadline for such negotiations for an additional 45 days to June 8, 2018.
On June 8, 2018, Northstar Wireless and SNR Wireless each filed amended agreements to demonstrate that, in light of such changes, each of Northstar Wireless and SNR Wireless qualifies for the very small business bidding credit that it sought in the AWS-3 Auction. The Order on Remand also provided, among other things, until July 23, 2018 for certain third-parties to file comments about any changes to the agreements proposed by Northstar Wireless and SNR Wireless and several third-parties filed comments (with one opposition). On October 22, 2018, Northstar Wireless and SNR Wireless filed a response to the third-party comments. DISH Network cannot predict with any degree of certainty the timing or outcome of these proceedings.
In addition, on September 23, 2016, the United States District Court for the District of Columbia unsealed a qui tam complaint that was filed by Vermont National Telephone Company against DISH Network; its wholly-owned subsidiaries, American AWS-3 Wireless I L.L.C., American II, American III, and DISH Wireless Holding L.L.C.; Charles W. Ergen (our Chairman) and Cantey M. Ergen (a member of DISH Network’s board of directors); Northstar Wireless; Northstar Spectrum; Northstar Manager; SNR Wireless; SNR HoldCo; SNR Management; and certain other parties. See “Commitments and Contingencies — Contingencies — Litigation — Vermont National Telephone Company” in Note 12 in the Notes to our Consolidated Financial Statements included elsewhere in this prospectus for further information
DISH Network may need to make significant additional loans to the Northstar Entities and the SNR Entities, or they may need to partner with others, so that the Northstar Entities and the SNR Entities may commercialize, build-out and integrate the Northstar Licenses and the SNR Licenses, comply with regulations applicable to the Northstar Licenses and the SNR Licenses, and make any potential payments related to the re-auction of the AWS-3 licenses retained by the FCC. Depending upon the nature and scope of such commercialization, build-out, integration efforts, regulatory compliance, and potential Northstar Re-Auction Payment and SNR Re-Auction Payment, any such loans or partnerships could vary significantly. DISH Network may need to raise significant additional capital in the future, which may not be available on acceptable terms or at all, to make further investments in the Northstar Entities and the SNR Entities. There can be no assurance that DISH Network will be able to obtain a profitable return on its non-controlling investments in the Northstar Entities and the SNR Entities.
In connection with certain funding obligations related to the investments by American II and American III discussed above, in February 2015, we paid a dividend of $8.250 billion to DOC for, among other things, general corporate purposes, which included such funding obligations, and to fund other DISH Network cash needs. We may make additional cash distributions to finance, in whole or in part, loans that DISH Network may make to the Northstar Entities and the SNR Entities in the future related to DISH Network’s non-controlling investments in these entities. We may need to raise significant additional capital in the future, which may not be available on acceptable terms or at all, to among other things, make additional cash distributions to DISH Network, continue investing in our business and to pursue acquisitions and other strategic transactions
To the extent that our parent, DISH Network, commercializes its wireless spectrum licenses, it will face certain risks entering and competing in the wireless services industry and operating a wireless services business.
DISH Network has made substantial investments to acquire certain wireless spectrum licenses and related assets. These wireless spectrum licenses are subject to certain interim and final build-out requirements, as well as certain renewal requirements. DISH Network will need to make significant additional investments or partner with others to, among other things, commercialize, build-out, and integrate these licenses and related assets, and any additional acquired licenses and related assets; and comply with regulations applicable to such licenses. Depending on the nature and scope of such commercialization, build-out, integration efforts, and regulatory compliance, any such investments or partnerships could vary significantly. In connection with the development of DISH Network’s wireless business, including, without limitation, the efforts described above, we have made cash distributions to partially finance these efforts to date and may make additional cash distributions to finance, in whole or in part, DISH Network’s future efforts. DISH Network may also determine that additional wireless spectrum licenses may be required to commercialize its wireless business and to compete with other wireless service providers.

See “Risk Factors — Our parent, DISH Network, has made substantial investments to acquire certain wireless spectrum licenses and other related assets.” In addition, DISH Network has made substantial non-controlling investments in the Northstar Entities and the SNR Entities related to AWS-3 wireless spectrum licenses” above for further information. We may need to raise significant additional capital in the future to fund the efforts described above, which may not be available on acceptable terms or at all. There can be no assurance that DISH Network will be able to develop and implement a business model that will realize a return on these wireless spectrum licenses or that it will be able to profitably deploy the assets represented by these wireless spectrum licenses.
To the extent DISH Network commercializes its wireless spectrum licenses and enters the wireless services industry, a wireless services business presents certain risks that may affect us, including:
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The wireless services industry is competitive.   DISH Network has limited experience in the wireless services industry, which is a competitive industry with increasing customer demands for data services that require increasing capital resources to maintain a robust network. The wireless services industry has incumbent and established competitors such as Verizon Communications, Inc. (“Verizon”), AT&T, T-Mobile USA Inc. (“T-Mobile”) and Sprint Corporation (“Sprint”), with substantial market share. Some of these companies have greater financial, marketing and other resources than DISH Network, and have existing cost and operational advantages that DISH Network lacks. Market saturation is expected to continue to cause the wireless services industry’s customer growth rate to moderate in comparison to historical growth rates, leading to increased competition for customers. As the industry matures, competitors increasingly must seek to attract a greater proportion of new subscribers from each other’s existing subscriber bases rather than from first-time purchasers of wireless services. Furthermore, the cost of attracting a new customer is generally higher than the cost associated with retaining an existing customer. In addition, DISH Network may face increasing competition from wireless telecommunications providers who offer mobile video offerings. Wireless mobile video offerings have become more prevalent in the marketplace as wireless telecommunications providers have expanded the fourth generation of wireless communications.

In July 2015, AT&T completed its acquisition of DirecTV, our direct competitor and the largest satellite TV provider in the United States, which has an OTT service, AT&T TV Now, that competes directly with our Sling TV services. As a result of this acquisition, DirecTV, among other things, has increased access to capital, access to AT&T’s nationwide platform for wireless mobile video, and the ability to more seamlessly bundle its video services with AT&T’s broadband Internet access and wireless services. The combined company may be able to, among other things, pressure third-party content owners and programmers to withhold online rights from us; utilize its increased leverage over third-party content owners and programmers to reduce the price it pays for programming at the expense of other MVPDs, including us; thwart DISH Network’s entry into the wireless market, by, among other things, refusing to enter into data roaming agreements with DISH Network; foreclose or degrade our online video offerings at various points in the broadband pipe; and impose data caps on consumers who access our online video offerings. In addition, in October 2016, AT&T announced its acquisition of Time Warner (which owns certain Turner, HBO and Cinemax channels), which was completed in June 2018. The addition of Time Warner’s media holdings, which include content, such as HBO, TBS, TNT, CNN, and movies, would, among other things, provide the combined company increased scale and leverage in the converging video, mobile, and broadband industries. Also, in December 2017, Walt Disney Company announced its acquisition of certain assets of Twenty-First Century Fox, Inc., which was completed in March 2019. These transactions may affect us adversely by, among other things, making it more difficult for us to obtain access to certain programming networks on nondiscriminatory and fair terms, or at all. For example, in connection with AT&T’s acquisition of Time Warner, Turner sent all of its distributors written, irrevocable offers to submit disputes over the price and other terms of Turner programming to binding arbitration and to guarantee continued access to that programming while any arbitration is pending.
However, in October 2018, AT&T removed its HBO and Cinemax channels, which are not part of Turner, from our DISH TV and Sling TV programming lineup, as we and AT&T have been unable to negotiate the terms and conditions of a new programming carriage contract. Furthermore, AT&T offers its programming, including its HBO and Cinemax channels, directly to consumers over the

Internet and provides HBO for free to its subscribers under certain offers. In addition, AT&T’s current zero rating practice may give an unfair advantage to AT&T’s own video content, which currently includes, among others, DirecTV services, including “AT&T TV Now,” and AT&T’s “Watch TV” on mobile devices.
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DISH Network’s ability to compete effectively would be dependent on a number of factors.   DISH Network’s ability to compete effectively would depend on, among other things, DISH Network’s network quality, capacity and coverage; the pricing of DISH Network’s products and services; the quality of customer service; DISH Network’s development of new and enhanced products and services; the reach and quality of DISH Network’s sales and distribution channels; our ability to predict and adapt to future changes in technologies and changes in consumer demands; and capital resources. It would also depend on how successfully DISH Network anticipates and responds to various competitive factors affecting the industry, including, among others, new technologies and business models, products and services that may be introduced by competitors, changes in consumer preferences, the demand for and usage of data, video and other voice and non-voice services, demographic trends, economic conditions, and discount pricing and other strategies that may be implemented by competitors. It may be difficult for DISH Network to differentiate its products and services from other competitors in the industry, which may limit DISH Network’s ability to attract customers. DISH Network’s success also may depend on its ability to access and deploy adequate spectrum, deploy new technologies and offer attractive services to customers. For example, DISH Network may not be able to obtain and offer certain technologies or features that are subject to competitor patents or other exclusive arrangements.

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DISH Network would depend on third parties to provide it with infrastructure and products and services.   DISH Network would depend on various key suppliers and vendors to provide it, directly or through other suppliers, with infrastructure, equipment and services, such as switch and network equipment, handsets and other devices and equipment that DISH Network would need in order to operate a wireless services business and provide products and services to its customers. For example, handset and other device suppliers often rely on one vendor for the manufacture and supply of critical components, such as chipsets, used in their devices. If these suppliers or vendors fail to provide equipment or services on a timely basis or fail to meet performance expectations, DISH Network may be unable to provide products and services as and when expected by its customers. Any difficulties experienced with these suppliers and vendors could result in additional expense and/or delays in introducing DISH Network’s wireless services. DISH Network’s efforts would involve significant expense and require strategic management decisions on, and timely implementation of, equipment choices, network deployment and management, and service offerings. In addition, these suppliers and vendors may also be subject to litigation with respect to technology on which DISH Network would depend, including litigation involving claims of patent infringement.

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Wireless services and DISH Network’s wireless spectrum licenses are subject to government regulation.    Wireless services and DISH Network’s wireless spectrum licenses are subject to regulation by the FCC and other federal, state and local, as well as international, governmental authorities. These governmental authorities could adopt regulations or take other actions that would adversely affect DISH Network’s business prospects, making it more difficult and/or expensive to commercialize its wireless spectrum licenses or acquire additional licenses. The licensing, construction, operation, sale and interconnection arrangements of wireless telecommunications systems are regulated by the FCC and, depending on the jurisdiction, other federal and international, state and local regulatory agencies. In particular, the FCC imposes significant regulation on licensees of wireless spectrum with respect to how radio spectrum is used by licensees, the nature of the services that licensees may offer and how the services may be offered, and resolution of issues of interference between spectrum bands. The FCC grants wireless licenses for terms of generally ten years that are subject to renewal or revocation based on certain factors depending on the license including, among others, public interest considerations, level and quality of services and/or operations provided by the licensee, frequency and duration of any interruptions or outages of services and/or operations provided by the licensee, and the extent to which service is provided to, and/or operation is provided in, rural areas and tribal lands. There can be no assurances that DISH Network’s wireless spectrum licenses will be renewed or that DISH Network will be able to obtain additional licenses. Failure to comply with FCC requirements in a given license area could result in revocation of the license for that license area. In addition, the FCC uses its transactional “spectrum screen” to identify prospective wireless transactions that may require additional competitive scrutiny. If a proposed transaction would exceed the spectrum screen threshold, the FCC undertakes a more detailed analysis of relevant market conditions in the impacted geographic areas to determine whether the transaction would reduce competition without offsetting public benefits. If a proposed spectrum acquisition exceeds the spectrum screen trigger such additional review could extend the duration of the regulatory review process and there can be no assurance that such proposed spectrum acquisition would ultimately be completed, in whole or in part. For further information related to DISH Network’s wireless spectrum licenses, including build-out requirements.
We may pursue acquisitions and other strategic transactions to complement or expand our business that may not be successful, and we may lose up to the entire value of our investment in these acquisitions and transactions.
Our future success may depend on opportunities to buy other businesses or technologies that could complement, enhance or expand our current business or products or that might otherwise offer us growth opportunities. To pursue this strategy successfully, we must identify attractive acquisition or investment opportunities and successfully complete transactions, some of which may be large and complex. We may not be able to identify or complete attractive acquisition or investment opportunities due to, among other things, the intense competition for these transactions. If we are not able to identify and complete such acquisition or investment opportunities, our future results of operations and financial condition may be adversely affected.
We may be unable to obtain in the anticipated timeframe, or at all, any regulatory approvals required to complete proposed acquisitions and other strategic transactions. Furthermore, the conditions imposed for obtaining any necessary approvals could delay the completion of such transactions for a significant period of time or prevent them from occurring at all. We may not be able to complete such transactions and such transactions, if executed, pose significant risks and could have a negative effect on our operations. Any transactions that we are able to identify and complete may involve a number of risks, including:
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the diversion of our management’s attention from our existing business to integrate the operations and personnel of the acquired or combined business or joint venture;

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possible adverse effects on our operating results during the integration process;

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a high degree of risk inherent in these transactions, which could become substantial over time, and higher exposure to significant financial losses if the underlying ventures are not successful;

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our possible inability to achieve the intended objectives of the transaction; and

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the risks associated with complying with regulations applicable to the acquired business, which may cause us to incur substantial expenses.

In addition, we may not be able to successfully or profitably integrate, operate, maintain and manage our newly acquired operations or employees. We may not be able to maintain uniform standards, controls, procedures and policies, and this may lead to operational inefficiencies. In addition, the integration process may strain our financial and managerial controls and reporting systems and procedures.
New acquisitions, joint ventures and other transactions may require the commitment of significant capital that would otherwise be directed to investments in our existing business. To pursue acquisitions and other strategic transactions, we may need to raise additional capital in the future, which may not be available on acceptable terms or at all. In addition, we make cash distributions to DISH Network to finance acquisitions or investments that will not be part of our business.
In addition to committing capital to complete the acquisitions, substantial capital may be required to operate the acquired businesses following their acquisition. These acquisitions may result in significant financial losses if the intended objectives of the transactions are not achieved. Some of the businesses acquired by DISH Network have experienced significant operating and financial challenges in their recent history, which in some cases resulted in these businesses commencing bankruptcy proceedings prior to DISH Network’s acquisition. DISH Network may acquire similar businesses in the future. There is no assurance that DISH Network will be able to successfully address the challenges and risks encountered by these businesses following their acquisition. If DISH Network is unable to successfully address these challenges and risks, our business, financial condition and/or results of operations may suffer.
We may need additional capital, which may not be available on acceptable terms or at all, to continue investing in our business and to finance acquisitions and other strategic transactions.
We may need to raise significant additional capital in the future, which may not be available on acceptable terms or at all, to among other things, continue investing in our business, construct and launch new satellites, and to pursue acquisitions and other strategic transactions. Weakness in the equity markets could make it difficult for DISH Network to raise equity financing without incurring substantial dilution to DISH Network’s existing shareholders. Adverse changes in the credit markets, including rising interest rates, could increase our borrowing costs and/or make it more difficult for us to obtain financing for our operations or refinance existing indebtedness. In addition, economic weakness or weak results of operations may limit our ability to generate sufficient internal cash to fund investments, capital expenditures, acquisitions and other strategic transactions, as well as to fund ongoing operations and service our debt. We may be unable to generate cash flows from operating activities sufficient to pay the principal, premium, if any, and interest on our debt and other obligations. If we are unable to service our debt and other obligations from cash flows from operating activities, we may need to refinance or restructure all or a portion of such obligations prior to maturity. Any refinancing or restructuring could have a material adverse effect on our business, results of operations and/or financial condition. In addition, we cannot guarantee that any refinancing or restructuring would sufficiently meet any debt or other obligations then due. Furthermore, our borrowing costs can be affected by short and long-term debt ratings assigned by independent rating agencies, which are based, in significant part, on our performance as measured by their credit metrics. A decrease in these ratings would likely increase our cost of borrowing and/or make it more difficult for us to obtain financing. A severe disruption in the global financial markets could impact some of the financial institutions with which we do business, and such instability could also affect our access to financing. As a result, these conditions make it difficult for us to accurately forecast and plan future business activities because we may not have access to funding sources necessary for us to pursue organic and strategic business development opportunities.
See“Our parent, DISH Network, has made substantial investments to acquire certain wireless spectrum licenses and other related assets. In addition, DISH Network has made substantial non-controlling investments in the Northstar Entities and the SNR Entities related to AWS-3 wireless spectrum licenses” above for further information.
Our parent, DISH Network, is controlled by one principal stockholder who is also our Chairman.
Charles W. Ergen, DISH Network’s Chairman, beneficially owns approximately 52.2% of DISH Network’s total equity securities (assuming conversion of all Class B Common Stock into Class A Common Stock) and controls approximately 91.0% of the total voting power. Through his voting power, Mr. Ergen has the ability to elect a majority of DISH Network’s directors and to control all other matters requiring the approval of DISH Network’s stockholders. As a result, DISH Network is a “controlled company” as defined in the Nasdaq listing rules and is, therefore, not subject to Nasdaq requirements that would otherwise require DISH Network to have: (i) a majority of independent directors; (ii) a nominating committee composed solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors. Mr. Ergen is also the principal stockholder and Chairman of EchoStar.
Legal and Regulatory Risks
The rulings in the Telemarketing litigation requiring us to pay up to an aggregate amount of $280 million and imposing certain injunctive relief against us, if upheld, would have a material adverse effect on our cash, cash equivalents and marketable investment securities balances and our business operations.
On March 25, 2009, our wholly-owned subsidiary DISH Network L.L.C. was sued in a civil action by the United States Attorney General and several states in the United States District Court for the Central

District of Illinois (the “FTC Action”), alleging violations of the Telephone Consumer Protection Act (“TCPA”) and the Telemarketing Sales Rule (“TSR”), as well as analogous state statutes and state consumer protection laws. The plaintiffs alleged that we, directly and through certain independent third-party retailers and their affiliates, committed certain telemarketing violations. On December 23, 2013, the plaintiffs filed a motion for summary judgment, which indicated for the first time that the state plaintiffs were seeking civil penalties and damages of approximately $270 million and that the federal plaintiff was seeking an unspecified amount of civil penalties (which could substantially exceed the civil penalties and damages being sought by the state plaintiffs). The plaintiffs were also seeking injunctive relief that if granted would, among other things, enjoin DISH Network L.L.C., whether acting directly or indirectly through authorized telemarketers or independent third-party retailers, from placing any outbound telemarketing calls to market or promote its goods or services for five years, and enjoin DISH Network L.L.C. from accepting activations or sales from certain existing independent third-party retailers and from certain new independent third-party retailers, except under certain circumstances. We also filed a motion for summary judgment, seeking dismissal of all claims. On December 12, 2014, the Court issued its opinion with respect to the parties’ summary judgment motions. The Court found that DISH Network L.L.C. was entitled to partial summary judgment with respect to one claim in the action. In addition, the Court found that the plaintiffs were entitled to partial summary judgment with respect to ten claims in the action, which included, among other things, findings by the Court establishing DISH Network L.L.C.’s liability for a substantial amount of the alleged outbound telemarketing calls by DISH Network L.L.C. and certain of its independent third-party retailers that were the subject of the plaintiffs’ motion. The Court did not issue any injunctive relief and did not make any determination on civil penalties or damages, ruling instead that the scope of any injunctive relief and the amount of any civil penalties or damages were questions for trial.
The first phase of the bench trial took place January 19, 2016 through February 11, 2016, and the second phase took place October 25, 2016 through November 2, 2016.
On June 5, 2017, the Court issued Findings of Fact and Conclusions of Law and entered Judgment ordering DISH Network L.L.C. to pay an aggregate amount of $280 million to the federal and state plaintiffs. The Court also issued a Permanent Injunction (the “Injunction”) against DISH Network L.L.C. that imposes certain ongoing compliance requirements on DISH Network L.L.C., which include, among other things: (i) the retention of a telemarketing-compliance expert to prepare a plan to ensure that DISH Network L.L.C. and certain independent third-party retailers will continue to comply with telemarketing laws and the Injunction; (ii) certain telemarketing records retention and production requirements; and (iii) certain compliance reporting and monitoring requirements. In addition to the compliance requirements under the Injunction, within ninety (90) days after the effective date of the Injunction, DISH Network L.L.C. is required to demonstrate that it and certain independent third-party retailers are in compliance with the Safe Harbor Provisions of the TSR and TCPA and have made no prerecorded telemarketing calls during the five (5) years prior to the effective date of the Injunction (collectively, the “Demonstration Requirements”). If DISH Network L.L.C. fails to prove that it meets the Demonstration Requirements, it will be barred from conducting any outbound telemarketing for two (2) years. If DISH Network L.L.C. fails to prove that a particular independent third-party retailer meets the Demonstration Requirements, DISH Network L.L.C. will be barred from accepting orders from that independent third-party retailer for two (2) years. On July 3, 2017, DISH Network L.L.C. filed two motions with the Court: (1) to alter or amend the Judgment or in the alternative to amend the Findings of Fact and Conclusions of Law; and (2) to clarify, alter and amend the Injunction. On August 10, 2017, the Court: (a) denied the motion to alter or amend the Judgment or in the alternative to amend the Findings of Fact and Conclusions of Law; and (b) allowed, in part, the motion to clarify, alter and amend the Injunction, and entered an Amended Permanent Injunction (the “Amended Injunction”). Among other things, the Amended Injunction provided DISH Network L.L.C a thirty (30) day extension to meet the Demonstration Requirements, expanded the exclusion of certain independent third-party retailers from the Demonstration Requirements, and clarified that, with regard to independent third-party retailers, the Amended Injunction only applied to their telemarketing of DISH TV goods and services. On October 10, 2017, DISH Network L.L.C. filed a notice of appeal to the United States Court of Appeals for the Seventh Circuit, which heard oral argument on September 17, 2018. On March 26, 2020, the United States Court of Appeals for the Seventh Circuit issued an opinion largely affirming DISH Network L.L.C.’s liability, but vacating and remanding the damages award. The United States Court of Appeals for the Seventh Circuit has granted DISH Network L.L.C. an extension until June 10, 2020 in which to file a petition for rehearing and/or rehearing en banc.

Our total accrual at March 31, 2020 and December 31, 2019 related to the FTC Action was $280 million, which was recorded in prior periods and is included in “Other accrued expenses” on our Condensed Consolidated Balance Sheets. Any eventual payments made with respect to the FTC Action may not be deductible for tax purposes, which had a negative impact on our effective tax rate for the year ended December 31, 2017. The tax deductibility of any eventual payments made with respect to the FTC Action may change, based upon, among other things, further developments in the FTC Action, including final adjudication of the FTC Action.
We may also from time to time be subject to private civil litigation alleging telemarketing violations. For example, a portion of the alleged telemarketing violations by an independent third-party retailer at issue in the FTC Action are also the subject of a certified class action filed against DISH Network L.L.C. in the United States District Court for the Middle District of North Carolina (the “Krakauer Action”). Following a five-day trial, on January 19, 2017, a jury in that case found that the independent third-party retailer was acting as DISH Network L.L.C.’s agent when it made the 51,119 calls at issue in that case, and that class members are eligible to recover $400 in damages for each call made in violation of the TCPA. On May 22, 2017, the Court ruled that the violations were willful and knowing, and trebled the damages award to $1,200 for each call made in violation of TCPA. On April 5, 2018, the Court entered a $61 million judgment in favor of the class. DISH Network L.L.C. appealed and on May 30, 2019, the United States Court of Appeals for the Fourth Circuit affirmed. On October 15, 2019, DISH Network L.L.C. filed a petition for writ of certiorari, requesting that the United States Supreme Court agree to hear a further appeal, but it denied the petition on December 16, 2019. On January 21, 2020, DISH Network L.L.C. filed a second notice of appeal relating to the district court’s orders on the claims administration process to identify, and disburse funds to, individual class members. Our total accrual related to the Krakauer Action at December 31, 2018 was $61 million, which was recorded in prior periods and was included in “Other accrued expenses” on our Condensed Consolidated Balance Sheets. During the third quarter 2019, the judgment was paid to the court.
Our business depends on certain intellectual property rights and on not infringing the intellectual property rights of others.
We rely on our patents, copyrights, trademarks and trade secrets, as well as licenses and other agreements with our vendors and other parties, to use our technologies, conduct our operations and sell our products and services. Legal challenges to our intellectual property rights and claims of intellectual property infringement by third parties could require that we enter into royalty or licensing agreements on unfavorable terms, incur substantial monetary liability or be enjoined preliminarily or permanently from further use of the intellectual property in question or from the continuation of our business as currently conducted, which could require us to change our business practices or limit our ability to compete effectively or could have an adverse effect on our results of operations. Even if we believe any such challenges or claims are without merit, they can be time-consuming and costly to defend and divert management’s attention and resources away from our business. Moreover, because of the rapid pace of technological change, we rely on technologies developed or licensed by third parties, and if we are unable to obtain or continue to obtain licenses from these third parties on reasonable terms, our business, financial condition and results of operations could be adversely affected.
In addition, we work with third parties such as vendors, contractors and suppliers for the development and manufacture of components that are integrated into our products and services, and our products and services may contain technologies provided to us by these third parties or other third parties. We may have little or no ability to determine in advance whether any such technology infringes the intellectual property rights of others. Our vendors, contractors and suppliers may not be required to indemnify us if a claim of infringement is asserted against us, or they may be required to indemnify us only up to a maximum amount, above which we would be responsible for any further costs or damages. Legal challenges to these intellectual property rights may impair our ability to use the products, services and technologies that we need in order to operate our business and may materially and adversely affect our business, financial condition and results of operations. Furthermore, our digital content offerings depend in part on effective digital rights management technology to control access to digital content. If the digital rights management technology that we use is compromised or otherwise malfunctions, content providers may be unwilling to provide access to their content.

Changes in the copyright laws or how such laws may be interpreted could impact our ability to deliver content and provide certain features and functionality, particularly over the Internet.
We are, and may become, party to various lawsuits which, if adversely decided, could have a significant adverse impact on our business, particularly lawsuits regarding intellectual property.
We are, and may become, subject to various legal proceedings and claims which arise in the ordinary course of business, including among other things, disputes with programmers regarding fees. Many entities, including some of our competitors, have or may in the future obtain patents and other intellectual property rights that may cover or affect products or services related to those that we offer. In general, if a court determines that one or more of our products or services infringes on intellectual property held by others, we may be required to cease developing or marketing those products or services, to obtain licenses from the holders of the intellectual property at a material cost, or to redesign those products or services in such a way as to avoid infringing the intellectual property. If those intellectual property rights are held by a competitor, we may be unable to obtain the intellectual property at any price, which could adversely affect our competitive position.
We may not be aware of all intellectual property rights that our services or the products used in connection with our services may potentially infringe. In addition, patent applications in the United States are confidential until the Patent and Trademark Office either publishes the application or issues a patent (whichever arises first). Therefore, it is difficult to evaluate the extent to which our services or the products used in connection with our services may infringe claims contained in pending patent applications. Further, it is sometimes not possible to determine definitively whether a claim of infringement is valid.
Our ability to distribute video content via the Internet, including our Sling TV services, involves regulatory risk.
Certain of our programming agreements allow us to, among other things, deliver certain authenticated content via the Internet and/or deliver certain content through our Sling TV services, and we are increasingly distributing video content to our subscribers via the Internet and through our Sling TV services. The ability to continue this strategy may depend in part on the FCC’s success in implementing rules prohibiting fixed and mobile broadband access providers, among other things, from blocking or throttling traffic, from paid privatization, and from unreasonably interfering with, or disadvantaging, consumers’ or content providers’ access to the Internet.
Changes in the Cable Act, and/or the rules of the FCC that implement the Cable Act, may limit our ability to access programming from cable-affiliated programmers at nondiscriminatory rates.
We purchase a large percentage of our programming from cable-affiliated programmers. Pursuant to the Cable Act, cable providers had been prohibited from entering into exclusive contracts with cable-affiliated programmers. The Cable Act directed that this prohibition expires after a certain period of time unless the FCC determined that the prohibition continued to be necessary. In October 2012, the FCC allowed this prohibition to expire. While the FCC has issued a Further Notice of Proposed Rulemaking aimed at serving some of the same objectives as the prohibition, there can be no assurances that such protections will be adopted or be as effective as the prohibition if they are adopted. In the event that this decision is reconsidered by the FCC or reviewed by a court of appeals, we cannot predict the timing or outcome of any subsequent FCC decision.
As a result of the expiration of this prohibition on exclusivity, we may be limited in our ability to obtain access at all, or on nondiscriminatory terms, to programming from programmers that are affiliated with cable system operators. In addition, any other changes in the Cable Act, and/or the FCC’s rules that implement the Cable Act, that currently limit the ability of cable-affiliated programmers to discriminate against competing businesses such as ours, could adversely affect our ability to acquire cable-affiliated programming at all or to acquire programming on nondiscriminatory terms.
Furthermore, the FCC had imposed program access conditions on certain cable companies as a result of mergers, consolidations or affiliations with programmers. The expiration of the exclusivity prohibition in the Cable Act triggered the termination of certain program access conditions that the FCC had imposed on Liberty Media Corporation (“Liberty”). In July 2012, similar program access conditions that had applied to Time Warner Cable, which was acquired by Charter in 2016, expired as previously scheduled. These developments may adversely affect our ability to obtain Liberty’s and Charter’s programming, or to obtain it on nondiscriminatory terms. In the case of certain types of programming affiliated with Comcast through its control of NBCUniversal, the prohibition on exclusivity expired in January 2018, and we can no longer rely on these protections.
In addition, affiliates of certain cable providers have denied us access to sports programming that they distribute to their cable systems terrestrially, rather than by satellite. The FCC has held that new denials of such service are unfair if they have the purpose or effect of significantly hindering us from providing programming to consumers. However, we cannot be certain that we can prevail in a complaint related to such programming and gain access to it. Our continuing failure to access such programming could materially and adversely affect our ability to compete in regions serviced by these cable providers.
The injunction against our retransmission of distant networks, which is currently waived, may be reinstated.
Pursuant to the Satellite Television Extension and Localism Act of 2010 (“STELA”), we obtained a waiver of a court injunction that previously prevented us from retransmitting certain distant network signals under a statutory copyright license. Because of that waiver, we may provide distant network signals to eligible subscribers. To qualify for that waiver, we are required to provide local service in all 210 local markets in the United States on an ongoing basis. This condition poses a significant strain on our capacity. Moreover, we may lose that waiver if we are found to have failed to provide local service in any of the 210 local markets. If we lose the waiver, the injunction could be reinstated. Furthermore, depending on the severity of the failure, we may also be subject to other sanctions, which may include, among other things, damages.
We are subject to significant regulatory oversight, and changes in applicable regulatory requirements, including any adoption or modification of laws or regulations relating to the Internet, could adversely affect our business.
Our operations are subject to significant government regulation and oversight, primarily by the FCC and, to a certain extent, by Congress, other federal agencies and foreign, state and local authorities. Depending upon the circumstances, noncompliance with legislation or regulations promulgated by these authorities could result in the limitations on, or suspension or revocation of, our licenses or registrations, the termination or loss of contracts or the imposition of contractual damages, civil fines or criminal penalties, any of which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, the change in the Administration and any government policy changes it may institute, which may be substantial, could increase regulatory uncertainty. The adoption or modification of laws or regulations relating to video programming, satellite services, the Internet or other areas of our business could limit or otherwise adversely affect the manner in which we currently conduct our business, including our Sling TV services. In addition, the manner in which regulations or legislation in these areas may be interpreted and enforced cannot be precisely determined, which in turn could have an adverse effect on our business, financial condition and results of operations.
Our DISH TV services depend on FCC licenses that can expire or be revoked or modified and applications for FCC licenses that may not be granted.
If the FCC were to cancel, revoke, suspend, restrict, significantly condition, or fail to renew any of our licenses or authorizations, or fail to grant our applications for FCC licenses that we may file from time to time, it could have a material adverse effect on our business, financial condition and results of operations. Specifically, loss of a frequency authorization would reduce the amount of spectrum available to us, potentially reducing the amount of DISH TV services available to our DISH TV subscribers. The materiality of such a loss of authorizations would vary based upon, among other things, the location of the frequency used or the availability of replacement spectrum. In addition, Congress often considers and enacts legislation that affects us and FCC proceedings to implement the Communications Act and enforce its regulations are ongoing. We cannot predict the outcomes of these legislative or regulatory proceedings or their effect on our business.

We are subject to digital HD “carry-one, carry-all” requirements that cause capacity constraints.
To provide any full-power local broadcast signal in any market, we are required to retransmit all qualifying broadcast signals in that market (“carry-one, carry-all”), including the carriage of full-power broadcasters’ HD signals in markets in which we elect to provide local channels in HD. The carriage of additional HD signals on our DISH TV services could cause us to experience significant capacity constraints and prevent us from carrying additional popular national channels and/or carrying those national channels in HD.
Our business, investor confidence in our financial results and DISH Network’s stock price may be adversely affected if our internal controls are not effective.
We periodically evaluate and test our internal control over financial reporting to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act. Our management has concluded that our internal control over financial reporting was effective as of December 31, 2019. If in the future we are unable to report that our internal control over financial reporting is effective, investors, customers and business partners could lose confidence in the accuracy of our financial reports, which could in turn have a material adverse effect on our business, investor confidence in our financial results may weaken, and DISH Network’s stock price may suffer.
We may face other risks described from time to time in periodic and current reports we file with the SEC.
Risks Related to the Notes and the Exchange Offer
We have substantial debt outstanding and may incur additional debt.
As of June 30, 2020, our total long-term debt and finance lease obligations (including current portion), including the debt of our subsidiaries, outstanding was approximately $9.7 billion. Our debt levels could have significant consequences, including:
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making it more difficult to satisfy our obligations;

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a dilutive effect on our future earnings;

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increasing our vulnerability to general adverse economic conditions, including changes in interest rates;

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requiring us to devote a substantial portion of our cash to make interest and principal payments on our debt, thereby reducing the amount of cash available for other purposes. As a result, we would have limited financial and operating flexibility in responding to changing economic and competitive conditions;

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limiting our ability to raise additional debt because it may be more difficult for us to obtain debt financing on attractive terms; and

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placing us at a disadvantage compared to our competitors that are less leveraged.

In addition, we may incur substantial additional debt in the future. The terms of the indentures relating to our outstanding senior notes (including the Indenture) permit us to incur substantial additional debt. If new debt is added to our current debt levels, the risks we now face could intensify.
We may be required to raise and refinance indebtedness during unfavorable market conditions.
Our business plans may require that we raise additional debt to capitalize on our business opportunities. Developments in the financial markets have in the past made, and may from time to time in the future make, it more difficult for issuers of high yield indebtedness such as us to access capital markets at reasonable rates. Although we have not been materially impacted by events in the current credit market, we cannot predict with any certainty whether or not we will be impacted in the future by developments in the financial markets that may adversely affect our ability to secure additional financing to support our growth initiatives.

We depend upon our subsidiaries’ earnings to make payments on our indebtedness.
We have substantial debt service requirements that make us vulnerable to changes in general economic conditions. Our existing indentures (including the Indenture) restrict our and certain of our subsidiaries’ ability to incur additional debt. It may therefore be difficult for us to obtain additional debt if required or desired in order to implement our business strategy.
Since we conduct substantial operations through subsidiaries, our ability to service our debt obligations may depend upon the earnings of our subsidiaries and the payment of funds by our subsidiaries to us in the form of loans, dividends or other payments. We have few assets of significance other than the capital stock of our subsidiaries. Our subsidiaries are separate legal entities. Furthermore, our subsidiaries are not obligated to make funds available to us, and creditors of our subsidiaries will have a superior claim to certain of our subsidiaries’ assets. In addition, our subsidiaries’ ability to make any payments to us will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions. We cannot assure you that our subsidiaries will be able to pay dividends or that DISH Network or our subsidiaries will be able to otherwise contribute or distribute funds to us in an amount sufficient to pay the principal of or interest on the indebtedness owed by us.
The Notes are unsecured, and the Notes will be effectively subordinated to any future secured debt.
The Notes are unsecured and will rank equal in right of payment with our existing and future unsecured and unsubordinated senior debt. Our existing indentures (including the Indenture) permit us to incur significant secured indebtedness and other obligations. The Notes will be effectively subordinated to any future secured obligations to the extent of the value of the assets that secure such obligations. In the event of our bankruptcy, liquidation or reorganization or upon acceleration of the Notes, payment on the Notes could be less, ratably, than on any secured indebtedness. We may not have sufficient assets remaining after payment to our secured creditors to pay amounts due on any or all of the Notes then outstanding.
The guarantees of the Notes by our subsidiaries may be subject to challenge.
Our obligations under the Notes will be guaranteed jointly and severally by our principal operating subsidiaries. It is possible that if the creditors of the subsidiary guarantors challenge the subsidiary guarantees as a fraudulent conveyance under relevant federal and state statutes, under certain circumstances (including a finding that a subsidiary guarantor was insolvent at the time its guarantee of the Notes was issued), a court could hold that the obligations of a subsidiary guarantor under a subsidiary guarantee may be voided or are subordinate to other obligations of a subsidiary guarantor. In addition, it is possible that the amount for which a subsidiary guarantor is liable under a subsidiary guarantee may be limited. The measure of insolvency for purposes of the foregoing may vary depending on the law of the jurisdiction that is being applied. Generally, however, a company would be considered insolvent if the sum of its debts is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature. The Indenture provides that the obligations of the subsidiary guarantors under the subsidiary guarantees will be limited to amounts that will not result in the subsidiary guarantees being a fraudulent conveyance under applicable law. See “Description of the Notes — Guarantees.”
The covenants in the Indenture will not necessarily restrict our ability to take actions that may impair our ability to repay the Notes.
Although the Indenture governing the Notes includes covenants that restrict us from taking certain actions, these covenants include important exceptions which you should review carefully before investing in the Notes. Notwithstanding the covenants in the Indenture, we expect that we will continue to be able to incur substantial additional indebtedness and to make significant investments, distributions and other restricted payments without significant restrictions under the Indenture, including actions that may adversely affect our ability to perform our obligations under the Indenture. We are able to incur additional indebtedness based on a multiple of our Consolidated Cash Flow for the most recent four fiscal quarters, and we are able to make restricted payments (including investments) in an amount that is based in part upon our cumulative Consolidated Cash Flow since January 1, 2002. We analyze our available funds and the use of funds from time to time, including the payment of dividends to our parent. We have from time to time paid dividends to our parent, in certain cases in significant amounts. For example, in February 2015, we paid a dividend of $8.250 billion in connection with certain funding obligations related to the investments by American II and American III discussed above as well as to fund other DISH Network cash needs. In connection with the further development of DISH Network’s wireless business or other funding needs, we may make additional cash distributions. Our use of funds, including any payment of dividends to our parent, may change in the future depending on, among other things, our expectations as to future cash needs as well as our operations, earnings and general financial condition, as well as other internal and external factors that we may deem relevant. See “Description of the Notes―Certain Covenants.”
We may be unable to repay or repurchase the Notes upon a change of control.
There is no sinking fund with respect to the Notes, and the entire outstanding principal amount of the Notes will become due and payable on the maturity date. If we experience a Change of Control Event, as defined in the Indenture, you may require us to repurchase all or a portion of your Notes prior to maturity. See “Description of the Notes — Change of Control Offer.” We may not have sufficient funds or be able to arrange for additional financing to repay the Notes at maturity or to repurchase Notes tendered to us following a change of control.
The terms of our existing senior notes may require us to offer to repurchase those securities upon a change of control of DISH Network, limiting the amount of funds available to us, if any, to repurchase the Notes. If we have insufficient funds to redeem all Notes that holders tender for purchase upon the occurrence of a change of control, and we are unable to raise additional capital, an event of default could occur under the Indenture. An event of default could cause any other debt that we have to become automatically due, further exacerbating our financial condition and diminishing the value and liquidity of the Notes. We cannot assure you that additional capital would be available to us on acceptable terms, or at all.
There may be no public market for the Notes.
The Notes will be a new issue of securities with no established trading market. We cannot assure you that any market for the Notes will develop or, if it does develop, that it will be maintained. If a trading market is established, various factors could have a material adverse effect on the trading of the Notes, including fluctuations in the prevailing interest rates. We do not intend to apply for a listing of the Notes on any securities exchange.

BUSINESS
Brief Description of Our Business
DISH DBS is a holding company and an indirect, wholly-owned subsidiary of DISH Network, a publicly traded company listed on the Nasdaq Global Select Market. DISH DBS was formed under Colorado law in January 1996. Our principal executive offices are located at 9601 South Meridian Boulevard, Englewood, Colorado 80112 and our telephone number is (303) 723-1000. We refer readers of this prospectus to DISH Network’s Annual Report on Form 10-K for the year ended December 31, 2019. Our subsidiaries operate one business segment.
We offer pay-TV services under the DISH® brand and the SLING® brand (collectively “Pay-TV” services). The DISH branded pay-TV service consists of, among other things, FCC licenses authorizing us to use direct broadcast satellite (“DBS”) and Fixed Satellite Service (“FSS”) spectrum, our owned and leased satellites, receiver systems, broadcast operations, customer service facilities, a leased fiber optic network, in-home service and call center operations, and certain other assets utilized in our operations (“DISH TV”). We also design, develop and distribute receiver systems and provide digital broadcast operations, including satellite uplinking/downlinking, transmission and other services to third-party pay-TV providers. The SLING branded pay-TV services consist of, among other things, multichannel, live-linear streaming OTT Internet-based domestic, international and Latino video programming services (“SLING TV”). For further information, see “Management’s Narrative Analysis of Results of Operations” in this prospectus.
Business Strategy
Our business strategy is to be the best provider of video services in the United States by providing products with the best technology, outstanding customer service, and great value. We promote our Pay-TV services as providing our subscribers with a better “price-to-value” relationship than those available from other subscription television service providers.
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Products with the Best Technology. We offer a wide selection of local and national HD programming and are a technology leader in our industry, offering award-winning DVRs (including our Hopper® whole-home HD DVR), multiple tuner receivers, 1080p and 4K video on demand and external hard drives. We offer several Sling TV services, including Sling Orange (our single-stream Sling domestic service), Sling Blue (our multi-stream Sling domestic service), Sling International, Sling Latino, among others, as well as add-on extras, pay-per-view events and a cloud based DVR service.

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Outstanding Customer Service. We strive to provide outstanding customer service by improving the quality of the initial installation of subscriber equipment, improving the reliability of our equipment, better educating our customers about our products and services, and resolving customer problems promptly and effectively when they arise.

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Great Value. We have historically been viewed as the low-cost provider in the pay-TV industry in the United States. However, today with DISH TV, we are focused on our brand promise “Tuned into You” and a message of Service, Value and Technology. For example, for certain new and qualifying customers, we guarantee our pricing for certain programming packages and equipment for a two-year commitment period. We also offer a differentiated customer experience with our award winning Hopper Platform that integrates voice control powered by Google Assistant, access to apps including Netflix, Prime Video and You Tube, and the ability to watch live, recorded and On Demand content anywhere with the Dish Anywhere mobile application. As another example, our Sling Orange service and our Sling Blue service are two of the lowest priced live-linear online streaming services in the industry.

Relationship with EchoStar
On January 1, 2008, DISH Network completed the distribution of its technology and set-top box business and certain infrastructure assets (the “Spin-off”) into a separate publicly-traded company, EchoStar. DISH Network and EchoStar operate as separate publicly-traded companies and neither entity has any ownership interest in the other. However, a substantial majority of the voting power of the shares of both DISH Network and EchoStar is owned beneficially by Charles W. Ergen, our Chairman, and by certain entities established by Mr. Ergen for the benefit of his family. Furthermore, we have an authorized representative arrangement with Hughes, a wholly owned subsidiary of EchoStar, under the MSA which offers satellite broadband Internet services to customers. For further information, see “Risk Factors” and Note 17 in the Notes to our Consolidated Financial Statements included elsewhere in this prospectus.
On February 28, 2017, DISH Network and EchoStar and certain of their respective subsidiaries completed the transactions contemplated by the Share Exchange Agreement (the “Share Exchange Agreement”) that was previously entered into on January 31, 2017 (the “Share Exchange”). Pursuant to the Share Exchange Agreement, among other things, EchoStar transferred to DISH Network certain assets and liabilities of the EchoStar technologies and EchoStar broadcasting businesses, consisting primarily of the businesses that design, develop and distribute digital set-top boxes, provide satellite uplink services and develop and support streaming video technology, as well as certain investments in joint ventures, spectrum licenses, real estate properties and EchoStar’s ten percent non-voting interest in Sling TV Holding L.L.C. (the “Transferred Businesses”), and in exchange, DISH Network transferred to EchoStar the 6,290,499 shares of preferred tracking stock issued by EchoStar (the “EchoStar Tracking Stock”) and 81.128 shares of preferred tracking stock issued by Hughes Satellite Systems Corporation, a subsidiary of EchoStar (the “HSSC Tracking Stock,” and together with the EchoStar Tracking Stock, collectively, the “Tracking Stock”), that tracked the residential retail satellite broadband business of Hughes Network Systems, L.L.C. (“HNS”), a wholly-owned subsidiary of Hughes. In connection with the Share Exchange, DISH Network and EchoStar and certain of their respective subsidiaries entered into certain agreements covering, among other things, tax matters, employee matters, intellectual property matters and the provision of transitional services.
As the Share Exchange was a transaction between entities that are under common control, accounting rules require that our Consolidated Financial Statements include the results of the Transferred Businesses for all periods presented, including periods prior to the completion of the Share Exchange. See Note 17 to our Consolidated Financial Statements included elsewhere in this prospectus on our Related Party Transactions with EchoStar for further information.
Properties
The following table sets forth certain information concerning our principal properties as of December 31, 2019.
Leased From
Description/Use/Location	Owned	EchoStar	DISH	Other Third Party
Corporate headquarters, Englewood, Colorado(1)		X
Customer call center and general offices, Roseland, New Jersey				X
Customer call center, Bluefield, West Virginia	X
Customer call center, Christiansburg, Virginia				X
Customer call center, Harlingen, Texas	X
Customer call center, Hilliard, Ohio				X
Customer call center, Littleton, Colorado(2)			X
Customer call center, Phoenix, Arizona				X
Customer call center, Thornton, Colorado	X
Customer call center, Tulsa, Oklahoma				X
Customer call center, warehouse, service, and remanufacturing center, El Paso, Texas	X
Data Center, Cheyenne, Wyoming(2)			X
Digital broadcast operations center, Cheyenne, Wyoming(3)	X
Digital broadcast operations center, Gilbert, Arizona(3)	X

Leased From
Description/Use/Location	Owned	EchoStar	DISH	Other Third Party
Engineering offices and service center, Englewood, Colorado(3)	X
Engineering office, American Fork, Utah(3)				X
Engineering office, Bangalore, India(3)				X
Engineering office, Foster City, California(3)				X
Engineering office, Kharkov, Ukraine(3)				X
Engineering office, Superior, Colorado(3)				X
IT development center, Denver, Colorado				X
Micro digital broadcast operations center, Lockhart, Texas(3)	X
Regional digital broadcast operations center, Monee, Illinois(3)	X
Regional digital broadcast operations center, New Braunfels, Texas (3)	X
Regional digital broadcast operations center, Quicksburg, Virginia (3)	X
Regional digital broadcast operations center, Spokane, Washington (3)	X
Service and remanufacturing center, Spartanburg, South Carolina				X
Warehouse and distribution center, Denver, Colorado				X
Warehouse and distribution center, Atlanta, Georgia				X
Warehouse, Denver, Colorado	X

(1)
See Note 17 in the Notes to our Consolidated Financial Statements included elsewhere in this prospectus for further information on our Related Party Transactions with EchoStar.

(2)
These properties were transferred to DISH Network in connection with the completion of the Master Transaction Agreement. See Note 17 in the Notes to our Consolidated Financial Statements included elsewhere in this prospectus for further information on our Related Party Transactions with DISH Network.

(3)
These properties were transferred to us in connection with the completion of the Share Exchange.

In addition to the principal properties listed above, we operate numerous facilities for, among other things, our in-home service operations strategically located in regions throughout the United States. Furthermore, we own or lease capacity on 11 satellites, which are a major component of our DISH TV services. See further information under Note 6 in the Notes to our Consolidated Financial Statements included elsewhere in this prospectus.
Litigation
We are involved in a number of legal proceedings concerning matters arising in connection with the conduct of our business activities. See “Risk Factors — Legal and Regulatory Risks” and Note 15 “Commitments and Contingencies — Contingencies — Litigation” in the Notes to our Consolidated Financial Statements included elsewhere in this prospectus for information regarding certain legal proceedings in which we are involved.

MANAGEMENT’S NARRATIVE ANALYSIS OF RESULTS OF OPERATIONS
You should read the following narrative analysis of our financial condition and results of operations together with the condensed consolidated financial statements and notes to our financial statements included elsewhere in this prospectus. This management’s narrative analysis is intended to help provide an understanding of our financial condition, changes in financial condition and results of our operations and contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry, business and future financial results. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those discussed in this prospectus under the captions “Risk Factors” and “Disclosure Regarding Forward-Looking Statements” and in our Annual Report and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 12, 2020, under the caption “Item 1A. Risk Factors.” Furthermore, such forward-looking statements speak only as of the date of this prospectus, and we expressly disclaim any obligation to update any forward-looking statements.
Overview
Our business strategy is to be the best provider of video services in the United States by providing products with the best technology, outstanding customer service, and great value. We promote our Pay-TV services as providing our subscribers with a better “price-to-value” relationship than those available from other subscription television service providers. In connection with the growth in OTT industry, we promote our SLING TV services primarily to consumers who do not subscribe to traditional satellite and cable pay-TV services.
As the pay-TV industry is mature, our DISH TV strategy has included an emphasis on acquiring and retaining higher quality subscribers, including subscribers in markets underserved by pay-TV services, even if it means that we will acquire and retain fewer overall subscribers. We evaluate the quality of subscribers based upon a number of factors, including, among others, profitability. Our DISH TV subscriber base has been declining due to, among other things, this strategy. There can be no assurance that our DISH TV subscriber base will not continue to decline and that the pace of such decline will not accelerate.
Our revenue and profit is primarily derived from Pay-TV programming services that we provide to our subscribers. We also generate revenue from equipment rental fees and other hardware related fees, including DVRs and fees from subscribers with multiple receivers; advertising services; fees earned from our Smart Home service operations; warranty services; and sales of digital receivers and related equipment to third-party pay-TV providers. Our subscriber-related revenue has been declining due to, among other things, the continuing decline in our DISH TV subscriber base. Our most significant expenses are subscriber-related expenses, which are primarily related to programming.
Financial Highlights
2020 Second Quarter Consolidated Results of Operations and Key Operating Metrics
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Revenue of $3.149 billion

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Net income attributable to DISH DBS of $375 million

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Loss of approximately 96,000 net Pay-TV subscribers

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Loss of approximately 40,000 net DISH TV subscribers

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Loss of approximately 56,000 net SLING TV subscribers

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Pay-TV ARPU of $92.17

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Gross new DISH TV subscriber activations of approximately 268,000

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DISH TV churn rate of 1.14%

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DISH TV SAC of $834

Consolidated Financial Condition as of June 30, 2020
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Cash, cash equivalents and current marketable investment securities of $27 million

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Total assets of $4.156 billion

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Total long-term debt and finance lease obligations of $9.701 billion

We currently operate one business segment.
Recent Developments
COVID-19 Update
A novel strain of coronavirus which causes the disease COVID-19 has resulted in a worldwide health pandemic. To date, COVID-19 has surfaced in nearly all regions around the world and resulted in global travel restrictions and business slowdowns or shutdowns. The COVID-19 pandemic has also created unanticipated circumstances and uncertainty, disruption, and significant volatility in the economic environment generally, which have and may continue to adversely affect our business operations and may materially and adversely affect our business, financial condition and results of operations. As the COVID-19 pandemic continues, many of our customers are impacted by recommendations and/or mandates from federal, state, and local authorities to practice social distancing, to refrain from gathering in groups and, in some areas, to refrain from non-essential movements outside of their homes. Governmental authorities are taking various actions in an effort to slow the spread of COVID-19. COVID-19 has impacted our business, in particular the following areas:
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In response to the outbreak and business disruption, first and foremost, we have prioritized the health and safety of our employees. We have implemented increased health and safety practices including, increased use of personal protective equipment for employees to protect them and our subscribers, and temperature checks at certain locations.

•
Our commercial business is impacted as many bars, restaurants, and other commercial establishments have been and continue to be recommended and/or mandated to suspend all non-essential “in-person” business operations. In addition, airlines and hotels significantly reduced operations as a result of government actions and/or related lower consumer demand.

•
Beginning in the second half of March 2020, COVID-19 and the related governmental recommendations and/or mandates created reduced in person selling opportunities, and a reduction in customers’ willingness to open direct mail marketing and allow in-home technicians into their homes. As a result, we reduced our marketing expenditures and our gross new DISH TV subscribers began to decrease.

•
Our DISH Smart Home Services brand was impacted as in-home installation and support has been impacted by government actions and/or related lower consumer demand for these services.

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Widespread unemployment may impact both our commercial and residential subscribers’ ability to pay for the services they receive and, as a result, we have increased our allowance for credit losses as a component of “Trade accounts receivable, net” as of June 30, 2020 on our Condensed Consolidated Balance Sheets. We continue to monitor the health of our business, including the potential impact of widespread unemployment on our subscribers’ ability to pay for the services they receive.

•
Our supply chain has been impacted by COVID-19, and there have been and could be additional significant and unanticipated interruptions and/or delays in the supply of materials and/or equipment across our supply chain, due to, among other things, surges in COVID-19. Furthermore, we may not be able to diversify sources of supply in a timely manner to mitigate these interruptions and/or delays. These interruptions and/or delays in our supply chain could have a material adverse effect on our business, including our pay-TV operations, our ability to meet our build-out requirement deadlines for our wireless spectrum licenses and our 5G Network Deployment generally.

•
Due to the current economic climate, combined with changing needs of our customers and how we can best serve them, during the second quarter of 2020, we made the decision to reevaluate our organization. This included a focused set of staffing reductions to align our workforce to best serve our Pay-TV customers.
We continue to monitor the rapidly evolving situation and guidance from international and domestic authorities, including federal, state and local public health agencies and may take additional actions based on their recommendations. In these circumstances, there may be developments beyond our control requiring us to adjust our operating plan. As such, given the dynamic nature of this situation, we cannot reasonably estimate the impacts of COVID-19 on our financial condition, results of operations or cash flows in the future.
Pay-TV
We are the nation’s fourth largest pay-TV provider and offer pay-TV services under the DISH® brand and the SLING® brand (collectively “Pay-TV” services). The DISH branded pay-TV service consists of, among other things, Federal Communications Commission (“FCC”) licenses authorizing us to use direct broadcast satellite (“DBS”) and Fixed Satellite Service (“FSS”) spectrum, our owned and leased satellites, receiver systems, broadcast operations, customer service facilities, a leased fiber optic network, in-home service and call center operations, and certain other assets utilized in our operations (“DISH TV”). We also design, develop and distribute receiver systems and provide digital broadcast operations, including satellite uplinking/downlinking, transmission and other services to third-party pay-TV providers. The SLING branded pay-TV services consist of, among other things, multichannel, live-linear streaming over-the-top (“OTT”), Internet-based domestic, international and Latino video programming services (“SLING TV”). As of June 30, 2020, we had 11.272 million Pay-TV subscribers in the United States, including 9.017 million DISH TV subscribers and 2.255 million SLING TV subscribers.
Competition has intensified in recent years as the pay-TV industry has matured. To differentiate our DISH TV services from our competitors, we offer the Hopper whole-home DVR and have continued to add functionality and simplicity for a more intuitive user experience. Our Hopper and Joey® whole-home DVR promotes a suite of integrated features and functionality designed to maximize the convenience and ease of watching TV anytime and anywhere. It also has several innovative features that a consumer can use, at his or her option, to watch and record television programming, through their televisions, streaming media devices, tablets, phones and computers. The Hopper 3, among other things, features 16 tuners, delivers an enhanced 4K Ultra HD experience, and supports up to seven TVs simultaneously.
We market our SLING TV services primarily to consumers who do not subscribe to traditional satellite and cable pay-TV services. Our SLING TV services require an Internet connection and are available on multiple streaming-capable devices including streaming media devices, TVs, tablets, computers, game consoles and phones. We offer SLING International, SLING Latino and SLING domestic video programming services. Our domestic SLING TV services have a single-stream service branded SLING Orange and a multi-stream service branded SLING Blue, which includes, among other things, the ability to stream on up to three devices simultaneously.
We face competition from providers of video content distributed over the Internet including services with live-linear television programming, as well as single programmer offerings and offerings of large libraries of on-demand content, including in certain cases original content. These providers include, among others, Netflix, Hulu, Apple, Amazon, Alphabet, Disney, Verizon, AT&T, ViacomCBS, STARZ, Fubo and Philo. Many of these companies have larger customer bases, stronger brand recognition and greater financial, marketing and other resources than we do. In addition, traditional providers of video entertainment, including broadcasters, cable channels and MVPDs, are increasing their Internet-based video offerings. Some of these services charge nominal or no fees for access to their content, which could adversely affect demand for our Pay-TV services. Moreover, new technologies have been, and will likely continue to be, developed that further increase the number of competitors we face with respect to video services, including competition from piracy-based video offerings. This competition, among other things, has caused the rate of growth in subscribers to our SLING TV services to decrease. In June 2018, we launched additional SLING TV services which include offering consumers a la carte channel subscriptions, access to pay-per-view events and movies, and access to free content. There can be no assurance that these additional services and other offers will positively affect our results of operations or our net SLING TV subscribers.

Business Developments
Mergers and acquisitions, joint ventures and alliances among cable television providers, telecommunications companies, programming providers and others may result in, among other things, greater scale and financial leverage and increase the availability of offerings from providers capable of bundling video, broadband and/or wireless services in competition with our services and may exacerbate the risks described in our public filings. In October 2016, AT&T announced its acquisition of Time Warner, which was completed in June 2018. In December 2017, Walt Disney Company announced its acquisition of certain assets of Twenty-First Century Fox, Inc., which was completed in March 2019. These transactions may affect us adversely by, among other things, making it more difficult for us to obtain access to certain programming networks on nondiscriminatory and fair terms, or at all. For example, in connection with AT&T’s acquisition of Time Warner, Turner sent all of its distributors written, irrevocable offers to submit disputes over the price and other terms of Turner programming to binding arbitration and to guarantee continued access to that programming while any arbitration is pending. However, in October 2018, AT&T removed its HBO and Cinemax channels, which are not part of Turner, from our DISH TV and SLING TV programming lineup, as we and AT&T have been unable to negotiate the terms and conditions of a new programming carriage contract.
Trends
Competition
Competition has intensified in recent years as the pay-TV industry has matured. With respect to our DISH TV services, we and our competitors increasingly must seek to attract a greater proportion of new subscribers from each other’s existing subscriber bases rather than from first-time purchasers of pay-TV services. We incur significant costs to retain our existing DISH TV subscribers, mostly as a result of upgrading their equipment to next generation receivers, primarily including our Hopper receivers, and by providing retention credits. Our DISH TV subscriber retention costs may vary significantly from period to period.
Many of our competitors have been especially aggressive by offering discounted programming and services for both new and existing subscribers, including bundled offers combining broadband, video and/or wireless services and other promotional offers. Certain competitors have been able to subsidize the price of video services with the price of broadband and/or wireless services.
Our Pay-TV services also face increased competition from programmers and other companies who distribute video directly to consumers over the Internet. Our SLING TV services face increased competition from content providers and other companies, as well as traditional satellite television providers, cable companies and large telecommunications companies that are increasing their Internet-based video offerings. We also face competition from providers of video content distributed over the Internet including services with live-linear television programming, as well as single programmer offerings and offerings of large libraries of on-demand content, including in certain cases original content. These providers include, among others, Netflix, Hulu, Apple, Amazon, Alphabet, Disney, Verizon, AT&T, ViacomCBS, STARZ, Fubo and Philo. Furthermore, our DISH TV services face increased competition as programming offered over the Internet has become more prevalent and consumers are spending an increasing amount of time accessing video content via the Internet on their mobile devices. Significant changes in consumer behavior with regard to the means by which consumers obtain video entertainment and information in response to digital media competition could have a material adverse effect on our business, results of operations and financial condition or otherwise disrupt our business. In particular, consumers have shown increased interest in viewing certain video programming in any place, at any time and/or on any broadband-connected device they choose. Online content providers may cause our subscribers to disconnect our DISH TV services (“cord cutting”), downgrade to smaller, less expensive programming packages (“cord shaving”) or elect to purchase through these online content providers a certain portion of the services that they would have historically purchased from us, such as pay per view movies, resulting in less revenue to us.
We implement new marketing promotions from time to time that are intended to increase our Pay-TV subscriber activations. For our DISH TV services, we have launched various marketing promotions offering certain DISH TV programming packages without a price increase for a commitment period. We also launched our Flex Pack skinny bundle with a core package of programming consisting of more than

50 channels and the choice of one of ten themed add-on channel packs, which include, among others, local broadcast networks and kids and general entertainment programming. Subscribers can also add or remove additional channel packs to best suit their entertainment needs. In addition, certain streaming apps, including, among others, Netflix, Amazon Prime Video and YouTube, have been integrated into select Hopper receiver systems. During 2017, we launched “Tuned In To You” and during 2019 we launched the “Tuned In To You 2.0” campaign, which further amplifies our commitment to customer satisfaction. While we plan to implement these and other new marketing efforts for our DISH TV services, there can be no assurance that we will ultimately be successful in increasing our gross new DISH TV subscriber activations. Additionally, in response to our efforts, we may face increased competitive pressures, including aggressive marketing and retention efforts, bundled discount offers combining broadband, video and/or wireless services and other discounted promotional offers. For our SLING TV services, we offer a personalized TV experience with a customized channel line-up and two of the lowest priced multichannel live-linear online streaming services in the industry, our SLING Orange service and our SLING Blue service. During 2018, we launched our “We are Slingers” campaign and during 2019, we launched our “Sling In” campaign. While we plan to implement this and other new marketing efforts for our SLING TV services, there can be no assurance that we will ultimately be successful in increasing our net SLING TV subscriber activations.
Our Pay-TV subscriber base has been declining due to, among other things, the factors described above. There can be no assurance that our Pay-TV subscriber base will not continue to decline and that the pace of such decline will not accelerate. As our Pay-TV subscriber base continues to decline, it could have a material adverse long-term effect on our business, results of operations, financial condition and cash flow.
Programming
Our ability to compete successfully will depend, among other things, on our ability to continue to obtain desirable programming and deliver it to our subscribers at competitive prices. Programming costs represent a large percentage of our “Subscriber-related expenses” and the largest component of our total expense. We expect these costs to continue to increase due to contractual price increases and the renewal of long-term programming contracts on less favorable pricing terms and certain programming costs are rising at a much faster rate than wages or inflation. In particular, the rates we are charged for retransmitting local broadcast channels have been increasing substantially and may exceed our ability to increase our prices to our customers. Going forward, our margins may face pressure if we are unable to renew our long-term programming contracts on acceptable pricing and other economic terms or if we are unable to pass these increased programming costs on to our customers.
Increases in programming costs have caused us to increase the rates that we charge to our subscribers, which could in turn cause our existing Pay-TV subscribers to disconnect our service or cause potential new Pay-TV subscribers to choose not to subscribe to our service. Additionally, even if our subscribers do not disconnect our services, they may purchase through new and existing online content providers a certain portion of the services that they would have historically purchased from us, such as pay-per-view movies, resulting in less revenue to us.
Furthermore, our net Pay-TV subscriber additions, gross new DISH TV subscriber activations, and DISH TV churn rate may be negatively impacted if we are unable to renew our long-term programming carriage contracts before they expire. In the past, our net Pay-TV subscriber additions, gross new DISH TV subscriber activations, and DISH TV churn rate have been negatively impacted as a result of programming interruptions and threatened programming interruptions in connection with the scheduled expiration of programming carriage contracts with content providers. For example, in June 2018 and November 2018, Univision Communications Inc. (“Univision”) removed certain of its channels from our DISH TV and SLING TV programming lineup. On March 26, 2019, we and Univision signed a new programming carriage contract which restored certain of these Univision channels to our DISH TV programming lineup. In October 2018, AT&T removed its HBO and Cinemax channels from our DISH TV and SLING TV programming lineup, as we and AT&T have been unable to negotiate the terms and conditions of a new programming carriage contract. AT&T offers its programming, including its HBO and Cinemax channels, directly to consumers over the Internet and provides HBO for free to its subscribers under certain offers. In July 2019, Fox Regional Sports Networks (“RSNs”) also removed certain of its channels from our DISH TV and SLING TV programming lineup. In August 2019, Sinclair Broadcast Group acquired the Fox RSNs.

We experienced a higher DISH TV churn rate, higher net Pay-TV subscriber losses and lower gross new DISH TV subscriber activations during 2018 and 2019, when Univision, AT&T and Fox RSNs removed certain of their channels from our DISH TV and SLING TV programming lineup. There can be no assurance that channel removals, such as the removal of the channels discussed above or others, will not have a material adverse effect on our business, results of operations and financial condition or otherwise disrupt our business.
We cannot predict with any certainty the impact to our net Pay-TV subscriber additions, gross new DISH TV subscriber activations, and DISH TV churn rate resulting from additional programming interruptions or threatened programming interruptions that may occur in the future. As a result, we may at times suffer from periods of lower net Pay-TV subscriber additions or higher net Pay-TV subscriber losses.
Operations and Customer Service
While competitive factors have impacted the entire pay-TV industry, our relative performance has also been driven by issues specific to us. In the past, our subscriber growth has been adversely affected by signal theft and other forms of fraud and by our operational inefficiencies. For our DISH TV services, in order to combat signal theft and improve the security of our broadcast system, we use microchips embedded in credit card sized access cards, called “smart cards,” or security chips in our DBS receiver systems to control access to authorized programming content (“Security Access Devices”). We expect that future replacements of these devices may be necessary to keep our system secure. To combat other forms of fraud, among other things, we monitor our independent third-party distributors’ and independent third-party retailers’ adherence to our business rules. Furthermore, for our SLING TV services, we encrypt programming content and use digital rights management software to, among other things, prevent unauthorized access to our programming content.
While we have made improvements in responding to and dealing with customer service issues, we continue to focus on the prevention of these issues, which is critical to our business, financial condition and results of operations. To improve our operational performance, we continue to make investments in staffing, training, information systems, and other initiatives, primarily in our call center and in-home service operations. These investments are intended to help combat inefficiencies introduced by the increasing complexity of our business, improve customer satisfaction, reduce churn, increase productivity, and allow us to scale better over the long run. We cannot be certain, however, that our spending will ultimately be successful in improving our operational performance.
Changes in our Technology
We have been deploying DBS receivers for our DISH TV services that utilize 8PSK modulation technology with MPEG-4 compression technology for several years. These technologies, when fully deployed, will allow improved broadcast efficiency, and therefore allow increased programming capacity. Many of our customers today, however, do not have DBS receivers that use MPEG-4 compression technology. In addition, given that all of our HD content is broadcast in MPEG-4, any growth in HD penetration will naturally accelerate our transition to these newer technologies and may increase our retention costs. All new DBS receivers have MPEG-4 compression with 8PSK modulation technology.
In addition, from time to time, we change equipment for certain subscribers to make more efficient use of transponder capacity in support of HD and other initiatives. We believe that the benefit from the increase in available transponder capacity outweighs the short-term cost of these equipment changes.
Operational Liquidity
We make general investments in property such as satellites, set-top boxes, information technology and facilities that support our overall Pay-TV business. Moreover, since we are a subscriber-based company, we also make subscriber-specific investments to acquire new subscribers and retain existing subscribers. While the general investments may be deferred without impacting the business in the short-term, the subscriber-specific investments are less discretionary. Our overall objective is to generate sufficient cash flow over the life of each subscriber to provide an adequate return against the upfront investment. Once the upfront investment has been made for each subscriber, the subsequent cash flow is generally positive, but there can be no assurances that over time we will recoup or earn a return on the upfront investment.
There are a number of factors that impact our future cash flow compared to the cash flow we generate at a given point in time. The first factor is our DISH TV churn rate and how successful we are at retaining our current Pay-TV subscribers. To the extent we lose Pay-TV subscribers from our existing base, the positive cash flow from that base is correspondingly reduced. The second factor is how successful we are at maintaining our subscriber-related margins. To the extent our “Subscriber-related expenses” grow faster than our “Subscriber-related revenue,” the amount of cash flow that is generated per existing subscriber is reduced. Our subscriber-related margins have been reduced by, among other things, a shift to lower priced Pay-TV programming packages and higher programming costs. The third factor is the rate at which we acquire new subscribers. The faster we acquire new subscribers, the more our positive ongoing cash flow from existing subscribers is offset by the negative upfront cash flow associated with acquiring new subscribers. Conversely, the slower we acquire subscribers, the more our operating cash flow is enhanced in that period. Finally, our future cash flow is impacted by the rate at which we make general investments, incur litigation expense, and any cash flow from financing activities. Declines in our Pay-TV subscriber base and subscriber-related margins continue to negatively impact our cash flow, and there can be no assurances that these declines will not continue.
Availability of Credit and Effect on Liquidity
The ability to raise capital has generally existed for us despite economic weakness and uncertainty. While modest fluctuations in the cost of capital will not likely impact our current operational plans, significant fluctuations could have a material adverse effect on our business, results of operations and financial condition.
Future Liquidity
Debt Issuances and Maturity
Our 5 1/8% Senior Notes with an aggregate principal balance of $1.1 billion were redeemed on May 1, 2020.
Our 6 3/4% Senior Notes due 2021 with an aggregate principal balance of $2.0 billion mature on June 1, 2021. We expect to fund this obligation from cash and marketable investment securities balances at that time. But, depending on market conditions, we may refinance this obligation in whole or in part.
On July 1, 2020, we issued $1.0 billion aggregate principal amount of our 7 3/8% Senior Notes due July 1, 2028. Interest accrues at an annual rate of 7 3/8% and is payable semi-annually in cash, in arrears on January 1 and July 1 of each year, commencing on January 1, 2021.
DISH Network Spectrum
Since 2008, DISH Network has directly invested over $11 billion to acquire certain wireless spectrum licenses and related assets and made over $10 billion in non-controlling investments in certain entities, for a total of over $21 billion, as described further below.
DISH Network has directly invested over $11 billion to acquire certain wireless spectrum licenses and related assets. These wireless spectrum licenses are subject to certain interim and final build-out requirements, as well as certain renewal requirements. In March 2017, DISH Network notified the FCC that it planned to deploy a narrowband Internet of Things (“IoT”) network on certain of these wireless licenses, which was to be the first phase of its network deployment (“First Phase”). DISH Network expected to complete the First Phase by March 2020, with subsequent phases to be completed thereafter. In light of, among other things, certain developments related to the Sprint-TMUS merger, during the first quarter 2020, DISH Network determined that the revision of certain of its build-out deadlines was probable and, therefore, DISH Network no longer intends to complete its narrowband IoT deployment. DISH Network has issued requests for information and proposals (“RFI/Ps”) to various vendors in the wireless industry as it moves forward with its 5G broadband network deployment (“5G Network Deployment”). DISH Network currently expects expenditures for its wireless projects to be between $250 million and $500 million during 2020, excluding capitalized interest. DISH Network currently expects expenditures for its 5G Network Deployment to be approximately $10 billion, excluding capitalized interest. DISH Network will need to make significant additional investments or partner with others to, among other things, commercialize, build-out, and integrate these licenses and related assets, and any additional acquired licenses and related assets; and comply with regulations applicable to such licenses. Depending on the nature and scope of such commercialization, build-out, integration efforts, and regulatory compliance, any such investments or partnerships could vary significantly.
In addition, as DISH Network considers its options for the commercialization of its wireless spectrum, it will incur significant additional expenses and will have to make significant investments related to, among other things, research and development, wireless testing and wireless network infrastructure. DISH Network may also determine that additional wireless spectrum licenses may be required to commercialize its wireless business and to compete with other wireless service providers.
Asset Purchase Agreement
On July 26, 2019, DISH Network entered into an Asset Purchase Agreement (the “APA”) with T-Mobile US, Inc. (“TMUS”) and Sprint Corporation (“Sprint” and together with TMUS, the “Sellers” and given the consummation of the Sprint-TMUS merger, sometimes referred to as “NTM”) to acquire from NTM certain assets and liabilities associated with Sprint’s Boost Mobile and Sprint-branded prepaid mobile services businesses (the “Prepaid Business”) for an aggregate purchase price of $1.4 billion as adjusted for specific categories of net working capital on the closing date (the “Prepaid Business Sale”). Effective July 1, 2020 (the “Closing Date”), upon the terms and subject to the conditions set forth in the APA, DISH and NTM completed the Prepaid Business Sale.
At the closing of the Prepaid Business Sale, DISH Network and NTM entered into a transition services agreement under which DISH Network will receive certain transitional services (the “TSA”), a master network services agreement for the provision of network services by NTM to DISH Network (the “MNSA”), an option agreement entitling DISH Network to acquire certain decommissioned cell sites and retail stores of NTM (the “Option Agreement”) and an agreement under which DISH Network would purchase all of Sprint’s 800 MHz spectrum licenses, totaling approximately 13.5 MHz of nationwide wireless spectrum for an additional approximately $3.59 billion (the “Spectrum Purchase Agreement” and together with the APA, the TSA, the MNSA and the Option Agreement, the “Transaction Agreements”). See Note 10 “Commitments and Contingencies — Commitments — Sprint Asset Acquisition” of DISH Network’s Quarterly Report on Form 10-Q for the three months ended June 30, 2020 for further information on the Transaction Agreements.
In connection with the development of DISH Network’s wireless business, including, without limitation, the efforts described above, we have made cash distributions to partially finance these efforts to date and may make additional cash distributions to finance, in whole or in part, DISH Network’s future efforts. There can be no assurance that DISH Network will be able to develop and implement a business model that will realize a return on these wireless spectrum licenses or that DISH Network will be able to profitably deploy the assets represented by these wireless spectrum licenses.
DISH Network Non-Controlling Investments in the Northstar Entities and the SNR Entities Related to AWS-3 Wireless Spectrum Licenses
During 2015, through its wholly-owned subsidiaries American AWS-3 Wireless II L.L.C. (“American II”) and American AWS-3 Wireless III L.L.C. (“American III”), DISH Network initially made over $10 billion in certain non-controlling investments in Northstar Spectrum, LLC (“Northstar Spectrum”), the parent company of Northstar Wireless, LLC (“Northstar Wireless,” and collectively with Northstar Spectrum, the “Northstar Entities”), and in SNR Wireless HoldCo, LLC (“SNR HoldCo”), the parent company of SNR Wireless LicenseCo, LLC (“SNR Wireless,” and collectively with SNR HoldCo, the “SNR Entities”), respectively. On October 27, 2015, the FCC granted certain AWS-3 wireless spectrum licenses (the “AWS-3 Licenses”) to Northstar Wireless (the “Northstar Licenses”) and to SNR Wireless (the “SNR Licenses”), respectively. The Northstar Entities and/or the SNR Entities may need to raise significant additional capital in the future, which may be obtained from third party sources or from DISH Network, so that the Northstar

Entities and the SNR Entities may commercialize, build-out and integrate these AWS-3 Licenses, comply with regulations applicable to such AWS-3 Licenses, and make any potential payments related to the re-auction of AWS-3 licenses retained by the FCC. Depending upon the nature and scope of such commercialization, build-out, integration efforts, regulatory compliance, and potential re-auction payments, any such loans, equity contributions or partnerships could vary significantly. For further information regarding the potential re-auction of AWS-3 licenses retained by the FCC, see Note 10 “Commitments and Contingencies — Commitments — DISH Network Non-Controlling Investments in the Northstar Entities and the SNR Entities Related to AWS-3 Wireless Spectrum Licenses” in the Notes to DISH Network’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.
We have made and may make cash distributions to finance, in whole or in part, loans that DISH Network has made or may make in the future to the Northstar Entities and the SNR Entities related to DISH Network’s non-controlling investments in these entities. There can be no assurance that DISH Network will be able to obtain a profitable return on its non-controlling investments in the Northstar Entities and the SNR Entities.
We may need to raise significant additional capital in the future, which may not be available on acceptable terms or at all, to among other things, make additional cash distributions to DISH Network, continue investing in our business and to pursue acquisitions and other strategic transactions.
See Note 10 “Commitments and Contingencies — Commitments” in the Notes to DISH Network’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 for further information.
Master Transaction Agreement
On May 19, 2019, DISH Network entered into a Master Transaction Agreement with EchoStar (the “Master Transaction Agreement”) and effective September 10, 2019, certain satellites and real estate assets leased from EchoStar were transferred to DISH Network. As a result of the Master Transaction Agreement, DISH Network is now a supplier of the vast majority of our transponder capacity. See Note 13 “Related Party Transactions — Master Transaction Agreement” in the Notes to DISH Network’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 for further information on the Master Transaction Agreement.
Covenants and Restrictions Related to our Senior Notes
The indentures related to our outstanding senior notes contain restrictive covenants that, among other things, impose limitations on our ability to: (i) incur additional indebtedness; (ii) enter into sale and leaseback transactions; (iii) pay dividends or make distributions on our capital stock or repurchase our capital stock; (iv) make certain investments; (v) create liens; (vi) enter into certain transactions with affiliates; (vii) merge or consolidate with another company; and (viii) transfer or sell assets. Should we fail to comply with these covenants, all or a portion of the debt under the senior notes could become immediately payable. The senior notes also provide that the debt may be required to be prepaid if certain change-in-control events occur. As of the date of filing of this prospectus, we were in compliance with the covenants and restrictions related to our senior notes.
EXPLANATION OF KEY METRICS AND OTHER ITEMS
Subscriber-related revenue.   “Subscriber-related revenue” consists principally of revenue from basic, local, premium movie, pay-per-view, Latino and international subscriptions; equipment rental fees and other hardware related fees, including DVRs and fees from subscribers with multiple receivers; advertising services; fees earned from our in-home service operations; warranty services; and other subscriber revenue. Certain of the amounts included in “Subscriber-related revenue” are not recurring on a monthly basis.
Equipment sales and other revenue.   “Equipment sales and other revenue” principally includes the non-subsidized sales of DBS accessories to independent third-party retailers and other independent third-party distributors of our equipment, sales of digital receivers and related components to third-party pay-TV providers, revenue from Smart-Home Services and revenue from services and other agreements with EchoStar.

Subscriber-related expenses.   “Subscriber-related expenses” principally include programming expenses, which represent a substantial majority of these expenses. “Subscriber-related expenses” also include costs for Pay-TV services incurred in connection with our subscriber retention, in-home service and call center operations, billing costs, refurbishment and repair costs related to DBS receiver systems and other variable subscriber expenses.
Satellite and transmission expenses.   “Satellite and transmission expenses” includes the cost of digital broadcast operations, the cost of leasing satellite capacity, executory costs associated with finance leases, the cost of telemetry, tracking and control, and other related services. In addition, “Satellite and transmission expenses” includes costs associated with our SLING TV services including, among other things, streaming delivery technology and infrastructure.
Cost of sales — equipment and other.   “Cost of sales — equipment and other” primarily includes the cost of non-subsidized sales of DBS accessories to independent third-party retailers and other independent third-party distributors of our equipment, costs associated with sales of digital receivers and related components to third-party pay-TV providers, costs associated with Smart-Home Services and costs related to services and other agreements with EchoStar.
Subscriber acquisition costs.   While we primarily lease DBS receiver systems, we also subsidize certain costs to attract new subscribers. Our “Subscriber acquisition costs” include the cost of subsidized sales of DBS receiver systems to independent third-party retailers and other independent third-party distributors of our equipment, the cost of subsidized sales of DBS receiver systems directly by us to subscribers, including net costs related to our promotional incentives, costs related to our direct sales efforts and costs related to installation and acquisition advertising. Our “Subscriber acquisition costs” also includes costs associated with acquiring SLING TV subscribers including, among other things, costs related to acquisition advertising and our direct sales efforts and commissions. Subsequent to the adoption of ASU 2014-09 on January 1, 2018, we capitalize payments made under certain sales incentive programs, including those with our independent third-party retailers and other independent third-party distributors, which were previously expensed as “Subscriber acquisition costs.” These amounts are now initially capitalized in “Other current assets” and “Other noncurrent assets, net” on our Condensed Consolidated Balance Sheets, and then amortized in “Other subscriber acquisition costs” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). See Note 2 in the Notes to our Condensed Consolidated Financial Statements included elsewhere in this prospectus for further information.
DISH TV SAC.   Subscriber acquisition cost measures are commonly used by those evaluating traditional companies in the pay-TV industry. We are not aware of any uniform standards for calculating the “average subscriber acquisition costs per new DISH TV subscriber activation,” or DISH TV SAC, and we believe presentations of pay-TV SAC may not be calculated consistently by different companies in the same or similar businesses. Our DISH TV SAC is calculated as “Subscriber acquisition costs,” excluding “Subscriber acquisition costs” associated with our SLING TV services, plus capitalized payments made under certain sales incentive programs, excluding amortization related to these payments, plus the value of equipment capitalized under our lease program for new DISH TV subscribers, divided by gross new DISH TV subscriber activations. We include all the costs of acquiring DISH TV subscribers (e.g., subsidized and capitalized equipment) as we believe it is a more comprehensive measure of how much we are spending to acquire subscribers. We also include all new DISH TV subscribers in our calculation, including DISH TV subscribers added with little or no subscriber acquisition costs.
General and administrative expenses.   “General and administrative expenses” consists primarily of employee-related costs associated with administrative services such as legal, information systems, and accounting and finance. It also includes outside professional fees (e.g., legal, information systems and accounting services) and other items associated with facilities and administration.
Interest expense, net of amounts capitalized.   “Interest expense, net of amounts capitalized” primarily includes interest expense (net of capitalized interest), prepayment premiums and amortization of debt issuance costs associated with our senior debt, and interest expense associated with our finance lease obligations.

Other, net.   The main components of “Other, net” are gains and losses realized on the sale of investments, impairment of marketable and non-marketable investment securities, unrealized gains and losses from changes in fair value of certain marketable investment securities and equity in earnings and losses of our affiliates.
Earnings before interest, taxes, depreciation and amortization (“EBITDA”).   EBITDA is defined as “Net income (loss) attributable to DISH DBS” plus “Interest expense, net of amounts capitalized” net of “Interest income,” “Income tax (provision) benefit, net” and “Depreciation and amortization.” This “non-GAAP measure” is reconciled to “Net income (loss) attributable to DISH DBS” in our discussion of “Results of Operations” below.
DISH TV subscribers.   We include customers obtained through direct sales, independent third-party retailers and other independent third-party distribution relationships in our DISH TV subscriber count. We also provide DISH TV services to hotels, motels and other commercial accounts. For certain of these commercial accounts, we divide our total revenue for these commercial accounts by $34.99, and include the resulting number, which is substantially smaller than the actual number of commercial units served, in our DISH TV subscriber count.
SLING TV subscribers.   We include customers obtained through direct sales and third-party marketing agreements in our SLING TV subscriber count. SLING TV subscribers are recorded net of disconnects. SLING TV customers receiving service for no charge, under certain new subscriber promotions, are excluded from our SLING TV subscriber count. For customers who subscribe to multiple SLING TV packages, including, among others, SLING TV Blue, SLING TV Orange, SLING Latino and SLING International, each customer is only counted as one SLING TV subscriber.
Pay-TV subscribers.   Our Pay-TV subscriber count includes all DISH TV and SLING TV subscribers discussed above. For customers who subscribe to both our DISH TV services and our SLING TV services, each subscription is counted as a separate Pay-TV subscriber.
Pay-TV average monthly revenue per subscriber (“Pay-TV ARPU”).   We are not aware of any uniform standards for calculating ARPU and believe presentations of ARPU may not be calculated consistently by other companies in the same or similar businesses. We calculate Pay-TV average monthly revenue per Pay-TV subscriber, or Pay-TV ARPU, by dividing average monthly “Subscriber-related revenue” for the period by our average number of Pay-TV subscribers for the period. The average number of Pay-TV subscribers is calculated for the period by adding the average number of Pay-TV subscribers for each month and dividing by the number of months in the period. The average number of Pay-TV subscribers for each month is calculated by adding the beginning and ending Pay-TV subscribers for the month and dividing by two. SLING TV subscribers on average purchase lower priced programming services than DISH TV subscribers, and therefore, as SLING TV subscribers increase, it has had a negative impact on Pay-TV ARPU.
DISH TV average monthly subscriber churn rate (“DISH TV churn rate”).   We are not aware of any uniform standards for calculating subscriber churn rate and believe presentations of subscriber churn rates may not be calculated consistently by different companies in the same or similar businesses. We calculate DISH TV churn rate for any period by dividing the number of DISH TV subscribers who terminated service during the period by the average number of DISH TV subscribers for the same period, and further dividing by the number of months in the period. The average number of DISH TV subscribers is calculated for the period by adding the average number of DISH TV subscribers for each month and dividing by the number of months in the period. The average number of DISH TV subscribers for each month is calculated by adding the beginning and ending DISH TV subscribers for the month and dividing by two.

Results of Operations
Three Months Ended June 30, 2020 Compared to the Three Months Ended June 30, 2019.
	For the Three Months Ended June 30,		Variance
Statements of Operations Data	2020	2019	Amount	%
		(In thousands)
Revenue:
Subscriber-related revenue	$3,117,334	$3,117,066	$268	0.0
Equipment sales and other revenue	31,197	49,533	(18,336)	(37.0)
Total revenue	3,148,531	3,166,599	(18,068)	(0.6)
Costs and Expenses:
Subscriber-related expenses	1,863,895	1,974,439	(110,544)	(5.6)
% of Subscriber-related revenue	59.8%	63.3%
Satellite and transmission expenses	117,912	144,983	(27,071)	(18.7)
% of Subscriber-related revenue	3.8%	4.7%
Cost of sales – equipment and other	23,660	49,603	(25,943)	(52.3)
Subscriber acquisition costs	199,724	238,078	(38,354)	(16.1)
General and administrative expenses	156,574	187,930	(31,356)	(16.7)
% of Total revenue	5.0%	5.9%
Depreciation and amortization	122,869	135,600	(12,731)	(9.4)
Total costs and expenses	2,484,634	2,730,633	(245,999)	(9.0)
Operating income (loss)	663,897	435,966	227,931	52.3
Other Income (Expense):
Interest income	1,112	5,593	(4,481)	(80.1)
Interest expense, net of amounts capitalized	(164,047)	(194,857)	30,810	15.8
Other, net	(152)	3,131	(3,283)	*
Total other income (expense)	(163,087)	(186,133)	23,046	12.4
Income (loss) before income taxes	500,810	249,833	250,977	*
Income tax (provision) benefit, net	(125,830)	(64,465)	(61,365)	(95.2)
Effective tax rate	25.1%	25.8%
Net income (loss)	374,980	185,368	189,612	*
Less: Net income (loss) attributable to noncontrolling interests, net of tax	—	—	—	*
Net income (loss) attributable to DISH DBS	$374,980	$185,368	$189,612	*
Other Data:
Pay-TV subscribers, as of period end (in millions)**	11.272	12.032	(0.760)	(6.3)
DISH TV subscribers, as of period end (in millions)**	9.017	9.560	(0.543)	(5.7)
SLING TV subscribers, as of period end (in millions)	2.255	2.472	(0.217)	(8.8)
Pay-TV subscriber additions (losses), net (in millions)**	(0.096)	(0.031)	(0.065)	*
DISH TV subscriber additions (losses), net (in millions)**	(0.040)	(0.079)	0.039	49.4
SLING TV subscriber additions (losses), net (in millions)	(0.056)	0.048	(0.104)	*
Pay-TV ARPU	$92.17	$86.34	$5.83	6.8
DISH TV subscriber additions, gross (in millions)	0.268	0.348	(0.080)	(23.0)
DISH TV churn rate	1.14%	1.48%	(0.34)%	(23.0)
DISH TV SAC	$834	$786	$48	6.1
EBITDA	$786,614	$574,697	$211,917	36.9

*
Percentage is not meaningful.

**
During the first quarter 2020, we removed approximately 250,000 subscribers representing commercial accounts impacted by COVID-19 from our ending Pay-TV subscriber count. During the second quarter 2020, 45,000 of these subscribers came off pause or had temporary rate relief end and are included in our ending Pay-TV subscriber count as of June 30, 2020. See “Results of Operations — Pay-TV subscribers” for further information.
Pay-TV subscribers
DISH TV subscribers.   We lost approximately 40,000 net DISH TV subscribers during the three months ended June 30, 2020 compared to the loss of approximately 79,000 net DISH TV subscribers during the same period in 2019. This decrease in net DISH TV subscriber losses primarily resulted from a lower DISH TV churn rate, partially offset by lower gross new DISH TV subscriber activations.
SLING TV subscribers.   We lost approximately 56,000 net SLING TV subscribers during the three months ended June 30, 2020 compared to the addition of approximately 48,000 net SLING TV subscribers during the same period in 2019. This decrease in net SLING TV subscriber additions was primarily related to lower SLING TV subscriber activations, increased competition, including competition from other subscription video on-demand and live-linear OTT service providers, and delays and cancellations of sporting events as a result of COVID-19.
DISH TV subscribers, gross.   During the three months ended June 30, 2020, we activated approximately 268,000 gross new DISH TV subscribers compared to approximately 348,000 gross new DISH TV subscribers during the same period in 2019, a decrease of 23.0%. This decrease in our gross new DISH TV subscriber activations was primarily related to the impact of COVID-19. Beginning in the second half of March 2020, COVID-19 and the related governmental recommendations and/or mandates created reduced in person selling opportunities, and a reduction in customers’ willingness to open direct mail marketing and allow in-home technicians into their homes as well as delays and cancellations of sporting events. As a result, during the second quarter 2020, we reduced our marketing expenditures and our gross new DISH TV subscribers began to decrease. We continue to assess the impact of COVID-19 and cannot predict with certainty the impact to our gross new DISH TV subscribers as a result of, among other things, higher unemployment and lower discretionary spending and reduced ability to perform our in-home service operations due to the impact of social distancing. In addition, our gross new DISH TV subscriber activations continue to be negatively impacted by stricter customer acquisition policies for our DISH TV subscribers, including an emphasis on acquiring higher quality subscribers, and by increased competitive pressures, including aggressive short term introductory pricing and bundled offers combining broadband, video and/or wireless services and other discounted promotional offers, and channel removals.
DISH TV churn rate.   Our DISH TV churn rate for the three months ended June 30, 2020 was 1.14% compared to 1.48% for the same period in 2019. This decrease primarily resulted from the positive impact of COVID-19, including, among other things, the recommendations and/or mandates from federal, state, and local authorities that customers refrain from non-essential movements outside of their homes and the resulting increased consumption of our Pay-TV services. In addition, COVID-19 had a positive impact on competitive pressures due to, among other things, a reduction in customers’ willingness to allow competitors’ technicians into their homes and delays and cancellations of sporting events that reduced the attractiveness of competitors’ promotional offers and services. We continue to assess the impact of COVID-19 and cannot predict with certainty the impact to our DISH TV churn rate as a result of, among other things, higher unemployment and lower discretionary spending and reduced ability to perform our in-home service operations due to the impact of social distancing. In addition, this decrease also resulted from our emphasis on acquiring and retaining higher quality subscribers. Our DISH TV churn rate continues to be adversely impacted by external factors, such as, among other things, increased competitive pressures, including aggressive marketing, bundled discount offers combining broadband, video and/or wireless services and other discounted promotional offers, as well as cord cutting. Our DISH TV churn rate is also impacted by internal factors, such as, among other things, our ability to consistently provide outstanding customer service, price increases, programming interruptions in connection with the scheduled expiration of certain programming carriage contracts, our ability to control piracy and other forms of fraud and the level of our retention efforts.
Beginning in March 2020, several federal, state, and local government agencies implemented recommendations, guidelines, and orders regarding “social distancing” in an attempt to slow or stop the spread of COVID-19. As a result of these actions, many bars, restaurants, and other commercial establishments have been and continue to be recommended and/or ordered to suspend all non-essential “in-person” business operations. In addition, airlines and hotels significantly reduced operations as a result of government actions and/or related lower consumer demand. In an effort to avoid charging commercial customers for services in their establishments which are no longer open to the public, we have paused service or provided temporary rate relief for certain of those commercial accounts. For certain commercial accounts, each subscription is counted as one Pay-TV subscriber. For other commercial accounts, as discussed above, we divide our total revenue for these commercial accounts by $34.99, and include the resulting number, which is substantially smaller than the actual number of commercial units served, in our Pay-TV subscriber count. During the first quarter 2020, we removed 250,000 subscribers from our ending Pay-TV subscriber count for commercial accounts we placed on pause, or received reduced revenue, or we anticipate the account to disconnect due to COVID-19. During the second quarter 2020, 45,000 of these subscribers came off pause or had temporary rate relief end and 17,000 of these subscribers disconnected.
We have not incurred and do not expect to incur any significant expenses in connection with the return of these commercial accounts and accordingly, these commercial accounts were added to our ending subscriber count and were not recorded as gross new Pay-TV subscriber activations. We cannot predict when the remaining commercial accounts will be able to fully reopen, how many will return or when they may return to active subscriber status, and there can be no assurance that they will return. We continue to assess the impact of COVID-19 and cannot predict with certainty the impact to our subscriber base, gross new DISH TV subscribers and our DISH TV churn rate as a result of, among other things, higher unemployment and lower discretionary spending and our reduced ability to perform our in-home service operations due to the impact of social distancing. As such, given the dynamic nature of this situation, we cannot reasonably estimate the impacts of COVID-19 on our financial condition and results of operations.
We cannot predict with any certainty the impact to our net Pay-TV subscriber additions, gross new DISH TV subscriber activations, and DISH TV subscriber churn rate resulting from programming interruptions or threatened programming interruptions that may occur in the future. As a result, we may at times suffer from periods of lower net Pay-TV subscriber additions or higher net Pay-TV subscriber losses.
We have not always met our own standards for performing high-quality installations, effectively resolving subscriber issues when they arise, answering subscriber calls in an acceptable timeframe, effectively communicating with our subscriber base, reducing calls driven by the complexity of our business, improving the reliability of certain systems and subscriber equipment and aligning the interests of certain independent third-party retailers and installers to provide high-quality service. Most of these factors have affected both gross new DISH TV subscriber activations as well as DISH TV subscriber churn rate. Our future gross new DISH TV subscriber activations and our DISH TV subscriber churn rate may be negatively impacted by these factors, which could in turn adversely affect our revenue.
Subscriber-related revenue.   “Subscriber-related revenue” totaled $3.117 billion for the three months ended June 30, 2020, an increase of less than $1 million compared to the same period in 2019. The increase in “Subscriber-related revenue” compared to the same period in 2019 was primarily related to an increase in Pay-TV ARPU discussed below, partially offset by a lower average Pay-TV subscriber base.
Pay-TV ARPU.   Pay-TV ARPU was $92.17 during the three months ended June 30, 2020 versus $86.34 during the same period in 2019. The $5.83 or 6.8% increase in Pay-TV ARPU was primarily attributable to the DISH TV programming package price increases in the first quarter 2020 and 2019, the SLING TV programming package price increases in the first quarter 2020 and fourth quarter 2019, and an increase in revenue related to pay-per-view and premium channels. In addition, Pay-TV ARPU for the three months ended June 30, 2020 was positively impacted by a decrease in SLING TV subscribers as a percentage of our total Pay-TV subscriber base and fewer commercial accounts compared to the same period in 2019. SLING TV subscribers on average purchase lower priced programming services than DISH TV subscribers, and therefore, the decrease in SLING TV subscribers had a positive impact on Pay-TV ARPU. Commercial accounts have lower Pay-TV ARPU than residential subscribers, and therefore, the decrease in commercial accounts had a positive impact on Pay-TV ARPU.
Subscriber-related expenses.   “Subscriber-related expenses” totaled $1.864 billion during the three months ended June 30, 2020, a decrease of $111 million or 5.6% compared to the same period in 2019.

The decrease in “Subscriber-related expenses” was primarily attributable to a lower average Pay-TV subscriber base and a decrease in variable and retention costs per subscriber. Variable and retention costs per subscriber decreased due to, among other things, increased operational efficiencies, including a focused set of staffing reductions, and fewer customer upgrades. These decreases were partially offset by higher programming costs per subscriber. Programming costs per subscriber during the three months ended June 30, 2020 increased due to rate increases in certain of our programming contracts, including the renewal of certain contracts at higher rates, particularly for local broadcast channels. This increase was partially offset by the reduction in programming costs per subscriber related to Fox RSN’s removal of certain of their channels from our programming lineup. “Subscriber-related expenses” represented 59.8% and 63.3% of “Subscriber-related revenue” during the three months ended June 30, 2020 and 2019, respectively.
In the normal course of business, we enter into contracts to purchase programming content in which our payment obligations are generally contingent on the number of Pay-TV subscribers to whom we provide the respective content. Our “Subscriber-related expenses” have and will continue to face further upward pressure from price increases and the renewal of long-term programming contracts on less favorable pricing terms. In addition, our programming expenses will increase to the extent we are successful in growing our Pay-TV subscriber base.
Satellite and transmission expenses.   “Satellite and transmission expenses” totaled $118 million during the three months ended June 30, 2020, a decrease of $27 million or 18.7% compared to the same period in 2019. This decrease resulted from the reduction of expense associated with the satellite leases for EchoStar XVIII and Nimiq 5. In May 2019, our lease of EchoStar XVIII ended as a result of an agreement to sell our interests in the LMDS and MVDDS licenses in exchange for the EchoStar XVIII satellite. During September 2019 pursuant to the Master Transaction Agreement, we began accounting for our Nimiq 5 satellite lease as a finance lease. Accordingly, expenses related to this lease are no longer recorded in “Satellite and transmission expenses,” but rather in “Depreciation and amortization” and “Interest expense, net of amounts capitalized” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).
Subscriber acquisition costs.   “Subscriber acquisition costs” totaled $200 million during the three months ended June 30, 2020, a decrease of $38 million or 16.1% compared to the same period in 2019. This change was primarily attributable to lower gross new DISH TV subscriber activations, partially offset by the increase in DISH TV SAC, discussed below.
DISH TV SAC.   DISH TV SAC was $834 during the three months ended June 30, 2020 compared to $786 during the same period in 2019, an increase of $48 or 6.1%. This change was primarily attributable to fewer commercial additions compared to the same period in 2019, which historically have lower DISH TV SAC than residential activations.
During the three months ended June 30, 2020 and 2019, the amount of equipment capitalized under our lease program for new DISH TV subscribers totaled $36 million and $43 million, respectively.
To remain competitive, we upgrade or replace subscriber equipment periodically as technology changes, and the costs associated with these upgrades may be substantial. To the extent technological changes render a portion of our existing equipment obsolete, we would be unable to redeploy all returned equipment and consequently would realize less benefit from the DISH TV SAC reduction associated with redeployment of that returned lease equipment.
Our “Subscriber acquisition costs” and “DISH TV SAC” may materially increase in the future to the extent that we, among other things, transition to newer technologies, introduce more aggressive promotions, or provide greater equipment subsidies.
General and administrative expenses.   “General and administrative expenses” totaled $157 million during the three months ended June 30, 2020, a $31 million or 16.7% decrease compared to the same period in 2019. This decrease was primarily driven by cost cutting initiatives, including a focused set of staffing reductions.
Interest expense, net of amounts capitalized.   “Interest expense, net of amounts capitalized” totaled $164 million during the three months ended June 30, 2020, a decrease of $31 million compared to the same period in 2019. This decrease was primarily related to a reduction in interest expense resulting from debt redemptions during 2020 and 2019.
Earnings before interest, taxes, depreciation and amortization.   EBITDA was $787 million during the three months ended June 30, 2020, an increase of $212 million or 36.9% compared to the same period in 2019. The increase in EBITDA was primarily attributable to the changes in operating income, excluding the change in “Depreciation and amortization.” The following table reconciles EBITDA to the accompanying financial statements.
	For the Three Months Ended June 30,
	2020	2019
		(In thousands)
EBITDA	$786,614	$574,697
Interest, net	(162,935)	(189,264)
Income tax (provision) benefit, net	(125,830)	(64,465)
Depreciation and amortization	(122,869)	(135,600)
Net income (loss) attributable to DISH DBS	$374,980	$185,368
EBITDA is not a measure determined in accordance with accounting principles generally accepted in the United States (“GAAP”) and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.
Income tax (provision) benefit, net.   Our income tax provision was $126 million during the three months ended June 30, 2020, an increase of $61 million compared to the same period in 2019. The increase in the provision was primarily related to an increase in “Income (loss) before income taxes.”

Six Months Ended June 30, 2020 Compared to the Six Months Ended June 30, 2019.
	For the Six Months Ended June 30,		Variance
Statements of Operations Data	2020	2019	Amount	%
		(In thousands)
Revenue:
Subscriber-related revenue	$6,248,234	$6,215,002	$33,232	0.5
Equipment sales and other revenue	68,079	89,597	(21,518)	(24.0)
Total revenue	6,316,313	6,304,599	11,714	0.2
Costs and Expenses:
Subscriber-related expenses	3,797,718	3,950,875	(153,157)	(3.9)
% of Subscriber-related revenue	60.8%	63.6%
Satellite and transmission expenses	239,973	299,880	(59,907)	(20.0)
% of Subscriber-related revenue	3.8%	4.8%
Cost of sales – equipment and other	54,474	89,944	(35,470)	(39.4)
Subscriber acquisition costs	453,597	431,977	21,620	5.0
General and administrative expenses	341,498	374,507	(33,009)	(8.8)
% of Total revenue	5.4%	5.9%
Depreciation and amortization	257,954	290,715	(32,761)	(11.3)
Total costs and expenses	5,145,214	5,437,898	(292,684)	(5.4)
Operating income (loss)	1,171,099	866,701	304,398	35.1
Other Income (Expense):
Interest income	1,962	8,528	(6,566)	(77.0)
Interest expense, net of amounts capitalized	(346,387)	(390,502)	44,115	11.3
Other, net	793	4,564	(3,771)	(82.6)
Total other income (expense)	(343,632)	(377,410)	33,778	8.9
Income (loss) before income taxes	827,467	489,291	338,176	69.1
Income tax (provision) benefit, net	(208,334)	(126,287)	(82,047)	(65.0)
Effective tax rate	25.2%	25.8%
Net income (loss)	619,133	363,004	256,129	70.6
Less: Net income (loss) attributable to noncontrolling interests, net of tax	—	(124)	124	*
Net income (loss) attributable to DISH DBS	$619,133	$363,128	$256,005	70.5
Other Data:
Pay-TV subscribers, as of period end (in millions)	11.272	12.032	(0.760)	(6.3)
DISH TV subscribers, as of period end (in millions)	9.017	9.560	(0.543)	(5.7)
SLING TV subscribers, as of period end (in millions)	2.255	2.472	(0.217)	(8.8)
Pay-TV subscriber additions (losses), net (in millions)	(0.509)	(0.290)	(0.219)	(75.5)
DISH TV subscriber additions (losses), net (in millions)	(0.172)	(0.345)	0.173	50.1
SLING TV subscriber additions (losses), net (in millions)	(0.337)	0.055	(0.392)	*
Pay-TV ARPU	$90.43	$85.68	$4.75	5.5
DISH TV subscriber additions, gross (in millions)	0.567	0.591	(0.024)	(4.1)
DISH TV churn rate	1.34%	1.61%	(0.27)%	(16.8)
DISH TV SAC	$849	$803	$46	5.7
EBITDA	$1,429,846	$1,162,104	$267,742	23.0

*
Percentage is not meaningful.

**
During the first quarter 2020, we removed approximately 250,000 subscribers representing commercial accounts impacted by COVID-19 from our ending Pay-TV subscriber count. During the second quarter 2020, 45,000 of these subscribers came off pause or had temporary rate relief end and are included in our ending Pay-TV subscriber count as of June 30, 2020. The effect of the removal of these 250,000 subscribers as of March 31, 2020 and the addition of these 45,000 subscribers as of June 30, 2020 was excluded from the calculation of our gross new Pay-TV subscriber activations, net Pay-TV subscriber additions/losses and Pay-TV churn rate for the six months ended June 30, 2020. See “Results of Operations — Pay-TV subscribers” for further information.
Pay-TV subscribers
DISH TV subscribers.   We lost approximately 172,000 net DISH TV subscribers during the six months ended June 30, 2020 compared to the loss of approximately 345,000 net DISH TV subscribers during the same period in 2019. This decrease in net DISH TV subscriber losses primarily resulted from a lower DISH TV churn rate, partially offset by lower gross new DISH TV subscriber activations.
SLING TV subscribers.   We lost approximately 337,000 net SLING TV subscribers during the six months ended June 30, 2020 compared to the addition of approximately 55,000 net SLING TV subscribers during the same period in 2019. This decrease in net SLING TV subscriber additions was primarily related to lower SLING TV subscriber activations, increased competition, including competition from other subscription video on-demand and live-linear OTT service providers, and delays and cancellations of sporting events as a result of COVID-19.
DISH TV subscribers, gross.   During the six months ended June 30, 2020, we activated approximately 567,000 gross new DISH TV subscribers compared to approximately 591,000 gross new DISH TV subscribers during the same period in 2019, a decrease of 4.1%. This decrease in our gross new DISH TV subscriber activations was primarily related to the impact of COVID-19. Beginning in the second half of March 2020, COVID-19 and the related governmental recommendations and/or mandates created reduced in person selling opportunities, and a reduction in customers’ willingness to open direct mail marketing and allow in-home technicians into their homes as well as delays and cancellations of sporting events. As a result, during the first and second quarter 2020, we reduced our marketing expenditures and our gross new DISH TV subscribers began to decrease. We continue to assess the impact of COVID-19 and cannot predict with certainty the impact to our gross new DISH TV subscribers as a result of, among other things, higher unemployment and lower discretionary spending and reduced ability to perform our in-home service operations due to the impact of social distancing. In addition, our gross new DISH TV subscriber activations continue to be negatively impacted by stricter customer acquisition policies for our DISH TV subscribers, including an emphasis on acquiring higher quality subscribers, and by increased competitive pressures, including aggressive short term introductory pricing and bundled offers combining broadband, video and/or wireless services and other discounted promotional offers, and channel removals.
DISH TV churn rate.   Our DISH TV churn rate for the six months ended June 30, 2020 was 1.34% compared to 1.61% for the same period in 2019. This decrease primarily resulted from the positive impact of COVID-19, including, among other things, the recommendations and/or mandates from federal, state, and local authorities that customers refrain from non-essential movements outside of their homes and the resulting increased consumption of our Pay-TV services. In addition, COVID-19 had a positive impact on competitive pressures due to, among other things, a reduction in customers’ willingness to allow competitors’ technicians into their homes and delays and cancellations of sporting events that reduced the attractiveness of competitors’ promotional offers and services. Furthermore, our DISH TV churn rate for the six months ended June 30, 2019 was negatively impacted by Univision’s removal of certain of their channels from our programming lineup. We continue to assess the impact of COVID-19 and cannot predict with certainty the impact to our DISH TV churn rate as a result of, among other things, higher unemployment and lower discretionary spending and reduced ability to perform our in-home service operations due to the impact of social distancing. In addition, this decrease also resulted from our emphasis on acquiring and retaining higher quality subscribers. Our DISH TV churn rate continues to be adversely impacted by external factors, such as, among other things, increased competitive pressures, including aggressive marketing, bundled discount offers combining broadband, video and/or wireless services and other discounted promotional offers, as well as cord cutting. Our DISH TV churn rate is also impacted by internal factors, such as, among other things, our ability to consistently provide outstanding customer service, price increases, programming interruptions in connection with the scheduled expiration of certain programming carriage contracts, our ability to control piracy and other forms of fraud and the level of our retention efforts.

Beginning in March 2020, several federal, state, and local government agencies implemented recommendations, guidelines, and orders regarding “social distancing” in an attempt to slow or stop the spread of COVID-19. As a result of these actions, many bars, restaurants, and other commercial establishments have been and continue to be recommended and/or ordered to suspend all non-essential “in-person” business operations. In addition, airlines and hotels significantly reduced operations as a result of government actions and/or related lower consumer demand. In an effort to avoid charging commercial customers for services in their establishments which are no longer open to the public, we have paused service or provided temporary rate relief for certain of those commercial accounts. For certain commercial accounts, each subscription is counted as one Pay-TV subscriber. For other commercial accounts, as discussed above, we divide our total revenue for these commercial accounts by $34.99, and include the resulting number, which is substantially smaller than the actual number of commercial units served, in our Pay-TV subscriber count. During the first quarter 2020, we removed 250,000 subscribers from our ending Pay-TV subscriber count for commercial accounts we placed on pause, or received reduced revenue, or we anticipate the account to disconnect due to COVID-19. During the second quarter 2020, 45,000 of these subscribers came off pause or had temporary rate relief end and 17,000 of these subscribers disconnected.
While our ending Pay-TV subscriber count as of June 30, 2020 was adjusted for the removal of 250,000 commercial subscribers and the addition of 45,000 commercial subscribers, discussed above, gross new Pay-TV subscriber activations, net Pay-TV subscriber additions/losses and Pay-TV churn rate for the six months ended June 30, 2020 were not adjusted. We have not incurred and do not expect to incur any significant expenses in connection with the return of these commercial accounts and accordingly, these commercial accounts were added to our ending subscriber count and were not recorded as gross new Pay-TV subscriber activations. We cannot predict when the remaining commercial accounts will be able to fully reopen, how many will return or when they may return to active subscriber status, and there can be no assurance that they will return. We continue to assess the impact of COVID-19 and cannot predict with certainty the impact to our subscriber base, gross new DISH TV subscribers and our DISH TV churn rate as a result of, among other things, higher unemployment and lower discretionary spending and our reduced ability to perform our in-home service operations due to the impact of social distancing. As such, given the dynamic nature of this situation, we cannot reasonably estimate the impacts of COVID-19 on our financial condition and results of operations.
Subscriber-related revenue.   “Subscriber-related revenue” totaled $6.248 billion for the six months ended June 30, 2020, an increase of $33 million or 0.5% compared to the same period in 2019. The increase in “Subscriber-related revenue” compared to the same period in 2019 was primarily related to an increase in Pay-TV ARPU discussed below, partially offset by a lower average Pay-TV subscriber base.
Pay-TV ARPU.   Pay-TV ARPU was $90.43 during the six months ended June 30, 2020 versus $85.68 during the same period in 2019. The $4.75 or 5.5% increase in Pay-TV ARPU was primarily attributable to the DISH TV programming package price increases in the first quarter 2020 and 2019, the SLING TV programming package price increases in the first quarter 2020 and fourth quarter 2019 and fewer commercial accounts compared to the same period in 2019, which have lower Pay-TV ARPU than residential subscribers.
Subscriber-related expenses.   “Subscriber-related expenses” totaled $3.798 billion during the six months ended June 30, 2020, a decrease of $153 million or 3.9% compared to the same period in 2019. The decrease in “Subscriber-related expenses” was primarily attributable to a lower average Pay-TV subscriber base and a decrease in variable and retention costs per subscriber. Variable and retention costs per subscriber decreased due to, among other things, increased operational efficiencies, including a focused set of staffing reductions, and fewer customer upgrades. These decreases were partially offset by higher programming costs per subscriber. Programming costs per subscriber during the six months ended June 30, 2020 increased due to rate increases in certain of our programming contracts, including the renewal of certain contracts at higher rates, particularly for local broadcast channels. This increase was partially offset by the reduction in programming costs per subscriber related to Fox RSN’s removal of certain of their channels from our programming lineup. In addition, the six months ended June 30, 2020 was negatively impacted by the $20 million increase in allowance for credit losses as a result of COVID-19. “Subscriber-related expenses” represented 60.8% and 63.6% of “Subscriber-related revenue” during the six months ended June 30, 2020 and 2019, respectively.

Satellite and transmission expenses.   “Satellite and transmission expenses” totaled $240 million during the six months ended June 30, 2020, a decrease of $60 million or 20.0% compared to the same period in 2019. This decrease resulted from the reduction of expense associated with the satellite leases for EchoStar XVIII and Nimiq 5. In May 2019, our lease of EchoStar XVIII ended as a result of an agreement to sell our interests in the LMDS and MVDDS licenses in exchange for the EchoStar XVIII satellite. During September 2019 pursuant to the Master Transaction Agreement, we began accounting for our Nimiq 5 satellite lease as a finance lease. Accordingly, expenses related to this lease are no longer recorded in “Satellite and transmission expenses,” but rather in “Depreciation and amortization” and “Interest expense, net of amounts capitalized” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).
Subscriber acquisition costs.   “Subscriber acquisition costs” totaled $454 million during the six months ended June 30, 2020, an increase of $22 million or 5.0% compared to the same period in 2019. This change was primarily attributable to the increase in DISH TV SAC, discussed below, partially offset by lower gross new DISH TV subscriber activations.
DISH TV SAC.   DISH TV SAC was $849 during the six months ended June 30, 2020 compared to $803 during the same period in 2019, an increase of $46 or 5.7%. This change was primarily attributable to fewer commercial additions compared to the same period in 2019, which historically have lower DISH TV SAC than residential activations, and an increase in advertising costs.
During the six months ended June 30, 2020 and 2019, the amount of equipment capitalized under our lease program for new DISH TV subscribers totaled $71 million and $77 million, respectively.
General and administrative expenses.   “General and administrative expenses” totaled $341 million during the six months ended June 30, 2020, a $33 million or 8.8% decrease compared to the same period in 2019. This decrease was primarily driven by cost cutting initiatives, including a focused set of staffing reductions.
Depreciation and amortization.   “Depreciation and amortization” expense totaled $258 million during the six months ended June 30, 2020, a $33 million or 11.3% decrease compared to the same period in 2019. This change was primarily driven by a decrease in depreciation expense from equipment leased to new and existing DISH TV subscribers, partially offset by an increase in depreciation expense as a result of our Nimiq 5 satellite lease being accounted for as a finance lease beginning in September 2019 and depreciation associated with EchoStar XVIII, discussed above.
Interest expense, net of amounts capitalized.   “Interest expense, net of amounts capitalized” totaled $346 million during the six months ended June 30, 2020, a decrease of $44 million compared to the same period in 2019. This decrease was primarily related to a reduction in interest expense resulting from debt redemptions during 2020 and 2019.
Earnings before interest, taxes, depreciation and amortization.   EBITDA was $1.430 billion during the six months ended June 30, 2020, an increase of $268 million or 23.0% compared to the same period in 2019. The increase in EBITDA was primarily attributable to the changes in operating income discussed above, excluding the change in “Depreciation and amortization.” The following table reconciles EBITDA to the accompanying financial statements.
	For the Six Months Ended June 30,
	2020	2019
	(In thousands)
EBITDA	$1,429,846	$1,162,104
Interest, net	(344,425)	(381,974)
Income tax (provision) benefit, net	(208,334)	(126,287)
Depreciation and amortization	(257,954)	(290,715)
Net income (loss) attributable to DISH DBS	$619,133	$363,128

EBITDA is not a measure determined in accordance with accounting principles generally accepted in the United States (“GAAP”) and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.
Income tax (provision) benefit, net.   Our income tax provision was $208 million during the six months ended June 30, 2020, an increase of $82 million compared to the same period in 2019. The increase in the provision was primarily related to an increase in “Income (loss) before income taxes.”
Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018.
	For the Years Ended December 31,		Variance
Statements of Operations Data	2019	2018	Amount	%
		(In thousands)
Revenue:
Subscriber-related revenue	$12,436,637	$13,197,994	$(761,357)	(5.8)
Equipment sales and other revenue	186,256	164,145	22,111	13.5
Total revenue	12,622,893	13,362,139	(739,246)	(5.5)
Costs and Expenses:
Subscriber-related expenses	7,768,732	8,392,150	(623,418)	(7.4)
% of Subscriber-related revenue	62.5%	63.6%
Satellite and transmission expenses	555,803	637,160	(81,357)	(12.8)
% of Subscriber-related revenue	4.5%	4.8%
Cost of sales – equipment and other	172,700	143,671	29,029	20.2
Subscriber acquisition costs	994,523	769,307	225,216	29.3
General and administrative expenses	732,589	692,881	39,708	5.7
% of Total revenue	5.8%	5.2%
Depreciation and amortization	577,348	660,460	(83,112)	(12.6)
Total costs and expenses	10,801,695	11,295,629	(493,934)	(4.4)
Operating income (loss)	1,821,198	2,066,510	(245,312)	(11.9)
Other Income (Expense):
Interest income	30,041	8,923	21,118	*
Interest expense, net of amounts capitalized	(756,690)	(792,436)	35,746	4.5
Other, net	7,609	8,994	(1,385)	(15.4)
Total other income (expense)	(719,040)	(774,519)	55,479	7.2
Income (loss) before income taxes	1,102,158	1,291,991	(189,833)	(14.7)
Income tax (provision) benefit, net	(274,751)	(318,305)	43,554	13.7
Effective tax rate	24.9%	24.6%
Net income (loss)	827,407	973,686	(146,279)	(15.0)
Less: Net income (loss) attributable to noncontrolling interests, net of tax	(124)	2,399	(2,523)	*
Net income (loss) attributable to DISH DBS	$827,531	$971,287	$(143,756)	(14.8)

	For the Years Ended December 31,		Variance
Statements of Operations Data	2019	2018	Amount	%
		(In thousands)
Other Data:
Pay-TV subscribers, as of period end (in millions)	11.986	12.322	(0.336)	(2.7)
DISH TV subscribers, as of period end (in millions)	9.394	9.905	(0.511)	(5.2)
Sling TV subscribers, as of period end (in millions)	2.592	2.417	0.175	7.2
Pay-TV subscriber additions (losses), net (in millions)	(0.336)	(0.920)	0.584	63.5
DISH TV subscriber additions (losses), net (in millions)	(0.511)	(1.125)	0.614	54.6
Sling TV subscriber additions (losses), net (in millions)	0.175	0.205	(0.030)	(14.6)
Pay-TV ARPU	$85.92	$85.46	$0.46	0.5
DISH TV subscriber additions, gross (in millions)	1.348	1.114	0.234	21.0
DISH TV churn rate	1.62%	1.78%	(0.16)%	(9.0)
DISH TV SAC	$822	$759	$63	8.3
EBITDA	$2,406,279	$2,733,565	$(327,286)	(12.0)

*
Percentage is not meaningful.

Pay-TV subscribers.   We lost approximately 336,000 net Pay-TV subscribers during the year ended December 31, 2019 compared to the loss of approximately 920,000 net Pay-TV subscribers during the same period in 2018. The decrease in net Pay-TV subscriber losses during the year ended December 31, 2019 resulted from fewer net DISH TV subscriber losses, partially offset by fewer net Sling TV subscriber additions. Our net Pay-TV subscriber losses during the years ended December 31, 2019 and 2018 were negatively impacted by Univision, AT&T and Fox RSNs’ removal of certain of their channels from our DISH TV and Sling TV programming lineup. On March 26, 2019, we and Univision signed a new programming carriage contract which restored certain Univision channels to our DISH TV programming lineup. In August 2019, Sinclair Broadcast Group acquired the Fox RSNs. We lost approximately 511,000 net DISH TV subscribers during the year ended December 31, 2019 compared to the loss of approximately 1.125 million net DISH TV subscribers during the same period in 2018. This decrease in net DISH TV subscriber losses primarily resulted from a lower DISH TV churn rate and higher gross new DISH TV subscriber activations. We added approximately 175,000 net Sling TV subscribers during the year ended December 31, 2019 compared to the addition of approximately 205,000 net Sling TV subscribers during the same period in 2018. This decrease in net Sling TV subscriber additions is primarily related to increased competition, including competition from other OTT service providers, and to a higher number of customer disconnects on a larger Sling TV subscriber base, including the impact from Univision, AT&T and Fox RSNs’ removal of certain of their channels from our programming lineup, discussed above.
Our DISH TV churn rate for the year ended December 31, 2019 was 1.62% compared to 1.78% for the same period in 2018. This decrease primarily resulted from our emphasis on acquiring and retaining higher quality subscribers. Our DISH TV churn rate for the year ended December 31, 2019 was negatively impacted by various channel removals from our programming lineup. For example, our DISH TV churn rate for the years ended December 31, 2019 and 2018 was negatively impacted by Univision, AT&T and Fox RSNs’ removal of certain of their channels from our programming lineup. Our DISH TV churn rate continues to be adversely impacted by external factors, such as, among other things, increased competitive pressures, including aggressive marketing, bundled discount offers combining broadband, video and/or wireless services and other discounted promotional offers, as well as cord cutting. Our DISH TV churn rate is also impacted by internal factors, such as, among other things, our ability to consistently provide outstanding customer service, price increases, programming interruptions in connection with the scheduled expiration of certain programming carriage contracts, our ability to control piracy and other forms of fraud and the level of our retention efforts.

During the year ended December 31, 2019, we activated approximately 1.348 million gross new DISH TV subscribers compared to approximately 1.114 million gross new DISH TV subscribers during the same period in 2018, an increase of 21.0%. The increase in gross new DISH TV subscribers resulted from the effectiveness of our promotions and product offers. Although our gross new DISH TV subscriber activations increased, our gross new DISH TV subscriber activations continue to be negatively impacted by stricter customer acquisition policies for our DISH TV subscribers, including an emphasis on acquiring higher quality subscribers, and by increased competitive pressures, including aggressive short term introductory pricing and bundled offers combining broadband, video and/or wireless services and other discounted promotional offers; and channel removals.
During September 2017, Hurricane Maria caused extraordinary damage in Puerto Rico and the U.S. Virgin Islands, resulting in a widespread loss of power and infrastructure. Given the devastation and loss of power, substantially all customers in those areas were unable to receive our service as of September 30, 2017. In an effort to ensure customers would not be charged for services they were unable to receive, we proactively paused service for those customers. Accordingly, we removed approximately 145,000 subscribers, representing all of our subscribers in Puerto Rico and the U.S. Virgin Islands, from our ending Pay-TV subscriber count as of September 30, 2017. During the fourth quarter 2017, 75,000 of these customers reactivated. During the year ended December 31, 2018, 31,000 of these customers reactivated. We incurred certain costs in connection with the re-activation of these returning subscribers, and accordingly, these returning customers were recorded as gross new DISH TV subscriber activations with the corresponding costs recorded in “Subscriber acquisition costs” on our Consolidated Statements of Operations and Comprehensive Income (Loss) and/or in “Purchases of property and equipment” on our Consolidated Statements of Cash Flows.
We cannot predict with any certainty the impact to our net Pay-TV subscriber additions, gross new DISH TV subscriber activations, and DISH TV subscriber churn rate resulting from programming interruptions or threatened programming interruptions that may occur in the future. As a result, we may at times suffer from periods of lower net Pay-TV subscriber additions or higher net Pay-TV subscriber losses.
We have not always met our own standards for performing high-quality installations, effectively resolving subscriber issues when they arise, answering subscriber calls in an acceptable timeframe, effectively communicating with our subscriber base, reducing calls driven by the complexity of our business, improving the reliability of certain systems and subscriber equipment, and aligning the interests of certain independent third-party retailers and installers to provide high-quality service. Most of these factors have affected both gross new DISH TV subscriber activations as well as DISH TV subscriber churn rate. Our future gross new DISH TV subscriber activations and our DISH TV subscriber churn rate may be negatively impacted by these factors, which could in turn adversely affect our revenue.
Subscriber-related revenue.   “Subscriber-related revenue” totaled $12.437 billion for the year ended December 31, 2019, a decrease of $761 million or 5.8% compared to the same period in 2018. The decrease in “Subscriber-related revenue” compared to the same period in 2018 was primarily related to a lower average Pay-TV subscriber base, partially offset by an increase in Pay-TV ARPU discussed below. We expect these trends in “Subscriber-related revenue” to continue.
Pay-TV ARPU.   Pay-TV ARPU was $85.92 during the year ended December 31, 2019 versus $85.46 during the same period in 2018. The $0.46 or 0.5% increase in Pay-TV ARPU was primarily attributable to the DISH TV programming package price increases in the first quarter 2019 and 2018 and Sling TV programming package price increases in the third quarter 2018. The increases were partially offset by an increase in Sling TV subscribers as a percentage of our total Pay-TV subscriber base and a decrease in revenue related to premium channels. Sling TV subscribers on average purchase lower priced programming services than DISH TV subscribers, and therefore, the increase in Sling TV subscribers had a negative impact on Pay-TV ARPU. We expect this trend to continue.
Subscriber-related expenses.   “Subscriber-related expenses” totaled $7.769 billion during the year ended December 31, 2019, a decrease of $623 million or 7.4% compared to the same period in 2018. The decrease in “Subscriber-related expenses” was primarily attributable to a lower average Pay-TV subscriber base and lower programming costs per subscriber. Programming costs per subscriber during the year ended December 31, 2019 decreased due to AT&T and Fox RSN’s removal of certain of their channels from our programming lineup. This decrease was partially offset by rate increases in certain of our programming contracts, including the renewal of certain contracts at higher rates, particularly for local broadcast channels. “Subscriber-related expenses” represented 62.5% and 63.6% of “Subscriber-related revenue” during the years ended December 31, 2019 and 2018, respectively.
In the normal course of business, we enter into contracts to purchase programming content in which our payment obligations are generally contingent on the number of Pay-TV subscribers to whom we provide the respective content. Our “Subscriber-related expenses” have and will continue to face further upward pressure from price increases and the renewal of long-term programming contracts on less favorable pricing terms. In addition, our programming expenses will increase to the extent we are successful in growing our Pay-TV subscriber base.
Satellite and transmission expenses.   “Satellite and transmission expenses” totaled $556 million during the year ended December 31, 2019, a decrease of $81 million or 12.8% compared to the same period in 2018. This decrease resulted from the reduction of expense associated with the EchoStar VII and EchoStar XVIII satellite leases. The EchoStar VII lease expired June 30, 2018 and in May 2019, our lease of EchoStar XVIII ended as a result of an agreement to sell our interests in the LMDS and MVDDS licenses in exchange for the EchoStar XVIII satellite.
Subscriber acquisition costs.   “Subscriber acquisition costs” totaled $995 million for the year ended December 31, 2019, an increase of $225 million or 29.3% compared to the same period in 2018. This change was primarily attributable to higher gross new DISH TV subscriber activations and the increase in DISH TV SAC, discussed below.
DISH TV SAC.   DISH TV SAC was $822 during the year ended December 31, 2019 compared to $759 during the same period in 2018, an increase of $63 or 8.3%. This change was primarily attributable to an increase in hardware, advertising and installation costs per activation. The increase in hardware and installation costs resulted from our emphasis on acquiring higher quality subscribers who activate with higher priced receivers, such as the Hopper 3, and a lower percentage of remanufactured receivers being activated on new subscriber accounts. In addition, the year ended December 31, 2018 were positively impacted by the reactivation of certain subscribers in Puerto Rico related to Hurricane Maria. The expenses we incurred for these reactivations were lower on a per subscriber basis than those incurred for the remaining gross new DISH TV subscriber activations during the year ended December 31, 2019.
During the years ended December 31, 2019 and 2018, the amount of equipment capitalized under our lease program for new DISH TV subscribers totaled $191 million and $120 million, respectively. This increase in capital expenditures resulted from higher gross new DISH TV subscriber activations, discussed above, and our emphasis on acquiring higher quality subscribers who activate with higher priced receivers, such as the Hopper 3, and a lower percentage of remanufactured receivers being activated on new subscriber accounts.
To remain competitive, we upgrade or replace subscriber equipment periodically as technology changes, and the costs associated with these upgrades may be substantial. To the extent technological changes render a portion of our existing equipment obsolete, we would be unable to redeploy all returned equipment and consequently would realize less benefit from the DISH TV SAC reduction associated with redeployment of that returned lease equipment.
Our “Subscriber acquisition costs” and “DISH TV SAC” may materially increase in the future to the extent that we, among other things, transition to newer technologies, introduce more aggressive promotions, or provide greater equipment subsidies.
General and administrative expenses.   “General and administrative expenses” totaled $733 million during the year ended December 31, 2019, a $40 million or 5.7% increase compared to the same period in 2018. This increase was primarily driven by an increase in legal fees. The year ended December 31, 2018 was positively impacted by the reimbursement of legal fees during 2018.
Depreciation and amortization.   “Depreciation and amortization” expense totaled $577 million during the year ended December 31, 2019, an $83 million or 12.6% decrease compared to the same period in 2018.

This change was primarily driven by a decrease in depreciation expense from equipment leased to new and existing DISH TV subscribers.
Interest expense, net of amounts capitalized.   “Interest expense, net of amounts capitalized” totaled $757 million during the year ended December 31, 2019, a decrease of $36 million or 4.5% compared to the same period in 2018. This decrease was primarily related to a reduction in interest expense resulting from debt redemptions during 2019 and 2018.
Earnings before interest, taxes, depreciation and amortization.   EBITDA was $2.406 billion during the year ended December 31, 2019, a decrease of $327 million or 12.0% compared to the same period in 2018. The decrease in EBITDA was primarily attributable to the changes in operating income discussed above, excluding the change in “Depreciation and amortization.” The following table reconciles EBITDA to the accompanying financial statements.
	For the Years Ended December 31,
	2019	2018
	(In thousands)
EBITDA	$2,406,279	$2,733,565
Interest, net	(726,649)	(783,513)
Income tax (provision) benefit, net	(274,751)	(318,305)
Depreciation and amortization	(577,348)	(660,460)
Net income (loss) attributable to DISH DBS	$827,531	$971,287
EBITDA is not a measure determined in accordance with accounting principles generally accepted in the United States (“GAAP”) and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.
Income tax (provision) benefit, net.   Our income tax provision was $275 million during the year ended December 31, 2019, a decrease of $44 million compared to the same period in 2018. The decrease in the provision was primarily related to a decrease in “Income (loss) before income taxes.”

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017.
	For the Years Ended December 31,		Variance
Statements of Operations Data	2018	2017	Amount	%
		(In thousands)
Revenue:
Subscriber-related revenue	$13,197,994	$13,877,196	$(679,202)	(4.9)
Equipment sales and other revenue	164,145	130,315	33,830	26.0
Total revenue	13,362,139	14,007,511	(645,372)	(4.6)
Costs and Expenses:
Subscriber-related expenses	8,392,150	8,692,676	(300,526)	(3.5)
% of Subscriber-related revenue	63.6%	62.6%
Satellite and transmission expenses	637,160	717,231	(80,071)	(11.2)
% of Subscriber-related revenue	4.8%	5.2%
Cost of sales – equipment and other	143,671	95,116	48,555	51.0
Subscriber acquisition costs	769,307	1,185,211	(415,904)	(35.1)
General and administrative expenses	692,881	669,934	22,947	3.4
% of Total revenue	5.2%	4.8%
Litigation expense	—	295,695	(295,695)	*
Depreciation and amortization	660,460	741,772	(81,312)	(11.0)
Total costs and expenses	11,295,629	12,397,635	(1,102,006)	(8.9)
Operating income (loss)	2,066,510	1,609,876	456,634	28.4
Other Income (Expense):
Interest income	8,923	9,855	(932)	(9.5)
Interest expense, net of amounts capitalized	(792,436)	(865,181)	72,745	8.4
Other, net	8,994	88,511	(79,517)	(89.8)
Total other income (expense)	(774,519)	(766,815)	(7,704)	(1.0)
Income (loss) before income taxes	1,291,991	843,061	448,930	53.3
Income tax (provision) benefit, net	(318,305)	(117,616)	(200,689)	*
Effective tax rate	24.6%	14.0%
Net income (loss)	973,686	725,445	248,241	34.2
Less: Net income (loss) attributable to noncontrolling interests, net of tax	2,399	1,919	480	25.0
Net income (loss) attributable to DISH DBS	$971,287	$723,526	$247,761	34.2
Other Data:
Pay-TV subscribers, as of period end (in millions)	12.322	13.242	(0.920)	(6.9)
DISH TV subscribers, as of period end (in millions)	9.905	11.030	(1.125)	(10.2)
Sling TV subscribers, as of period end (in millions)	2.417	2.212	0.205	9.3
Pay-TV subscriber additions (losses), net (in millions)	(0.920)	(0.284)	(0.636)	*
DISH TV subscriber additions (losses), net (in millions)	(1.125)	(0.995)	(0.130)	(13.1)
Sling TV subscriber additions (losses), net (in millions)	0.205	0.711	(0.506)	(71.2)
Pay-TV ARPU	$85.46	$86.43	$(0.97)	(1.1)
DISH TV subscriber additions, gross (in millions)	1.114	1.477	(0.363)	(24.6)
DISH TV churn rate	1.78%	1.78%	—%	*
DISH TV SAC	$759	$751	$8	1.1
EBITDA	$2,733,565	$2,438,240	$295,325	12.1

*
Percentage is not meaningful.

Pay-TV subscribers.   We lost approximately 920,000 net Pay-TV subscribers during the year ended December 31, 2018 compared to the loss of approximately 284,000 net Pay-TV subscribers during the same period in 2017. The increase in net Pay-TV subscriber losses during the year ended December 31, 2018 resulted from higher net DISH TV subscriber losses and fewer net Sling TV subscriber additions. Our net Pay-TV subscriber losses during the year ended December 31, 2018 were negatively impacted by Univision and AT&T’s removal of certain of their channels from our DISH TV and Sling TV programming lineup. As a result, we experienced higher net Pay-TV subscriber losses beginning in the third quarter 2018 and continuing into the fourth quarter 2018. With respect to the Univision removal, in light of, among other things, certain Univision programming being available to consumers through alternative methods including over the air antennas and directly from Univision over the Internet, the current state of our negotiations with Univision and the duration of the absence of these channels from our programming lineups, this removal may be permanent. We lost approximately 1.125 million net DISH TV subscribers during the year ended December 31, 2018 compared to the loss of approximately 995,000 net DISH TV subscribers during the same period in 2017. This increase in net DISH TV subscriber losses resulted from lower gross new DISH TV subscriber activations, partially offset by a lower number of customer disconnects. We added approximately 205,000 net Sling TV subscribers during the year ended December 31, 2018 compared to the addition of approximately 711,000 net Sling TV subscribers during the same period in 2017. This decrease in net Sling TV subscriber additions is primarily related to increased competition, including competition from other OTT service providers and to a higher number of customer disconnects on a larger Sling TV subscriber base, including the impact from Univision and AT&T’s removal of certain of their channels from our programming lineup, discussed above.
Our DISH TV churn rate for both the years ended December 31, 2018 and 2017 was 1.78%. Our DISH TV churn rate for the year ended December 31, 2018 was negatively impacted by Univision and AT&T’s removal of certain of their channels from our programming lineup, discussed above, offset by the positive impact from our emphasis on acquiring and retaining higher quality subscribers. Our DISH TV churn rate continues to be adversely impacted by external factors, such as, among other things, increased competitive pressures, including aggressive marketing, bundled discount offers combining broadband, video and/or wireless services and other discounted promotional offers, as well as cord cutting. Our DISH TV churn rate is also impacted by internal factors, such as, among other things, our ability to consistently provide outstanding customer service, price increases, programming interruptions in connection with the scheduled expiration of certain programming carriage contracts, our ability to control piracy and other forms of fraud and the level of our retention efforts.
During the year ended December 31, 2018, we activated approximately 1.114 million gross new DISH TV subscribers compared to approximately 1.477 million gross new DISH TV subscribers during the same period in 2017, a decrease of 24.6%. This decrease in our gross new DISH TV subscriber activations was primarily impacted by stricter customer acquisition policies for our DISH TV subscribers, including an emphasis on acquiring higher quality subscribers; increased competitive pressures, including aggressive short term introductory pricing and bundled offers combining broadband, video and/or wireless services and other discounted promotional offers; and Univision and AT&T’s removal of certain of their channels from our programming lineup, discussed above.
During September 2017, Hurricane Maria caused extraordinary damage in Puerto Rico and the U.S. Virgin Islands, resulting in a widespread loss of power and infrastructure. Given the devastation and loss of power, substantially all customers in those areas were unable to receive our service as of September 30, 2017. In an effort to ensure customers would not be charged for services they were unable to receive, we proactively paused service for those customers. Accordingly, we removed approximately 145,000 subscribers, representing all of our subscribers in Puerto Rico and the U.S. Virgin Islands, from our ending Pay-TV subscriber count as of September 30, 2017. During the fourth quarter 2017, 75,000 of these customers reactivated. During the year ended December 31, 2018, 31,000 of these customers reactivated. We incurred certain costs in connection with the re-activation of these returning subscribers, and accordingly, these returning customers were recorded as gross new DISH TV subscriber activations with the corresponding costs recorded in “Subscriber acquisition costs” on our Consolidated Statements of Operations and Comprehensive Income (Loss) and/or in “Purchases of property and equipment” on our Consolidated Statements of Cash Flows.
We cannot predict with any certainty the impact to our net Pay-TV subscriber additions, gross new DISH TV subscriber activations, and DISH TV subscriber churn rate resulting from programming interruptions or threatened programming interruptions that may occur in the future. As a result, we may at times suffer from periods of lower net Pay-TV subscriber additions or higher net Pay-TV subscriber losses.
We have not always met our own standards for performing high-quality installations, effectively resolving subscriber issues when they arise, answering subscriber calls in an acceptable timeframe, effectively communicating with our subscriber base, reducing calls driven by the complexity of our business, improving the reliability of certain systems and subscriber equipment, and aligning the interests of certain independent third-party retailers and installers to provide high-quality service. Most of these factors have affected both gross new DISH TV subscriber activations as well as DISH TV subscriber churn rate. Our future gross new DISH TV subscriber activations and our DISH TV subscriber churn rate may be negatively impacted by these factors, which could in turn adversely affect our revenue.
Subscriber-related revenue.   “Subscriber-related revenue” totaled $13.198 billion for the year ended December 31, 2018, a decrease of $679 million or 4.9% compared to the same period in 2017. The decrease in “Subscriber-related revenue” from the same period in 2017 was primarily related to a lower average Pay-TV subscriber base and the decrease in Pay-TV ARPU discussed below. We expect these trends in “Subscriber-related revenue” to continue.
Pay-TV ARPU.   Pay-TV ARPU was $85.46 during the year ended December 31, 2018 versus $86.43 during the same period in 2017. The $0.97 or 1.1% decrease in Pay-TV ARPU was primarily attributable to an increase in Sling TV subscribers as a percentage of our total Pay-TV subscriber base, a shift in DISH TV programming package mix to lower priced programming packages and a decrease in revenue related to premium channels and pay-per-view boxing events. Sling TV subscribers on average purchase lower priced programming services than DISH TV subscribers, and therefore, the increase in Sling TV subscribers had a negative impact on Pay-TV ARPU. We expect this trend to continue. These decreases were partially offset by DISH TV programming package price increases in the first quarter 2018 and 2017 and an increase in revenue per subscriber related to our Sling TV services.
Subscriber-related expenses.   “Subscriber-related expenses” totaled $8.392 billion during the year ended December 31, 2018, a decrease of $301 million or 3.5% compared to the same period in 2017. The decrease in “Subscriber-related expenses” was primarily attributable to a lower average Pay-TV subscriber base and a decrease in variable costs per subscriber, partially offset by higher programming costs per subscriber. Programming costs per subscriber increased due to rate increases in certain of our programming contracts, including the renewal of certain contracts at higher rates, particularly for local broadcast channels. These programming rate increases were partially offset by the reduction in programming costs per subscriber related to Univision and AT&T’s removal of certain of their channels from our programming lineup and lower costs related to pay-per-view boxing events. “Subscriber-related expenses” represented 63.6% and 62.6% of “Subscriber-related revenue” during the years ended December 31, 2018 and 2017, respectively. The increase in this expense to revenue ratio primarily resulted from lower subscriber-related revenue and higher programming costs per subscriber, discussed above.
In the normal course of business, we enter into contracts to purchase programming content in which our payment obligations are generally contingent on the number of Pay-TV subscribers to whom we provide the respective content. Our “Subscriber-related expenses” have and will continue to face further upward pressure from price increases and the renewal of long-term programming contracts on less favorable pricing terms. In addition, our programming expenses will increase to the extent we are successful in growing our Pay-TV subscriber base.
Satellite and transmission expenses.   “Satellite and transmission expenses” totaled $637 million during the year ended December 31, 2018, a decrease of $80 million or 11.2% compared to the same period in 2017. The decrease in “Satellite and transmission expenses” was primarily related to a decrease in transponder capacity leased from EchoStar, related to our DISH TV service and decreased costs in our digital broadcast operations.

Subscriber acquisition costs.   “Subscriber acquisition costs” totaled $769 million for the year ended December 31, 2018, a decrease of $416 million or 35.1% compared to the same period in 2017. This change was primarily attributable to fewer gross new DISH TV subscriber activations and a $158 million positive impact related to the adoption of ASU 2014-09. Subsequent to the adoption of ASU 2014-09 on January 1, 2018, we capitalize payments made under certain sales incentive programs, including those with our independent third-party retailers and other independent third-party distributors. These amounts were previously expensed as “Subscriber acquisition costs.” See Note 2 in the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018 for further information.
DISH TV SAC.   DISH TV SAC was $759 during the year ended December 31, 2018 compared to $751 during the same period in 2017, an increase of $8 or 1.1%. This change was primarily attributable to an increase in hardware costs and commissions paid to independent third-party retailers per activation, partially offset by a decrease in advertising costs per activation. The increase in hardware costs and commissions paid to independent third-party retailers resulted from our emphasis on acquiring higher quality subscribers who activate with higher priced receivers, such as the Hopper 3, and a lower percentage of remanufactured receivers being activated on new subscriber accounts. In addition, we had more Puerto Rico subscribers reactivate in 2017 as compared to 2018 which increased our DISH TV SAC during 2018. The expenses we incurred for the reactivation of subscribers in Puerto Rico were lower on a per subscriber basis than those incurred for the remaining gross new DISH TV subscriber activations.
During the years ended December 31, 2018 and 2017, the amount of equipment capitalized under our lease program for new DISH TV subscribers totaled $120 million and $137 million, respectively. This decrease in capital expenditures under our lease program for new DISH TV subscribers resulted primarily from fewer gross new DISH TV subscriber activations discussed above.
To remain competitive, we upgrade or replace subscriber equipment periodically as technology changes, and the costs associated with these upgrades may be substantial. To the extent technological changes render a portion of our existing equipment obsolete, we would be unable to redeploy all returned equipment and consequently would realize less benefit from the DISH TV SAC reduction associated with redeployment of that returned lease equipment.
Our “Subscriber acquisition costs” and “DISH TV SAC” may materially increase in the future to the extent that we, among other things, transition to newer technologies, introduce more aggressive promotions, or provide greater equipment subsidies.
Litigation expense.   “Litigation expense” related to certain significant legal settlements, judgments or accruals totaled $296 million during the year ended December 31, 2017. See Note 11 in the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018 for further information.
Depreciation and amortization.   “Depreciation and amortization” expense totaled $660 million during the year ended December 31, 2018, an $81 million or 11.0% decrease compared to the same period in 2017. This change was primarily driven by a decrease in depreciation expense from equipment leased to new and existing DISH TV subscribers.
Interest expense, net of amounts capitalized.   “Interest expense, net of amounts capitalized” totaled $792 million during the year ended December 31, 2018, a decrease of $73 million or 8.4% compared to the same period in 2017. This decrease was primarily related to a reduction in interest expense resulting from debt redemptions during 2018 and 2017.
Earnings before interest, taxes, depreciation and amortization.   EBITDA was $2.734 billion during the year ended December 31, 2018, an increase of $295 million or 12.1% compared to the same period in 2017. The increase in EBITDA was primarily attributable to the changes in operating income discussed above, excluding the change in “Depreciation and amortization.” These changes in operating income include a $154 million positive impact for the year ended December 31, 2018 related to the adoption of ASU 2014-09. EBITDA for the year ended December 31, 2017 was negatively impacted by “Litigation expense” of $296 million. The following table reconciles EBITDA to the accompanying financial statements.

	For the Years Ended December 31,
	2018	2017
	(In thousands)
EBITDA	$2,733,565	$2,438,240
Interest, net	(783,513)	(855,326)
Income tax (provision) benefit, net	(318,305)	(117,616)
Depreciation and amortization	(660,460)	(741,772)
Net income (loss) attributable to DISH DBS	$971,287	$723,526
EBITDA is not a measure determined in accordance with accounting principles generally accepted in the United States (“GAAP”) and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. EBITDA is used as a measurement of operating efficiency and overall financial performance and we believe it to be a helpful measure for those evaluating companies in the pay-TV industry. Conceptually, EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes and fund capital expenditures. EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.
Income tax (provision) benefit, net.   Our income tax provision was $318 million during the year ended December 31, 2018, an increase of $201 million compared to the same period in 2017. On December 22, 2017, the Tax Reform Act was enacted, which, among other things, lowered the federal statutory corporate tax rate effective January 1, 2018 from 35% to 21%. Consequently, we remeasured our deferred tax assets and liabilities as of December 31, 2017 which positively impacted our “Income tax (provision) benefit, net” by approximately $291 million for the year ended December 31, 2017. In addition, our effective tax rate was negatively impacted by 11.5% related to $255 million of “Litigation expense” that was related to the FTC Action during the year ended December 31, 2017, as any eventual payments of this expense may not be deductible for income tax purposes. The tax deductibility of any eventual payments may change based upon, among other things, further developments in the FTC Action, including final adjudication of the FTC Action. See Note 11 in the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018 for further information.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Market Risks Associated with Financial Instruments
Our investments and debt are exposed to market risks, discussed below.
Cash, Cash Equivalents and Current Marketable Investment Securities
As of June 30, 2020, our cash, cash equivalents and current marketable investment securities had a fair value of $27 million, of which the entire amount was invested in cash. The size of this portfolio can fluctuate significantly as cash is received and used in our business.
Restricted Cash, Cash Equivalents and Marketable Investment Securities
As of June 30, 2020, we had $61 million of restricted cash and marketable investment securities invested in: (a) cash; (b) money market funds; (c) debt instruments of the United States Government and its agencies; and/or (d) instruments with similar risk, duration and credit quality characteristics to commercial paper. Based on our June 30, 2020 investment portfolio, a hypothetical 10% increase in average interest rates would not have a material impact on the fair value of our restricted cash and marketable investment securities.
Long-Term Debt
As of June 30, 2020, we had long-term debt of $9.526 billion, excluding finance lease obligations and unamortized deferred financing costs and debt discounts, on our Condensed Consolidated Balance Sheets. We estimated the fair value of this debt to be approximately $9.741 billion using quoted market prices. The fair value of our debt is affected by fluctuations in interest rates. A hypothetical 10% decrease in assumed interest rates would increase the fair value of our debt by approximately $159 million. To the extent interest rates increase, our future costs of financing would increase at the time of any future financings. As of June 30, 2020, all of our long-term debt consisted of fixed rate indebtedness.
Derivative Financial Instruments
From time to time, we invest in speculative financial instruments, including derivatives. As of June 30, 2020, we did not hold any derivative financial instruments.

THE EXCHANGE OFFER
Purpose of the exchange offer
The sole purpose of the exchange offer is to fulfill our obligations with respect to the registration of the Old Notes. We originally issued and sold the Old Notes on July 1, 2020. We did not register those sales under the Securities Act, in reliance upon the exemption provided in section 4(a)(2) of the Securities Act and Rule 144A and Regulation S promulgated under the Securities Act. In connection with the sale of the Old Notes, we agreed to file with the SEC an exchange offer registration statement relating to the exchange offer. Under the exchange offer registration statement that this prospectus is a part of, we are registering the offering of the Notes, in exchange for the Old Notes.
How to determine if you are eligible to participate in the exchange offer
We hereby offer to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal accompanying it, $1,000 in principal amount of Notes for each $1,000 in principal amount of the Old Notes that you hold. You may only tender Old Notes in minimum denominations of $2,000 principal amount and any integral multiples of $1,000 in excess thereof. The terms of the Notes are substantially identical to the terms of the Old Notes, that you may exchange pursuant to this exchange offer, except that, generally, you may freely transfer the Notes, and you will not be entitled to certain registration rights and certain other provisions which are applicable to the Old Notes under the registration rights agreement. The Notes will be entitled to the benefits of the Indenture. See “Description of the Notes.”
We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of outstanding Old Notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.
We are not making the exchange offer conditional upon the holders tendering, or us accepting, any minimum aggregate principal amount of Old Notes.
Under existing SEC interpretations, the Notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met:
•
you must not be a broker-dealer that acquired the Old Notes from us or in market-making transactions;

•
you must acquire the Notes in the ordinary course of your business;

•
you must have no arrangements or understandings with any person to participate in the distribution of the Notes within the meaning of the Securities Act; and

•
you must not be an affiliate of ours, as defined in Rule 405 under the Securities Act.

If you wish to exchange Old Notes for Notes in the exchange offer you must represent to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions:
•
you cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

•
you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new Notes.

The SEC considers broker-dealers that acquired Old Notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the Notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Notes.
A broker-dealer that has bought Old Notes for market-making or other trading activities must deliver a prospectus in order to resell any Notes it receives for its own account in the exchange offer. The SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to the Notes by delivering the prospectus contained in the registration statement for the exchange offer. Each broker-dealer that receives Notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of one year after we consummate the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale.
By tendering Old Notes for exchange, you will exchange, assign and transfer the Old Notes to us and irrevocably appoint the exchange agent as your agent and attorney-in-fact to assign, transfer and exchange the Old Notes. You will also represent and warrant that you have full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Notes issuable upon the exchange of such tendered Old Notes. The letter of transmittal requires you to agree that, when we accept your Old Notes for exchange, we will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, restrictions, charges and encumbrances and that they are not subject to any adverse claim.
You will also warrant that you will, upon our request, execute and deliver any additional documents that we believe are necessary or desirable to complete the exchange, assignment and transfer of your tendered Old Notes. You must further agree that our acceptance of any tendered Old Notes and the issuance of Notes in exchange for them will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under that agreement, except in certain limited circumstances. All authority conferred by you will survive your death, incapacity, liquidation, dissolution, winding up or any other event relating to you, and every obligation of you shall be binding upon your heirs, personal representatives, successors, assigns, executors and administrators.
If you are tendering Old Notes, we will not require you to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the exchange offer. Each of the Notes will bear interest from the most recent date through which interest has been paid on the Old Notes for which they were exchanged. If we accept your Old Notes for exchange, you will waive the right to have interest accrue, or to receive any payment in respect to interest, on the Old Notes from the most recent interest payment date to the date of the issuance of the Notes. Interest on the Notes is payable semi-annually in arrears on January 1 and July 1 of each year, commencing January 1, 2021.
Information about the expiration date of the exchange offer and changes to it
The exchange offer expires on the expiration date, which is 5:00 p.m., New York City time, on September 29, 2020, unless we, in our sole discretion, extend the period during which the exchange offer is open. If we extend the expiration date for the exchange offer, the term “expiration date” means the latest time and date on which the exchange offer, as so extended, expires. We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to U.S. Bank National Association, which is the exchange agent, and by timely public announcement communicated by no later than 5:00 p.m. New York City time on the next business day following the expiration date, unless applicable law or regulation requires otherwise, by making a release to the Dow Jones News Service. During any extension of the exchange offer, all Old Notes previously tendered pursuant to the exchange offer will remain subject to the exchange offer.
The initial exchange date will be the first business day following the expiration date (or following the expiration of the applicable time period for guaranteed delivery, if any Old Notes are tendered pursuant to the guaranteed delivery procedures described below). We expressly reserve the right to terminate the exchange offer and not accept for exchange any Old Notes for any reason, including if any of the events set forth below under “We may modify or terminate the exchange offer under some circumstances” have occurred and we have not waived them. We also reserve the right to amend the terms of the exchange offer in any manner, whether before or after any tender of the Old Notes. If we terminate or amend the exchange offer, we will notify the exchange agent in writing and will either issue a press release or give written notice to you as a holder of the Old Notes as promptly as practicable. Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the Notes for Old Notes on the exchange date.
We will deliver this prospectus and the related letter of transmittal and other relevant materials to you as a record holder of Old Notes and we will furnish these items to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Old Notes.
How to tender your Old Notes
If you tender to us any of your Old Notes pursuant to one of the procedures set forth below, that tender will constitute an agreement between you and us in accordance with the terms and subject to the conditions that we describe below and in the letter of transmittal for the exchange offer.
You may tender Old Notes by properly completing and signing the letter of transmittal or a facsimile of it. All references in this prospectus to the “letter of transmittal” include a facsimile of the letter. You must deliver it, together with the certificate or certificates representing the Old Notes that you are tendering and any required signature guarantees, or a timely confirmation of a book-entry transfer pursuant to the procedure that we describe below, to the exchange agent at its address set forth on the back cover of this prospectus on or prior to the expiration date. You may also tender Old Notes by complying with the guaranteed delivery procedures that we describe below.
Your signature does not need to be guaranteed if you registered your Old Notes in your name, you will register the Notes in your name and you sign the letter of transmittal. In any other case, the registered holder of your notes must endorse them or send them with duly executed written instruments of transfer in the form satisfactory to us. Also, an “eligible institution,” such as a bank, broker, dealer, credit union, savings association, clearing agency or other institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Exchange Act”) must guarantee the signature on the endorsement or instrument of transfer. If you want us to deliver the Notes or non-exchanged Old Notes to an address other than that of the registered holder appearing on the note register for the Old Notes, an “eligible institution” must guarantee the signature on the letter of transmittal.
If your Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender Old Notes, you should contact the registered holder promptly and instruct the holder to tender Old Notes on your behalf. If you wish to tender your Old Notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your Old Notes, either make appropriate arrangements to register ownership of the Old Notes in your name or follow the procedures described in the immediately preceding paragraph. Transferring record ownership from someone else’s name to your name may take considerable time.
How to tender if you hold your Old Notes through a broker or other institution and you do not have the actual Old Notes
Any financial institution that is a participant in The Depository Trust Company’s (“DTC”) systems may make book-entry delivery of your Old Notes by causing DTC to transfer your Old Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although you may deliver your Old Notes through book-entry transfer at DTC, you still must send the letter of transmittal, with any required signature guarantees and any other required documents, to the exchange agent at the address specified on the back cover of this prospectus on or prior to the expiration date and the exchange agent must receive these documents on time. If you will not be able to send all the documents on time, you can still tender your Old Notes by using the guaranteed delivery procedures described below.
You assume the risk of choosing the method of delivery of Old Notes and all other documents. If you send your Old Notes and your documents by mail, we recommend that you use registered mail, return receipt requested, you obtain proper insurance, and you mail these items sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.
How to use the guaranteed delivery procedures if you will not have enough time to send all documents to us
If you desire to accept the exchange offer, and time will not permit a letter of transmittal or Old Notes to reach the exchange agent before the expiration date, you may tender your Old Notes if the exchange agent has received at its office listed on the letter of transmittal on or prior to the expiration date a letter, telegram or facsimile transmission from an eligible institution setting forth your name and address, the principal amount of the Old Notes that you are tendering, the names in which you registered the Old Notes and, if possible, the certificate numbers of the Old Notes that you are tendering.
The eligible institution’s correspondence to the exchange agent must state that the correspondence constitutes the tender and guarantee that within three New York Stock Exchange trading days after the date that the eligible institution executes such correspondence, the eligible institution will deliver the Old Notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal and any other required documents. We may, at our option, reject the tender if you do not tender your Old Notes and accompanying documents by either the above-described method or by a timely book-entry confirmation, and if you do not deposit your Old Notes and tender documents with the exchange agent within the time period set forth above. Copies of a notice of guaranteed delivery that eligible institutions may use for the purposes described in this paragraph are available from the exchange agent.
Valid receipt of your tender will occur as of the date when the exchange agent receives your properly completed letter of transmittal, accompanied by either the Old Notes or a timely book-entry confirmation. We will issue Notes in exchange for Old Notes that you tendered pursuant to a notice of guaranteed delivery or correspondence to similar effect as described above by an eligible institution only against deposit of the letter of transmittal, any other required documents and either the tendered Old Notes or a timely book-entry confirmation.
We reserve the right to determine validity of all tenders
We will be the sole judge of all questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of your tender of Old Notes and our judgment will be final and binding. We reserve the absolute right to reject any or all of your tenders that are not in proper form or the acceptances for exchange of which may, in our opinion or in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in your case. Neither we, the exchange agent nor any other person will be under any duty to give you notification of any defects or irregularities in tenders nor shall any of us incur any liability for failure to give you any such notification. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding.
If you tender Old Notes pursuant to the exchange offer, you may withdraw them at any time prior to the expiration date
For your withdrawal to be effective, the exchange agent must timely receive your written or fax notice of withdrawal prior to the expiration date at the exchange agent’s address set forth on the back cover page of this prospectus. Your notice of withdrawal must specify the following information:
•
The person named in the letter of transmittal as tendering Old Notes you are withdrawing;

•
The certificate numbers of Old Notes you are withdrawing;

•
The principal amount of Old Notes you are withdrawing;

•
A statement that you are withdrawing your election to have us exchange such Old Notes; and

•
The name of the registered holder of such Old Notes, which may be a person or entity other than you, such as your broker-dealer.

The person or persons who signed your letter of transmittal, including any eligible institutions that guaranteed signatures on your letter of transmittal, must sign the notice of withdrawal in the same manner as their original signatures on the letter of transmittal including any required signature guarantees. If such persons and eligible institutions cannot sign your notice of withdrawal, you must send it with evidence satisfactory to us that you now hold beneficial ownership of the Old Notes that you are withdrawing. The exchange agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. We will determine all questions as to the validity of notices of withdrawals, including time of receipt, and our determination will be final and binding on all parties.
How we will either exchange your Old Notes for Notes or return them to you
On the exchange date, we will determine which Old Notes the holders validly tendered, and we will issue Notes in exchange for the validly tendered Old Notes. The exchange agent will act as your agent for the purpose of receiving Notes from us and sending the Old Notes to you in exchange for Notes promptly after acceptance of the tendered Old Notes. If we do not accept your Old Notes for exchange, we will return them without expense to you. If you tender your Old Notes by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedures described above and we do not accept your Old Notes for exchange, DTC will credit your non-exchanged Old Notes to an account maintained with DTC. In either case, we will return your non-exchanged Old Notes to you promptly following the expiration of the exchange offer.
We may modify or terminate the exchange offer under some circumstances
We are not required to issue Notes in respect of any properly tendered Old Notes that we have not previously accepted and we may terminate the exchange offer or, at our option, we may modify or otherwise amend the exchange offer. If we terminate the exchange offer, it will be by oral (if oral, to be promptly confirmed in writing) or written notice to the exchange agent and by timely public announcement communicated no later than 5:00 p.m. on the next business day following the expiration date, unless applicable law or regulation requires us to terminate the exchange offer in the following circumstances:
•
Any court or governmental agency brings a legal action seeking to prohibit the exchange offer or assessing or seeking any damages as a result of the exchange offer, or resulting in a material delay in our ability to accept any of the Old Notes for exchange offer; or

•
Any government or governmental authority, domestic or foreign, brings or threatens any law or legal action that in our sole judgment, might directly or indirectly result in any of the consequences referred to above; or, if in our sole judgment, such activity might result in the holders of Notes having obligations with respect to resales and transfers of Notes that are greater than those we described above in the interpretations of the staff of the SEC or would otherwise make it inadvisable to proceed with the exchange offer; or

•
A material adverse change has occurred in our business, condition (financial or otherwise), operations or prospects.

The foregoing conditions are for our sole benefit and we may assert them with respect to all or any portion of the exchange offer regardless of the circumstances giving rise to such condition. We also reserve the right to waive these conditions in whole or in part at any time or from time to time in our discretion. Our failure at any time to exercise any of the foregoing rights will not be a waiver of any such right, and each right will be an ongoing right that we may assert at any time or from time to time. In addition, we have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the exchange offer.
Any determination by us concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.
In addition, we will not accept for exchange any tendered Old Notes, and we will not issue Notes in exchange for any such Old Notes, if at that time there is, or the SEC has threatened, any stop order with respect to the registration statement that this prospectus is a part of, or if qualification of the indenture is required under the Trust Indenture Act of 1939.
Where to send your documents for the exchange offer
We have appointed U.S. Bank National Association as the exchange agent for the exchange offer. You must send your letter of transmittal to the exchange agent at:
By hand, overnight delivery or mail (registered or certified mail recommended):
U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Specialized Finance
By facsimile: (651) 466-7372
Attention: Specialized Finance
If you send your documents to any other address or fax number, you will have not validly delivered them and you will not receive Notes in exchange for your Old Notes. We will return your Old Notes to you.
Costs and expenses for the exchange offer
We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses that they incur in forwarding tenders for their customers. Under the registration rights agreement with the initial purchaser of the Old Notes, the initial purchaser has agreed to pay, or reimburse us for, all out-of-pocket costs and expenses that we reasonably incur in connection with the registration of the Notes in an aggregate amount not to exceed $750,000, including, among other things, the fees and expenses of the exchange agent and printing, accounting, investment banking and legal fees. We estimate that these costs and expenses are approximately $400,000.
No person has been authorized to give you any information or to make any representations to you in connection with the exchange offer other than those that this prospectus contains.
If anyone else gives you information or representations about the exchange offer, you should not rely upon that information or representation or assume that we have authorized it. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which this prospectus gives information. We are not making the exchange offer to, nor will we accept tenders from or on behalf of, holders of Old Notes in any jurisdiction in which it is unlawful to make the exchange offer or to accept it. However, we may, at our discretion, take such action as we may deem necessary to make the exchange offer in any such jurisdiction and extend the exchange offer to holders of Old Notes in such jurisdiction. In any jurisdiction where the securities laws or blue sky laws require a licensed broker or dealer to make the exchange offer, one or more registered brokers or dealers that are licensed under the laws of that jurisdiction are making the exchange offer on our behalf.
There are no dissenters’ or appraisal rights
Holders of Old Notes will not have dissenters’ rights or appraisal rights in connection with the exchange offer.
Federal income tax consequences to you
Your exchange of Old Notes for Notes should not be a taxable exchange for United States federal income tax purposes, and you should not recognize any taxable gain or loss or any interest income as a result of the exchange. See “United States Federal Income Tax Considerations of the Exchange Offer” below.

This is the only exchange offer for the Old Notes that we are required to make
Your participation in the exchange offer is voluntary, and you should carefully consider whether to accept the terms and conditions of it. You are urged to consult your financial and tax advisors in making your own decisions on what action to take with respect to the exchange offer. If you do not tender your Old Notes in the exchange offer, you will continue to hold such Old Notes and you will be entitled to all the rights and limitations applicable to the Old Notes under the Indenture. All non-exchanged Old Notes will continue to be subject to the restriction on transfer set forth in the Indenture. If we exchange Old Notes in the exchange offer, the trading market, if any, for any remaining Old Notes could be much less liquid.
We may in the future seek to acquire non-exchanged Old Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any Old Notes that are not exchanged in the exchange offer.

DESCRIPTION OF THE NOTES
The Notes will be issued under the Indenture, dated as of July 1, 2020. We, along with the Guarantors and U.S. Bank National Association, as Trustee, are parties to the Indenture. The rights of the holders of the Notes are governed solely by the Indenture and our obligations under the Indenture are solely for the benefit of the holders of the Notes. The terms of the Notes will be substantially identical to the terms of the Old Notes. However, the Notes will not be subject to transfer restrictions or registration rights unless held by certain broker-dealers, our affiliates or certain other persons.
The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture and the Notes because they, and not this description, define your rights as a holder of the Notes. Copies of the Indenture and the Notes are available to you upon request.
You can find the definitions of some of the capitalized terms used in this section under the subheading “— Certain Definitions.” In this section of the prospectus:
•
the terms “DDBS,” the “Company,” the “issuer,” “we,” “us,” “our” or similar terms refer only to DISH DBS Corporation and not to any of our subsidiaries;

•
references to “Guarantors” shall mean our direct and indirect Wholly Owned Restricted Subsidiaries that guarantee the Notes; and

•
references to “DISH Network” mean our indirect parent, DISH Network Corporation, together with each Wholly Owned Subsidiary of DISH Network that beneficially owns 100% of our Equity Interests, but only so long as DISH Network beneficially owns 100% of the Equity Interests of such subsidiary.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and holders of the Notes should refer to the Indenture and the Trust Indenture Act for a statement thereof.
Brief Description of the Notes
The Notes
The Notes will be:
•
general unsecured obligations of us;

•
ranked equally in right of payment with all of our existing and future senior debt;

•
ranked senior in right of payment to all of our existing and future subordinated debt;

•
ranked effectively junior to (i) all debt and other liabilities (including trade payables) of our Subsidiaries (if any) that are Unrestricted Subsidiaries (and thus not Guarantors) or that are otherwise not Guarantors and of any of our Subsidiaries that constitutes a Non-Core Asset if such Subsidiary is released from its Guarantee pursuant to the covenant entitled “— Certain Covenants — Dispositions of DTLLC and Non-Core Assets,” (ii) all debt and other liabilities (including trade payables) of any Guarantor if such Guarantor’s Guarantee is subordinated or avoided by a court of competent jurisdiction, and (iii) all secured obligations to the extent of the value of the collateral securing such obligations, including any borrowings under any of our future secured credit facilities, if any; and

•
unconditionally guaranteed by the Guarantors.

Although the Notes are titled “senior,” we have not issued, and do not have any plans to issue, any indebtedness to which the Notes would be senior.
The Notes will be issued in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Any Old Notes that remain outstanding after the completion of the exchange offer, together with the Notes issued in connection with the exchange offer, will be treated as a single class of securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions, “Change of Control Offer” and “Excess Proceeds Offer,” each as discussed under their respective subheadings below.
The Guarantees
The Notes will be guaranteed by the Guarantors, which include our principal operating subsidiaries. The Guarantee of each Guarantor will be:
•
a general unsecured obligation of such Guarantor;

•
ranked equally in right of payment with all other Guarantees of such Guarantor;

•
ranked equally in right of payment with all existing and future senior debt of such Guarantor;

•
ranked senior in right of payment to all existing and future subordinated debt of such Guarantor; and

•
ranked effectively junior to secured obligations of such Guarantor to the extent of the value of the collateral securing such obligations, including any secured guarantees of our obligations under any of our future credit facilities, if any.

As of June 30, 2020 there was:
•
approximately $9.5 billion of outstanding unsecured debt ranking equally with the Old Notes, the Notes and the Guarantees, as the case may be; and

•
no outstanding debt ranking junior to the Old Notes, the Notes and the Guarantees.

In addition, the Indenture permits us and the Guarantors to incur additional Indebtedness, including secured and unsecured Indebtedness that ranks equally with the Notes. Any secured Indebtedness will, as to the collateral securing such Indebtedness, be effectively senior to the Notes or the Guarantees, as the case may be, to the extent of the value of such collateral.
All of our Subsidiaries are Restricted Subsidiaries other than Wright Travel Corporation, DISH Real Estate Corporation V, WS Acquisition L.L.C. and Echosphere De Mexico S. De R.L. De C.V., which are “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee the Notes.
Principal, Maturity and Interest
The Notes will be issued in an aggregate principal amount of up to $1,000,000,000. Additional Notes may be issued under the Indenture from time to time, subject to the limitations set forth under “— Certain Covenants — Limitation on Incurrence of Indebtedness,” without regard to clause (1) under the second paragraph thereof. Any additional Notes issued under the Indenture will be part of the same series as the Notes offered hereby and will vote on all matters with the Notes offered hereby. The Notes will mature on July 1, 2028.
Interest on the Notes accrues at a rate of 7.375% per annum. Interest on the Notes will be payable semi-annually in arrears in cash on January 1 and July 1 of each year, commencing January 1, 2021 or if any such day is not a business day on the next succeeding business day, to holders of record on the immediately preceding December 15 and June 15, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.
The Notes are payable both as to principal and interest at our office or agency maintained for such purpose or, at our option, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes. Until otherwise designated by us, our office or agency will be the office of the Trustee maintained for such purpose.
Guarantees
Each Guarantor will jointly and severally guarantee the Issuer’s obligations under the Notes. The obligations of each Guarantor under its Guarantee for the Notes will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors — Risks Related to the Notes and the Exchange Offer — The guarantees of the Notes by our subsidiaries may be subject to challenge.” Each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a pro rata contribution from each other Guarantor based on the net assets of such Guarantor and each other Guarantor.
Each Guarantor may consolidate with or merge into or sell its assets to us or another Guarantor that is a Restricted Subsidiary, or with or to other persons upon the terms and conditions set forth in the Indenture. A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into another person (whether or not such Guarantor is the surviving person), unless certain conditions are met. See “— Certain Covenants — Merger, Consolidation, or Sale of Assets.”
The Guarantee of a Guarantor will be deemed automatically discharged and released in accordance with the terms of the Indenture:
(1)
in connection with any direct or indirect sale, conveyance or other disposition of all of the capital stock or all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), if such sale or disposition is made in compliance with the applicable provisions of the Indenture (see “— Certain Covenants — Asset Sales”);

(2)
if such Guarantor is dissolved or liquidated in accordance with the provisions of the Indenture;

(3)
if we designate any such Guarantor as an Unrestricted Subsidiary in compliance with the terms of the Indenture; or

(4)
without limiting the generality of the foregoing, in the case of any Guarantor which constitutes a Non-Core Asset, upon the sale or other disposition of any Equity Interest of such Guarantor which constitutes a Non-Core Asset, respectively, if such sale or disposition is made in compliance with the applicable provisions of the Indenture. See “— Certain Covenants — Dispositions of DTLLC and Non-Core Assets.”

Optional Redemption
Except as stated below, the Notes are not redeemable at our option prior to their stated maturity.
The Notes will be redeemable, at our option, at any time prior to July 1, 2023 in whole, or from time to time in part, upon not less than 10 and not more than 60 days’ notice, at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the redemption date and a make-whole premium. Holders of record on the relevant record date have the right to receive interest due on an interest payment date that is on or prior to the redemption date. The redemption price will never be less than 100% of the principal amount of the Notes being redeemed plus accrued interest to the redemption date.
The amount of the make-whole premium on any Note, or portion of a Note, to be redeemed will be equal to the greater of (a) 1% of the principal amount of such Note or such portion of a Note being redeemed and (b) the excess, if any, of:
(1)
the sum of the present values, calculated as of the redemption date, of: (i) each interest payment that, but for the redemption, would have been payable on the Note, or portion of a Note, being redeemed on each interest payment date occurring after the redemption date through July 1, 2023, excluding any accrued interest for the period prior to the redemption date, plus (ii) the redemption price that, but for the redemption, would have been payable on the Note, or portion of a Note, being redeemed on July 1, 2023 (such redemption price being set forth in the table appearing in the seventh paragraph of this section “— Optional Redemption”);

over
(2)
the principal amount of the Note, or portion of a Note, being redeemed.

The present values of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis. The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the redemption date at a discount rate equal to the Treasury Yield, as defined below, plus 50 basis points.
We will appoint an independent investment banking institution of national standing to calculate the make-whole premium; provided that if we fail to appoint an institution at least 45 days prior to the date set for redemption or if the institution that we appoint is unwilling or unable to make such calculation, such calculation will be made by J.P. Morgan Securities LLC, or, if such firm fails to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (it being understood that the Trustee’s agreement to appoint such an institution is a matter of courtesy and accommodation only and the Trustee shall not be liable to any person as a result).
For purposes of determining the make-whole premium, “Treasury Yield” means, at the time of computation, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two business days prior to the redemption date) of the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to July 1, 2023; provided, however, that if the period from the redemption date to July 1, 2023 is not equal to the constant maturity of a United States Treasury Security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to July 1, 2023 is less than one year, the weekly average yield on actively traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.
On or after July 1, 2023, the Notes will be redeemable, at our option, at any time in whole, or from time to time in part, upon not less than 10 and not more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount of Notes to be redeemed) set forth below, together with accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of each of the years indicated below:
Year	Percentage
2023	103.6875%
2024	101.8438%
2025 and thereafter	100.0000%
Redemption with the Proceeds of Certain Capital Contributions or Equity Offerings
Notwithstanding the foregoing, we may redeem up to 35% of the Notes, at any time prior to July 1, 2023, at a redemption price equal to 107.375% of the principal amount of the Notes redeemed, together with accrued and unpaid interest to such redemption date, with the net cash proceeds of any capital contributions or one or more public or private sales (including sales to DISH Network, regardless of whether DISH Network obtained such funds from an offering of Equity Interests or Indebtedness of DISH Network or otherwise) of Equity Interests (other than Disqualified Stock) of us (other than proceeds from a sale to any of our Subsidiaries or any employee benefit plan in which we or any of our Subsidiaries participates); provided that:
•
at least 65% in aggregate of the originally issued principal amount of the Old Notes and Notes remain outstanding immediately after the occurrence of such redemption; and

•
the sale of such Equity Interests is made in compliance with the terms of the Indenture.

Selection and Notice
If less than all of the Notes are to be redeemed at any time, the selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 10 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, if we do not default in the payment of the redemption price, interest will cease to accrue on Notes or portions thereof called for redemption.
Change of Control Offer
Upon the occurrence of a Change of Control Event, we will be required to make an offer (a “Change of Control Offer”) to each holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Event, we shall mail a notice to each holder stating:
(1)
that the Change of Control Offer is being made pursuant to the covenant entitled “Offer to Purchase Upon Change of Control Event”;

(2)
the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days after the date such notice is mailed (the “Change of Control Payment Date”);

(3)
that any Notes not tendered will continue to accrue interest in accordance with the terms of the Indenture;

(4)
that, unless we default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)
that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second business day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

(6)
that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(7)
any other information material to such holder’s decision to tender Notes.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes required in the event of a Change of Control Event. We may not be able to repurchase all of the Notes tendered upon a Change of Control. If we fail to repurchase all of the Notes tendered for purchase upon a Change of Control Event, such failure will constitute an Event of Default. In addition, the terms of other indebtedness to which we may be subject may prohibit us from purchasing the Notes or offering to purchase the Notes, and a Change of Control Offer or a Change of Control Payment could trigger a default or event of default under the terms of such indebtedness. If we were unable to obtain the consent of the holders of any such other indebtedness to make a Change of Control Offer or make the Change of Control Payment or to repay such indebtedness, a Default or Event of Default may occur. See the subheading, “— Events of Default.”
Except as described above with respect to a Change of Control Event, the Indenture does not contain any provisions that would permit the holders of any of the Notes to require that we repurchase or redeem any Notes in the event of a takeover, recapitalization or similar transaction.

Certain Covenants
Limitation on Restricted Payments.   The Indenture provides that neither we nor any of our Restricted Subsidiaries may, directly or indirectly:
(a)
declare or pay any dividend or make any distribution on account of any of our Equity Interests other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of us;

(b)
purchase, redeem or otherwise acquire or retire for value any Equity Interests of DISH Network, us or any of its or our respective Subsidiaries or Affiliates, other than any such Equity Interests owned by us or by any Wholly Owned Restricted Subsidiary;

(c)
purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated in right of payment to the Notes or the Guarantees thereof, except (i) in accordance with the scheduled mandatory redemption, sinking fund or repayment provisions set forth in the original documentation governing such Indebtedness and (ii) the purchase, repurchase or other acquisition of subordinated Indebtedness with a stated maturity earlier than the maturity of the Notes or the Guarantees thereof purchased in anticipation of satisfying a payment of principal at the stated maturity thereof, within one year of such stated maturity;

(d)
declare or pay any dividend or make any distribution on account of any Equity Interests of any Restricted Subsidiary, other than:

(i)
to us or any Wholly Owned Restricted Subsidiary; or

(ii)
to all holders of any class or series of Equity Interests of such Restricted Subsidiary on a pro rata basis; provided that in the case of this clause (ii), such dividends or distributions may not be in the form of Indebtedness or Disqualified Stock; or

(3)
make any Restricted Investment

(all such prohibited payments and other actions set forth in clauses (a) through (e) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
(i)
no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii)
after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, our Indebtedness to Cash Flow Ratio would not have exceeded 8.0 to 1; and

(iii)
such Restricted Payment, together with the aggregate of all other Restricted Payments made by us after December 28, 2001, is less than the sum of:

(A)
the difference of:

(x)
our cumulative Consolidated Cash Flow determined at the time of such Restricted Payment (or, in case such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit); minus

(y)
120% of our Consolidated Interest Expense,

each as determined for the period (taken as one accounting period) from January 1, 2002 to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus
(B)
an amount equal to 100% of the aggregate net cash proceeds and, in the case of proceeds consisting of assets used in or constituting a business permitted under the covenant described under “— Limitations on Activities of the Issuer,” 100% of the fair market value of the aggregate net proceeds other than cash received by us either from capital contributions from DISH Network, or from the issue or sale (including an issue or sale to

DISH Network) of Equity Interests (other than Disqualified Stock) of us (other than Equity Interests sold to any of our Subsidiaries), since December 28, 2001; plus
(C)
if any Unrestricted Subsidiary is designated by us as a Restricted Subsidiary, an amount equal to the fair market value of the net Investment by us or a Restricted Subsidiary in such Subsidiary at the time of such designation; provided, however, that the foregoing sum shall not exceed the amount of the Investments made by us or any Restricted Subsidiary in any such Unrestricted Subsidiary since December 28, 2001; plus

(D)
100% of any cash dividends and other cash distributions received by us and our Wholly Owned Restricted Subsidiaries from an Unrestricted Subsidiary since December 28, 2001 to the extent not included in our cumulative Consolidated Cash Flow; plus

(E)
to the extent not included in clauses (A) through (D) above, an amount equal to the net reduction in Investments of us and our Restricted Subsidiaries since December 28, 2001 resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to us or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance or other disposition of any such Investment; provided, however, that the foregoing sum shall not exceed, with respect to any person in whom such Investment was made, the amount of Investments previously made by us or any Restricted Subsidiary in such person which were included in computations made pursuant to this clause (iii).

The foregoing provisions will not prohibit the following (provided that with respect to clauses (2), (3), (5), (6), (7), (8), (9), (11) and (12) below, no Default or Event of Default shall have occurred and be continuing):
(1)
the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of the Indenture;

(2)
the redemption, repurchase, retirement or other acquisition of any of our Equity Interests in exchange for, or out of the net proceeds of the substantially concurrent capital contribution from DISH Network or from the substantially concurrent issue or sale (including to DISH Network) of Equity Interests (other than Disqualified Stock) of us (other than Equity Interests issued or sold to any Subsidiary of us);

(3)
Investments in an aggregate amount not to exceed $500 million plus, to the extent not included in Consolidated Cash Flow, an amount equal to the net reduction in such Investments resulting from payments in cash of interest on Indebtedness, dividends or repayment of loans or advances, or other transfers of property, in each case, to us or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance or other disposition of any such Investment; provided, however, that the foregoing sum shall not exceed, with respect to any person in whom such Investment was made, the amount of Investments previously made by us or any Restricted Subsidiary in such person pursuant to this clause (3);

(4)
Investments to fund the financing activity of DNCC in the ordinary course of its business in an amount not to exceed, as of the date of determination, the sum of

(A)
$100 million, plus

(B)
50% of the aggregate cost to DNCC for each Satellite Receiver purchased by DNCC and leased by DNCC to a retail consumer in excess of 100,000 units;

(5)
cash dividends or distributions to DISH Network to the extent required for the purchase, redemption, repurchase or other acquisition or retirement for value of employee stock options to purchase Capital Stock of DISH Network, or Capital Stock of DISH Network issued pursuant to any management equity plan, stock option plan or other management or employee benefit plan or agreement, in an aggregate amount not to exceed $25 million in any calendar year;

(6)
a Permitted Refinancing;

(7)
Investments in an amount equal to 100% of the aggregate net proceeds (whether or not in cash) received by us or any Wholly Owned Restricted Subsidiary from capital contributions from DISH Network or from the issue and sale (including a sale to DISH Network) of Equity Interests (other than Disqualified Stock) of us (other than Equity Interests issued or sold to a Subsidiary of DISH Network), on or after December 28, 2001; plus, to the extent not included in Consolidated Cash Flow, an amount equal to the net reduction in such Investments resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to us or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance, or other disposition of any such Investment; provided, however, that the foregoing amount shall not exceed, with respect to any person in whom such Investment was made, the amount of Investments previously made by us or any Restricted Subsidiary in such person pursuant to this clause (7) in each case; provided that such Investments are in businesses of the type described under “— Limitations on Activities of the Issuer”;

(8)
Investments in any Restricted Subsidiary which is not a Wholly Owned Restricted Subsidiary, but which is a Guarantor and Investments in the form of intercompany debt with any direct or indirect parent company or any Wholly Owned Subsidiary of such direct or indirect parent company; provided that such debt is incurred in the ordinary course of business and is used in a business described under “— Limitations on Activities of the Issuer”;

(9)
Investments in businesses strategically related to businesses described in “— Limitations on Activities of the Issuer” in an aggregate amount not to exceed $700 million;

(10)
cash dividends or distributions to DISH Network to the extent required for the purchase of odd-lots of Equity Interests of DISH Network, in an aggregate amount not to exceed $15 million in any calendar year;

(11)
the making of any Restricted Payment (including the receipt of any Investment) permitted under or resulting from any transaction permitted under the covenants described under “— Dispositions of DTLLC and Non-Core Assets” occurring at any time since December 28, 2001; provided that all conditions to any such Restricted Payment set forth in such covenants are satisfied;

(12)
Investments made as a result of the receipt of non-cash proceeds from Asset Sales made in compliance with the covenants described under “— Asset Sales” and Investments entered into in connection with an acquisition of assets used in or constituting a business permitted under the covenant described under “— Limitations on Activities of the Issuer,” as a result of “earn-outs” or other deferred payments or similar obligations;

(13)
any Restricted Payment permitted under any of the DDBS Notes Indentures;

(14)
Investments which are used to pay for the construction, launch, operation or insurance of satellites owned or leased by us or any of our Subsidiaries in an amount not to exceed $500 million;

(15)
Investments in a foreign direct-to-home satellite provider in an amount not to exceed $500 million; provided that the Investments are made through the supply of satellite receivers and related equipment to the provider, or the proceeds from the Investments are used to purchase satellite receivers and related equipment from DISH Network or a Subsidiary of DISH Network;

(16)
the redemption, repurchase, defeasance or other acquisition or retirement for value of subordinated Indebtedness, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for: (a) the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock), or (b) Indebtedness that is at least as subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, as the Indebtedness being redeemed, repurchased, defeased, acquired or retired and with a final maturity equal to or greater than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively of the Indebtedness being redeemed, repurchased, defeased, acquired or retired;

(17)
repurchases of Equity Interests deemed to occur upon (a) the exercise of stock options, warrants or convertible securities issued as compensation if such Equity Interests represent a portion of the exercise price thereof and (b) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith (or a dividend or distribution to finance such a deemed repurchase by DISH Network);

(18)
amounts paid by us to DISH Network or any other person with which we are included in a consolidated tax return equal to the amount of federal, state and local income taxes payable in respect of the income of the Company and its Subsidiaries, including without limitation, any payments made in accordance with tax allocation agreements between the Company and its affiliates in effect from time to time; and

(19)
the making of a Restricted Payment so long as after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, our Indebtedness to Cash Flow Ratio would not exceed 3.5 to 1.

Restricted Payments made pursuant to clauses (1), (2), (4), (7), (16) (but only to the extent that net proceeds received by us as set forth in such clause (2), (7) or (16) were included in the computations made in clause (iii)(B) of the first paragraph of this covenant), (10) or (13) (but only to the extent such Restricted Payment is included as a Restricted Payment in any computation made pursuant to clause (iii) of the first paragraph of the Restricted Payments covenants contained in the DDBS Notes Indentures), shall be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this covenant.
Restricted Payments made pursuant to clauses (3), (5), (6), (7), (16) (but only to the extent that net proceeds received by us as set forth in such clause (7) or (16) were not included in the computations made in clause (iii)(B) of the first paragraph of this covenant), (8), (9), (11), (12), (13) (to the extent such Restricted Payment is not included as a Restricted Payment in any computation made pursuant to clause (iii) of the first paragraph of the Restricted Payments covenants contained in any DDBS Notes Indenture), (14), (15), (17), (18) or (19) shall not be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this covenant.
If we or any Restricted Subsidiary makes an Investment that was included in computations made pursuant to this covenant and the person in which such Investment was made subsequently becomes a Restricted Subsidiary that is a Guarantor, to the extent such Investment resulted in a reduction in the amounts calculated under clause (iii) of the first paragraph of or under any other provision of this covenant, then such amount shall be increased by the amount of such reduction.
Not later than ten business days following a request from the Trustee, we shall deliver to the Trustee an officers’ certificate stating that each Restricted Payment made in the six months preceding the date of the request is permitted and setting forth the basis upon which the calculations required by the covenant “—Limitation on Restricted Payments” were computed, which calculations shall be based upon our latest available financial statements.
Limitation on Incurrence of Indebtedness.   The Indenture provides that we shall not, and shall not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that, notwithstanding the foregoing, we and any Guarantor may incur Indebtedness (including Acquired Debt), if, after giving effect to the incurrence of such Indebtedness and the application of the net proceeds thereof on a pro forma basis (including in the case of an acquisition, merger or other business combination giving pro forma effect to such transaction), either (a) our Indebtedness to Cash Flow Ratio would not have exceeded 8.0 to 1 or (b) the aggregate amount of our Indebtedness and that of the Guarantors would not exceed $1,500 per Subscriber.
The foregoing limitation does not apply to any of the following incurrences of Indebtedness:
(1)
Indebtedness represented by the Old Notes, the Notes, the Guarantees thereof and the Indenture;

(2)
the incurrence by us or any Guarantor of Acquired Subscriber Debt not to exceed $1,750 per Acquired Subscriber (less any amount used to incur Indebtedness pursuant to clause (b) of the prior paragraph);

(3)
the incurrence by us or any Guarantor of Deferred Payments and letters of credit with respect thereto;

(4)
Indebtedness of us or any Guarantor in an aggregate principal amount not to exceed $1,050,000,000 at any one time outstanding;

(5)
Indebtedness between and among us and any Guarantor;

(6)
Acquired Debt of a person, incurred prior to the date upon which such person was acquired by us or any Guarantor (excluding Indebtedness incurred by such entity other than in the ordinary course of its business in connection with, or in contemplation of, such entity being so acquired) in an amount not to exceed (A) $250 million in the aggregate for all such persons other than those described in the immediately following clause (B); and (B) Acquired Debt owed to us or any Restricted Subsidiaries;

(7)
Existing Indebtedness;

(8)
the incurrence of Purchase Money Indebtedness by us or any Guarantor in an amount not to exceed the cost of construction, acquisition or improvement of assets used in any business permitted under the covenant described under “— Limitations on Activities of the Issuer,” as well as any launch costs and insurance premiums related to such assets;

(9)
The incurrence by the Company or any of the Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business and not for speculative purposes, including without limitation Hedging Obligations covering the principal amount of Indebtedness entered into in order to protect us or any of our Restricted Subsidiaries from fluctuation in interest rates on Indebtedness;

(10)
Indebtedness of us or any of our Restricted Subsidiaries in respect of performance bonds or letters of credit of us or any Restricted Subsidiary or surety bonds provided by us or any Restricted Subsidiary incurred in the ordinary course of business and on ordinary business terms in connection with the businesses permitted under the covenant described under “— Limitations on Activities of the Issuer”;

(11)
Indebtedness of us or any Guarantor the proceeds of which are used solely to finance the construction and development of a call center owned by us or any of our Restricted Subsidiaries or any refinancing thereof; provided that the aggregate of all Indebtedness incurred pursuant to this clause (11) shall in no event exceed $100 million at any one time outstanding;

(12)
the incurrence by us or any Guarantor of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part Indebtedness referred to in the first paragraph of this covenant or in clauses (1), (2), (3), (6), (7) or (8) above (“Refinancing Indebtedness”); provided, however, that:

(A)
the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so exchanged, extended, refinanced, renewed, replaced, substituted or refunded and any premiums payable and reasonable fees, expenses, commissions and costs in connection therewith;

(B)
the Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded; and

(C)
the Refinancing Indebtedness shall be subordinated in right of payment to the Notes and the Guarantees thereof, if at all, on terms at least as favorable to the holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded (a “Permitted Refinancing”);
(13)
the guarantee by us or any Guarantor of Indebtedness of us or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

(14)
Indebtedness under Finance Lease Obligations of us or any Guarantor with respect to no more than seven direct broadcast satellites at any time; and

(15)
Indebtedness of the Company or any Restricted Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any person in connection with workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such person to us or such Restricted Subsidiary pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business and consistent with industry practices.

For purposes of determining compliance with this covenant, if an item of Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (15) above or is permitted to be incurred pursuant to the first paragraph of this covenant and also meets the criteria of one or more of the categories described in clauses (1) through (15) above, we shall, in our sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.
Asset Sales.   The Indenture provides that if we or any Restricted Subsidiary, in a single transaction or a series of related transactions:
(a)
sells, leases (in a manner that has the effect of a disposition), conveys or otherwise disposes of any of its assets (including by way of a sale-and-leaseback transaction), other than:

(i)
sales or other dispositions of inventory in the ordinary course of business;

(ii)
sales or other dispositions to us or a Wholly Owned Restricted Subsidiary by us or any Restricted Subsidiary;

(iii)
sales or other dispositions of accounts receivable to DNCC for cash in an amount at least equal to the fair market value of such accounts receivable;

(iv)
sales or other dispositions of rights to construct or launch satellites; and

(v)
sales or other dispositions permitted under “— Dispositions of DTLLC and Non-Core Assets” (provided that the sale, lease, conveyance or other disposition of all or substantially all of our assets shall be governed by the provisions of the Indenture, as described below under the subheading “— Merger, Consolidation, or Sale of Assets”); or

(b)
issues or sells Equity Interests of any Restricted Subsidiary (other than any issue or sale of Equity Interests of DTLLC or a Subsidiary which constitute a Non-Core Asset permitted under “—Dispositions of DTLLC and Non-Core Assets”), in either case, which assets or Equity Interests: (1) have a fair market value in excess of $100 million (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors set forth in an officers’ certificate delivered to the Trustee); or (2) are sold or otherwise disposed of for net proceeds in excess of $100 million (each of the foregoing, an “Asset Sale”), then:
(A)
we or such Restricted Subsidiary, as the case may be, must receive consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee not later than ten business days following a request from the Trustee, which certificate shall cover each Asset Sale made in the six months preceding the date of the request, as the case may be) of the assets sold or otherwise disposed of; and
(B)
at least 75% of the consideration therefor received by us or such Restricted Subsidiary, as the case may be, must be in the form of:

(x)
Cash, Cash Equivalents or Marketable Securities;

(y)
any asset which is promptly (and in no event later than 180 days after the date of transfer to us or a Restricted Subsidiary) converted into cash; provided that to the extent that such conversion is at a price that is less than the fair market value (as determined above) of such asset at the time of the Asset Sale in which such asset was acquired, we shall be deemed to have made a Restricted Payment in the amount by which such fair market value exceeds the cash received upon conversion; and/or

(z)
properties and capital assets (including Capital Stock of an entity owning such property or assets so long as the receipt of such Capital Stock otherwise complies with the covenant described under “— Limitation on Restricted Payments” (other than clause (12) of the second paragraph thereof)) to be used by us or any of our Restricted Subsidiaries in a business permitted under the covenant described under “— Limitations on Activities of the Issuer”;

provided, however, that up to $100 million of assets in addition to assets specified in clause (x), (y) or (z) above at any one time may be considered to be cash for purposes of this clause (B), so long as the provisions of the next paragraph are complied with as such non-cash assets are converted to cash. The amount of any liabilities of us or any Restricted Subsidiary that are assumed by or on behalf of the transferee in connection with an Asset Sale (and from which we or such Restricted Subsidiary are unconditionally released) shall be deemed to be cash for the purpose of this clause (B).
The Indenture also provides that the Net Proceeds from an Asset Sale shall be used only to acquire assets used in, or stock or other ownership interests in a person that upon the consummation of such Asset Sale becomes a Restricted Subsidiary and will be engaged primarily in, a business permitted under the covenant described under “— Limitations on Activities of the Issuer”, to repurchase the Old Notes or the Notes or the DDBS Notes, to prepay, repay or purchase other senior Indebtedness or, if we sell any of our satellites after launch such that we or our Restricted Subsidiaries own fewer than three in-orbit satellites, only to purchase a replacement satellite. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the preceding sentence within 365 days after such Asset Sale shall constitute “Excess Proceeds” and shall be applied to an offer to purchase Notes and other senior Indebtedness of us if and when required under “— Excess Proceeds Offer.”
Clause (B) of the second preceding paragraph shall not apply to all or such portion of the consideration:
(1)
as is properly designated by us in connection with an Asset Sale as being subject to this paragraph; and

(2)
with respect to which the aggregate fair market value at the time of receipt of all consideration received by us or any Restricted Subsidiary in all such Asset Sales so designated does not exceed the amount that we and our subsidiaries are permitted to designate as a result of the cash contributions made to us by DISH Network pursuant to any of the DDBS Notes Indentures plus, to the extent any such consideration did not satisfy clauses (B)(x) or (B)(z) above, upon the exchange or repayment of such consideration for or with assets which satisfy either or both such clauses, an amount equal to the fair market value of such consideration (evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee as set forth in clause (A) above).

In addition, clause (B) above shall not apply to any Asset Sale:
(x)
where assets not essential to the direct broadcast satellite business are contributed to a joint venture between us or one of our Restricted Subsidiaries and a third party that is not an

Affiliate of DISH Network or any of its Subsidiaries; provided that following the sale, lease, conveyance or other disposition we or one of our Wholly Owned Restricted Subsidiaries owns at least 50% of the voting and equity interest in such joint venture,
(y)
to the extent the consideration therefor received by us or any of our Restricted Subsidiaries would constitute Indebtedness or Equity Interests of a person that is not an Affiliate of DISH Network, us or one of their or our respective Subsidiaries; provided that the acquisition of such Indebtedness or Equity Interests is permitted under the provisions of the covenant described under “— Limitation on Restricted Payments”; and

(z)
where assets sold are satellites, uplink centers or call centers; provided that, in the case of this clause (z) we and our Restricted Subsidiaries continue to own at least three satellites, one uplink center and one call center.

Transactions described under clause (xii) of the covenant described under “— Transactions with Affiliates” and “Restricted Payments” permitted under the covenant described under “— Limitation on Restricted Payments” shall not be subject to this covenant.
Limitations on Liens.   The Indenture provides that we shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.
Limitations on Activities of the Issuer.   The Indenture provides that neither we nor any of our Restricted Subsidiaries may engage in any business other than developing, owning, engaging in and dealing with all or any part of the business of domestic and international media, entertainment, electronics or communications, and reasonably related extensions thereof, including but not limited to the purchase, ownership, operation, leasing and selling of, and generally dealing in or with, one or more communications satellites and the transponders thereon, and communications uplink centers, the acquisition, transmission, broadcast, production and other provision of programming relating thereto and the manufacturing, distribution and financing of equipment (including consumer electronic equipment) relating thereto.
Dispositions of DTLLC and Non-Core Assets.
Notwithstanding the provisions of the covenants described under “— Limitation on Restricted Payments” and “— Asset Sales,” if our Indebtedness to Cash Flow Ratio would not have exceeded 6.0 to 1 on a pro forma basis after giving effect to the sale of all Equity Interests in or assets of DTLLC owned by us and our Subsidiaries, then:
(1)
the payment of any dividend or distribution consisting of Equity Interests in or assets of DTLLC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets or the sale, conveyance or other disposition of Equity Interests in or assets of DTLLC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute a Restricted Payment;

(2)
the sale, conveyance or other disposition of the Equity Interests in or assets of DTLLC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute an Asset Sale; and

(3)
upon delivery of an officers’ certificate to the Trustee evidencing satisfaction of the conditions to such release and a written request to the Trustee requesting such release, DTLLC shall be discharged and released from its Guarantee and, so long as we designate DTLLC as an Unrestricted Subsidiary, DTLLC shall be discharged and released from all covenants and restrictions contained in the Indenture;

provided that no such payment, sale, conveyance or other disposition (collectively, a “Payout”) described in clauses (1) or (2) above shall be permitted if at the time of such Payout:
(a)
after giving pro forma effect to such Payout, we would not have been permitted under the covenant described under “— Limitation on Restricted Payments” to make a Restricted Payment in an amount equal to the total (the “DTLLC Amount Due”) of:
(i)
the amount of all Investments (other than the contribution of:

(x)
title to the headquarters building of DTLLC in Inverness, Colorado and the tangible assets therein to the extent used by DTLLC as of the date of the Indenture; and

(y)
patents, trademarks and copyrights applied for or granted as of the date of the Indenture to the extent used by DTLLC or result from the business of DTLLC, in each case, to DTLLC);

made in DTLLC by us or our Restricted Subsidiaries since the date of the Indenture (which, in the case of Investments in exchange for assets, shall be valued at the fair market value of each such asset at the time each such Investment was made); minus
(ii)
the amount of the after-tax value of all cash returns on such Investments paid to us or our Wholly Owned Restricted Subsidiaries (or, in the case of a non-Wholly Owned Restricted Subsidiary, the pro rata portion thereof attributable to us); minus

(iii)
$100 million; and

(b)
any contract, agreement or understanding between DTLLC and us or any Restricted Subsidiary of us and any loan or advance to or guarantee with, or for the benefit of, DTLLC issued or made by us or one of our Restricted Subsidiaries, is on terms that are no less favorable to us or our Restricted Subsidiaries than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiaries with an unrelated person, all as evidenced by a resolution of our Board of Directors set forth in an officers’ certificate delivered within ten business days of a request by the Trustee certifying that each such contract, agreement, understanding, loan, advance and guarantee has been approved by a majority of the members of our Board of Directors.

If at the time of such Payout, the condition set forth in clause (a) of the proviso of the preceding sentence cannot be satisfied, DTLLC may seek to have a person other than us or one of our Restricted Subsidiaries pay in cash an amount to us or our Restricted Subsidiaries such that after taxes, such amount is greater than or equal to the DTLLC Amount Due or the portion of the DTLLC Amount Due which would not have been permitted to be made as a Restricted Payment by us; provided that such payment shall be treated for purposes of this covenant as a cash return on the Investments made in DTLLC; and, provided further, that for all purposes under the Indenture, such payment shall not be included in any calculation under clauses (iii)(A) through (iii)(E) of the first paragraph of the covenant described under “— Limitation on Restricted Payments.” To the extent that the ET DTLLC C Amount Due or any portion thereof would have been permitted to be made as a Restricted Payment by us and was not paid by another person as permitted by the preceding sentence, we shall be deemed to have made a Restricted Payment in the amount of such DTLLC Amount Due or portion thereof, as the case may be.
Notwithstanding the provisions of the covenants described under “— Limitation on Restricted Payments” and “— Asset Sales”:
(1)
the payment of any dividend or distribution consisting of Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets or the sale, conveyance or other disposition of Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute a Restricted Payment;

(2)
the sale, conveyance or other disposition of the Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute an Asset Sale; and

(3)
upon delivery of an officers’ certificate to the Trustee evidencing satisfaction of the conditions to such release and a written request to the Trustee requesting such a release, any such Non-Core Asset that is a Guarantor shall be discharged and released from its Guarantees and so long as we designate such Non-Core Asset as an Unrestricted Subsidiary, such Non-Core Asset shall be released from all covenants and restrictions contained in the Indenture;
provided that no Payout of any Non-Core Asset shall be permitted such as described in clauses (1) and (2) above if at the time of such Payout:
(a)
after giving pro forma effect to such Payout, we would not have been permitted under the covenant described under “— Limitation on Restricted Payments” to make a Restricted Payment in an amount equal to the total (the “Non-Core Asset Amount Due”) of:

(i)
the amount of all Investments made in such Non-Core Asset by us or our Restricted Subsidiaries since the date of the Indenture (which, in the case of Investments in exchange for assets, shall be valued at the fair market value of each such asset at the time each such Investment was made); minus

(ii)
the amount of the after-tax value of all cash returns on such Investments paid to us or our Wholly Owned Restricted Subsidiaries (or, in the case of a non-Wholly Owned Restricted Subsidiary, the pro rata portion thereof attributable to us); minus

(iii)
$100 million in the aggregate for all such Payouts and $25 million for any single such Payout; and

(b)
any contract, agreement or understanding between or relating to a Non-Core Asset and us or a Restricted Subsidiary and any loan or advance to or guarantee with, or for the benefit of, a Restricted Subsidiary which is a Non-Core Asset issued or made by us or one of our Restricted Subsidiaries, is on terms that are less favorable to us or our Restricted Subsidiaries than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiaries with an unrelated person, all as evidenced by a resolution of our Board of Directors as set forth in an officers’ certificate delivered within ten business days of a request by the Trustee certifying that each such contract, agreement, understanding, loan, advance and guarantee has been approved by a majority of our Board of Directors.

If at the time of such Payout, the condition set forth in clause (a) of the proviso of the preceding sentence cannot be satisfied, such Restricted Subsidiary which is a Non-Core Asset may seek to have a person other than us or one of our Restricted Subsidiaries pay in cash an amount to us such that, after taxes, such amount, is greater than or equal to the Non-Core Asset Amount Due or the portion of the Non-Core Asset Amount Due which would not have been permitted to be made as a Restricted Payment by us; provided that such payment shall be treated for purposes of this covenant as a cash return on the Investments made in a Non-Core Asset; and provided further that for all purposes under the Indenture, such payment shall not be included in any calculation under clauses (iii)(A) through (iii)(E) of the first paragraph of the covenant described under “— Limitation on Restricted Payments.” To the extent that the Non-Core Asset Amount Due or any portion thereof would have been permitted to be made as a Restricted Payment by us and was not paid by another person as permitted by the preceding sentence, we shall be deemed to have made a Restricted Payment in the amount of such Non-Core Asset Amount Due or portion thereof, as the case may be.
Promptly after any Payout pursuant to the terms of this covenant, within ten business days of a request by the Trustee, we shall deliver to the Trustee an officers’ certificate to the Trustee setting forth the Investments made by us or our Restricted Subsidiaries in a Non-Core Asset, as the case may be, and certifying that the requirements of this covenant have been satisfied in connection with the making of such Payout.
Notwithstanding anything contained in this covenant to the contrary, any disposition of DTLLC or Non-Core Assets permitted pursuant to the DDBS Notes Indentures shall also be permitted pursuant to the Indenture and shall not be considered a “Restricted Payment” or “Asset Sale” for purposes of the Indenture.
Additional Subsidiary Guarantees.   The Indenture provides that if we or any Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) having a fair market value (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee no later than five business days following April 1 of each year or ten business days following a request from the Trustee, which certificate shall cover the six months preceding April 1 or the date of request, as the case may be) exceeding the sum of $100 million in the aggregate for all such transfers after the date of the Indenture (fair market value being determined as of the time of such acquisition) to Restricted Subsidiaries that are not Guarantors, the Issuer shall, or shall cause each of such Subsidiaries to which any amount exceeding such $100 million (less such fair market value) is transferred to:
(i)
execute and deliver to the Trustee a supplemental indenture to the Indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of our obligations under the Notes on the terms set forth in the Indenture; and

(ii)
deliver to the Trustee an opinion of counsel reasonably satisfactory to the Trustee that such supplemental indenture and Guarantee have been duly authorized, executed and delivered by and are valid and binding obligations of such Subsidiary or such owner, as the case may be;

provided, however, that the foregoing provisions shall not apply to transfers of property or assets (other than cash) by us or any Guarantor in exchange for cash, Cash Equivalents or Marketable Securities in an amount equal to the fair market value (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee no later than five business days following April 1 and October 1 of each year or ten business days following a request from the Trustee, which certificate shall cover the six months preceding April 1, October 1, or the date of request, as the case may be) of such property or assets. In addition, if (i) we or any of our Restricted Subsidiaries acquires or creates another Restricted Subsidiary or (ii) an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary or otherwise ceases to be and Unrestricted Subsidiary, such Subsidiary shall execute a supplemental indenture to the Indenture and deliver an opinion of counsel, each as required in the preceding sentence; provided that no supplemental indenture or opinion shall be required if the fair market value (as determined in good faith by our Board of Directors and set forth in an officers’ certificate delivered to the Trustee no later than five business days following April 1 and October 1 of each year or ten business days following a request from the Trustee, which certificate shall cover the six months preceding such April 1, October 1, or the date of request, as the case may be) of all such Restricted Subsidiaries created, acquired or designated since the date of the Indenture (fair market value being determined as of the time of creation, acquisition or designation) does not exceed the sum of $100 million in the aggregate minus the fair market value of the assets transferred to any Subsidiaries which do not execute a supplemental indenture pursuant to the preceding sentences; provided further that to the extent a Restricted Subsidiary is subject to the terms of any instrument governing Acquired Debt, as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition) which instrument or restriction prohibits such Restricted Subsidiary from issuing a Guarantee, such Restricted Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such Guarantee pursuant to the terms of such Acquired Debt.
Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.   The Indenture provides that we shall not, and shall not permit any Restricted Subsidiary of us to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:
(a)
pay dividends or make any other distribution to us or any of our Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to us or any of our Subsidiaries;

(b)
make loans or advances to us or any of our Subsidiaries; or

(c)
transfer any of its properties or assets to us or any of our Subsidiaries;

except for such encumbrances or restrictions existing under or by reasons of:
(i)
Existing Indebtedness and existing agreements as in effect on the date of the Indenture;

(ii)
applicable law or regulation;

(iii)
any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired; provided that the Consolidated Cash Flow of such person shall not be taken into account in determining whether such acquisition was permitted by the terms of the Indenture; except to the extent that dividends or other distributions are permitted notwithstanding such encumbrance or restriction and could have been distributed;

(iv)
by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(v)
Refinancing Indebtedness (as defined in “— Limitation on Incurrence of Indebtedness”); provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

(vi)
the Indenture or the Old Notes and the Notes;

(vii)
Permitted Liens; or

(viii)
any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of the Indenture.

Accounts Receivable Subsidiary.   The Indenture provides that we:
(a)
may, and may permit any of our Subsidiaries to, notwithstanding the provisions of the covenant entitled “— Limitation on Restricted Payments,” make Investments in an Accounts Receivable Subsidiary:

(i)
the proceeds of which are applied within five business days of the making thereof solely to finance:

(A)
the purchase of accounts receivable of us and our Subsidiaries; or

(B)
payments required in connection with the termination of all then existing arrangements relating to the sale of accounts receivable or participation interests therein by an Accounts Receivable Subsidiary (provided that the Accounts Receivable Subsidiary shall receive cash, Cash Equivalents and accounts receivable having an aggregate fair market value not less than the amount of such payments in exchange therefor); and

(ii)
in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause (b) below;

(b)
shall not, and shall not permit any of our Subsidiaries to, sell accounts receivable to an Accounts Receivable Subsidiary except for consideration in an amount not less than that which would be obtained in an arm’s length transaction and solely in the form of cash or Cash Equivalents; provided that an Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed 20% of the aggregate purchase price paid for all outstanding accounts receivable purchased by an Accounts Receivable Subsidiary since the date of the Indenture (and not written off or required to be written off in accordance with the normal business practice of an Accounts Receivable Subsidiary);

(c)
shall not permit an Accounts Receivable Subsidiary to sell any accounts receivable purchased from us or our Subsidiaries or participation interests therein to any other person except on an arm’s length basis and solely for consideration in the form of cash or Cash Equivalents or certificates representing undivided interests of a Receivables Trust; provided an Accounts Receivable Subsidiary may not sell such certificates to any other person except on an arm’s length basis and solely for consideration in the form of cash or Cash Equivalents;
(d)
shall not, and shall not permit any of its Subsidiaries to, enter into any guarantee, subject any of our or their respective properties or assets (other than the accounts receivable sold by them to an Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of an Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to an Accounts Receivable Subsidiary, other than obligations relating to breaches of representations, warranties, covenants and other agreements of us or any of our Subsidiaries with respect to the accounts receivable sold by us or any of our Subsidiaries to an Accounts Receivable Subsidiary or with respect to the servicing thereof; provided that neither we nor any of our Subsidiaries shall at any time guarantee or be otherwise liable for the collectibility of accounts receivable sold by them;

(e)
shall not permit an Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase and sale of accounts receivable or participation interests therein of us and our Subsidiaries and activities incidental thereto;

(f)
shall not permit an Accounts Receivable Subsidiary to incur any Indebtedness other than the Accounts Receivable Subsidiary Notes, Indebtedness owed to us and Non-Recourse Indebtedness; provided that the aggregate principal amount of all such Indebtedness of an Accounts Receivable Subsidiary shall not exceed the book value of its total assets as determined in accordance with GAAP;

(g)
shall cause any Accounts Receivable Subsidiary to remit to us or a Restricted Subsidiary of us on a monthly basis as a distribution all available cash and Cash Equivalents not held in a collection account pledged to acquirors of accounts receivable or participation interests therein, to the extent not applied to:

(i)
pay interest or principal on the Accounts Receivable Subsidiary Notes or any Indebtedness of such Accounts Receivable Subsidiary owed to us;

(ii)
pay or maintain reserves for reasonable operating expenses of such Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements or;

(iii)
to finance the purchase of additional accounts receivable of us and our Subsidiaries; and

(h)
shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to, or enter into any other transaction with or for the benefit of, an Accounts Receivable Subsidiary:

(i)
if such Accounts Receivable Subsidiary pursuant to or within the meaning of any bankruptcy law:

(A)
commences a voluntary case;

(B)
consents to the entry of an order for relief against it in an involuntary case;

(C)
consents to the appointment of a custodian of it or for all or substantially all of its property;

(D)
makes a general assignment for the benefit of its creditors; or

(E)
generally is not paying its debts as they become due; or

(ii)
if a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

(A)
is for relief against such Accounts Receivable Subsidiary in an involuntary case;

(B)
appoints a custodian of such Accounts Receivable Subsidiary or for all or substantially all of the property of such Accounts Receivable Subsidiary; or

(C)
orders the liquidation of such Accounts Receivable Subsidiary, and, with respect to this clause (ii), the order or decree remains unstayed and in effect for 60 consecutive days.

Merger, Consolidation, or Sale of Assets.   The Indenture provides that we shall not consolidate or merge with or into (whether or not we are the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets in one or more related transactions to, another person unless:
(a)
we are the surviving person or the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)
the person formed by or surviving any such consolidation or merger (if other than us) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of us under the Indenture and the Notes pursuant to a supplemental indenture to the Indenture in form reasonably satisfactory to the Trustee;

(c)
immediately after such transaction, no Default or Event of Default exists; and

(d)
we or the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made:

(i)
will have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than our Consolidated Net Worth immediately preceding the transaction; and

(ii)
would, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the covenant described under “— Limitation on Incurrence of Indebtedness,” above.

Notwithstanding the foregoing, we may merge with another person if:
(a)
we are the surviving person;

(b)
the consideration issued or paid by us in such merger consists solely of our Equity Interests (other than Disqualified Stock) or Equity Interests of DISH Network; and

(c)
immediately after giving effect to such merger (determined on a pro forma basis), our Indebtedness to Cash Flow Ratio either (i) does not exceed 8.0 to 1 or (ii) does not exceed our Indebtedness to Cash Flow Ratio immediately prior to such merger.

The Indenture provides that each Guarantor of the Notes issued thereunder (other than any Guarantor whose Guarantee is to be released in accordance with the terms of such Guarantee and the Indenture and other than DTLLC and any Non-Core Asset in connection with any transaction permitted under “—Dispositions of DTLLC and Non-Core Assets”) will not, and we will not cause or permit any Guarantor to, consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any person other than to us or a Guarantor unless:
(a)
the Guarantor is the surviving person or the person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)
the person formed by or surviving any such consolidation or merger (if other than the Guarantor) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Guarantor under the Indenture and the Notes, pursuant to a supplemental indenture to the Indenture in form reasonably satisfactory to the Trustee; and
(c)
immediately after such transaction, no Default or Event of Default exists.

Transactions with Affiliates.   The Indenture provides that we shall not and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any of our or their properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an “Affiliate Transaction”), unless:
(a)
such Affiliate Transaction is on terms that are no less favorable to us or our Restricted Subsidiaries than those that would have been obtained in a comparable transaction by us or such Subsidiaries with an unrelated person; and

(b)
if such Affiliate Transaction involves aggregate payments in excess of $200 million, such Affiliate Transaction has either (i) been approved by a majority of the disinterested members of our Board of Directors or (ii) if there are no disinterested members of our Board of Directors, the Company or such Restricted Subsidiary has obtained the favorable opinion of an independent expert as to the fairness of such Affiliate Transaction to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, and we deliver to the Trustee no later than ten business days following a request from the Trustee a resolution of our Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction has been so approved and complies with clause (a) above;

provided, however, that
(i)
the payment of reasonable fees, compensation or employee benefit arrangements to, and any indemnity provided for the benefit of, directors, officers, consultants or employees of DISH Network and its Subsidiaries;

(ii)
transactions between or among us and our Wholly Owned Subsidiaries (other than Unrestricted Subsidiaries);

(iii)
any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by our Board of Directors;

(iv)
transactions in the ordinary course of business, including loans, expense allowances, reimbursements or extensions of credit (including indemnity arrangements) between the Company or any of its Restricted Subsidiaries on the one hand, and any employee of the Company or any of its Restricted Subsidiaries, on the other hand;

(v)
the granting and performance of registration rights for shares of Capital Stock of the Company under a written registration rights agreement approved by a majority of the members of our Board of Directors that are disinterested with respect to these transactions;

(vi)
transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Subsidiaries, so long as a significant amount of Indebtedness or Capital Stock of the same class is also held by persons that are not Affiliates of the Company and these Affiliates are treated no more favorably than holders of the Indebtedness or the Capital Stock generally;

(vii)
any dividend, distribution, sale, conveyance or other disposition of any assets of, or Equity Interests in, any Non-Core Assets or the proceeds of a sale, conveyance or other disposition thereof, in accordance with the provisions of the Indenture;

(viii)
Restricted Payments that are permitted by the provisions of the covenant described under the caption “— Limitation on Restricted Payments”;

(ix)
any transactions pursuant to agreements in effect on the date of the Indenture and any modifications, extensions or renewals thereof that are no less favorable to the Company or the applicable Restricted Subsidiary than such agreement as in effect on the date of the Indenture;

(x)
so long as it complies with clause (a) above, the provision of backhaul, uplink, transmission, billing, customer service, programming acquisition and other ordinary course services by us or any of our Restricted Subsidiaries to Satellite Communications Operating Corporation and to Transponder Encryption Services Corporation on a basis consistent with past practice;

(xi)
the provision of services to DISH Network and its Affiliates by us or any of our Restricted Subsidiaries so long as no cash or other assets are transferred by us or our Restricted Subsidiaries in connection with such transactions (other than up to $100 million in cash in any fiscal year and other than nonmaterial assets used in the operations of the business in the ordinary course pursuant to the agreement governing the provision of the services), and so long as such transaction or agreement is determined by a majority of the members of our Board of Directors to be fair to us and our Restricted Subsidiaries when taken together with all other such transactions and agreements entered into with DISH Network and its Affiliates;

(xii)
the disposition of assets of us and our Restricted Subsidiaries in exchange for assets of DISH Network and its Affiliates so long as (i) the value to us in our business of the assets we receive is determined by a majority of the members of our Board of Directors to be substantially equivalent or greater than the value to us in our business of the assets disposed of, and (ii) the assets acquired by us and our Restricted Subsidiaries constitute properties and capital assets (including Capital Stock of an entity owning such property or assets so long as the receipt of such Capital Stock otherwise complies with the covenant described under “—Limitation on Restricted Payments” (other than clause (12) of the second paragraph thereof)) to be used by us or any of our Restricted Subsidiaries in a business permitted as described under “— Limitations on Activities of the Issuer;”

(xiii)
sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

(xiv)
any transactions between us or any of our Restricted Subsidiaries and any Affiliate of us the Equity Interests of which Affiliate are owned solely by us or one of our Restricted Subsidiaries, on the one hand, and by persons who are not Affiliates of us or Restricted Subsidiaries of us, on the other hand; and

(xv)
transactions with EchoStar or any of its controlled Affiliates that have been approved by a majority of the members of the audit committee of DISH Network or a special committee of the DISH Network board of directors consisting solely of members of the DISH Network board of directors who are not directors, officers or employees of EchoStar or any of its controlled Affiliates.

shall, in each case, not be deemed Affiliate Transactions.
Reports.   The Indenture provides that in the event (i) we are no longer subject to the reporting requirements of Section 13(a) and 15(d) under the Exchange Act and (ii) any Notes are outstanding, we will furnish to the holders of the Notes all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, and, with respect to the annual information only, a report thereon by our independent registered public accounting firm.
Payments for Consent.   The Indenture provides that we shall not, and shall not permit any of our Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of a Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Old Notes and the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Excess Proceeds Offer.   The Indenture provides that when the cumulative amount of Excess Proceeds that have not been applied in accordance with the covenants entitled “— Asset Sales” or this paragraph exceeds $100 million, we will be obligated to make an offer to all holders of the Notes (an “Excess Proceeds Offer”) to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent we or a Restricted Subsidiary are required under the terms of Indebtedness of us or such Restricted Subsidiary which is ranked equally with the Notes to make an offer to purchase such other Indebtedness with any proceeds which constitute Excess Proceeds under the Indenture, we shall make a pro rata offer to the holders of all other parity Indebtedness (including the Notes) with such proceeds. If the aggregate principal amount of the Notes and other parity indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes and other parity Indebtedness to be purchased on a pro rata basis. To the extent that the principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds, we may use any remaining Excess Proceeds for general corporate purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.
Investment Grade Rating.   The Indenture provides that if, on any date following the issuance of the Notes, the Notes receive an Investment Grade Rating from both Rating Agencies and no Default or Event of Default has occurred and is continuing (a “Fall Away Event”) then, beginning on that date and continuing at all times thereafter regardless of any subsequent changes in the rating of those Notes, the provisions of the Indenture summarized under the following captions will no longer be applicable to the Notes:
(1)
“— Certain Covenants — Limitation on Restricted Payments”;

(2)
“— Certain Covenants — Limitation on Incurrence of Indebtedness”;

(3)
“— Certain Covenants — Asset Sales”;

(4)
“— Certain Covenants — Limitations on Activities of the Issuer”;

(5)
“— Certain Covenants — Dispositions of DTLLC and Non-Core Assets”;

(6)
“— Certain Covenants — Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(7)
“— Certain Covenants — Accounts Receivable Subsidiary”;

(8)
clauses (d)(i) and (ii) of the first paragraph under “— Certain Covenants — Merger, Consolidation, or Sale of Assets”;

(9)
“— Certain Covenants — Transactions with Affiliates”;

(10)
“— Certain Covenants — Excess Proceeds Offer”; and

(11)
“— Change of Control Offer”

(collectively, the “Fall Away Covenants”).
In addition to the foregoing, during any period in which the Notes have an Investment Grade Rating from one of the Rating Agencies and no Default or Event of Default has occurred and is continuing, the Fall Away Covenants will not apply to the Notes. Upon the termination or suspension of the Fall Away Covenants under either of the two preceding paragraphs, the amount of Excess Proceeds for purposes of “—Certain Covenants — Excess Proceeds Offer” shall be set at zero.
Events of Default
The Indenture provides that each of the following shall constitute an Event of Default:
(a)
default for 30 days in the payment when due of interest on the Notes;

(b)
default in payment when due of principal of the Notes at maturity, upon repurchase, redemption or otherwise;

(c)
failure to comply with the provisions described under “— Change of Control Offer,” “— Certain Covenants — Transactions with Affiliates,” or “— Certain Covenants — Asset Sales”;

(d)
default under the provisions described under “— Certain Covenants — Limitation on Restricted Payments” or “— Certain Covenants — Limitation on Incurrence of Indebtedness” which default remains uncured for 30 days, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by us pursuant to the Indenture;

(e)
failure by us for 60 days after notice from the Trustee or the holders of at least 25% in principal amount then outstanding of the Old Notes and the Notes to comply with any of our other agreements in the Indenture, the Old Notes or the Notes;

(f)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our Restricted Subsidiaries), which default is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $250 million or more;

(g)
default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250 million or more; provided that any acceleration (other than an acceleration which is the result of a Payment Default under clause (f) above) of Indebtedness under the Outstanding Deferred Payments in aggregate principal amount not to exceed $250 million shall be deemed not to constitute an acceleration pursuant to this clause (g);

(h)
failure by us or any of our Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $250 million, which judgments are not stayed within 60 days after their entry;

(i)
DISH Network, us or any of our Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of creditors;

(j)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against DISH Network, us or any of our Significant Subsidiaries in an involuntary case; (ii) appoints a custodian of DISH Network, us or any of our Significant Subsidiaries or for all or substantially all of the property of DISH Network, us or any of our Significant Subsidiaries; or (iii) orders the liquidation of DISH Network or any of our Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 consecutive days; and

(k)
any Guarantee of the Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor of the Notes, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes.

If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount then outstanding of the Old Notes and the Notes may declare all the Notes to be due and payable immediately (plus, in the case of an Event of Default that is the result of an action by us or any of our Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the Notes contained in the Indenture or the Notes, an amount of premium that would have been applicable pursuant to the Notes or as set forth in the Indenture). Notwithstanding the foregoing, in the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to us or any Guarantor as described in (i) or (j) above, all outstanding Notes will become immediately due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Old Notes and Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such holders’ interest.
The holders of a majority in aggregate principal amount then outstanding of the Old Notes and the Notes, by notice to the Trustee, may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes.
We are required to deliver to the Trustee, in its capacity as trustee of the Indenture, annually a statement regarding compliance with the Indenture, and we are required upon becoming aware of any Default or Event of Default thereunder to deliver to the Trustee a statement specifying such Default or Event of Default.
All powers of the Trustee under the Indenture, in its capacity as trustee of the Indenture, will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.
No Personal Liability Of Directors, Owners, Employees, Incorporator and Stockholders
No director, officer, employee, incorporator or stockholder of us or any of our Affiliates, as such, shall have any liability for any obligations of us or any of our Affiliates under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Legal Defeasance and Covenant Defeasance
The Indenture provides that we may, at our option and at any time, elect to have all obligations discharged with respect to the Notes (“Legal Defeasance”). Such Legal Defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the Notes, except for:
(a)
the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, or on the redemption date, as the case may be;

(b)
our obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)
the rights, powers, trust, duties and immunities of the Trustee, and our obligations in connection therewith; and

(d)
the Legal Defeasance provisions of the Indenture.

In addition, the Indenture provides that we may, at our option and at any time, elect to have all obligations released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. If Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance, the Indenture provides that with respect to the Notes:
(i)
we must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, non-callable United States government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by us, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable optional redemption date, as the case may be;

(ii)
in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that

(A)
we have received from, or there has been published by, the IRS a ruling or

(B)
since the date of the Indenture, there has been a change in the applicable federal income tax law, in each case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance, and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)
in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel reasonably acceptable to such Trustee confirming that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)
no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(v)
such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

(vi)
we shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of the Notes over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others; and

(vii)
we shall have delivered to the Trustee an officers’ certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance relating to the Notes have been complied with.

Amendment, Supplement and Waiver
Except as provided in the next paragraph, the Indenture and the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Old Notes and the Notes then outstanding that are affected by such amendment or supplement (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the Old Notes and the Notes then outstanding under the Indenture that are affected by such amendment or supplement (including consents obtained in connection with a tender offer or exchange offer for the Notes).
Without the consent of each holder affected, however, an amendment or waiver may not (with respect to any Note held by a non-consenting holder):

(a)
reduce the aggregate principal amount of the Old Notes and the Notes whose holders must consent to an amendment, supplement or waiver;

(b)
reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of such Note;

(c)
reduce the rate of or change the time for payment of interest on any Note;

(d)
waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Old Notes and the Notes and a waiver of the payment default that resulted from such acceleration);

(e)
make any Note payable in money other than that stated in such Note;

(f)
make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or interest on the Notes;

(g)
waive a redemption payment or mandatory redemption with respect to any Note; or

(h)
make any change in the foregoing amendment and waiver provisions.

In addition, without the consent of holders of at least 66 2/3% of the principal amount of the Old Notes and Notes then outstanding, an amendment or a waiver may not make any change to the covenants in the Indenture entitled “Asset Sales,” “Change of Control Offer,” and “Excess Proceeds Offer” (including, in each case, the related definitions) as such covenants apply to the Notes.
Notwithstanding the foregoing, without the consent of any holder of Old Notes and Notes, we, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes or the Guarantees thereof to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, to provide for the assumption of the obligations of us or any Guarantor to holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.
Concerning the Trustee
The Indenture contains certain limitations on the rights of the Trustee, if the Trustee becomes a creditor of us or our Subsidiaries, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with us and our Subsidiaries; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.
The holders of a majority in principal amount of the then outstanding Old Notes and Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur thereunder (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. The Trustee will not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)
this sentence shall not limit the preceding sentence of this paragraph;

(ii)
the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)
the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the first sentence of this paragraph.

Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
Certain Definitions
Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
“Accounts Receivable Subsidiary” means one Unrestricted Subsidiary of us specifically designated as an Accounts Receivable Subsidiary for the purpose of financing our accounts receivable; provided that any such designation shall not be deemed to prohibit us from financing accounts receivable through any other entity, including, without limitation, any other Unrestricted Subsidiary.
“Accounts Receivable Subsidiary Notes” means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.
“Acquired Debt” means, with respect to any specified person, Indebtedness of any other person existing at the time such other person merges with or into or becomes a Subsidiary of such specified person, or Indebtedness incurred by such specified person in connection with the acquisition of assets, including Indebtedness incurred in connection with, or in contemplation of, such other person merging with or into or becoming a Subsidiary of such specified person or the acquisition of such assets, as the case may be.
“Acquired Subscriber” means a subscriber to a telecommunications service provided by a telecommunications service provider that is not an Affiliate of us at the time we or one of our Restricted Subsidiaries purchases the right to provide telecommunications services to such subscriber from such telecommunications service provider, whether directly or through the acquisition of the entity providing telecommunications services or assets used or to be used to provide telecommunications service to such subscriber.
“Acquired Subscriber Debt” means (i) Indebtedness, the proceeds of which are used to pay the purchase price for Acquired Subscribers or to acquire the entity which has the right to provide telecommunications services to such Acquired Subscribers or to acquire from such entity or an Affiliate of such entity assets used or to be used in connection with such telecommunications business; provided that such Indebtedness is incurred within three years after the date of the acquisition of such Acquired Subscriber and (ii) Acquired Debt of any such entity being acquired; provided that in no event shall the amount of such Indebtedness and Acquired Debt for any Acquired Subscriber exceed the sum of the actual purchase price (inclusive of such Acquired Debt) for such Acquired Subscriber, such entity and such assets plus the cost of converting such Acquired Subscriber to usage of a delivery format for telecommunications services made available by us or any of our Restricted Subsidiaries.
“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that no individual, other than a director of DISH Network or us or an officer of DISH Network or us with a policy making function, shall be deemed an Affiliate of us or any of our Subsidiaries solely by reason of such individual’s employment, position or responsibilities by or with respect to DISH Network, us or any of their or our respective Subsidiaries.
“Asset Sale” means in a single transaction or a series of related transactions, if we or any Restricted Subsidiary:
(a)
sells, leases (in a manner that has the effect of a disposition), conveys or otherwise disposes of any of its assets (including by way of a sale-and-leaseback transaction), other than:

(i)
sales or other dispositions of inventory in the ordinary course of business;

(ii)
sales or other dispositions to us or a Wholly Owned Restricted Subsidiary by us or any Restricted Subsidiary;

(iii)
sales or other dispositions of accounts receivable to DNCC for cash in an amount at least equal to the fair market value of such accounts receivable;

(iv)
sales or other dispositions of rights to construct or launch satellites; and

(v)
sales or other dispositions permitted under “— Certain Covenants — Dispositions of DTLLC and Non-Core Assets” (provided that the sale, lease, conveyance or other disposition of all or substantially all of our assets shall be governed by the provisions of the Indenture described under “— Certain Covenants — Merger, Consolidation, or Sale of Assets”); or

(b)
issues or sells Equity Interests of any Restricted Subsidiary (other than any issue or sale of Equity Interests of DTLLC or a Subsidiary which constitutes a Non-Core Asset permitted under “—Certain Covenants — Dispositions of DTLLC and Non-Core Assets”),

in either case, which assets or Equity Interests: (1) have a fair market value in excess of $100 million (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors set forth in an officers’ certificate delivered to the Trustee); or (2) are sold or otherwise disposed of for net proceeds in excess of $100 million (each of the foregoing, an “Asset Sale”).
“Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.
“Cash Equivalents” means: (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-2, A-2 or better or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within twelve months after the date of acquisition and (f) money market funds offered by any domestic commercial or investment bank having capital and surplus in excess of $500 million at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.
“Change of Control” means: (a) any transaction or series of transactions the result of which is that any person (other than the Principal or a Related Party) individually owns more than 50% of the total Equity Interest of DISH Network; (b) the first day on which a majority of the members of the Board of Directors of DISH Network are not Continuing Directors; or (c) any time that DISH Network shall cease to beneficially own 100% of our Equity Interests.
“Change of Control Event”means the occurrence of a Change of Control and a Rating Decline.
“Consolidated Cash Flow” means, with respect to any person for any period, the Consolidated Net Income of such person for such period, plus, to the extent deducted in computing Consolidated Net Income: (a) provision for taxes based on income or profits; (b) Consolidated Interest Expense; (c) depreciation and amortization (including amortization of goodwill and other intangibles) of such person for such period; and (d) any extraordinary loss and any net loss realized in connection with any Asset Sale, in each case, on a consolidated basis determined in accordance with GAAP; provided that Consolidated Cash Flow shall not include interest income derived from the net proceeds of the offering of the Notes.
“Consolidated Interest Expense” means, with respect to any person for any period, consolidated interest expense of such person for such period, whether paid or accrued, including amortization of original issue discount and deferred financing costs, non-cash interest payments and the interest component of Finance Lease Obligations, on a consolidated basis determined in accordance with GAAP; provided,however, that with respect to the calculation of the consolidated interest expense of us, the interest expense of Unrestricted Subsidiaries shall be excluded.
“Consolidated Net Income” means, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries or, if such person is DDBS, of DDBS and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that: (a) the Net Income of any person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person, in the case of a gain, or to the extent of any contributions or other payments by the referent person, in the case of a loss; (b) the Net Income of any person that is a Subsidiary that is not a Wholly Owned Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person; (c) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (d) the Net Income of any Subsidiary of such person shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; and (e) the cumulative effect of a change in accounting principles shall be excluded.
“Consolidated Net Tangible Assets” means, with respect to any person, the aggregate amount of assets of such person (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of such person and its consolidated Subsidiaries as of the end of the most recently ended fiscal quarter and computed in accordance with GAAP.
“Consolidated Net Worth” means, with respect to any person, the sum of: (a) the stockholders’ equity of such person; plus (b) the amount reported on such person’s most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such preferred stock, less: (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such person or a consolidated Subsidiary of such person; and (ii) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined on a consolidated basis in accordance with GAAP.
“Continuing Director” means, as of any date of determination, any member of the Board of Directors of DISH Network who: (a) was a member of such Board of Directors on the date of the Indenture; or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or was nominated for election or elected by the Principal and his Related Parties.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Deferred Payments” means Indebtedness owed to satellite construction or launch contractors incurred after the date of the Indenture in connection with the construction or launch of one or more satellites of us or our Restricted Subsidiaries used by us and/or them in the businesses described in the covenant “—Certain Covenants — Limitations on Activities of the Issuer” in an aggregate principal amount not to exceed $400 million at any one time outstanding.
“DDBS” means DISH DBS Corporation, a Colorado corporation.
“DDBS Notes” means the 2011 DDBS Notes, the 2012 DDBS Ten-Year Notes, the 2012 December DDBS Notes, the 2014 DDBS Notes and the 2016 DDBS Notes.

“DDBS Notes Indentures” means the 2011 DDBS Notes Indenture, the 2012 DDBS Ten-Year Notes Indenture, the 2012 December DDBS Notes Indenture, the 2014 DDBS Notes Indenture and the 2016 DDBS Notes Indenture.
“DISH®” means the direct broadcast satellite service of us and our Subsidiaries.
“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided,however, that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the Notes have been paid in full.
“DNCC” means Dish Network Credit Corporation, a Colorado corporation.
“DNLLC” means DISH Network L.L.C., a Colorado limited liability company.
“DTLLC” means DISH Technologies L.L.C., a Colorado limited liability company.
“Eligible Institution” means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Existing Indebtedness” means the Notes and any other Indebtedness of us and our Subsidiaries in existence on the date of the Indenture until such amounts are repaid.
“Finance Lease Obligation” means, as to any person, the obligations of such person under a lease that are required to be classified and accounted for as finance lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a finance lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.
“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the Indenture shall utilize GAAP as in effect on the date of the Indenture.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.
“Guarantee” means a guarantee by a Guarantor of the Notes.
“Guarantor” means any entity that executes a Guarantee of the obligations of DDBS under the Notes, and their respective successors and assigns.
“Hedging Obligations” means, with respect to any person, the obligations of such person pursuant to any arrangement with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such person against fluctuations in interest rates.
“Indebtedness” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to finance leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such person, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.
“Indebtedness to Cash Flow Ratio” means, with respect to any person, the ratio of: (a) the Indebtedness of such person and its Subsidiaries (or, if such person is DDBS, of DDBS and its Restricted Subsidiaries) as of the end of the most recently ended fiscal quarter, plus the amount of any Indebtedness incurred subsequent to the end of such fiscal quarter; to (b) such person’s Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the “Measurement Period”); provided,however, that if such person or any of its Subsidiaries (or, if such person is the Issuer, any of its Restricted Subsidiaries) consummates an acquisition, merger or other business combination or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period for which the calculation of the Indebtedness to Cash Flow Ratio is made, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such transaction(s) as if the same had occurred at the beginning of the applicable period.
“Investment Grade” means, with respect to a security, that such security is rated at least BBB- or higher by S&P or Baa3 or higher by Moody’s (or, in the event of a change in ratings systems, the equivalent of such ratings by S&P or Moody’s), or the equivalent rating of another nationally recognized statistical rating organization.
“Investments” means, with respect to any person, all investments by such person in other persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).
“Marketable Securities” means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper or corporate securities maturing not more than 18 months after the date of acquisition issued by a corporation (other than an Affiliate of us) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers’ acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.
“Maximum Secured Amount” means 3.75 times the Trailing Cash Flow Amount, or, if greater and (i) following a Fall Away Event or (ii) during a period in which covenants do not apply as a result of the occurrence of the event described in the second paragraph under “— Certain Covenants — Investment Grade Rating” above, 15% of our Consolidated Net Tangible Assets.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation.
“Net Income” means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss) and excluding any unusual gain (but not loss) relating to recovery of insurance proceeds on satellites, together with any related provision for taxes on such extraordinary gain (but not loss).
“Net Proceeds” means the aggregate cash proceeds received by us or any of our Restricted Subsidiaries, as the case may be, in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by us or any Restricted Subsidiary to cash.
“Non-Core Assets” means:
(1)
all intangible present and possible future authorizations, rights, interests and other intangible assets related to all “western” direct broadcast satellite orbital locations other than the 148 degree orbital slot (as the term “western” is used by the FCC) held by us and/or any of our Subsidiaries at any time;

(2)
all intangible present and possible future authorizations, rights, interests and other intangible assets related to the fixed satellite service in the Ku-band, extended Ku-band, Ka-band and C-band held by us and/or any of our Subsidiaries at any time;

(3)
all present and possible future intangible authorizations, rights, interests and other intangible assets related to any mobile satellite service held by us and/or any of our Subsidiaries at any time;

(4)
all present and possible future intangible authorizations, rights, interests and other intangible assets related to local multi-point distribution service; and

(5)
any Subsidiary of us the assets of which consist solely of (i) any combination of the foregoing and (ii) other assets to the extent permitted under the provision described under the second paragraph of “Certain Covenants — Dispositions of DTLLC and Non-Core Assets.”

“Non-Recourse Indebtedness” of any person means Indebtedness of such person that: (i) is not guaranteed by any other person (except a Wholly Owned Subsidiary of the referent person); (ii) is not recourse to and does not obligate any other person (except a Wholly Owned Subsidiary of the referent person) in any way; (iii) does not subject any property or assets of any other person (except a Wholly Owned Subsidiary of the referent person), directly or indirectly, contingently or otherwise, to the satisfaction thereof, and (iv) is not required by GAAP to be reflected on the financial statements of any other person (other than a Subsidiary of the referent person) prepared in accordance with GAAP.
“Permitted Investments” means: (a) Investments in us or in a Wholly Owned Restricted Subsidiary that is a Guarantor; (b) Investments in Cash Equivalents and Marketable Securities; and (c) Investments by us or any of our Subsidiaries in a person if, as a result of such Investment: (i) such person becomes a Wholly Owned Restricted Subsidiary and becomes a Guarantor, or (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or a Wholly Owned Restricted Subsidiary that is a Guarantor; provided that if at any time a Restricted Subsidiary shall cease to be a Subsidiary of us, we shall be deemed to have made a Restricted Investment in the amount of its remaining investment, if any, in such former Subsidiary.

“Permitted Liens” means:
(a)
Liens securing the Old Notes and the Notes and Liens securing any Guarantee;

(b)
Liens securing the Deferred Payments;

(c)
Liens securing any Indebtedness permitted under the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness” above; provided that such Liens under this clause (c) shall not secure Indebtedness in an amount exceeding the Maximum Secured Amount at the time that such Lien is incurred;

(d)
Liens securing Purchase Money Indebtedness; provided that such Indebtedness was permitted to be incurred by the terms of the Indenture and such Liens do not extend to any of assets of us or our Restricted Subsidiaries other than the assets so acquired;

(e)
Liens securing Indebtedness the proceeds of which are used to develop, construct, launch or insure any satellites other than EchoStar I and EchoStar II; provided that such Indebtedness was permitted to be incurred by the terms of the Indenture and such Liens do not extend to any of assets of us or our Restricted Subsidiaries other than such satellites being developed, constructed, launched or insured, and to the related licenses, permits and construction, launch and TT&C contracts;

(f)
Liens on orbital slots, licenses and other assets and rights of us; provided that such orbital slots, licenses and other assets and rights relate solely to the satellites referred to in clause (e) of this definition;

(g)
Liens on property of a person existing at the time such person is merged into or consolidated with us or any of our Restricted Subsidiaries; provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation, other than in the ordinary course of business;

(h)
Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary;” provided that such Liens were not incurred in connection with, or in contemplation of, such designation;

(i)
Liens on property existing at the time of acquisition thereof by us or any Restricted Subsidiary of us; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of us or any of our Restricted Subsidiaries other than the property so acquired;

(j)
Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefore;

(k)
Liens existing on the date of the Indenture;

(l)
Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(m)
Liens incurred in the ordinary course of the business of us or any of our Restricted Subsidiaries (including, without limitation, Liens securing Purchase Money Indebtedness) with respect to obligations that do not exceed $100 million in principal amount in the aggregate at any one time outstanding;

(n)
Liens securing Indebtedness in an amount not to exceed $50 million incurred pursuant to clause (11) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness;”

(o)
Liens on any asset of us or any of our Restricted Subsidiaries securing Indebtedness in an amount not to exceed $50 million;

(p)
Liens securing Indebtedness permitted under clause (12) of the second paragraph of the provision described under “— Certain Covenants — Limitation on Incurrence of Indebtedness”; provided that such Liens shall not extend to assets other than the assets that secure such Indebtedness being refinanced;

(q)
any interest or title of a lessor under any Finance Lease Obligations; provided that such Finance Lease Obligation is permitted under the other provisions of the Indenture;

(r)
Liens permitted to be incurred under the DDBS Notes Indentures;

(s)
Liens not provided for in clauses (a) through (r) above, securing Indebtedness incurred in compliance with the terms of the Indenture; provided that the Notes are secured by the assets subject to such Liens on an equal and ratable basis or on a basis prior to such Liens; provided further that to the extent that such Lien secured Indebtedness that is subordinated to the Notes, such Lien shall be subordinated to and be later in priority than the Notes on the same basis; and

(t)
extensions, renewals or refundings of any Liens referred to in clauses (a) through (q) above; provided that (i) any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced and (ii) any extension, renewal or refunding of a Lien originally incurred pursuant to clause (c) above shall not secure Indebtedness in an amount greater than the Maximum Secured Amount at the time of such extension, renewal or refunding.

“Preferred Equity Interest,” in any person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class in such person.
“Principal” means Charles W. Ergen.
“Purchase Money Indebtedness” means (i) Indebtedness of us or any Guarantor incurred (within 365 days of such purchase) to finance the purchase of any assets (including the purchase of Equity Interests of persons that are not our Affiliates or Guarantors): (a) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets; and (b) to the extent that no more than $50 million of such Indebtedness at any one time outstanding is recourse to us or any of our Restricted Subsidiaries or any of their respective assets, other than the assets so purchased; and (ii) Indebtedness of us or any Guarantor which refinances Indebtedness referred to in clause (i) of this definition; provided that such refinancing satisfies subclauses (a) and (b) of such clause (i).
“Rating Agency” or “Rating Agencies” means:
(a)
S&P;

(b)
Moody’s; or

(c)
if S&P or Moody’s or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Decline” means the occurrence on any date from and after the date of the public notice by us or another person seeking to effect a Change of Control of an arrangement that, in our good faith judgment, is expected to result in a Change of Control until the end of the 60 day period following public notice of the occurrence of a Change of Control or abandonment of the expected Change of Control transaction (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency) of a decline in the rating of the Notes by either Rating Agency by at least one notch in the gradation of the rating scale (e.g., + or — for S&P or 1, 2 and 3 for Moody’s) from such Rating Agency’s rating of the Notes.

“Receivables Trust” means a trust organized solely for the purpose of securitizing the accounts receivable held by the Accounts Receivable Subsidiary that:
(a)
shall not engage in any business other than (i) the purchase of accounts receivable or participation interests therein from the Accounts Receivable Subsidiary and the servicing thereof, (ii) the issuance of and distribution of payments with respect to the securities permitted to be issued under clause (b) below and (iii) other activities incidental to the foregoing;

(b)
shall not at any time incur Indebtedness or issue any securities, except (i) certificates representing undivided interests in the trust issued to the Accounts Receivable Subsidiary and (ii) debt securities issued in an arm’s length transaction for consideration solely in the form of cash and Cash Equivalents, all of which (net of any issuance fees and expenses) shall promptly be paid to the Accounts Receivable Subsidiary; and

(c)
shall distribute to the Accounts Receivable Subsidiary as a distribution on the Accounts Receivable Subsidiary’s beneficial interest in the trust no less frequently than once every six months all available cash and Cash Equivalents held by it, to the extent not required for reasonable operating expenses or reserves therefor or to service any securities issued pursuant to clause (b) above that are not held by the Accounts Receivable Subsidiary.

“Related Party” means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal and (b) each trust, corporation, partnership or other entity of which the Principal beneficially holds an 80% or more controlling interest.
“Restricted Investment” means an Investment other than Permitted Investments.
“Restricted Subsidiary” or “Restricted Subsidiaries” means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by us or one or more Subsidiaries of us or a combination thereof, other than Unrestricted Subsidiaries.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.
“Satellite Receiver” means any satellite receiver capable of receiving programming from the DISH® branded pay-TV service.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation as in effect on the date of the Indenture.
“Subsidiary” or “Subsidiaries” means, with respect to any person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof.
“Trailing Cash Flow Amount” means our Consolidated Cash Flow during the most recent four fiscal quarters for which financial statements are available; provided that if we or any of our Restricted Subsidiaries consummates a merger, acquisition or other business combination or an Asset Sale or other disposition of assets subsequent to the commencement of such period but prior to or contemporaneously with the event for which the calculation of Trailing Cash Flow Amount is made, then Trailing Cash Flow Amount shall be calculated giving pro forma effect to such material acquisition or Asset Sale or other disposition of assets, as if the same had occurred at the beginning of the applicable period.
“TT&C” means telemetry, tracking and control.
“2011 DDBS Notes” means the $2,000,000,000 aggregate principal original issue amount of 6.75% Senior Notes due 2021 issued by the Company.

“2011 DDBS Notes Indenture”means the indenture dated as of May 5, 2011 between the Company and Wells Fargo Bank, National Association, as trustee, as the same may be amended, modified or supplemented from time to time.
“2012 DDBS Ten-Year Notes”means the $2,000,000,000 aggregate principal original issue amount of 5.875% Senior Notes due 2022 issued by the Company.
“2012 DDBS Ten-Year Notes Indenture” means the indenture dated as of May 16, 2012 relating to the 5.875% Senior Notes due 2022 between the Company and Wells Fargo Bank, National Association, as trustee, as the same may be amended, modified or supplemented from time to time.
“2012 December DDBS Notes”means the $1,500,000,000 aggregate principal original issue amount of 5% Senior Notes due 2023 issued by the Company.
“2012 December DDBS Notes Indenture” means the indenture dated as of December 27, 2012 relating to the 5% Senior Notes due 2023 between the Company and Wells Fargo Bank, National Association, as trustee, as the same may be amended, modified or supplemented from time to time.
“2014 DDBS Notes” means the $2,000,000,000 aggregate principal original issue amount of 5.875% Senior Notes due 2024 issued by the Company.
“2014 DDBS Notes Indenture” means the indenture dated as of November 20, 2014 relating to the 5.875% Senior Notes due 2024 between the Company and U.S. Bank National Association, as trustee, as the same may be amended, modified or supplemented from time to time.
“2016 DDBS Notes” means the $2,000,000,000 aggregate principal original issue amount of 7.875% Senior Notes due 2024 issued by the Company.
“2016 DDBS Notes Indenture” means the indenture dated as of June 13, 2016 relating to the 7.875% Senior Notes due 2024 between the Company and U.S. Bank National Association, as trustee, as the same may be amended, modified or supplemented from time to time.
“Unrestricted Subsidiary”or “Unrestricted Subsidiaries” means: (A) Wright Travel Corporation, DISH Real Estate Corporation V, WS Acquisition L.L.C. and Echosphere De Mexico S. De R.L. De C.V.; and (B) any Subsidiary of us designated as an Unrestricted Subsidiary in a resolution of our Board of Directors:
(a)
no portion of the Indebtedness or any other obligation (contingent or otherwise) of which, immediately after such designation: (i) is guaranteed by us or any other Subsidiary of us (other than another Unrestricted Subsidiary); (ii) is recourse to or obligates us or any other Subsidiary of us (other than another Unrestricted Subsidiary) in any way; or (iii) subjects any property or asset of us or any other Subsidiary of us (other than another Unrestricted Subsidiary), directly or indirectly, contingently or otherwise, to satisfaction thereof;

(b)
with which neither we nor any other Subsidiary of us (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement, understanding or is subject to an obligation of any kind, written or oral, other than on terms no less favorable to us or such other Subsidiary than those that might be obtained at the time from persons who are not our Affiliates; and

(c)
with which neither we nor any other Subsidiary of us (other than another Unrestricted Subsidiary) has any obligation: (i) to subscribe for additional shares of Capital Stock or other Equity Interests therein; or (ii) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results;

provided, however, that neither DNLLC nor Echosphere L.L.C. may be designated as an Unrestricted Subsidiary. If at any time after the date of the Indenture we designate an additional Subsidiary (other than DTLLC or a Subsidiary that constitutes a Non-Core Asset) as an Unrestricted Subsidiary, we will be deemed to have made a Restricted Investment in an amount equal to the fair market value (as determined in good faith by our Board of Directors evidenced by a resolution of our Board of Directors and set forth in an officers’ certificate delivered to the Trustee no later than ten business days following a request from the Trustee, which certificate shall cover the six months preceding the date of the request) of such Subsidiary and to have incurred all Indebtedness of such Unrestricted Subsidiary. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary of us if, at the time of such designation after giving pro forma effect thereto, no Default or Event of Default shall have occurred or be continuing.
“Weighted Average Life To Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.
“Wholly Owned Restricted Subsidiary” means a Wholly Owned Subsidiary of us that is a Restricted Subsidiary.
“Wholly Owned Subsidiary” means, with respect to any person, any Subsidiary all of the outstanding voting stock (other than directors’ qualifying shares) of which is owned by such person, directly or indirectly.

CAPITALIZATION
The following table presents our cash, cash equivalents and current marketable investment securities plus consolidated capitalization as of June 30, 2020: (i) on an actual basis and (ii) as adjusted for the issuance of the Old Notes on July 1, 2020. This table is derived from and should be read in conjunction with our unaudited condensed consolidated financial statements for the quarter ended June 30, 2020 that are included as part of this prospectus.
	As of June 30, 2020
	Actual	As Adjusted
	(in millions)
Cash, cash equivalents and current marketable investment securities	$27	$1,025
Debt
6 3∕4% Senior Notes due 2021	2,000	2,000
5 7∕8% Senior Notes due 2022	2,000	2,000
5% Senior Notes due 2023	1,500	1,500
5 7∕8% Senior Notes due 2024	2,000	2,000
7 3∕4 Senior Notes due 2026	2,000	2,000
7 3∕8 Senior Notes due 2028	—	1,000
Finance lease obligations and other notes payable, including current portion	215	215
Unamortized deferred financing costs and debt discounts, net	(14)	(15)
Total long-term debt and Finance lease obligations (including current portion)	9,701	10,700
Total stockholder’s equity (deficit)	(10,306)	(10,306)
Total capitalization	$(605)	$394

DESCRIPTION OF MATERIAL INDEBTEDNESS
The Notes offered hereby will be issued under the Indenture, dated as of July 1, 2020, pursuant to which we issued the Old Notes. Our other outstanding debt securities as of June 30, 2020 (which are summarized in the table below) are governed by indentures that are similar in certain respects to the Indenture governing the Notes. However, these other existing indentures also contain provisions that are different from those that are contained in the Indenture governing the Notes, including, but not limited to, those in respect of maturity, interest rates, redemption prices and periods during which we may exercise our options to redeem the notes issued thereunder, as well as in respect of the scope and content of many of the restrictive covenants contained therein. The existing notes described below are guaranteed on a senior basis by our principal operating subsidiaries. Copies of these existing indentures may be obtained from DISH Network’s filings with the SEC that are available to the public on the SEC’s Internet website at http://www.sec.gov and from us. See “Where You Can Find More Information.”
Series	Principal Amount (as of June 30, 2020)	Redeemable Beginning	Maturity
	(dollars in millions)
6 3∕4% Senior Notes due 2021	$2,000	At any time on payment of “make-whole” premium	June 1, 2021
5 7∕8% Senior Notes due 2022	$2,000	At any time on payment of “make-whole” premium	July 15, 2022
5% Senior Notes due 2023	$1,500	At any time on payment of “make-whole” premium	March 15, 2023
5 7∕8% Senior Notes due 2024	$2,000	At any time on payment of “make-whole” premium	November 15, 2024
7 3∕4 Senior Notes due 2026	$2,000	At any time on payment of “make-whole” premium	July 1, 2026

REGISTRATION RIGHTS
We are making the exchange offer to comply with our obligations under the registration rights agreement to register the exchange of the Notes for the Old Notes. In the registration rights agreement, we also agreed under certain circumstances, described below, to file a shelf registration statement to register the resale of certain Old Notes and Notes. The following summary of the registration rights that are provided in the registration rights agreement is not complete. You should refer to the registration rights agreement and the Indenture for a full description of the registration rights that apply to the Notes.
We and the initial purchaser entered into the registration rights agreement on July 1, 2020. In the registration rights agreement, we agreed to file the exchange offer registration statement relating to the Notes with the SEC within 180 days of the closing date of the initial sale of the Old Notes to the initial purchaser, and use our reasonable best efforts to have it then declared effective within 270 days of the closing date. We also agreed to use our reasonable best efforts to cause that exchange offer registration statement to be effective continuously, to keep the exchange offer open for a period of not less than 20 business days and cause the exchange offer to be consummated no later than the 315th day after the closing date. Pursuant to the exchange offer, certain holders of the Old Notes that constitute “transfer restricted securities” will be allowed to exchange their transfer restricted securities for registered Notes.
If (i) we determine, after consultation with counsel, either (x) that an exchange offer is not permitted by applicable law or SEC policy or (y) that an exchange offer is not effective to make the Notes freely tradeable to the extent contemplated by the registration rights agreement under applicable law or SEC policy or (ii) any holder of the Old Notes that are transfer restricted securities notifies us prior to the consummation of such exchange offer that (a) it is prohibited by law or policy of the SEC from participating in the exchange offer; (b) it may not resell the Notes acquired by it in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by it, other than by reason of such holder being an affiliate of the Company; or (c) it is a broker-dealer and holds the Old Notes acquired directly from us or any of our affiliates, we will file with the SEC a shelf registration statement to register for public resale the transfer restricted securities held by any such holder who provides us with certain information for inclusion in the shelf registration statement.
For purposes of the registration rights agreement, “transfer restricted securities” means each Old Note until the earliest on the date of which (i) such Old Note is exchanged in the exchange offer and is entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) such Old Note has been disposed of in accordance with the shelf registration statement, (iii) such Old Note is disposed of by a broker-dealer pursuant to the “Plan of Distribution” contemplated by the exchange offer registration statement (including delivery of the prospectus contained therein) or (iv) such Old Note may be sold to the public in accordance with Rule 144 under the Securities Act by a person that is not an “affiliate” (as defined in Rule 144 under the Securities Act) of us where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied at such time of determination).
The registration rights agreement provides that the following events will constitute a “registration default”:
•
if we fail to file an exchange offer registration statement with the SEC on or prior to the 180th day after the closing date of the initial sale of the Old Notes to the initial purchaser;

•
if the exchange offer registration statement is not declared effective by the SEC on or prior to the 270th day after that closing date;

•
if the exchange offer is not consummated on or before the 315th day after that closing date;

•
if obligated to file the shelf registration statement and we fail to file the shelf registration statement with the SEC on or prior to the later of (i) the 180th day after that closing date or (ii) the 90th day after such filing obligation arises (such later date, the “Filing Deadline”);

•
if obligated to file a shelf registration statement and the shelf registration statement is not declared effective on or prior to the 270th day after the Filing Deadline; or

•
except in certain circumstances, if the exchange offer registration statement or the shelf registration statement, as the case may be, is declared effective but thereafter (and before the second anniversary of the initial sale of the Old Notes) ceases to be effective or useable in connection with resales of the transfer restricted securities, for such time of non-effectiveness or non-usability.

If there is a registration default, then we will pay to each holder of transfer restricted securities affected thereby additional interest in an amount equal to $0.05 per week per $1,000 in principal amount of transfer restricted securities held by such holder for each week or portion thereof that the registration default continues for the first 90-day period immediately following the occurrence of that registration default. The amount of the additional interest shall increase by an additional $0.05 per week per $1,000 in principal amount of transfer restricted securities with respect to each subsequent 90-day period until all registration defaults have been cured or until the transfer restricted securities become freely tradable without registration under the Securities Act, up to a maximum amount of additional interest of $0.25 per week per $1,000 in principal amount of transfer restricted securities. We shall not be required to pay additional interest with respect to the Notes for more than one of these registration defaults at any given time. Following the cure of all of these registration defaults, the accrual of additional interest will cease.
We will pay all accrued additional interest to holders entitled thereto by wire transfer to the accounts specified by them or by mailing checks to their registered address if no such accounts have been specified.
Holders of the Old Notes are required to make certain representations to us, as described elsewhere in this prospectus, in order to participate in the exchange offer and are required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their Old Notes included in the shelf registration statement and benefit from the provisions regarding additional interest set forth above.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OFFER
THE DISCUSSION OF THE UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE EXCHANGE OFFER BELOW IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THE APPLICABLE TREASURY REGULATIONS PROMULGATED AND PROPOSED UNDER THE CODE, JUDICIAL DECISIONS, AND ADMINISTRATIVE INTERPRETATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY ON A RETROACTIVE BASIS. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER EACH HOLDER IS STRONGLY URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO ITS PARTICULAR TAX SITUATION AND THE PARTICULAR TAX EFFECTS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.
If a holder exchanges an Old Note for a Note in the exchange offer, the exchange should not be a taxable transaction for United States federal income tax purposes. Accordingly, holders should not recognize any gain or loss when they receive the Notes, and should be required to continue to include interest on the Notes in gross income. Further, the Notes should have the same issue price as the Old Notes immediately before the exchange, and a holder’s adjusted tax basis and holding period in a Note should be equal to the adjusted tax basis and holding period that the holder had in the corresponding Old Note immediately before the exchange.

BOOK-ENTRY, DELIVERY AND FORM
We will issue the Notes sold in the form of one or more global Notes. The global Notes will be deposited with, or on behalf of, the clearing agency registered under the Exchange Act that is designated to act as depositary for the Notes and registered in the name of the depositary or its nominee. The DTC will be the initial depositary.
Investors may hold their interests in a global Note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants.
Except as set forth below, the global Notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Depositary Procedures
DTC has advised us that DTC is:
•
a limited-purpose trust company organized under the laws of the State of New York;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include:
•
securities brokers and dealers;

•
banks;

•
trust companies;

•
clearing corporations; and

•
certain other organizations.

Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
We expect that pursuant to the procedures established by DTC (i) upon the issuance of the global Notes, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global Notes to the accounts of participants, and (ii) ownership of beneficial interests in the global Notes will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and the participants (with respect to the owners of beneficial interests in the global Notes other than participants). The accounts to be credited will be designated by the initial purchaser of the beneficial interests. Ownership of beneficial interests in global Notes is limited to participants or persons that may hold interests through participants.
So long as DTC or its nominee is the registered holder and owner of the global Notes, DTC or its nominee, as the case may be, will be considered the sole legal owner of the Notes represented by the global Notes for all purposes under the Indenture and the Notes issued thereunder. Except as set forth below, owners of beneficial interests in the global Notes will not be entitled to receive definitive notes and will not be considered to be the owners or holders of any notes under the global Notes. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global exchange note desires to take any action that DTC, as the holder of the global Notes, is entitled to take, DTC would authorize the participants to take the action, and that participants would authorize beneficial owners owning through the participants to take the action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in global Notes will be able to transfer the interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture.
We will make payments of the principal of, and interest on, the Notes represented by the global Notes registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global Notes.
We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in the global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for accounts of customers registered in the names of nominees for these customers. The payments, however, will be the responsibility of the participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for:
•
any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the global Notes;

•
maintaining, supervising or reviewing any records relating to the beneficial ownership interests;

•
any other aspect of the relationship between DTC and its participants; or

•
the relationship between the participants and indirect participants and the owners of beneficial interests in global Notes.

Unless and until it is exchanged in whole or in part for definitive notes, global Notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.
Participants in DTC will effect transfers with other participants in the ordinary way in accordance with DTC rules and will settle transfers in same-day funds. Participants in Euroclear and Clearstream Banking will effect transfers with other participants in the ordinary way in accordance with the rules and operating procedures of Euroclear and Clearstream Banking, as applicable. If a holder requires physical delivery of a definitive note for any reason, including to sell notes to persons in jurisdictions which require physical delivery or to pledge notes, the holder must transfer its interest in the global Notes in accordance with the normal procedures of DTC and the procedures set forth in the Indenture.
We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose accounts at the DTC interests in the global Notes are credited and only in respect of the portion of the aggregate principal amount of the Notes as to which the participant or participants has or have given direction. However, if there is an event of default under the Notes, DTC will exchange the global Notes for definitive notes, which it will distribute to its participants. These definitive notes are subject to certain restrictions on registration of transfers and will bear appropriate legends restricting their transfer. Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in global Notes among participants of DTC, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither we nor the trustee have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing its operations.
If DTC is at any time unwilling or unable to continue as a depositary for the global Notes or ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days, we will issue definitive notes in exchange for the global Notes. The definitive notes will be subject to certain restrictions on registration of transfers and will bear appropriate legends concerning these restrictions.
The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe are reliable, but we take no responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION
Based on interpretations by the SEC staff set forth in no-action letters issued to third parties, including “Exxon Capital Holdings Corporation,” available May 13, 1988, “Morgan Stanley & Co. Incorporated,” available June 5, 1991, “Mary Kay Cosmetics, Inc.,” available June 5, 1991, and “Warnaco, Inc.,” available October 11, 1991, we believe that Notes issued in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders so long as such holder is not (i) our affiliate, (ii) a broker-dealer who acquired Old Notes directly from us or our affiliate or (iii) a broker-dealer who acquired Old Notes as a result of market-making or other trading activities. Offers, sales and transfers may be made without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such holders’ business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Notes and that participating broker-dealers receiving Notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such Notes. To date, the SEC staff has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer (other than a resale of an unsold allotment from the sale of the Old Notes to the initial purchaser) with the prospectus contained in the registration statement relating to the exchange offer. Pursuant to the registration rights agreement, we have agreed to permit participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus in connection with the resale of such Notes. We have agreed that, for a period of one year after the consummation of the exchange offer, we will make this prospectus and any amendment or supplement to this prospectus available to any broker-dealer that requests such documents in the letter of transmittal for the exchange offer. Each holder of the Old Notes who wishes to exchange its Old Notes for Notes in the exchange offer will be required to make certain representations to us as set forth in “The Exchange Offer.” In addition, each holder who is a broker-dealer and who receives Notes for its own account in exchange for the Old Notes that were acquired by it as a result of market-making activities or other trading activities will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Notes.
We will not receive any proceeds from any sale of Notes by broker-dealers. Notes received by brokers-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Notes. Any broker-dealer that resells Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal for the exchange offer states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
The initial purchaser of the Old Notes has agreed to pay, or reimburse us for, all out-of-pocket costs and expenses that we reasonably incur in connection with the registration of the Notes in an aggregate amount not to exceed $750,000, including SEC filing fees, costs of printing or word processing or other production of documents incurred in connection with the exchange offer, fees and expenses of the trustee, and any transfer or exchange agent, fees and expenses of compliance with federal securities and state Blue Sky or securities laws, application and filing fees in connection with listing the Notes, fees and disbursements of our counsel and independent accountants and all expenses of printing (including printing certificates for the Notes to be issued in the exchange offer and printing of prospectuses), messenger and delivery services and telephone, as set forth in the registration rights agreement relating to the offering of the Old Notes. We will indemnify holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.
Following consummation of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of Old Notes who did not exchange their Old Notes for Notes in the exchange offer, on terms that may differ from those contained in the registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any such additional exchange offers. Such additional exchange offers will take place from time to time until all outstanding Old Notes have been exchanged for Notes pursuant to the terms and conditions herein.
VALIDITY OF THE NOTES
The validity of the Notes offered hereby will be passed upon on our behalf by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP will rely on the opinion of Brandon Ehrhart, Senior Vice President, Deputy General Counsel and Secretary of DISH DBS, as to matters of Colorado law.
EXPERTS
The consolidated financial statements of DISH DBS as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended, effective January 1, 2018, and also references the adoption of Accounting Standards Update No. 2016-02, Leases, as amended, effective January 1, 2019.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We may “incorporate by reference” in this prospectus information filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below (File No. 333-31929) (other than, in each case, information that is deemed not to have been filed in accordance with SEC rules) and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we complete this offering (other than, in each case, information that is deemed not to have been filed in accordance with SEC rules):
•
our Annual Report on Form 10-K for the year ended December 31, 2019;

•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020 and the quarter ended June 30, 2020; and

•
our Current Reports on Form 8-K filed on June 24, 2020, June 25, 2020 and July 1, 2020.

You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address described above. You may request free copies of any of these filings by writing or calling us at our principal offices, which are located at the following address:
DISH DBS Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
Attention: General Counsel
Telephone: (303) 723-1000

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholder and Board of Directors
DISH DBS Corporation:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of DISH DBS Corporation and subsidiaries (the Company) as of December 31, 2019 and 2018, the related consolidated statements of operations and comprehensive income (loss), changes in stockholder’s equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.
Change in Accounting Principle
As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for revenue contracts with customers in 2018 due to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended.
As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for leases in 2019 due to the adoption of Accounting Standards Update No. 2016-02, Leases, as amended.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ KPMG LLP
We have served as the Company’s auditor since 2002.
Denver, Colorado
February 24, 2020

DISH DBS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)
	As of December 31,
	2019	2018
Assets
Current Assets:
Cash and cash equivalents	$17,426	$129,498
Marketable investment securities	—	149,740
Trade accounts receivable, net of allowance for doubtful accounts of $19,280 and $16,956, respectively	568,679	623,602
Inventory	321,983	290,697
Other current assets	164,767	234,054
Total current assets	1,072,855	1,427,591
Noncurrent Assets:
Restricted cash, cash equivalents and marketable investment securities	61,067	67,597
Property and equipment, net	1,751,573	1,377,949
FCC authorizations	611,794	637,346
Other investment securities	106,874	108,308
Operating lease assets	553,576	—
Other noncurrent assets, net	228,820	286,753
Total noncurrent assets	3,313,704	2,477,953
Total assets	$4,386,559	$3,905,544
Liabilities and Stockholder’s Equity (Deficit)
Current Liabilities:
Trade accounts payable	$266,417	$217,268
Advances from affiliates	82,415	—
Deferred revenue and other	674,079	644,920
Accrued programming	1,308,531	1,474,207
Accrued interest	189,039	222,996
Other accrued expenses	918,333	756,534
Current portion of long-term debt and finance lease obligations	1,151,108	1,338,527
Total current liabilities	4,589,922	4,654,452
Long-Term Obligations, Net of Current Portion:
Long-term debt and finance lease obligations, net of current portion	9,671,255	10,632,960
Deferred tax liabilities	501,857	461,452
Operating lease liabilities	350,155	—
Long-term deferred revenue and other long-term liabilities	207,992	198,840
Total long-term obligations, net of current portion	10,731,259	11,293,252
Total liabilities	15,321,181	15,947,704
Commitments and Contingencies (Note 12)
Stockholder’s Equity (Deficit):
Common stock, $.01 par value, 1,000,000 shares authorized, 1,015 shares issued and outstanding	—	—
Additional paid-in capital	1,432,736	1,152,369
Accumulated other comprehensive income (loss)	(449)	(376)
Accumulated earnings (deficit)	(12,366,909)	(13,194,440)
Total DISH DBS stockholder’s equity (deficit)	(10,934,622)	(12,042,447)
Noncontrolling interests	—	287
Total stockholder’s equity (deficit)	(10,934,622)	(12,042,160)
Total liabilities and stockholder’s equity (deficit)	$4,386,559	$3,905,544
The accompanying notes are an integral part of these consolidated financial statements.

DISH DBS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands)
	For the Years Ended December 31,
	2019	2018	2017
Revenue:
Subscriber-related revenue	$12,436,637	$13,197,994	$13,877,196
Equipment sales and other revenue	186,256	164,145	130,315
Total revenue	12,622,893	13,362,139	14,007,511
Costs and Expenses (exclusive of depreciation shown separately below – Note 6):
Subscriber-related expenses	7,768,732	8,392,150	8,692,676
Satellite and transmission expenses	555,803	637,160	717,231
Cost of sales – equipment and other	172,700	143,671	95,116
Subscriber acquisition costs:
Cost of sales – subscriber promotion subsidies	29,592	50,253	72,955
Other subscriber acquisition costs	444,993	292,824	563,952
Subscriber acquisition advertising	519,938	426,230	548,304
Total subscriber acquisition costs	994,523	769,307	1,185,211
General and administrative expenses	732,589	692,881	669,934
Litigation expense (Note 12)	—	—	295,695
Depreciation and amortization (Note 6)	577,348	660,460	741,772
Total costs and expenses	10,801,695	11,295,629	12,397,635
Operating income (loss)	1,821,198	2,066,510	1,609,876
Other Income (Expense):
Interest income	30,041	8,923	9,855
Interest expense, net of amounts capitalized	(756,690)	(792,436)	(865,181)
Other, net	7,609	8,994	88,511
Total other income (expense)	(719,040)	(774,519)	(766,815)
Income (loss) before income taxes	1,102,158	1,291,991	843,061
Income tax (provision) benefit, net	(274,751)	(318,305)	(117,616)
Net income (loss)	827,407	973,686	725,445
Less: Net income (loss) attributable to noncontrolling interests, net of tax	(124)	2,399	1,919
Net income (loss) attributable to DISH DBS	$827,531	$971,287	$723,526
Comprehensive Income (Loss):
Net income (loss)	$827,407	$973,686	$725,445
Other comprehensive income (loss):
Foreign currency translation adjustments	(133)	(1,343)	1,027
Unrealized holding gains (losses) on available-for-sale securities	81	69	(33)
Deferred income tax (expense) benefit, net	(21)	(37)	57
Total other comprehensive income (loss), net of tax	(73)	(1,311)	1,051
Comprehensive income (loss)	827,334	972,375	726,496
Less: Comprehensive income (loss) attributable to noncontrolling interests, net of tax	(124)	2,399	1,919
Comprehensive income (loss) attributable to DISH DBS	$827,458	$969,976	$724,577
The accompanying notes are an integral part of these consolidated financial statements.

DISH DBS CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)
(In thousands)
	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Earnings (Deficit)	Noncontrolling Interests	Total
Balance, December 31, 2016	$—	$1,097,606	$(116)	$(14,891,573)	$1,933	$(13,792,150)
Non-cash, stock-based compensation	—	29,941	—	—	—	29,941
Change in unrealized holding gains (losses) on available-for-sale securities, net	—	—	(33)	—	—	(33)
Deferred income tax (expense) benefit attributable to unrealized gains (losses) on available-for-sale securities	—	—	57	—	—	57
Foreign currency translation			1,027			1,027
Payments made to parent of transferred businesses	—	(7,372)	—	—	274	(7,098)
Net income (loss) attributable to noncontrolling interests	—	—	—	—	1,919	1,919
Net income (loss) attributable to DISH DBS	—	—	—	723,526	—	723,526
Other	—	(3,327)	—	—	(525)	(3,852)
Balance, December 31, 2017	$—	$1,116,848	$935	$(14,168,047)	$3,601	$(13,046,663)
Non-cash, stock-based compensation	—	35,521	—	—	—	35,521
Change in unrealized holding gains (losses) on available-for-sale securities, net	—	—	69	—	—	69
Deferred income tax (expense) benefit attributable to unrealized gains (losses) on available-for-sale securities	—	—	(37)	—	—	(37)
Foreign currency translation	—	—	(1,343)	—	—	(1,343)
ASU 2014-09 cumulative catch-up adjustment				2,320		2,320
Net income (loss) attributable to noncontrolling interests	—	—	—	—	2,399	2,399
Net income (loss) attributable to DISH DBS	—	—	—	971,287	—	971,287
Other	—	—	—	—	(5,713)	(5,713)
Balance, December 31, 2018	$—	$1,152,369	$(376)	$(13,194,440)	$287	$(12,042,160)
Non-cash, stock-based compensation	—	13,853	—	—	—	13,853
Change in unrealized holding gains (losses) on available-for-sale securities, net	—	—	81	—	—	81
Deferred income tax (expense) benefit attributable to unrealized gains (losses) on available-for-sale securities	—		(21)	—	—	(21)
Foreign currency translation	—	—	(133)	—	—	(133)
Satellite and Spectrum Transaction, net of deferred taxes of $29,075	—	267,437	—	—	(163)	267,274
Net income (loss) attributable to noncontrolling interests	—	—	—	—	(124)	(124)
Net income (loss) attributable to DISH DBS	—	—	—	827,531	—	827,531
Other	—	(923)	—	—	—	(923)
Balance, December 31, 2019	$—	$1,432,736	$(449)	$(12,366,909)	$—	$(10,934,622)

The accompanying notes are an integral part of these consolidated financial statements.

DISH DBS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Years Ended December 31,
	2019	2018	2017
Cash Flows From Operating Activities:
Net income (loss)	$827,407	$973,686	$725,445
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	577,348	660,460	741,772
Realized and unrealized losses (gains) on investments	(3,119)	(9,056)	(85,550)
Non-cash, stock-based compensation	13,853	35,521	29,941
Deferred tax expense (benefit)	11,310	(24,477)	(297,012)
Other, net	71,406	(67,672)	(3,431)
Changes in current assets and current liabilities:
Trade accounts receivable	52,599	2,137	114,962
Allowance for doubtful accounts	2,324	1,900	(2,384)
Inventory	(78,216)	15,754	37,028
Other current assets	70,449	(39,822)	(76,735)
Trade accounts payable	49,149	(145,891)	(142,803)
Deferred revenue and other	29,159	(93,093)	(57,802)
Accrued programming and other accrued expenses	(238,969)	(111,987)	303,901
Net cash flows from operating activities	1,384,700	1,197,460	1,287,332
Cash Flows From Investing Activities:
(Purchases) Sales and maturities of marketable investment securities, net	153,422	41,155	(88,346)
Purchases of property and equipment	(392,690)	(348,023)	(419,445)
Purchases of strategic investments	—	—	(90,381)
Other, net	73,352	24,816	19,996
Net cash flows from investing activities	(165,916)	(282,052)	(578,176)
Cash Flows From Financing Activities:
Redemption and repurchases of senior notes	(1,317,372)	(1,108,489)	(1,074,139)
Payments made to parent of transferred businesses	—	—	(7,098)
Advances from affiliates	82,415	—	—
Repayment of long-term debt and finance lease obligations	(35,356)	(38,639)	(39,118)
Other, net	(444)	(3,270)	(1,994)
Net cash flows from financing activities	(1,270,757)	(1,150,398)	(1,122,349)
Net increase (decrease) in cash, cash equivalents, restricted cash and cash equivalents	(51,973)	(234,990)	(413,193)
Cash, cash equivalents, restricted cash and cash equivalents, beginning of period (Note 4)	130,076	365,066	778,259
Cash, cash equivalents, restricted cash and cash equivalents, end of period (Note 4)	$78,103	$130,076	$365,066
The accompanying notes are an integral part of these consolidated financial statements.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Organization and Business Activities
Principal Business
DISH DBS Corporation (which together with its subsidiaries is referred to as “DISH DBS,” the “Company,” “we,” “us” and/or “our,” unless otherwise required by the context) is a holding company and an indirect, wholly-owned subsidiary of DISH Network Corporation (“DISH Network”). DISH DBS was formed under Colorado law in January 1996 and its common stock is held by DISH Orbital Corporation (“DOC”), a direct subsidiary of DISH Network. Our subsidiaries operate one business segment.
Pay-TV
We offer pay-TV services under the DISH® brand and the Sling® brand (collectively “Pay-TV” services). The DISH branded pay-TV service consists of, among other things, Federal Communications Commission (“FCC”) licenses authorizing us to use direct broadcast satellite (“DBS”) and Fixed Satellite Service (“FSS”) spectrum, our owned and leased satellites, receiver systems, broadcast operations, customer service facilities, a leased fiber optic network, in-home service and call center operations, and certain other assets utilized in our operations (“DISH TV”). We also design, develop and distribute receiver systems and provide digital broadcast operations, including satellite uplinking/downlinking, transmission and other services to third-party pay-TV providers. The Sling branded pay-TV services consist of, among other things, multichannel, live-linear streaming over-the-top (“OTT”) Internet-based domestic, international and Latino video programming services (“Sling TV”). As of December 31, 2019, we had 11.986 million Pay-TV subscribers in the United States, including 9.394 million DISH TV subscribers and 2.592 million Sling TV subscribers.
Master Transaction Agreement
On May 19, 2019, DISH Network entered into a Master Transaction Agreement with EchoStar (the “Master Transaction Agreement”) pursuant to which, on September 10, 2019, EchoStar transferred to DISH Network certain assets and liabilities of its EchoStar Satellite Services segment. As a result of the Master Transaction Agreement, certain agreements that we had with EchoStar have been transferred to DISH Network. See Note 1 “Recent Developments” in the Notes to DISH Network’s Annual Report on Form 10-K for the year ended December 31, 2019 for further information on the Master Transaction Agreement.
2. Summary of Significant Accounting Policies
Principles of Consolidation and Basis of Presentation
We consolidate all majority owned subsidiaries, investments in entities in which we have controlling influence and variable interest entities where we have been determined to be the primary beneficiary. Minority interests are recorded as noncontrolling interests or redeemable noncontrolling interests. See below for further information. Non-consolidated investments are accounted for using the equity method when we have the ability to significantly influence the operating decisions of the investee. When we do not have the ability to significantly influence the operating decisions of an investee, these equity securities are classified as either marketable investment securities or other investments and recorded at fair value with changes recognized in “Other, net” within “Other Income (Expense)” on our Consolidated Statements of Operations and Comprehensive Income (Loss). All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior period amounts have been reclassified to conform to the current period presentation.
On February 28, 2017, DISH Network and EchoStar and certain of their respective subsidiaries completed the transactions contemplated by the Share Exchange Agreement (the “Share Exchange Agreement”) that was previously entered into on January 31, 2017 (the “Share Exchange”). Pursuant to the

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
Share Exchange Agreement, among other things, EchoStar transferred to us certain assets and liabilities of the EchoStar technologies and EchoStar broadcasting businesses, consisting primarily of the businesses that design, develop and distribute digital set-top boxes, provide satellite uplink services and develop and support streaming video technology, as well as certain investments in joint ventures, spectrum licenses, real estate properties and EchoStar’s ten percent non-voting interest in Sling TV Holding L.L.C. (the “Transferred Businesses”), and in exchange, we transferred to EchoStar the 6,290,499 shares of preferred tracking stock issued by EchoStar (the “EchoStar Tracking Stock”) and 81.128 shares of preferred tracking stock issued by Hughes Satellite Systems Corporation, a subsidiary of EchoStar (the “HSSC Tracking Stock,” and together with the EchoStar Tracking Stock, collectively, the “Tracking Stock”), that tracked the residential retail satellite broadband business of Hughes Network Systems, L.L.C. (“HNS”), a wholly-owned subsidiary of Hughes.
In connection with the Share Exchange, DISH Network and EchoStar and certain of their respective subsidiaries entered into certain agreements covering, among other things, tax matters, employee matters, intellectual property matters and the provision of transitional services. See Note 17 for further information.
As the Share Exchange was a transaction between entities that are under common control, accounting rules require that our Consolidated Financial Statements include the results of the Transferred Businesses for all periods presented, including periods prior to the completion of the Share Exchange. We initially recorded the Transferred Businesses at EchoStar’s historical cost basis. The difference between the historical cost basis of the Transferred Businesses and the net carrying value of the Tracking Stock was recorded in “Additional paid-in capital” on our Consolidated Balance Sheets. The results of the Transferred Businesses were prepared from separate records maintained by EchoStar for the periods prior to March 1, 2017, and may not necessarily be indicative of the conditions that would have existed, or the results of operations, if the Transferred Businesses had been operated on a combined basis with our subsidiaries. Our financial statements include the results of the Transferred Businesses as described above for all periods presented, including periods prior to the completion of the Share Exchange.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense for each reporting period. Estimates are used in accounting for, among other things, allowances for doubtful accounts, self-insurance obligations, deferred taxes and related valuation allowances, uncertain tax positions, loss contingencies, fair value of financial instruments, fair value of options granted under our stock-based compensation plans, fair value of assets and liabilities acquired in business combinations, relative standalone selling prices of performance obligations, finance leases, asset impairments, estimates of future cash flows used to evaluate impairments, useful lives of property, equipment and intangible assets, independent third-party retailer incentives, programming expenses and subscriber lives. Economic conditions may increase the inherent uncertainty in the estimates and assumptions indicated above. Actual results may differ from previously estimated amounts, and such differences may be material to our consolidated financial statements. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected prospectively in the period they occur.
Cash and Cash Equivalents
We consider all liquid investments purchased with a remaining maturity of 90 days or less at the date of acquisition to be cash equivalents. Cash equivalents as of December 31, 2019 and 2018 may consist of money market funds, government bonds, corporate notes and commercial paper. The cost of these investments approximates their fair value.
Marketable Investment Securities
Historically, we classified all marketable investment securities as available-for-sale, except for investments which were accounted for as trading securities, and adjusted the carrying amount of our available-for-sale

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
securities to fair value and reported the related temporary unrealized gains and losses as a separate component of “Accumulated other comprehensive income (loss)” within “Total stockholder’s equity (deficit),” net of related deferred income tax on our Consolidated Balance Sheets. Our trading securities were carried at fair value, with changes in fair value recognized in “Other, net” within “Other Income (Expense)” on our Consolidated Statements of Operations and Comprehensive Income (Loss).
Subsequent to the adoption of ASU 2016-01 Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”) during the first quarter 2018, all equity securities are carried at fair value, with changes in fair value recognized in “Other, net” within “Other Income (Expense)” on our Consolidated Statements of Operations and Comprehensive Income (Loss). All debt securities are classified as available-for-sale. We adjust the carrying amount of our debt securities to fair value and report the related temporary unrealized gains and losses as a separate component of “Accumulated other comprehensive income (loss)” within “Total stockholder’s equity (deficit),” net of related deferred income tax on our Consolidated Balance Sheets. Declines in the fair value of a marketable debt security which are determined to be “other-than-temporary” are recognized on our Consolidated Statements of Operations and Comprehensive Income (Loss), thus establishing a new cost basis for such investment.
We evaluate our debt investment portfolio on a quarterly basis to determine whether declines in the fair value of these securities are other-than-temporary. This quarterly evaluation consists of reviewing, among other things:
•
the fair value of our debt investments compared to the carrying amount,

•
the historical volatility of the price of each security, and

•
any market and company specific factors related to each security.

Declines in the fair value of debt investments below cost basis are generally accounted for as follows:
Length of Time Investment Has Been In a Continuous Loss Position	Treatment of the Decline in Value (absent specific factors to the contrary)
Less than six months	Generally, considered temporary.
Six to nine months	Evaluated on a case by case basis to determine whether any company or market-specific factors exist indicating that such decline is other-than-temporary.
Greater than nine months	Generally, considered other-than-temporary. The decline in value is recorded as a charge to earnings.
Additionally, in situations where the fair value of a debt security is below its carrying amount, we consider the decline to be other-than-temporary and record a charge to earnings if any of the following factors apply:
•
we have the intent to sell the security,

•
it is more likely than not that we will be required to sell the security before maturity or recovery, or

•
we do not expect to recover the security’s entire amortized cost basis, even if there is no intent to sell the security.

In general, we use the first in, first out method to determine the cost basis on sales of marketable investment securities.
Trade Accounts Receivable
Management estimates the amount of required allowances for the potential non-collectability of accounts receivable based upon past collection experience and consideration of other relevant factors.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
However, past experience may not be indicative of future collections and therefore additional charges could be incurred in the future to reflect differences between estimated and actual collections.
Inventory
Inventory is stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out method. The cost of manufactured inventory includes the cost of materials, labor, freight-in, royalties and manufacturing overhead. Net realizable value is calculated as the estimated selling price less reasonable costs necessary to complete, sell, transport and dispose of the inventory.
Property and Equipment
Property and equipment are stated at amortized cost less impairment losses, if any. Our set-top boxes are generally capitalized when they are installed in customers’ homes. The costs of satellites under construction, including interest and certain amounts prepaid under our satellite service agreements, are capitalized during the construction phase, assuming the eventual successful launch and in-orbit operation of the satellite. If a satellite were to fail during launch or while in-orbit, the resultant loss would be charged to expense in the period such loss was incurred. The amount of any such loss would be reduced to the extent of insurance proceeds estimated to be received, if any. Depreciation is recorded on a straight-line basis over useful lives ranging from two to 40 years. Repair and maintenance costs are charged to expense when incurred. Renewals and improvements that add value or extend the asset’s useful life are capitalized. Costs related to the procurement and development of software for internal-use are capitalized and amortized using the straight-line method over the estimated useful life of the software.
Impairment of Long-Lived Assets
We review our long-lived assets and identifiable finite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For assets which are held and used in operations, the asset would be impaired if the carrying amount of the asset (or asset group) exceeded its undiscounted future net cash flows. Once an impairment is determined, the actual impairment recognized is the difference between the carrying amount and the fair value as estimated using one of the following approaches: income, cost and/or market. Assets which are to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The carrying amount of a long-lived asset or asset group is considered impaired when the anticipated undiscounted cash flows from such asset or asset group is less than its carrying amount. In that event, a loss is recorded in “Impairment of long-lived assets” on our Consolidated Statements of Operations and Comprehensive Income (Loss) based on the amount by which the carrying amount exceeds the fair value of the long-lived asset or asset group. Fair value, using the income approach, is determined primarily using a discounted cash flow model that uses the estimated cash flows associated with the asset or asset group under review, discounted at a rate commensurate with the risk involved. Fair value, utilizing the cost approach, is determined based on the replacement cost of the asset reduced for, among other things, depreciation and obsolescence. Fair value, utilizing the market approach, benchmarks the fair value against the carrying amount. See Note 6 for further information.
DBS Satellites.   We currently evaluate our DBS satellite fleet for impairment as one asset group whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. We do not believe any triggering event has occurred which would indicate impairment as of December 31, 2019.
Indefinite-Lived Intangible Assets and Goodwill
We do not amortize indefinite lived intangible assets and goodwill but test these assets for impairment annually during the fourth quarter or more often if indicators of impairment arise. We have the option to first perform a qualitative assessment to determine whether it is necessary to perform a quantitative impairment test. However, we may elect to bypass the qualitative assessment in any period and proceed

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
directly to performing the quantitative impairment test. Intangible assets that have finite lives are amortized over their estimated useful lives and tested for impairment as described above for long-lived assets. Our intangible assets with indefinite lives primarily consist of FCC licenses. Generally, we have determined that our FCC licenses have indefinite useful lives due to the following:
•
FCC licenses are a non-depleting asset;

•
existing FCC licenses are integral to our business segments and will contribute to cash flows indefinitely;

•
replacement DBS satellite applications are generally authorized by the FCC subject to certain conditions, without substantial cost under a stable regulatory, legislative and legal environment;

•
maintenance expenditures to obtain future cash flows are not significant;

•
FCC licenses are not technologically dependent; and

•
we intend to use these assets indefinitely.

DBS Licenses.   We combine all of our indefinite-lived DBS licenses that we currently utilize or plan to utilize in the future into a single unit of accounting. For 2019, 2018 and 2017, management performed a qualitative assessment to determine whether it is more likely than not that the fair value of the DBS licenses exceeds its carrying amount. In our assessment, we considered several factors, including, among others, overall financial performance, industry and market considerations, and relevant company specific events. In contemplating all factors in their totality, we concluded that it is more likely than not that the fair value of the DBS licenses exceeds its carrying amount. As such, no further analysis was required.
MVDDS Licenses.   During 2018 and 2017, our multichannel video distribution and data service (“MVDDS”) wireless spectrum licenses were assessed as a single unit of accounting. For 2018 and 2017, management assessed these licenses quantitatively. Our quantitative assessment in each year for these licenses consisted of a market approach. The market approach uses prior transactions including auctions to estimate the fair value of the licenses. In conducting these quantitative assessments, we determined that the fair value of these licenses exceeded their carrying amount.
Business Combinations
When we acquire a business, we allocate the purchase price to the various components of the acquisition based upon the fair value of each component using various valuation techniques, including the market approach, income approach and/or cost approach. The accounting standard for business combinations requires most identifiable assets, liabilities, noncontrolling interests and goodwill acquired to be recorded at fair value. Transaction costs related to the acquisition of the business are expensed as incurred. Costs associated with the issuance of debt associated with a business combination are capitalized and included as a yield adjustment to the underlying debt’s stated rate. Acquired intangible assets other than goodwill are amortized over their estimated useful lives unless the lives are determined to be indefinite. Amortization of these intangible assets are recorded on a straight-line basis over an average finite useful life primarily ranging from approximately five to 20 years or in relation to the estimated discounted cash flows over the life of the intangible asset.
Long-Term Deferred Revenue and Other Long-Term Liabilities
Certain programmers provide us up-front payments. Such amounts are deferred and recognized as reductions to “Subscriber-related expenses” on a straight-line basis over the relevant remaining contract term (generally up to ten years). The current and long-term portions of these deferred credits are recorded on our Consolidated Balance Sheets in “Deferred revenue and other” and “Long-term deferred revenue and other long-term liabilities,” respectively.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
Sales Taxes
We account for sales taxes imposed on our goods and services on a net basis on our Consolidated Statements of Operations and Comprehensive Income (Loss). Since we primarily act as an agent for the governmental authorities, the amount charged to the customer is collected and remitted directly to the appropriate jurisdictional entity.
Income Taxes
We establish a provision for income taxes currently payable or receivable and for income tax amounts deferred to future periods. Deferred tax assets and liabilities are recorded for the estimated future tax effects of differences that exist between the book and tax basis of assets and liabilities. Deferred tax assets are offset by valuation allowances when we believe it is more likely than not that such net deferred tax assets will not be realized.
From time to time, we engage in transactions where the tax consequences may be subject to uncertainty. We record a liability when, in management’s judgment, a tax filing position does not meet the more likely than not threshold. For tax positions that meet the more likely than not threshold, we may record a liability depending on management’s assessment of how the tax position will ultimately be settled. We adjust our estimates periodically for ongoing examinations by and settlements with various taxing authorities, as well as changes in tax laws, regulations and precedent. We classify interest and penalties, if any, associated with our uncertain tax positions as a component of “Interest expense, net of amounts capitalized” and “Other, net,” respectively, on our Consolidated Statements of Operations and Comprehensive Income (Loss).
Fair Value Measurements
We determine fair value based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. Market or observable inputs are the preferred source of values, followed by unobservable inputs or assumptions based on hypothetical transactions in the absence of market inputs. We apply the following hierarchy in determining fair value:
•
Level 1, defined as observable inputs being quoted prices in active markets for identical assets;

•
Level 2, defined as observable inputs other than quoted prices included in Level 1, including quoted prices for similar assets and liabilities in active markets; and quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs for which little or no market data exists, consistent with reasonably available assumptions made by other participants therefore requiring assumptions based on the best information available.

As of December 31, 2019 and 2018, the carrying amount for cash and cash equivalents, trade accounts receivable (net of allowance for doubtful accounts) and current liabilities (excluding the “Current portion of long-term debt and finance lease obligations”) was equal to or approximated fair value due to their short-term nature or proximity to current market rates. See Note 4 for the fair value of our marketable investment securities.
Fair values for our publicly traded debt securities are based on quoted market prices, when available. The fair values of private debt are based on, among other things, available trade information, and/or an analysis in which we evaluate market conditions, related securities, various public and private offerings, and other publicly available information. In performing this analysis, we make various assumptions regarding, among other things, credit spreads, and the impact of these factors on the value of the debt securities. See Note 8 for the fair value of our long-term debt.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
Deferred Debt Issuance Costs
Costs of issuing debt are generally deferred and amortized to interest expense using the effective interest rate method over the terms of the respective notes. See Note 8 for further information.
Revenue Recognition
Our revenue is primarily derived from Pay-TV programming services that we provide to our subscribers. We also generate revenue from equipment rental fees and other hardware related fees, including DVRs and fees from subscribers with multiple receivers; advertising services; fees earned from our in-home service operations; warranty services; sales of digital receivers and related equipment to third-party pay-TV providers; satellite uplink and telemetry, tracking and control (“TT&C”) services; and revenue from in-home services. See Note 14 for further information, including revenue disaggregated by major source.
Our residential video subscribers contract for individual services or combinations of services, as discussed above, the majority of which are generally distinct and are accounted for as separate performance obligations. We consider our installations for first time DISH TV subscribers to be a service. However, since we provide a significant integration service combining the installation with programming services, we have concluded that the installation is not distinct from programming and thus the installation and programming services are accounted for as a single performance obligation. We generally satisfy these performance obligations and recognize revenue as the services are provided, for example as the programming is broadcast to subscribers, as this best represents the transfer of control of the services to the subscriber.
In cases where a subscriber is charged certain nonrefundable upfront fees, those fees are generally considered to be material rights to the subscriber related to the subscriber’s option to renew without having to pay an additional fee upon renewal. These fees are deferred and recognized over the estimated period of time during which the fee remains material to the customer, which we estimate to be less than one year. Revenues arising from our in-home services that are separate from the initial installation, such as mounting a TV on a subscriber’s wall, are generally recognized when these services are performed.
For our residential video subscribers, we have concluded that the contract term under Accounting Standard Codification Topic 606 (“ASC 606”) is one month and as a result the revenue recognized for these subscribers for a given month is equal to the amount billed in that month, except for certain nonrefundable upfront fees that are accounted for as material rights, as discussed above.
Revenues from our advertising services are typically recognized as the advertisements are broadcast. Sales of equipment to subscribers or other third parties are recognized when control is transferred under the contract. Revenue from our commercial video subscribers typically follows the residential model described above, with the exception that the contract term for most of our commercial subscribers exceeds one month and can be multiple years in length. However, commercial subscribers typically do not receive time-limited discounts or free service periods and accordingly, while they may have multiple performance obligations, revenue is equal to the amount billed in a given month.
Contract Balances
The timing of revenue recognition generally differs from the timing of invoicing to customers. When revenue is recognized prior to invoicing, we record a receivable. When revenue is recognized subsequent to invoicing, we record deferred revenue. Our residential video subscribers are typically billed monthly, and the contract balances for those customers arise from the timing of the monthly billing cycle. We do not adjust the amount of consideration for financing impacts as we apply a practical expedient when we anticipate that the period between transfer of goods and services and eventual payment for those goods and services will be less than one year. See Note 15 for further information, including balance and activity detail about our allowance for doubtful accounts and deferred revenue related to contracts with subscribers.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
Assets Recognized Related to the Costs to Obtain a Contract with a Subscriber
We recognize an asset for the incremental costs of obtaining a contract with a subscriber if we expect the benefit of those costs to be longer than one year. We have determined that certain sales incentive programs, including those with our independent third-party retailers, meet the requirements to be capitalized, and payments made under these programs are capitalized and amortized to expense over the estimated subscriber life. During the years ended December 31, 2019 and 2018, we capitalized $207 million and $183 million, respectively, under these programs. The amortization expense related to these programs was $76 million and $28 million for the years ended December 31, 2019 and 2018, respectively. As of December 31, 2019 and 2018, we had a total of $300 million and $169 million capitalized on our Consolidated Balance Sheets. These amounts are capitalized in “Other current assets” and “Other noncurrent assets, net” on our Consolidated Balance Sheets, and then amortized in “Other subscriber acquisition costs” on our Consolidated Statements of Operations and Comprehensive Income (Loss).
Impact of Adoption of ASU 2014-09
On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2014-09 Revenue from Contracts with Customers (“ASU 2014-09”) and modified the standard thereafter. We adopted ASU 2014-09, as modified, and now codified as ASC 606 and Accounting Standard Codification Topic 340-40 (“ASC 340-40”) on January 1, 2018, using the modified retrospective method. Under that method, we applied the new guidance to all open contracts existing as of January 1, 2018, recognizing in beginning retained earnings an adjustment for the cumulative effect of the change, which was $2 million, net of deferred taxes of $1 million.
Leases
We enter into operating and finance leases for, among other things, satellites, office space, warehouses and distribution centers, vehicles, and other equipment. Our leases have remaining lease terms from one to twelve years, some of which include renewal options, and some of which include options to terminate the leases within one year.
We determine if an arrangement is a lease and classify that lease as either an operating or finance lease at inception. Operating leases are included in “Operating lease assets,” “Other accrued expenses” and “Operating lease liabilities” on our Consolidated Balance Sheets. Finance leases are included in “Property and equipment, net,” “Current portion of long-term debt and finance lease obligations” and “Long-term debt and finance lease obligations, net of current portion” on our Consolidated Balance Sheets. Leases with an initial term of 12 months or less are not recorded on the balance sheet and we recognize lease expense for these leases on a straight-line basis over the lease term on our Consolidated Statements of Operations and Comprehensive Income (Loss). See Note 7 for further information on our lease expenses.
Right of use (“ROU”) assets represent our right to use an underlying asset for the lease term and lease liabilities represent the present value of our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes the impact of prepaid or deferred lease payments. The length of our lease term may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term.
We currently lease and historically have leased certain assets from EchoStar, including, among other things, satellites, office space and data centers. See Note 17 for further information on our Related Party Transactions with EchoStar. On May 19, 2019, DISH Network entered into the Master Transaction Agreement with EchoStar and effective September 10, 2019, certain satellites and real estate assets leased from EchoStar were transferred to DISH Network. See Note 1 “Recent Developments” in the Notes to DISH

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
Network’s Annual Report on Form 10-K for the year ended December 31, 2019 for further information on the Master Transaction Agreement.
We have lease agreements with lease and non-lease components, which are generally accounted for separately. Our variable lease payments are immaterial and our lease agreements do not contain any material residual value guarantees or material restrictive covenants.
DISH TV subscribers have the choice of leasing or purchasing the satellite receiver and other equipment necessary to receive our DISH TV services. Most of our new DISH TV subscribers choose to lease equipment and thus we retain title to such equipment. Equipment leased to new and existing DISH TV subscribers is capitalized and depreciated over their estimated useful lives.
For equipment leased to new and existing DISH TV subscribers we made an accounting policy election to combine the equipment with our programming services as a single performance obligation in accordance with the revenue recognition guidance as the programming services are the predominant component. The equipment leased to new and existing DISH TV subscribers would have otherwise been accounted for as an operating lease.
Impact of Adoption of ASU 2016-02
In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02 Leases (“ASU 2016-02”) and has modified the standard thereafter. We adopted ASU 2016-02, as modified, on January 1, 2019 using the modified retrospective method. Under the modified retrospective method, we applied the new guidance to all leases that commenced before and were existing as of January 1, 2019.
The adoption of ASU 2016-02 had no impact on our Consolidated Statements of Operations and Comprehensive Income (Loss) and cash flows from operating, investing and financing activities on our Consolidated Statements of Cash Flows.
The adoption of ASU 2016-02 impacted our December 31, 2019 Consolidated Balance Sheets, including the reclassification of our deferred rent liabilities to an operating lease asset, as follows:
Consolidated Balance Sheets	DISH DBS (as would have been reported under previous standards)	Impact of adopting ASU 2016-02	DISH DBS (as currently reported)
	(In thousands)
As of December 31, 2019
Operating lease assets	$—	$553,576	$553,576
Total assets	$3,832,983	$553,576	$4,386,559
Other accrued expenses	$715,361	$202,972	$918,333
Operating lease liabilities	$—	$350,155	$350,155
Long-term deferred revenue and other long-term liabilities	$207,543	$449	$207,992
Total liabilities	$14,767,605	$553,576	$15,321,181
Total stockholder’s equity (deficit)	$(10,934,622)	$—	$(10,934,622)
Total liabilities and stockholder’s equity (deficit)	$3,832,983	$553,576	$4,386,559

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
Subscriber-Related Expenses
The cost of television programming distribution rights is generally incurred on a per subscriber basis and various upfront carriage payments are recognized when the related programming is distributed to subscribers. Long-term flat rate programming contracts are generally charged to expense using the straight-line method over the term of the agreement. The cost of television programming rights to distribute live sporting events for a season or tournament is charged to expense using the straight-line method over the course of the season or tournament. “Subscriber-related expenses” on our Consolidated Statements of Operations and Comprehensive Income (Loss) principally include programming expenses, costs for Pay-TV services incurred in connection with our in-home service and call center operations, billing costs, refurbishment and repair costs related to DBS receiver systems, subscriber retention and other variable subscriber expenses. These costs are recognized as the services are performed or as incurred.
Cost of Sales — Equipment and Other
Costs include the cost of non-subsidized sales of DBS accessories and the cost of sales of digital receivers and related components to third-party pay-TV providers, both of which include freight and royalties, costs associated with in-home services, and costs related to services and other agreements with EchoStar. Costs are generally recognized as products are delivered to customers and the related revenue is recognized.
Subscriber Acquisition Costs
Subscriber acquisition costs on our Consolidated Statements of Operations and Comprehensive Income (Loss) consist of costs incurred to acquire new Pay-TV subscribers through independent third-party retailers, third-party marketing agreements and our direct sales distribution channel. Subscriber acquisition costs include the following line items from our Consolidated Statements of Operations and Comprehensive Income (Loss):
•
“Cost of sales — subscriber promotion subsidies” includes the cost of our DBS receiver systems sold to independent third-party retailers and other distributors of our equipment and DBS receiver systems sold directly by us to DISH TV subscribers.

•
“Other subscriber acquisition costs” includes net costs related to promotional incentives and costs related to installation and other promotional subsidies for our DISH TV services as well as our direct sales efforts and commissions for our Sling TV services.

•
“Subscriber acquisition advertising” includes advertising and marketing expenses related to the acquisition of new Pay-TV subscribers. Advertising costs are expensed as incurred.

We characterize amounts paid to our independent third-party retailers as consideration for equipment installation services and for equipment buydowns (incentives and rebates) as a reduction of revenue. We expense payments for equipment installation services as “Other subscriber acquisition costs.” Our payments for equipment buydowns represent a partial or complete return of the independent third-party retailer’s purchase price and are, therefore, netted against the proceeds received from the independent third-party retailer. We report the net cost from our various sales promotions through our independent third-party retailer network as a component of “Other subscriber acquisition costs.”
Research and Development
Research and development costs are expensed as incurred. Research and development costs totaled $21 million, $24 million and $33 million for the years ended December 31, 2019, 2018 and 2017, respectively.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
New Accounting Pronouncements
Financial Instruments — Credit Losses.   On June 16, 2016, the FASB issued ASU 2016-13 Financial Instruments — Credit Losses, Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which changes the way entities measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net earnings. This standard will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted. We currently expect that the adoption of ASU 2016-13 will have an immaterial impact on our Consolidated Financial Statements and related disclosures.
Fair Value Measurement.   On August 28, 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which modifies the disclosure requirements on fair value measurements by adding, modifying or removing certain disclosures. This standard will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted. Certain disclosures in ASU 2018-13 are required to be applied on a retrospective basis and others on a prospective basis. We currently expect that the adoption of ASU 2018-13 will have an immaterial impact on our Consolidated Financial Statements and related disclosures.
3. Supplemental Data — Statements of Cash Flows
The following table presents certain supplemental cash flow and other non-cash data. See Note 7 for supplemental cash flow and non-cash data related to leases.
	For the Years Ended December 31,
	2019	2018	2017
	(In thousands)
Cash paid for interest	$765,510	$793,506	$878,772
Cash received for interest	30,041	6,043	9,855
Cash paid for income taxes	19,485	18,683	29,961
Cash paid for income taxes to DISH Network	245,028	302,329	408,265
Capitalized interest	440	1,071	481
Our parent, DISH Network, provides a centralized system for the management of our cash and marketable investment securities as it does for all of its subsidiaries to, among other reasons, maximize yield of the portfolio. As a result, the cash and marketable investment securities included on our Consolidated Balance Sheets is a component or portion of the overall cash and marketable investment securities portfolio included on DISH Network’s Consolidated Balance Sheets and managed by DISH Network. We are reflecting the purchases and sales of marketable investment securities on a net basis for each year presented on our Consolidated Statements of Cash Flows as we believe the net presentation is more meaningful to our cash flows from investing activities.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
4. Marketable Investment Securities, Restricted Cash and Cash Equivalents, and Other Investment Securities
Our marketable investment securities, restricted cash and cash equivalents, and other investment securities consisted of the following:
	As of December 31,
	2019	2018
	(In thousands)
Marketable investment securities:
Current marketable investment securities:
Trading/equity	$—	$2,370
Other	—	147,370
Total current marketable investment securities	—	149,740
Restricted marketable investment securities(1)	390	67,019
Total marketable investment securities	390	216,759
Restricted cash and cash equivalents(1)	60,677	578
Other investment securities:
Other investment securities	106,874	108,308
Total other investment securities	106,874	108,308
Total marketable investment securities, restricted cash and cash equivalents, and other investment securities	$167,941	$325,645

(1)
Restricted marketable investment securities and restricted cash and cash equivalents are included in “Restricted cash, cash equivalents and marketable investment securities” on our Consolidated Balance Sheets.

Marketable Investment Securities
Our marketable investment securities portfolio may consist of various debt and equity instruments. All debt securities are classified as available-for-sale. Subsequent to the adoption of ASU 2016-01 during the first quarter 2018, all equity securities are carried at fair value, with changes in fair value recognized in “Other, net” within “Other Income (Expense)” on our Consolidated Statements of Operations and Comprehensive Income (Loss). See Note 2 for further information.
Current Marketable Investment Securities — Trading
We had an investment in non-marketable preferred shares of a non-public company, which was received for no cash consideration and was previously accounted for as a cost method investment and included in “Other investment securities” on our Consolidated Balance Sheets. During the third quarter 2017, our non-marketable preferred shares converted into common shares in conjunction with the issuer’s initial public offering, and, accordingly, we classified the new equity securities as “Marketable investment securities” on our Consolidated Balance Sheets.
Current Marketable Investment Securities — Other
Our current other marketable investment securities portfolio can include investments in various debt instruments including, among others, commercial paper, corporate securities and United States treasury and/or agency securities.
Commercial paper consists mainly of unsecured short-term, promissory notes issued primarily by corporations with maturities ranging up to 365 days. Corporate securities consist of debt instruments issued

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
by corporations with various maturities normally less than 18 months. U.S. Treasury and agency securities consist of debt instruments issued by the federal government and other government agencies.
Restricted Cash, Cash Equivalents and Marketable Investment Securities
As of December 31, 2019 and 2018, our restricted marketable investment securities, together with our restricted cash and cash equivalents, included amounts required as collateral for our letters of credit and trusts.
Other Investment Securities
We have strategic investments in certain debt and/or equity securities that are included in noncurrent “Other investment securities” on our Consolidated Balance Sheets. Our debt securities are classified as available-for-sale and our equity securities are accounted for using the equity method of accounting or recorded at fair value. Certain of our equity method investments are detailed below.
NagraStar L.L.C.   As a result of the completion of the Share Exchange on February 28, 2017, we own a 50% interest in NagraStar L.L.C. (“NagraStar”), a joint venture that is our primary provider of encryption and related security systems intended to assure that only authorized customers have access to our programming.
Invidi Technologies Corporation.   In November 2016, we, DIRECTV, LLC, a wholly-owned indirect subsidiary of AT&T Inc., and Cavendish Square Holding B.V., an affiliate of WPP plc, entered into a series of agreements to acquire Invidi Technologies Corporation (“Invidi”), an entity that provides proprietary software for the addressable advertising market. The transaction closed in January 2017.
Our ability to realize value from our strategic investments in securities that are not publicly traded depends on the success of the issuers’ businesses and their ability to obtain sufficient capital, on acceptable terms or at all, and to execute their business plans. Because private markets are not as liquid as public markets, there is also increased risk that we will not be able to sell these investments, or that when we desire to sell them, we will not be able to obtain fair value for them.
Unrealized Gains (Losses) on Marketable Investment Securities
As of December 31, 2019 and 2018, we had accumulated net unrealized losses of zero and less than $1 million, respectively. These amounts, net of related tax effect, were accumulated net unrealized losses of zero and less than $1 million, respectively. All of these amounts are included in “Accumulated other comprehensive income (loss)” within “Total stockholder’s equity (deficit).” The components of our available-for-sale investments are summarized in the table below.
	As of December 31,
	2019				2018
	Marketable Investment Securities	Unrealized			Marketable Investment Securities	Unrealized
		Gains	Losses	Net		Gains	Losses	Net
	(In thousands)
Debt securities (including restricted):
U.S. Treasury and agency securities	$390	$—	$—	$—	$66,823	$40	$(19)	$21
Commercial paper	—	—	—	—	45,938	—	—	—
Corporate securities	—	—	—	—	100,662	11	(113)	(102)
Other	—	—	—	—	966	—	—	—
Total	$390	$—	$—	$—	$214,389	$51	$(132)	$(81)

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
As of December 31, 2019, restricted and non-restricted marketable investment securities included debt securities of less than $1 million with contractual maturities within one year. Actual maturities may differ from contractual maturities as a result of our ability to sell these securities prior to maturity.
Fair Value Measurements
Our investments measured at fair value on a recurring basis were as follows:
	As of December 31,
	2019				2018
	Total	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3
	(In thousands)
Cash equivalents (including restricted)	$60,677	$60,677	$—	$—	$114,464	$12,493	$101,971	$—
Debt securities (including restricted):
U.S. Treasury and agency securities	$390	$390	$—	$—	$66,823	$66,823	$—	$—
Commercial paper	—	—	—	—	45,938	—	45,938	—
Corporate securities	—	—	—	—	100,662	—	100,662	—
Other	—	—	—	—	966	—	966	—
Equity securities	—	—	—	—	2,370	2,370	—	—
Total	$390	$390	$—	$—	$216,759	$69,193	$147,566	$—
During the years ended December 31, 2019 and 2018, we had no transfers in or out of Level 1 and Level 2 fair value measurements.
Gains and Losses on Sales and Changes in Carrying Amounts of Investments
“Other, net” within “Other Income (Expense)” included on our Consolidated Statements of Operations and Comprehensive Income (Loss) is as follows:
	For the Years Ended December 31,
Other, net:	2019	2018	2017
	(In thousands)
Marketable investment securities – realized and unrealized gains (losses)	$3,119	$5,313	$87,020
Costs related to early redemption of debt	—	(3,261)	(1,470)
Gain (loss) on sale of subsidiary	—	7,004	—
Equity in earnings of affiliates	3,514	(2,110)	2,163
Other	976	2,048	798
Total	$7,609	$8,994	$88,511

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
5. Inventory
Inventory consisted of the following:
	As of December 31,
	2019	2018
	(In thousands)
Finished goods	$254,240	$215,150
Work-in-process and service repairs	34,120	56,871
Raw materials	33,623	18,676
Total inventory	$321,983	$290,697
6. Property and Equipment and Intangible Assets
Property and Equipment
Property and equipment consisted of the following:
	Depreciable Life (In Years)	As of
		December 31, 2019	December 31, 2018
		(In thousands)
Equipment leased to customers	2 – 5	$1,837,503	$1,980,808
EchoStar XV	15	277,658	277,658
EchoStar XVIII(1)	15	411,255	—
Satellites acquired under finance lease agreements(2)(3)	15	398,107	499,819
Furniture, fixtures, equipment and other	2 – 20	1,894,629	1,820,883
Buildings and improvements	5 – 40	289,421	289,244
Land	—	13,186	13,186
Construction in progress	—	70,081	47,077
Total property and equipment		5,191,840	4,928,675
Accumulated depreciation		(3,440,267)	(3,550,726)
Property and equipment, net		$1,751,573	$1,377,949

(1)
On May 14, 2019, we and DISH Orbital II L.L.C (“DOLLC II”), an indirect wholly-owned subsidiary of DISH Network, entered into an agreement to sell our interests in the Local Multipoint Distribution Service (“LMDS”) and MVDDS licenses in exchange for the EchoStar XVIII satellite, including its related in-orbit incentive obligations of approximately $18 million (the “Satellite and Spectrum Transaction”). See Note 17 for further information.

(2)
The Ciel II satellite was previously classified as a finance lease, with a cost basis of $277 million, however, as a result of an amendment, which was effective during the first quarter 2019, Ciel II is now accounted for as an operating lease.

(3)
The Nimiq 5 satellite, for which we have the option to renew on a year-to-year basis through September 2024 (when DISH Network’s lease term expires) was previously classified as an operating lease. As a result of the Master Transaction Agreement and expiration of the initial lease term, we now include our options to renew the lease through September 2024 in the lease term as we are reasonably certain to exercise those options. Accordingly, Nimiq 5 is now accounted for as a finance lease, with a cost basis of $175 million.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
Depreciation and amortization expense consisted of the following:
	For the Years Ended December 31,
	2019	2018	2017
	(In thousands)
Equipment leased to customers	$370,867	$437,342	$539,434
Satellites	65,441	61,045	61,045
Buildings, furniture, fixtures, equipment and other	141,040	162,073	141,293
Total depreciation and amortization	$577,348	$660,460	$741,772
Cost of sales and operating expense categories included in our accompanying Consolidated Statements of Operations and Comprehensive Income (Loss) do not include depreciation expense related to satellites or equipment leased to customers.
Satellites
Pay-TV Satellites.   We currently utilize 11 satellites in geostationary orbit approximately 22,300 miles above the equator, two of which we own and depreciate over their estimated useful life. We currently utilize certain capacity on six satellites that we lease from DISH Network, one satellite that we lease from EchoStar, and two satellites that we lease from third parties. All leased satellites are accounted for as operating leases except Nimiq 5 and Anik F3, which are accounted for as financing leases and are depreciated over their economic life.
As of December 31, 2019, our pay-TV satellite fleet consisted of the following:
Satellites	Launch Date	Degree Orbital Location	Lease Termination Date
Owned:
EchoStar XV	July 2010	61.5	N/A
EchoStar XVIII	June 2016	61.5	N/A
Leased from EchoStar(1):
EchoStar IX	August 2003	121	Month to month
Leased from DISH Network(2):
EchoStar X(3)	February 2006	110	February 2021
EchoStar XI(3)	July 2008	110	September 2021
EchoStar XIV(3)	March 2010	119	February 2023
EchoStar XVI(3)	November 2012	61.5	January 2023
Nimiq 5(3)(4)	September 2009	72.7	September 2020
QuetzSat-1(3)	September 2011	77	November 2021
Leased from Other Third Party:
Anik F3	April 2007	118.7	April 2022
Ciel II	December 2008	129	January 2021

(1)
See Note 17 for further information on our Related Party Transactions with EchoStar.

(2)
See Note 17 for further information on our Related Party Transactions with DISH Network.

(3)
On May 19, 2019, DISH Network entered into the Master Transaction Agreement with EchoStar. Upon the closing of the Master Transaction Agreement on September 10, 2019, these satellites and

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
satellite service agreements leased from EchoStar were transferred to DISH Network. See Note 1 “Recent Developments” in the Notes to DISH Network’s Annual Report on Form 10-K for the year ended December 31, 2019 for further information on the Master Transaction Agreement.
(4)
The Nimiq 5 satellite, for which we have the option to renew on a year-to-year basis through September 2024 (when DISH Network’s lease term expires) was previously classified as an operating lease. As a result of the Master Transaction Agreement and expiration of the initial lease term, we now include our options to renew the lease through September 2024 in the lease term as we are reasonably certain to exercise those options. Accordingly, Nimiq 5 is now accounted for as a finance lease.

On May 14, 2019, we and DOLLC II entered into the Satellite and Spectrum Transaction, discussed above. As the Satellite and Spectrum Transaction is among entities under common control, we recorded the EchoStar XVIII Satellite at DOLLC II’s net historical cost basis of $320 million. The difference between the net historical cost basis of EchoStar XVIII and our net carrying value of the LMDS and MVDDS licenses of $26 million, resulted in a $267 million capital transaction, net of tax, that was recorded in “Additional paid-in capital” on our Consolidated Balance Sheets during the second quarter of 2019.
Satellite Anomalies
Operation of our DISH TV services requires that we have adequate satellite transmission capacity for the programming that we offer. While we generally have had in-orbit satellite capacity sufficient to transmit our existing channels and some backup capacity to recover the transmission of certain critical programming, our backup capacity is limited.
In the event of a failure or loss of any of our owned or leased satellites, we may need to acquire or lease additional satellite capacity or relocate one of our other owned or leased satellites and use it as a replacement for the failed or lost satellite. Such a failure could result in a prolonged loss of critical programming or a significant delay in our plans to expand programming as necessary to remain competitive and thus may have a material adverse effect on our business, financial condition and results of operations.
In the past, certain of our owned and leased satellites have experienced anomalies, some of which have had a significant adverse impact on their remaining useful life and/or commercial operation. There can be no assurance that future anomalies will not impact the remaining useful life and/or commercial operation of any of the owned and leased satellites in our fleet. See Note 2 “Impairment of Long-Lived Assets” for further information on evaluation of impairment. There can be no assurance that we can recover critical transmission capacity in the event one or more of our owned or leased in-orbit satellites were to fail. We generally do not carry commercial launch or in-orbit insurance on any of the satellites that we own, and therefore, we will bear the risk associated with any uninsured launch or in-orbit satellite failures.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
Intangible Assets
As of December 31, 2019 and 2018, our identifiable intangibles subject to amortization consisted of the following:
	As of December 31,
	2019		2018
	Intangible Assets	Accumulated Amortization	Intangible Assets	Accumulated Amortization
	(In thousands)
Technology-based	$58,162	$(53,447)	$58,162	$(51,204)
Trademarks	35,010	(30,655)	35,010	(27,106)
Contract-based	4,500	(4,500)	4,500	(4,500)
Customer relationships	23,632	(23,632)	23,632	(23,632)
Total	$121,304	$(112,234)	$121,304	$(106,442)
These identifiable intangibles are included in “Other noncurrent assets, net” on our Consolidated Balance Sheets. Amortization of these intangible assets is recorded on a straight-line basis over an average finite useful life primarily ranging from approximately five to 20 years. Amortization was $6 million, $7 million and $7 million for the years ended December 31, 2019, 2018 and 2017, respectively.
Estimated future amortization of our identifiable intangible assets as of December 31, 2019 is as follows (in thousands):
For the Years Ended December 31,
2020	$3,285
2021	835
2022	666
2023	654
2024	654
Thereafter	2,976
Total	$9,070
As of December 31, 2019 and 2018, we had goodwill of $6 million, which is included in “Other noncurrent assets, net” on our Consolidated Balance Sheets.
FCC Authorizations
As of December 31, 2019 and 2018, our FCC Authorizations consisted of the following:
	As of December 31,
	2019	2018
	(In thousands)
DBS Licenses	$611,794	$611,794
MVDDS Licenses(1)	—	24,000
Capitalized Interest	—	1,552
Total	$611,794	$637,346

(1)
On May 14, 2019, we and DOLLC II entered into an agreement to sell our interests in the LMDS and MVDDS licenses in exchange for the EchoStar XVIII satellite.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
7. Leases
We enter into operating and finance leases for, among other things, satellites, office space, warehouses and distribution centers, vehicles and other equipment. Our leases have remaining lease terms from one to twelve years, some of which include renewal options, and some of which include options to terminate the leases within one year.
Our Anik F3 and Nimiq 5 satellites are accounted for as financing leases. Substantially all of our remaining leases are accounted for as operating leases, including the remainder of our satellite fleet.
The components of lease expense were as follows:
For the Year Ended December 31, 2019
(In thousands)
Operating lease cost	$297,181
Short-term lease cost(1)	37,686
Finance lease cost:
Amortization of right-of-use assets	29,134
Interest on lease liabilities	9,826
Total finance lease cost	38,960
Total lease costs	$373,827

(1)
Leases that have terms of 12 months or less.

Supplemental cash flow information related to leases was as follows:
For the Year Ended December 31, 2019
(In thousands)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$301,524
Operating cash flows from finance leases	$9,826
Financing cash flows from finance leases	$31,841
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$81,198
Finance leases	$175,311
Right-of-use assets and liabilities recognized at January 1, 2019 upon adoption of ASC 842	$730,180

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
Supplemental balance sheet information related to leases was as follows:
As of December 31, 2019
(In thousands)
Operating Leases:
Operating lease right-of-use assets	$553,576
Other current liabilities	$202,972
Operating lease liabilities	350,155
Total operating lease liabilities	$553,127
Finance Leases:
Property and equipment, gross	$399,764
Accumulated depreciation	(201,873)
Property and equipment, net	$197,891
Other current liabilities	$48,678
Other long-term liabilities	163,939
Total finance lease liabilities	$212,617
Weighted Average Remaining Lease Term:
Operating leases	3.4 years
Finance leases	4.2 years
Weighted Average Discount Rate:
Operating leases	9.1%
Finance leases	9.5%
Maturities of lease liabilities as of December 31, 2019 were as follows:
	Maturities of Lease Liabilities
For the Years Ending December 31,	Operating Leases	Finance Leases	Total
	(In thousands)
2020	$239,660	$66,285	$305,945
2021	199,062	66,279	265,341
2022	127,300	50,227	177,527
2023	24,571	42,862	67,433
2024	9,191	32,147	41,338
Thereafter	42,008		42,008
Total lease payments	641,792	257,800	899,592
Less: Imputed interest	(88,665)	(45,183)	(133,848)
Total	553,127	212,617	765,744
Less: Current portion	(202,972)	(48,678)	(251,650)
Long-term portion of lease obligations	$350,155	$163,939	$514,094

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
8. Long-Term Debt and Finance Lease Obligations
Fair Value of our Long-Term Debt
The following table summarizes the carrying amount and fair value of our debt facilities as of December 31, 2019 and 2018:
	As of December 31,
	2019		2018
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In thousands)
7 7∕8% Senior Notes due 2019(1)	—	—	1,317,372	1,343,298
5 1∕8% Senior Notes due 2020(2)	1,100,000	1,110,208	1,100,000	1,089,957
6 3∕4% Senior Notes due 2021	2,000,000	2,109,420	2,000,000	1,974,940
5 7∕8% Senior Notes due 2022	2,000,000	2,129,580	2,000,000	1,833,140
5% Senior Notes due 2023	1,500,000	1,543,770	1,500,000	1,247,445
5 7∕8% Senior Notes due 2024	2,000,000	2,049,080	2,000,000	1,611,960
7 3∕4% Senior Notes due 2026	2,000,000	2,128,900	2,000,000	1,653,720
Other notes payable	25,996	25,996	10,346	10,346
Subtotal	10,625,996	$11,096,954	11,927,718	$10,764,806
Unamortized deferred financing costs and debt discounts, net	(16,250)		(23,215)
Finance lease obligations(3)	212,617		66,984
Total long-term debt and finance lease obligations (including current portion)	$10,822,363		$11,971,487

(1)
On September 3, 2019, we redeemed the principal balance of our 7 7∕8% Senior Notes due 2019.

(2)
Our 5 1∕8% Senior Notes due 2020 mature on May 1, 2020 and have been reclassified to “Current portion of long-term debt and finance lease obligations” on our Consolidated Balance Sheets as of December 31, 2019. We will either fund this obligation from cash and marketable investment securities balances at that time and/or advances from our parent, DISH Network or, depending on market conditions, we may refinance this obligation, in whole or in part.

(3)
Disclosure regarding fair value of finance leases is not required.

We estimated the fair value of our publicly traded long-term debt using market prices in less active markets (Level 2).
Our Senior Notes are:
•
general unsecured senior obligations of DISH DBS;

•
ranked equally in right of payment with all of DISH DBS’ and the guarantors’ existing and future unsecured senior debt; and

•
ranked effectively junior to our and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
The indentures related to our Senior Notes contain restrictive covenants that, among other things, impose limitations on the ability of DISH DBS and its restricted subsidiaries to:
•
incur additional debt;

•
pay dividends or make distributions on DISH DBS’ capital stock or repurchase DISH DBS’ capital stock;

•
make certain investments;

•
create liens or enter into sale and leaseback transactions;

•
enter into transactions with affiliates;

•
merge or consolidate with another company; and

•
transfer or sell assets.

In the event of a change of control, as defined in the related indentures, we would be required to make an offer to repurchase all or any part of a holder’s Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.
5 1∕8% Senior Notes due 2020
On April 5, 2013, we issued $1.1 billion aggregate principal amount of our seven-year 5 1∕8% Senior Notes due May 1, 2020. Interest accrues at an annual rate of 5 1∕8% and is payable semi-annually in cash, in arrears on May 1 and November 1 of each year.
The 5 1∕8% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.
6 3∕4% Senior Notes due 2021
On May 5, 2011, we issued $2.0 billion aggregate principal amount of our ten-year 6 3∕4% Senior Notes due June 1, 2021. Interest accrues at an annual rate of 6 3∕4% and is payable semi-annually in cash, in arrears on June 1 and December 1 of each year.
The 6 3∕4% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.
5 7∕8% Senior Notes due 2022
On May 16, 2012 and July 26, 2012, we issued $1.0 billion and $1.0 billion, respectively, aggregate principal amount of our ten-year 5 7∕8% Senior Notes due July 15, 2022. Interest accrues at an annual rate of 5 7∕8% and is payable semi-annually in cash, in arrears on January 15 and July 15 of each year.
The 5 7∕8% Senior Notes due 2022 are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.
5% Senior Notes due 2023
On December 27, 2012, we issued $1.5 billion aggregate principal amount of our 5% Senior Notes due March 15, 2023. Interest accrues at an annual rate of 5% and is payable semi-annually in cash, in arrears on March 15 and September 15 of each year.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
The 5% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.
5 7∕8% Senior Notes due 2024
On November 20, 2014, we issued $2.0 billion aggregate principal amount of our ten-year 5 7∕8% Senior Notes due November 15, 2024. Interest accrues at an annual rate of 5 7∕8% and is payable semi-annually in cash, in arrears on May 15 and November 15 of each year.
The 5 7∕8% Senior Notes due 2024 are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.
7 3∕4% Senior Notes due 2026
On June 13, 2016, we issued $2.0 billion aggregate principal amount of our ten-year 7 3∕4% Senior Notes due July 1, 2026. Interest accrues at an annual rate of 7 3∕4% and is payable semi-annually in cash, in arrears on January 1 and July 1 of each year.
The 7 3∕4% Senior Notes are redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest.
Interest on Long-Term Debt
	Semi-Annual Payment Dates	Annual Debt Service Requirements
		(In thousands)
5 1∕8% Senior Notes due 2020(1)	May 1 and November 1	$56,375
6 3∕4% Senior Notes due 2021	June 1 and December 1	$135,000
5 7∕8% Senior Notes due 2022	January 15 and July 15	$117,500
5% Senior Notes due 2023	March 15 and September 15	$75,000
5 7∕8% Senior Notes due 2024	May 15 and November 15	$117,500
7 3∕4% Senior Notes due 2026	January 1 and July 1	$155,000

(1)
Our 5 1∕8% Senior Notes due 2020 mature on May 1, 2020 and have been reclassified to “Current portion of long-term debt and finance lease obligations” on our Consolidated Balance Sheets as of December 31, 2019.

Our ability to meet our debt service requirements will depend on, among other factors, the successful execution of our business strategy, which is subject to uncertainties and contingencies beyond our control.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
Other Long-Term Debt and Finance Lease Obligations
Other long-term debt and finance lease obligations consisted of the following:
	As of December 31,
	2019	2018
	(In thousands)
Satellites and other finance lease obligations	$212,617	$66,984
Notes payable related to satellite vendor financing and other debt payable in installments through 2025 with interest rates of approximately 6.0%	25,996	10,346
Total	238,613	77,330
Less: current portion	(51,108)	(21,155)
Other long-term debt and finance lease obligations, net of current portion	$187,505	$56,175
Finance Lease Obligations
Anik F3.   Anik F3, an FSS satellite, was launched and commenced commercial operation in April 2007. This satellite is accounted for as a finance lease and depreciated over the term of the satellite service agreement. We have leased 100% of the Ku-band capacity on Anik F3 for a period of 15 years.
Nimiq 5.   On May 19, 2019, DISH Network entered into a Master Transaction Agreement pursuant to which, on September 10, 2019, the satellite service agreement for Nimiq 5 was transferred to DISH Network and we began leasing it from an indirect wholly-owned subsidiary of DISH Network. Nimiq 5 was launched in September 2009 and commenced commercial operation at the 72.7 degree west longitude orbital location during October 2009. This satellite is accounted for as a finance lease and is being depreciated over the lease term which includes options to extend the lease that we are reasonably certain to exercise. We lease 100% of the capacity on Nimiq 5. See Note 17 for further discussion.
Ciel II.   Ciel II, a Canadian DBS satellite, was launched in December 2008 and commenced commercial operation in February 2009. This satellite was previously accounted for as a finance lease and depreciated over the term of the satellite service agreement, however, as a result of an amendment, which was effective during the first quarter 2019, Ciel II is now accounted for as an operating lease. We lease 100% of the capacity on Ciel II. The initial 10-year term expired in January 2019 and as a result of an amendment, we renewed this lease through January 2021.
The summary of future maturities of our outstanding long-term debt as of December 31, 2019 is included in the commitments table in Note 12.
9. Income Taxes and Accounting for Uncertainty in Income Taxes
Income Taxes
DISH DBS and its domestic subsidiaries join with DISH Network in filing U.S. consolidated federal income tax returns and, in some states, combined or consolidated returns. The federal and state income tax provisions or benefits recorded by DISH DBS are generally those that would have been recorded if DISH DBS and its domestic subsidiaries had filed returns as a consolidated group independent of DISH Network. Cash is due and paid to DISH Network based on amounts that would be payable based on DISH DBS consolidated or combined group filings. Amounts are receivable from DISH Network on a basis similar to when they would be receivable from the IRS or other state taxing authorities. The amounts paid to DISH Network during the years ended December 31, 2019, 2018 and 2017 were $245 million, $302 million and $408 million, respectively.
Our income tax policy is to record the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported on our Consolidated Balance Sheets, as well as

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
probable operating loss, tax credit and other carryforwards. Deferred tax assets are offset by valuation allowances when we believe it is more likely than not that net deferred tax assets will not be realized. We periodically evaluate our need for a valuation allowance. Determining necessary valuation allowances requires us to make assessments about historical financial information as well as the timing of future events, including the probability of expected future taxable income and available tax planning opportunities.
As of December 31, 2019, we had no net operating loss carryforwards (“NOLs”) for federal and state income tax purposes. In addition, there are $10 million of tax benefits related to credit carryforwards which are partially offset by a valuation allowance. Portions of the credit carryforwards will expire in 2020.
On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”) was enacted making significant changes to the Internal Revenue Code. Such changes include, but are not limited to, a reduction in the corporate tax rate and certain limitations on corporate deductions (e.g., a limitation on the interest expense deduction available to companies). The Tax Reform Act, among other things, lowered the federal statutory corporate tax rate effective January 1, 2018 from 35% to 21%. Consequently, we remeasured our deferred tax assets and liabilities as of December 31, 2017 which positively impacted our “Income tax (provision) benefit, net” by approximately $291 million.
The components of the (benefit from) provision for income taxes were as follows:
	For the Years Ended December 31,
	2019	2018	2017
	(In thousands)
Current (benefit) provision:
Federal	$208,821	$273,632	$356,759
State	48,417	64,534	54,133
Foreign	6,203	4,616	3,736
Total current (benefit) provision	263,441	342,782	414,628
Deferred (benefit) provision:
Federal	11,243	(25,934)	(308,028)
State	(1,987)	(123)	11,954
Increase (decrease) in valuation allowance	2,054	1,580	(938)
Total deferred (benefit) provision	11,310	(24,477)	(297,012)
Total (benefit) provision	$274,751	$318,305	$117,616
Our $1.102 billion of “Income (loss) before income taxes” on our Consolidated Statements of Operations and Comprehensive Income (Loss) included income of $13 million related to our foreign operations.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
The following table shows the principal reasons for the difference between the effective income tax rate and the statutory federal tax rate:
	For the Years Ended December 31,
	2019	2018	2017
	% of pre-tax income/(loss)
Statutory rate	21.0	21.0	35.0
State income taxes, net of federal benefit	3.6	4.4	4.2
Tax Reform Act(1)	—	—	(34.5)
Nondeductible/Nontaxable items(2)	—	—	11.5
Other, net	0.3	(0.8)	(2.2)
Total (benefit) provision for income taxes	24.9	24.6	14.0

(1)
On December 22, 2017, the Tax Reform Act was enacted, which, among other things, lowered the federal statutory corporate tax rate effective January 1, 2018 from 35% to 21%. Consequently, we remeasured our deferred tax assets and liabilities as of December 31, 2017 which positively impacted our “Income tax (provision) benefit, net” by approximately $291 million.

(2)
During the year ended December 31, 2017, we recorded $255 million of “Litigation expense” related to the FTC Action on our Consolidated Statements of Operations and Comprehensive Income (Loss). Any eventual payments made with respect to the FTC Action may not be deductible for tax purposes, which had a negative impact on our effective tax rate for the year ended December 31, 2017. The tax deductibility of any eventual payments made with respect to the FTC Action may change, based upon, among other things, further developments in the FTC Action, including final adjudication of the FTC Action. See Note 12 for further information.

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
Deferred taxes arise because of the differences in the book and tax bases of certain assets and liabilities. Significant components of deferred tax assets and liabilities were as follows:
	As of December 31,
	2019	2018
	(In thousands)
Deferred tax assets:
NOL, interest, credit and other carryforwards	$12,323	$10,915
Accrued and prepaid expenses	96,974	—
Stock-based compensation	19,719	21,198
Deferred revenue	17,238	18,361
Total deferred tax assets	146,254	50,474
Valuation allowance	(9,521)	(7,467)
Deferred tax asset after valuation allowance	136,733	43,007
Deferred tax liabilities:
Depreciation	(458,811)	(345,358)
Accrued and prepaid expenses	—	(15,537)
FCC authorizations and other intangible amortization	(174,399)	(131,452)
Bases difference in partnerships and other investments	(5,380)	(12,112)
Other liabilities	—	—
Total deferred tax liabilities	(638,590)	(504,459)
Net deferred tax asset (liability)	$(501,857)	$(461,452)
Accounting for Uncertainty in Income Taxes
In addition to filing federal income tax returns, we and one or more of our subsidiaries file income tax returns in all states that impose an income tax and a small number of foreign jurisdictions where we have immaterial operations. We are subject to United States federal, state and local income tax examinations by tax authorities for the years beginning in 2008 due to the carryover of previously incurred NOLs. We are currently under a federal income tax examination for fiscal years 2008 through 2016.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
A reconciliation of the beginning and ending amount of unrecognized tax benefits included in “Long-term deferred revenue and other long-term liabilities” on our Consolidated Balance Sheets was as follows:
	For the Years Ended December 31,
Unrecognized tax benefit	2019	2018	2017
	(In thousands)
Balance as of beginning of period	$194,136	$201,162	$201,693
Additions based on tax positions related to the current year	3,232	10,550	684
Additions based on tax positions related to prior years	28,137	1,154	4,593
Reductions based on tax positions related to prior years	(13,028)	(4,479)	(1,061)
Reductions based on tax positions related to settlements with taxing authorities	(2,362)	(8,328)	(1,634)
Reductions based on tax positions related to the lapse of the statute of limitations	(1,963)	(5,923)	(3,113)
Balance as of end of period	$208,152	$194,136	$201,162
We have $179 million in unrecognized tax benefits that, if recognized, could favorably affect our effective tax rate. We do not expect any material portion of this amount to be paid or settled within the next twelve months.
Accrued interest and penalties on uncertain tax positions are recorded as a component of “Interest expense, net of amounts capitalized” and “Other, net,” respectively, on our Consolidated Statements of Operations and Comprehensive Income (Loss). During the years ended December 31, 2019, 2018 and 2017, we recorded $7 million, $2 million and $4 million in net interest and penalty expense to earnings, respectively. Accrued interest and penalties were $33 million and $26 million at December 31, 2019 and 2018, respectively. The above table excludes these amounts.
10. Employee Benefit Plans
Employee Stock Purchase Plan
Our employees participate in the DISH Network employee stock purchase plan (the “ESPP”), in which DISH Network is authorized to issue up to 3.8 million shares of Class A common stock. At December 31, 2019, DISH Network had 0.2 million shares of Class A common stock which remain available for issuance under the ESPP. Substantially all full-time employees who have been employed by DISH Network for at least one calendar quarter are eligible to participate in the ESPP. Employee stock purchases are made through payroll deductions. Under the terms of the ESPP, employees may not deduct an amount which would permit such employee to purchase DISH Network’s capital stock under all of DISH Network’s stock purchase plans at a rate which would exceed $25,000 in fair value of capital stock in any one year. The purchase price of the stock is 85% of the closing price of DISH Network’s Class A common stock on the last business day of each calendar quarter in which such shares of DISH Network’s Class A common stock are deemed sold to an employee under the ESPP. During the years ended December 31, 2019, 2018 and 2017, employee purchases of DISH Network’s Class A common stock through the ESPP totaled approximately 0.6 million, 0.6 million and 0.3 million shares, respectively.
401(k) Employee Savings Plan
DISH Network sponsors a 401(k) Employee Savings Plan (the “401(k) Plan”) for eligible employees. Voluntary employee contributions to the 401(k) Plan may be matched 50% by DISH Network, subject to a maximum annual contribution of $2,500 per employee. Forfeitures of unvested participant balances which are retained by the 401(k) Plan may be used to fund matching and discretionary contributions. DISH Network’s

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
board of directors may also authorize an annual discretionary contribution to the 401(k) Plan with authorization by our Board of Directors, subject to the maximum deductible limit provided by the Internal Revenue Code of 1986, as amended. These contributions may be made in cash or in DISH Network’s stock.
The following table summarizes the expense associated with our matching contributions and discretionary contributions:
	For the Years Ended December 31,
Expense Recognized Related to the 401(k) Plan	2019	2018	2017
	(In thousands)
Matching contributions, net of forfeitures	$11,181	$10,300	$7,070
Discretionary stock contributions, net of forfeitures	$28,774	$27,048	$27,969
11. Stock-Based Compensation
Stock Incentive Plans
DISH Network maintains stock incentive plans to attract and retain officers, directors and key employees. Our employees participate in the DISH Network stock incentive plans. Stock awards under these plans include both performance and non-performance based stock incentives. As of December 31, 2019, there were outstanding under these plans stock options to acquire 12.8 million shares of DISH Network’s Class A common stock and 1.5 million restricted stock units and awards associated with our employees. Stock options granted on or prior to December 31, 2019 were granted with exercise prices equal to or greater than the market value of DISH Network Class A common stock at the date of grant and with a maximum term of approximately ten years. While historically DISH Network has issued stock awards subject to vesting, typically at the rate of 20% per year, some stock awards have been granted with immediate vesting and other stock awards vest only upon the achievement of certain DISH Network-specific subscriber, operational and/or financial goals. As of December 31, 2019, DISH Network had 80.3 million shares of its Class A common stock available for future grant under its stock incentive plans.
Exercise prices for DISH Network stock options outstanding and exercisable associated with our employees as of December 31, 2019 were as follows:
	Options Outstanding			Options Exercisable
	Number Outstanding as of December 31, 2019	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable as of December 31, 2019	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price
$ 10.01 – $20.00	616,160	0.50	$15.39	16,160	0.50	$15.62
$ 20.01 – $30.00	826,983	3.37	$26.74	124,233	3.25	$24.02
$ 30.01 – $40.00	6,671,563	7.94	$35.67	1,057,044	7.50	$35.52
$ 40.01 – $50.00	1,468,628	7.59	$47.52	384,800	7.10	$47.24
$ 50.01 – $60.00	2,154,378	6.47	$57.50	430,952	5.69	$59.90
$ 60.01 – $70.00	1,040,100	6.29	$64.22	304,300	5.50	$65.23
$ 70.01 – $80.00	15,000	—	$72.89	15,000	—	$72.89
$ — – $80.00	12,792,812	6.85	$41.52	2,332,489	6.51	$44.77

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
Stock Award Activity
DISH Network stock option activity associated with our employees was as follows:
	For the Years Ended December 31,
	2019		2018		2017
	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price	Options	Weighted- Average Exercise Price
Total options outstanding, beginning of period	13,365,489	$41.78	8,847,734	$43.90	7,913,733	$36.22
Granted	1,396,750	$33.52	7,026,512	$38.44	3,468,626	$59.66
Exercised	(713,411)	$27.46	(267,905)	$16.43	(505,125)	$28.73
Forfeited and cancelled(1)	(1,256,016)	$43.40	(2,240,852)	$39.73	(2,029,500)	$44.64
Total options outstanding, end of period	12,792,812	$41.52	13,365,489	$41.78	8,847,734	$43.90
Performance-based options outstanding, end of period(2)	7,608,446	$39.78	8,671,886	$39.95	5,490,626	$42.81
Exercisable at end of period	2,332,489	$44.93	1,705,103	$40.87	1,772,608	$35.13

(1)
Certain of these stock options include options that were granted to individuals who transferred to and/or from another DISH Network subsidiary not a part of DISH DBS.

(2)
These stock options are included in the caption “Total options outstanding, end of period.” See discussion of the, 2013 LTIP, 2017 LTIP, 2019 LTIP and Other Employee Performance Awards below.

We realized tax benefits from stock awards exercised as follows:
	For the Years Ended December 31,
	2019	2018	2017
	(In thousands)
Tax benefit from stock awards exercised	$1,239	$1,664	$9,347
Based on the closing market price of DISH Network Class A common stock on December 31, 2019, the aggregate intrinsic value of stock options associated with our employees was as follows:
	As of December 31, 2019
	Options Outstanding	Options Exercisable
	(In thousands)
Aggregate intrinsic value	$21,829	$2,136

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
DISH Network restricted stock unit and award activity associated with our employees was as follows:
	For the Years Ended December 31,
	2019		2018		2017
	Restricted Stock Units/Awards	Weighted- Average Grant Date Fair Value	Restricted Stock Units/Awards	Weighted- Average Grant Date Fair Value	Restricted Stock Units/Awards	Weighted- Average Grant Date Fair Value
Total restricted stock units/awards outstanding, beginning of period	1,718,945	$52.16	2,484,720	$51.16	1,336,000	$32.11
Granted	—	$—	—	$—	1,871,375	$63.87
Vested	(9,565)	$63.49	(10,475)	$63.49	(14,845)	$62.58
Forfeited and cancelled(1)	(245,730)	$59.86	(755,300)	$48.51	(707,810)	$48.59
Total restricted stock units/awards outstanding, end of period	1,463,650	$50.82	1,718,945	$52.16	2,484,720	$51.16
Restricted Performance Units/Awards outstanding, end of period(2)	1,446,300	$50.66	1,689,350	$51.97	2,435,500	$50.91

(1)
Certain of these restricted stock units/awards include restricted stock units/awards that were granted to individuals who transferred to and/or from another DISH Network subsidiary not a part of DISH DBS.

(2)
These stock units/awards are included in the caption “Total restricted stock units/awards outstanding, end of period.” See discussion of the 2013 LTIP and Other Employee Performance Awards below.

Long-Term Performance-Based Plans
2013 LTIP.   During 2013, DISH Network adopted a long-term, performance-based stock incentive plan (the “2013 LTIP”). The 2013 LTIP provides stock options and restricted stock units in combination, which vest based on DISH Network-specific subscriber and financial performance conditions. Exercise of the stock awards is contingent on achieving these performance conditions by September 30, 2022.
Although no awards vest until DISH Network attains the performance conditions described above, compensation related to the 2013 LTIP will be recorded based on DISH Network’s assessment of the probability of meeting the remaining performance conditions. If the remaining performance conditions are probable of being achieved, we will begin recognizing the associated non-cash, stock-based compensation expense on our Consolidated Statements of Operations and Comprehensive Income (Loss) over the estimated period to achieve the performance condition.
During the years ended December 31, 2015, 2014, 2013, DISH Network determined that 30%, 10% and 20%, respectively, of the 2013 LTIP performance conditions were probable of achievement. During the years ended December 31, 2018, 2017 and 2016, no additional 2013 LTIP performance conditions were deemed probable of achievement. During 2018, management determined the 2013 LTIP performance conditions were neither probable nor improbable of achievement. As a result, we are no longer recording non-cash, stock-based compensation expense for the 2013 LTIP. We recorded non-cash, stock-based compensation expense for the years ended December 31, 2019, 2018 and 2017, as indicated in the table below titled “Non-Cash, Stock-Based Compensation Expense Recognized.” As of December 31, 2018, approximately 20% of the 2013 LTIP awards had vested.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
2017 LTIP.   On December 2, 2016, DISH Network adopted a long-term, performance-based stock incentive plan (the “2017 LTIP”). The 2017 LTIP provides stock options, which vest based on DISH Network-specific subscriber and financial performance conditions. Awards were initially granted under the 2017 LTIP as of January 1, 2017. Exercise of the stock awards is contingent on achieving these performance conditions by December 31, 2020.
Although no awards vest until DISH Network attains the performance conditions described above, compensation related to the 2017 LTIP will be recorded based on DISH Network’s assessment of the probability of meeting the performance conditions. If the performance conditions are probable of being achieved, we will begin recognizing the associated non-cash, stock-based compensation expense on our Consolidated Statements of Operations and Comprehensive Income (Loss) over the estimated period to achieve the performance condition.
During both the years ended December 31, 2018 and 2017, DISH Network determined that 75% of the 2017 LTIP performance conditions were probable of achievement. During 2019, management determined the 2017 LTIP performance conditions were not probable of achievement and as a result, DISH Network reversed $13 million of non-cash, stock-based compensation expense. As a result, we are no longer recording non-cash, stock-based compensation expense for the 2017 LTIP. We recorded non-cash, stock-based compensation expense for the years ended December 31, 2019, 2018 and 2017, as indicated in the table below titled “Non-Cash, Stock-Based Compensation Expense Recognized.”
2019 LTIP.   On August 17, 2018, DISH Network adopted a long-term, performance-based stock incentive plan (the “2019 LTIP”). The 2019 LTIP provides stock options, which vest based on certain DISH Network-specific subscriber, operational and/or financial performance conditions. Vesting of the stock awards is contingent on achieving these conditions by December 31, 2023.
Although no awards vest until the DISH Network attains the performance conditions described above, compensation related to the 2019 LTIP will be recorded based on management’s assessment of the probability of meeting the performance conditions. If the performance conditions are probable of being achieved, DISH Network will begin recognizing the associated non-cash, stock-based compensation expense on its Consolidated Statements of Operations and Comprehensive Income (Loss) over the estimated period to achieve the performance condition.
During the year ended December 31, 2019 and 2018, DISH Network determined that 90% and 82%, respectively, of the 2019 LTIP performance conditions were probable of achievement. As a result, non-cash, stock-based compensation expense was recorded for the year ended December 31, 2019 and 2018, as indicated in the table below titled “Non-Cash, Stock-Based Compensation Expense Recognized.” As of December 31, 2019, approximately 18% of the 2019 LTIP awards had vested.
Other Employee Performance Awards.   In addition to the above long-term, performance stock incentive plans, DISH Network has other stock awards that vest based on certain other DISH Network-specific subscriber, operational and/or financial performance conditions. Exercise of these stock awards is contingent on achieving certain performance conditions.
Additional compensation related to these awards will be recorded based on DISH Network’s assessment of the probability of meeting the remaining performance conditions. If the remaining performance conditions are probable of being achieved, we will begin recognizing the associated non-cash, stock-based compensation expense on our Consolidated Statements of Operations and Comprehensive Income (Loss) over the estimated period to achieve the performance condition. See the table below titled “Estimated Remaining Non-Cash, Stock-Based Compensation Expense.”
Although no awards vest until the performance conditions are attained, DISH Network determined that certain performance conditions described above were probable of achievement and, as a result, we recorded non-cash, stock-based compensation expense for the years ended December 31, 2019, 2018 and 2017, as indicated in the table below titled “Non-Cash, Stock-Based Compensation Expense Recognized.”

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
The non-cash, stock-based compensation expense associated with these awards for our employees was as follows:
	For the Years Ended December 31,
Non-Cash, Stock-Based Compensation Expense Recognized(1)	2019	2018	2017
	(In thousands)
2019 LTIP	$14,946	$3,475	$—
2017 LTIP	(12,902)	3,293	10,640
2013 LTIP	(1,021)	(2,471)	(321)
Other employee performance awards	(592)	17,888	7,549
Total non-cash, stock-based compensation expense recognized for performance-based awards	$431	$22,185	$17,868

(1)
“Non-Cash, Stock-Based Compensation Expense Recognized” includes forfeitures.

Estimated Remaining Non-Cash, Stock-Based Compensation Expense	2019 LTIP	2017 LTIP	2013 LTIP	Other Employee Performance Awards
	(In thousands)
Expense estimated to be recognized during 2020	$10,541	$—	$—	$—
Estimated contingent expense subsequent to 2020	12,682	29,341	29,766	61,322
Total estimated remaining expense over the term of the plan	$23,223	$29,341	$29,766	$61,322
Given the competitive nature of DISH Network’s business, small variations in subscriber churn, gross new subscriber activation rates and certain other factors can significantly impact subscriber growth. Consequently, while it was determined that achievement of certain DISH Network-specific subscriber, operational and/or financial performance conditions were not probable as of December 31, 2019, that assessment could change in the future.
Of the 12.8 million stock options and 1.5 million restricted stock units and awards outstanding under the DISH Network stock incentive plans associated with our employees as of December 31, 2019, the following awards were outstanding pursuant to the performance-based stock incentive plans:
	As of December 31, 2019
Performance-Based Stock Options	Number of Awards	Weighted- Average Grant Price
2019 LTIP	3,510,375	$35.16
2017 LTIP	2,083,071	$57.12
2013 LTIP	875,000	$41.08
Other employee performance awards	1,140,000	$21.31
Total	7,608,446	$39.78
Restricted Performance Units/Awards
2013 LTIP	437,500
Other employee performance awards	1,008,800
Total	1,446,300

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
Stock-Based Compensation
Total non-cash, stock-based compensation expense for all of our employees is shown in the following table for the years ended December 31, 2019, 2018 and 2017 and was allocated to the same expense categories as the base compensation for such employees:
	For the Years Ended December 31,
	2019	2018	2017
	(In thousands)
Subscriber-related	$509	$1,150	$1,562
Satellite and transmission	329	262	1,761
General and administrative	13,015	34,109	26,618
Total non-cash, stock based compensation	$13,853	$35,521	$29,941
As of December 31, 2019, our total unrecognized compensation cost related to the non-performance based unvested stock awards was $26 million and will be recognized over a weighted-average period of approximately 2.8 years. Share-based compensation expense is recognized based on stock awards ultimately expected to vest.
Valuation
The fair value of each stock option granted for the years ended December 31, 2019, 2018 and 2017 was estimated at the date of the grant using a Black-Scholes option valuation model with the following assumptions:
For the Years Ended December 31,
Stock Options	2019	2018	2017
Risk-free interest rate	1.51% – 2.53%	2.09% – 2.98%	1.34% – 2.29%
Volatility factor	28.86% – 32.08%	23.33% – 30.22%	22.25% – 26.15%
Expected term of options in years	4.3 – 5.5	2.8 – 5.5	3.8 – 5.5
Fair value of options granted	$7.58 – $12.45	$7.10 – $12.53	$11.95 – $16.69
While DISH Network currently does not intend to declare dividends on its common stock, it may elect to do so from time to time. Accordingly, the dividend yield percentage used in the Black-Scholes option valuation model was set at zero for all periods. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded stock options which have no vesting restrictions and are fully transferable. Consequently, our estimate of fair value may differ from other valuation models. Further, the Black-Scholes option valuation model requires the input of highly subjective assumptions. Changes in these subjective input assumptions can materially affect the fair value estimate.
We will continue to evaluate the assumptions used to derive the estimated fair value of DISH Network’s stock options as new events or changes in circumstances become known.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
12. Commitments and Contingencies
Commitments
As of December 31, 2019, future maturities of our long-term debt, finance lease and contractual obligations are summarized as follows:
	Payments due by period
	Total	2020	2021	2022	2023	2024	Thereafter
Long-term debt obligations	$10,625,996	$1,102,430	$2,002,554	$2,002,683	$1,502,820	$2,002,964	$2,012,545
Interest expense on long-term debt	2,524,898	$629,410	$533,599	$465,969	$310,832	$273,188	$311,900
Finance lease obligations(1)	212,617	48,678	53,150	41,666	38,018	31,105	—
Interest expense on finance lease obligations(1)	45,183	17,607	13,129	8,561	4,844	1,042	—
Satellite-related and other obligations(2)	219,019	71,931	65,663	41,291	23,321	16,813	—
Operating lease obligations(1)	641,792	239,660	199,062	127,300	24,571	9,191	42,008
Purchase obligations	1,241,340	1,200,025	29,284	12,031	—	—	—
Total	$15,510,845	$3,309,741	$2,896,441	$2,699,501	$1,904,406	$2,334,303	$2,366,453

(1)
See Note 7 for further information on leases and the adoption of ASC 842.

(2)
Represents obligations for satellite related executory costs, telemetry, tracking and control (“TT&C”) services and short-term leases.

In certain circumstances the dates on which we are obligated to make these payments could be delayed. These amounts will increase to the extent that we procure launch and/or in-orbit insurance on our owned satellites or contract for the construction, launch or lease of additional satellites.
The table above does not include $208 million of liabilities associated with unrecognized tax benefits that were accrued, as discussed in Note 9, and are included on our Consolidated Balance Sheets as of December 31, 2019. We do not expect any portion of this amount to be paid or settled within the next twelve months.
DISH Network Spectrum
Since 2008, DISH Network has directly invested over $11 billion to acquire certain wireless spectrum licenses and related assets and made over $10 billion in non-controlling investments in certain entities, for a total of over $21 billion, as described further below.
DISH Network has directly invested over $11 billion to acquire certain wireless spectrum licenses and related assets. These wireless spectrum licenses are subject to certain interim and final build-out requirements, as well as certain renewal requirements. In March 2017, DISH Network notified the FCC that it planned to deploy a narrowband IoT network on certain of these wireless licenses, which was to be the first phase of its network deployment (“First Phase”). DISH Network expected to complete the First Phase by

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
March 2020, with subsequent phases to be completed thereafter. DISH Network has entered into vendor contracts with multiple parties for, among other things, base stations, chipsets, modules, tower leases, the core network, Radio Frequency (“RF”) design, and deployment services for the First Phase. Among other things, initial RF design in connection with the First Phase was complete, DISH Network had secured certain tower sites, and they were in the process of identifying and securing additional tower sites. The core network had been installed and commissioned. DISH Network installed the first base stations on sites in 2018 and were in the process of deploying the remaining base stations. During October 2019, DISH Network paused work on its narrowband IoT deployment due to its March 2020 build-out deadlines being tolled as discussed above. In addition, DISH Network has issued RFI/Ps to various vendors in the wireless industry as it moves forward with its 5G broadband network deployment (“5G Network Deployment”). DISH Network currently expects expenditures for its wireless projects to be between $250 million and $500 million during 2020, excluding capitalized interest. DISH Network currently expects expenditures for its 5G Network Deployment to be approximately $10 billion, excluding capitalized interest.
DISH Network will need to make significant additional investments or partner with others to, among other things, commercialize, build-out, and integrate these licenses and related assets, and any additional acquired licenses and related assets; and comply with regulations applicable to such licenses. Depending on the nature and scope of such commercialization, build-out, integration efforts, and regulatory compliance, any such investments or partnerships could vary significantly. In addition, as DISH Network considers its options for the commercialization of its wireless spectrum, it will incur significant additional expenses and will have to make significant investments related to, among other things, research and development, wireless testing and wireless network infrastructure. DISH Network may also determine that additional wireless spectrum licenses may be required to commercialize its wireless business and to compete with other wireless service providers.
Asset Purchase Agreement.   On July 26, 2019, DISH Network entered into an Asset Purchase Agreement (the “APA”) with T-Mobile US, Inc. (“TMUS”) and Sprint Corporation (“Sprint” and together with TMUS, the “Sellers” and after the consummation of the Sprint-TMUS merger, sometimes referred to as “NTM”).
Pursuant to the APA, after the consummation of the Sprint-TMUS merger and at the closing of the transaction, NTM will sell to DISH Network and DISH Network will acquire from NTM certain assets and liabilities associated with Sprint’s Boost Mobile, Virgin Mobile and Sprint-branded prepaid mobile services businesses (the “Prepaid Business”) for an aggregate purchase price of $1.4 billion as adjusted for specific categories of net working capital on the Closing Date (the “Prepaid Business Sale”).
At the closing of the Prepaid Business Sale, DISH Network and NTM will enter into a transition services agreement under which DISH Network will receive certain transitional services (the “TSA”), a master network services agreement for the provision of network services by NTM to DISH Network (the “MNSA”), an option agreement entitling DISH Network to acquire certain decommissioned cell sites and retail stores of NTM (the “Option Agreement”) and an agreement under which DISH Network would purchase all of Sprint’s 800 MHz spectrum licenses, totaling approximately 13.5 MHz of nationwide wireless spectrum for an additional approximately $3.59 billion (the “Spectrum Purchase Agreement” and together with the APA, the TSA, the MNSA and the Option Agreement, the “Transaction Agreements”). See Note 15 “Commitments and Contingencies — Commitments — Sprint Asset Acquisition” of DISH Network’s Annual Report on Form 10-K for the year ended December 31, 2019 for further information on the Transaction Agreements.
Beginning on November 5, 2019, and while the approval of the Sprint-TMUS merger is pending, the March 7, 2020 build-out deadline for both the AWS-4 and Lower 700 MHz E Block spectrum bands is tolled; however, if the Sprint-TMUS merger is not consummated, the original deadlines would be reinstated with extensions equal to the length of time the deadline was tolled. During October 2019, DISH Network paused work on its narrowband Internet of Things (“IoT”) deployment due to its March 2020 build-out

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
deadlines being tolled. DISH Network has issued requests for information and proposals (“RFI/Ps”) to various vendors in the wireless industry as it moves forward with its 5G Network Deployment.
In connection with the development of DISH Network’s wireless business, including, without limitation, the efforts described above, we have made cash distributions to partially finance these efforts to date and may make additional cash distributions to finance, in whole or in part, DISH Network’s future efforts. There can be no assurance that DISH Network will be able to develop and implement a business model that will realize a return on these wireless spectrum licenses or that DISH Network will be able to profitably deploy the assets represented by these wireless spectrum licenses.
DISH Network Non-Controlling Investments in the Northstar Entities and the SNR Entities Related to AWS-3 Wireless Spectrum Licenses
During 2015, through its wholly-owned subsidiaries American AWS-3 Wireless II L.L.C. (“American II”) and American AWS-3 Wireless III L.L.C. (“American III”), DISH Network initially made over $10 billion in certain non-controlling investments in Northstar Spectrum, LLC (“Northstar Spectrum”), the parent company of Northstar Wireless, LLC (“Northstar Wireless,” and collectively with Northstar Spectrum, the “Northstar Entities”), and in SNR Wireless HoldCo, LLC (“SNR HoldCo”), the parent company of SNR Wireless LicenseCo, LLC (“SNR Wireless,” and collectively with SNR HoldCo, the “SNR Entities”), respectively. On October 27, 2015, the FCC granted certain AWS-3 wireless spectrum licenses (the “AWS-3 Licenses”) to Northstar Wireless (the “Northstar Licenses”) and to SNR Wireless (the “SNR Licenses”), respectively. The Northstar Entities and/or the SNR Entities may need to raise significant additional capital in the future, which may be obtained from third party sources or from DISH Network, so that the Northstar Entities and the SNR Entities may commercialize, build-out and integrate these AWS-3 Licenses, comply with regulations applicable to such AWS-3 Licenses, and make any potential payments related to the re-auction of AWS-3 licenses retained by the FCC. Depending upon the nature and scope of such commercialization, build-out, integration efforts, regulatory compliance, and potential re-auction payments, any such loans, equity contributions or partnerships could vary significantly. For further information regarding the potential re-auction of AWS-3 licenses retained by the FCC, see Note 15 “Commitments and Contingencies — Commitments — DISH Network Non-Controlling Investments in the Northstar Entities and the SNR Entities Related to AWS-3 Wireless Spectrum Licenses” in the Notes to DISH Network’s Annual Report on Form 10-K for the year ended December 31, 2019.
In connection with certain funding obligations related to the investments by American II and American III discussed above, in February 2015, we paid a dividend of $8.250 billion to DOC for, among other things, general corporate purposes, which included such funding obligations, and to fund other DISH Network cash needs. We may make additional cash distributions to finance, in whole or in part, loans that DISH Network may make to the Northstar Entities and the SNR Entities in the future related to DISH Network’s non-controlling investments in these entities. There can be no assurance that DISH Network will be able to obtain a profitable return on its non-controlling investments in the Northstar Entities and the SNR Entities.
We may need to raise significant additional capital in the future, which may not be available on acceptable terms or at all, to among other things, make additional cash distributions to DISH Network, continue investing in our business and to pursue acquisitions and other strategic transactions.
See Note 15 “Commitments and Contingencies — Wireless” in the Notes to DISH Network’s Annual Report on Form 10-K for the year ended December 31, 2019 for further information.
Purchase Obligations
Our 2020 purchase obligations primarily consist of binding purchase orders for certain fixed contractual commitments to purchase programming content, receiver systems and related equipment, broadband equipment, digital broadcast operations, transmission costs, streaming delivery technology and infrastructure, engineering services, and other products and services related to the operation of our Pay-TV services. Our

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
purchase obligations can fluctuate significantly from period to period due to, among other things, management’s timing of payments and inventory purchases, and can materially impact our future operating asset and liability balances, and our future working capital requirements.
Programming Contracts
In the normal course of business, we enter into contracts to purchase programming content in which our payment obligations are generally contingent on the number of Pay-TV subscribers to whom we provide the respective content. These programming commitments are not included in the “Commitments” table above. The terms of our contracts typically range from one to ten years with annual rate increases. Our programming expenses will increase to the extent we are successful in growing our Pay-TV subscriber base. In addition, programming costs per subscriber continue to increase due to contractual price increases and the renewal of long-term programming contracts on less favorable pricing terms.
Rent Expense
Total rent expense for operating leases was $357 million, $449 million and $473 million in 2019, 2018 and 2017, respectively.
Patents and Intellectual Property
Many entities, including some of our competitors, have or may in the future obtain patents and other intellectual property rights that cover or affect products or services that we offer or that we may offer in the future. We may not be aware of all intellectual property rights that our products or services may potentially infringe. Damages in patent infringement cases can be substantial, and in certain circumstances can be trebled. Further, we cannot estimate the extent to which we may be required in the future to obtain licenses with respect to patents held by others and the availability and cost of any such licenses. Various parties have asserted patent and other intellectual property rights with respect to components of our products and services. We cannot be certain that these persons do not own the rights they claim, that our products do not infringe on these rights, and/or that these rights are not valid. Further, we cannot be certain that we would be able to obtain licenses from these persons on commercially reasonable terms or, if we were unable to obtain such licenses, that we would be able to redesign our products to avoid infringement.
Contingencies
Separation Agreement
On January 1, 2008, DISH Network completed the distribution of its technology and set-top box business and certain infrastructure assets (the “Spin-off”) into a separate publicly-traded company, EchoStar. In connection with the Spin-off, DISH Network entered into a separation agreement with EchoStar that provides, among other things, for the division of certain liabilities, including liabilities resulting from litigation. Under the terms of the separation agreement, EchoStar has assumed certain liabilities that relate to its business, including certain designated liabilities for acts or omissions that occurred prior to the Spin-off. Certain specific provisions govern intellectual property related claims under which, generally, EchoStar will only be liable for its acts or omissions following the Spin-off and DISH Network will indemnify EchoStar for any liabilities or damages resulting from intellectual property claims relating to the period prior to the Spin-off, as well as our acts or omissions following the Spin-off. On February 28, 2017, DISH Network and EchoStar completed the Share Exchange Agreement. The Share Exchange Agreement contains additional indemnification provisions between us and EchoStar for certain liabilities and legal proceedings.
Litigation
We are involved in a number of legal proceedings (including those described below) concerning matters arising in connection with the conduct of our business activities. Many of these proceedings are at preliminary

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stages, and many of these proceedings seek an indeterminate amount of damages. We regularly evaluate the status of the legal proceedings in which we are involved to assess whether a loss is probable or there is a reasonable possibility that a loss or an additional loss may have been incurred and to determine if accruals are appropriate. If accruals are not appropriate, we further evaluate each legal proceeding to assess whether an estimate of the possible loss or range of possible loss can be made.
For certain cases described on the following pages, management is unable to provide a meaningful estimate of the possible loss or range of possible loss because, among other reasons, (i) the proceedings are in various stages; (ii) damages have not been sought; (iii) damages are unsupported and/or exaggerated; (iv) there is uncertainty as to the outcome of pending appeals or motions; (v) there are significant factual issues to be resolved; and/or (vi) there are novel legal issues or unsettled legal theories to be presented or a large number of parties. For these cases, however, management does not believe, based on currently available information, that the outcomes of these proceedings will have a material adverse effect on our financial condition, though the outcomes could be material to our operating results for any particular period, depending, in part, upon the operating results for such period.
Blue Spike, LLC
On July 6, 2018, Blue Spike, LLC (“Blue Spike”) filed a complaint against DISH Network and our wholly-owned subsidiaries DISH Network L.L.C. and Dish Network Service L.L.C. in the United States District Court for the Eastern District of Texas. The complaint alleges infringement of Reissued United States Patent RE44,222E1 (the “222 patent”), entitled “Methods, systems and devices for packet watermarking and efficient provisioning of bandwidth”; Reissued United States Patent RE44,307 (the “307 patent”), entitled “Methods, systems and devices for packet watermarking and efficient provisioning of bandwidth”; and United States Patent Nos. 7,287,275B2 (the “275 patent”), entitled “Methods, systems and devices for packet watermarking and efficient provisioning of bandwidth”; 8,473,746 (the “746 patent”), entitled “Methods, systems and devices for packet watermarking and efficient provisioning of bandwidth”; 8,224,705 (the “705 patent”), entitled “Methods, systems and devices for packet watermarking and efficient provisioning of bandwidth”; 7,475,246 (the “246 patent”), entitled “Secure personal content server”; 8,739,295B2 (the “295 patent”), entitled “Secure personal content server”; 9,021,602 (the “602 patent”), entitled “Data Protection and Device”; 9,104,842 (the “842 patent”), entitled “Data Protection and Device”; 9,934,408 (the “408 patent”), entitled “Secure personal content server”; 7,159,116B2 (the “116 patent”), entitled “Systems, methods and devices for trusted transactions”; and 8,538,011B2 (the “011 patent”), entitled “Systems, methods and devices for trusted transactions.” On September 5, 2018, pursuant to a joint motion of the parties, the Court ordered the case transferred to the United States District Court for the District of Delaware. In a First Amended Complaint filed on October 12, 2018, Blue Spike dropped its claims for infringement of the 222 patent, the 307 patent, the 275 patent, the 705 patent, and the 746 patent. On November 11, 2018, Blue Spike dismissed its complaint.
On January 28, 2019, Blue Spike, along with Blue Spike International, Ltd. and Wistaria Trading Ltd., filed a new action against DISH Network and our wholly-owned subsidiaries DISH Network L.L.C. and Dish Network Service L.L.C. in the United States District Court for the District of Delaware. The complaint alleges infringement of the 246 patent, the 295 patent, the 408 patent, the 116 patent, the 011 patent, the 602 patent and the 842 patent, all of which were asserted in the prior action. On March 29, 2019, the plaintiffs filed a First Amended Complaint, which dropped their claims arising from the 116 patent and the 011 patent.
On July 5 and July 8, 2019, respectively, DISH Network, DISH Network L.L.C. and Dish Network Service L.L.C. filed petitions with the United States Patent and Trademark Office challenging the validity of the asserted claims of the 295 and the 408 patents. On July 19, 2019, DISH Network, DISH Network L.L.C. and Dish Network Service L.L.C. filed petitions with the United States Patent and Trademark Office challenging the validity of the asserted claims of the 246 patent. On August 1, 2019, DISH Network, DISH Network L.L.C. and Dish Network Service L.L.C. filed petitions with the United States Patent and Trademark Office challenging the validity of the asserted claims of the 842 patent and the 602 patent.

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On January 23, 2020, pursuant to the parties’ joint motion, all proceedings on the petitions before the United States Patent and Trademark Office were terminated. On January 28, 2020, pursuant to a stipulation of the parties, the litigation in the United States District Court for the District of Delaware was dismissed with prejudice.
Broadband iTV
On December 19, 2019, Broadband iTV, Inc. filed a complaint against our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Western District of Texas. The complaint alleges infringement of United States Patent No. 10,028,026 (the “026 patent”), entitled “System for addressing on-demand TV program content on TV services platform of a digital TV services provider”; United States Patent No. 10,506,269 (the “269 patent”), entitled “System for addressing on-demand TV program content on TV services platform of a digital TV services provider”; United States Patent No. 9,998,791 (“the 791 patent”), entitled “Video-on-demand content delivery method for providing video-on-demand services to TV service subscribers”; and United States Patent No. 9,648,388 (the “388 patent”), entitled “Video-on-demand content delivery system for providing video-on-demand services to TV services subscribers.” Generally, the asserted patents relate to providing video on demand content to subscribers.
We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages. Each of the plaintiffs is an entity that seeks to license a patent portfolio without itself practicing any of the claims recited therein.
City of Hallandale Beach Police Officers’ and Firefighters’ Personnel Retirement Trust
On July 2, 2019, a putative class action lawsuit was filed by a purported EchoStar stockholder in the District Court of Clark County, Nevada under the caption City of Hallandale Beach Police Officers’ and Firefighters’ Personnel Retirement Trust v. Ergen, et al., Case No. A-19-797799-B. The lawsuit named as defendants Mr. Ergen, the other members of the EchoStar Board, as well as EchoStar, certain of its officers, DISH Network and certain of DISH Network’s and EchoStar’s affiliates. Plaintiff alleges, among other things, breach of fiduciary duties in approving the transactions contemplated under the Master Transaction Agreement for inadequate consideration and pursuant to an unfair and conflicted process, and that EchoStar, DISH Network and certain other defendants aided and abetted such breaches. In the operative First Amended Complaint, filed on October 11, 2019, the plaintiff dropped as defendants the EchoStar board members other than Mr. Ergen. See Note 1 “Recent Developments” in the Notes to DISH Network’s Annual Report on Form 10-K for the year ended December 31, 2019 for further information on the Master Transaction Agreement. Plaintiff seeks equitable relief, including the issuance of additional DISH Network Class A Common Stock, monetary relief and other costs and disbursements, including attorneys’ fees.
DISH Network intends to vigorously defend this case, but cannot predict with any degree of certainty the outcome of this suit or determine the extent of any potential liability or damages.
ClearPlay, Inc.
On March 13, 2014, ClearPlay, Inc. (“ClearPlay”) filed a complaint against DISH Network, our wholly-owned subsidiary DISH Network L.L.C., EchoStar, and its then wholly-owned subsidiary EchoStar Technologies L.L.C., in the United States District Court for the District of Utah. The complaint alleges infringement of United States Patent Nos. 6,898,799 (the “799 patent”), entitled “Multimedia Content Navigation and Playback”; 7,526,784 (the “784 patent”), entitled “Delivery of Navigation Data for Playback of Audio and Video Content”; 7,543,318 (the “318 patent”), entitled “Delivery of Navigation Data for Playback of Audio and Video Content”; 7,577,970 (the “970 patent”), entitled “Multimedia Content Navigation and Playback”; and 8,117,282 (the “282 patent”), entitled “Media Player Configured to Receive

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Playback Filters From Alternative Storage Mediums.” ClearPlay alleges that the AutoHop™ feature of our Hopper set-top box infringes the asserted patents. On February 11, 2015, the case was stayed pending various third-party challenges before the United States Patent and Trademark Office regarding the validity of certain of the patents asserted in the action.
In those third-party challenges, the United States Patent and Trademark Office found that all claims of the 282 patent are unpatentable, and that certain claims of the 784 patent and 318 patent are unpatentable. ClearPlay appealed as to the 784 patent and the 318 patent, and on August 23, 2016, the United States Court of Appeals for the Federal Circuit affirmed the findings of the United States Patent and Trademark Office. On October 31, 2016, the stay was lifted. The trial has been set for October 26, 2020. The report issued by ClearPlay’s damages expert contends that ClearPlay is entitled to $543 million in damages.
We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Contemporary Display LLC
On June 4, 2018, Contemporary Display LLC (“Contemporary”) filed a complaint against DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Western District of Texas. The complaint alleges infringement of United States Patent No. 6,028,643 (the “643 patent”), entitled “Multiple-Screen Video Adapter with Television Tuner”; United States Patent No. 6,429,903 (the “903 patent”), entitled “Video Adapter for Supporting at Least One Television Monitor”; United States Patent No. 6,492,997 (the “997 patent”), entitled “Method and System for Providing Selectable Programming in a Multi-Screen Mode”; United States Patent No. 7,500,202 (the “202 patent”), “Remote Control for Navigating Through Content in an Organized and Categorized Fashion”; and United States Patent No. 7,809,842 (the “842 patent”), entitled “Transferring Sessions Between Devices.” The 643 patent and the 903 patent are directed to video adapters for use with multiple displays. The 997 patent is directed to a system for presenting multiple video programs on a display device simultaneously. The 202 patent is directed to a remote control for interacting with a set-top box having programmable features and “operational controls” on at least three sides of the remote control. The 842 patent is directed to a system for managing online communication sessions between multiple devices. Contemporary is an entity that seeks to license a patent portfolio without itself practicing any of the claims recited therein.
In a First Amended Complaint filed on August 6, 2018, Contemporary added our wholly-owned subsidiary DISH Network L.L.C. as a defendant. In a Second Amended Complaint filed on October 9, 2018, Contemporary named only our wholly-owned subsidiary DISH Network L.L.C. as a defendant and dropped certain indirect infringement allegations. On June 10, 2019, DISH Network L.L.C. filed petitions with the United States Patent and Trademark Office challenging the validity of the asserted claims of the 842 patent, the 903 patent, the 643 patent and the 997 patent. On December 13, 2019 and January 7, 2020, the United States Patent and Trademark Office agreed to institute proceedings on each of our petitions. On July 11, 2019, the Court entered an order staying the case pending resolution of the petitions. On January 31, 2020, pursuant to the parties’ joint motion, the Court dismissed all claims arising from the 202 patent, and extended its stay of the litigation pending non-appealable determinations on all of the petitions before the United States Patent and Trademark Office.
We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.

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Customedia Technologies, L.L.C.
On February 10, 2016, Customedia Technologies, L.L.C. (“Customedia”) filed a complaint against DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Eastern District of Texas. The complaint alleges infringement of four patents: United States Patent No. 8,719,090 (the “090 patent”); United States Patent No. 9,053,494 (the “494 patent”); United States Patent No. 7,840,437 (the “437 patent”); and United States Patent No. 8,955,029 (the “029 patent”). Each patent is entitled “System for Data Management And On-Demand Rental And Purchase Of Digital Data Products.” Customedia alleges infringement in connection with our addressable advertising services, our DISH Anywhere feature, and our Pay-Per-View and video-on-demand offerings. Customedia is an entity that seeks to license a patent portfolio without itself practicing any of the claims recited therein.
In December 2016 and January 2017, DISH Network L.L.C. filed petitions with the United States Patent and Trademark Office challenging the validity of the asserted claims of each of the asserted patents. On June 12, 2017, the United States Patent and Trademark Office agreed to institute proceedings on our petitions challenging the 090 patent and the 437 patent; on July 18, 2017, it agreed to institute proceedings on our petitions challenging the 029 patent; and on July 28, 2017, it agreed to institute proceedings on our petitions challenging the 494 patent. These instituted proceedings cover all asserted claims of each of the asserted patents. The litigation in the District Court has been stayed since August 8, 2017 pending resolution of the proceedings at the United States Patent and Trademark Office.
Pursuant to an agreement between the parties, on December 20, 2017, DISH Network L.L.C. dismissed its petitions challenging the 029 patent in the United States Patent and Trademark Office, and on January 9, 2018, the parties dismissed their claims, counterclaims and defenses as to that patent in the litigation. On March 5, 2018, the United States Patent and Trademark Office conducted a trial on the remaining petitions. On June 11, 2018, the United States Patent and Trademark Office issued final written decisions on DISH Network L.L.C.’s petitions challenging the 090 patent and it invalidated all of the asserted claims. On July 25, 2018, the United States Patent and Trademark Office issued final written decisions on DISH Network L.L.C.’s petitions challenging the 437 patent and the 494 patent and it invalidated all of the asserted claims. Customedia has filed notices of appeal from all of the final written decisions adverse to it, and DISH Network L.L.C. cross-appealed to the extent that its petitions were not successful. On February 6, 2019, the Court of Appeals granted DISH Network L.L.C.’s motion to dismiss its cross-appeals related to the 090 patent and, on February 26, 2019, granted DISH Network L.L.C.’s motion to dismiss its cross-appeals related to the 437 patent. The Court of Appeals for the Federal Circuit heard oral argument on November 6, 2019 on the appeal involving the 437 patent, and summarily affirmed the patent’s invalidity on November 8, 2019. On January 7, 2020, Customedia petitioned the Court of Appeals for rehearing or rehearing en banc, raising issues about the constitutionality of the appointment of the administrative patent judges that heard the petition before the Patent and Trademark Office, and DISH Network L.L.C. filed a response to that petition on February 10, 2020. The Court of Appeals heard oral argument on the appeal involving the 090 patent and the 494 patent on December 3, 2019.
We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Innovative Foundry Technologies
On December 20, 2019, Innovative Foundry Technologies LLC filed a complaint against DISH Network (as well as Semiconductor Manufacturing International Corporation; Broadcom Incorporated; Broadcom Corporation; and Cypress Semiconductor Corporation) in the United States District Court for the Western District of Texas. The complaint alleges infringement of United States Patent No. 6,580,122 (the “122 patent”), entitled “Transistor Device Having an Enhanced Width Dimension and a Method of

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Making Same”; United States Patent No. 6,806,126 (the “126 patent”), entitled “Method of Manufacturing a Semiconductor Component”; United States Patent No. 6,933,620 (the “620 patent”), entitled “Semiconductor Component and Method of Manufacture”; and United States Patent No. 7,009,226 (the “226 patent”), entitled “In-Situ Nitride/Oxynitride Processing with Reduced Deposition Surface Pattern Sensitivity.”
DISH Network intends to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages. Each of the plaintiffs is an entity that seeks to license a patent portfolio without itself practicing any of the claims recited therein.
Mobile Networking Solutions
On August 12, 2019, Mobile Networking Solutions, LLC filed a complaint against our wholly owned subsidiary Sling Media L.L.C. for infringement of two patents: U.S. Patent No. 7,543,177 (the “177 patent”) and U.S. Patent No. 7,958,388 (the “388 patent”), each entitled “Methods and Systems for a Storage System.” Mobile Networking Solutions alleges infringement in connection with Sling Media L.L.C.’s use of a Hadoop Distributed File System for storage and processing of large data files. Pursuant to a stipulation of the parties, on December 16, 2019, the Court entered an order staying the case for six months so the parties may discuss settling the case.
We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Multimedia Content Management LLC
On July 25, 2018, Multimedia Content Management LLC (“Multimedia”) filed a complaint against DISH Network in the United States District Court for the Western District of Texas. Multimedia alleges that DISH Network infringes United States Patent No. 8,799,468 (the “468 patent”), entitled “System for Regulating Access to and Distributing Content in a Network,” and United States Patent No. 9,465,925 (the “925 patent”), entitled “System for Regulating Access to and Distributing Content in a Network,” in connection with impulse pay per view content offerings on certain set-top boxes. Multimedia is an entity that seeks to license a patent portfolio without itself practicing any of the claims recited therein. On March 7, 2019, pursuant to stipulation, the Court substituted our wholly owned subsidiary DISH Network L.L.C. as the defendant in our place. On April 23, 2019, DISH Network L.L.C. filed petitions with the United States Patent and Trademark Office challenging the validity of the asserted claims of each of the asserted patents. On November 13, 2019, the United States Patent and Trademark Office denied institution on both of the petitions. On December 13, 2019, DISH Network L.L.C. filed a motion for reconsideration. On January 6, 2020, pursuant to stipulation, the Court entered a stay of the litigation and vacated all upcoming deadlines.
DISH Network intends to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Realtime Data LLC and Realtime Adaptive Streaming LLC
On June 6, 2017, Realtime Data LLC d/b/a IXO (“Realtime”) filed an amended complaint in the United States District Court for the Eastern District of Texas (the “Original Texas Action”) against DISH

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Network; our wholly-owned subsidiaries DISH Network L.L.C., DISH Technologies L.L.C. (then known as EchoStar Technologies L.L.C.), Sling TV L.L.C. and Sling Media L.L.C.; EchoStar, and EchoStar’s wholly-owned subsidiary Hughes Network Systems, L.L.C. (“HNS”); and Arris Group, Inc. Realtime’s initial complaint in the Original Texas Action, filed on February 14, 2017, had named only EchoStar and HNS as defendants. The amended complaint in the Original Texas Action alleges infringement of United States Patent No. 8,717,204 (the “204 patent”), entitled “Methods for encoding and decoding data”; United States Patent No. 9,054,728 (the “728 patent”), entitled “Data compression systems and methods”; United States Patent No. 7,358,867 (the “867 patent”), entitled “Content independent data compression method and system”; United States Patent No. 8,502,707 (the “707 patent”), entitled “Data compression systems and methods”; United States Patent No. 8,275,897 (the “897 patent”), entitled “System and methods for accelerated data storage and retrieval”; United States Patent No. 8,867,610 (the “610 patent”), entitled “System and methods for video and audio data distribution”; United States Patent No. 8,934,535 (the “535 patent”), entitled “Systems and methods for video and audio data storage and distribution”; and United States Patent No. 8,553,759 (the “759 patent”), entitled “Bandwidth sensitive data compression and decompression.”
Realtime alleges that DISH Network, Sling TV, Sling Media and Arris streaming video products and services compliant with various versions of the H.264 video compression standard infringe the 897 patent, the 610 patent and the 535 patent, and that the data compression system in Hughes’ products and services infringe the 204 patent, the 728 patent, the 867 patent, the 707 patent and the 759 patent.
On July 19, 2017, the Court severed Realtime’s claims against DISH Network, DISH Network L.L.C., Sling TV L.L.C., Sling Media L.L.C. and Arris Group, Inc. (alleging infringement of the 897 patent, the 610 patent and the 535 patent) from the Original Texas Action into a separate action in the United States District Court for the Eastern District of Texas (the “Second Texas Action”). On August 31, 2017, Realtime dismissed the claims against DISH Network, Sling TV L.L.C., Sling Media Inc., and Sling Media L.L.C. from the Second Texas Action and refiled these claims (alleging infringement of the 897 patent, the 610 patent and the 535 patent) against Sling TV L.L.C., Sling Media Inc., and Sling Media L.L.C. in a new action in the United States District Court for the District of Colorado (the “Colorado Action”). Also on August 31, 2017, Realtime dismissed DISH Technologies L.L.C. from the Original Texas Action, and on September 12, 2017, added it as a defendant in an amended complaint in the Second Texas Action. On November 6, 2017, Realtime filed a joint motion to dismiss the Second Texas Action without prejudice, which the Court entered on November 8, 2017.
On October 10, 2017, Realtime Adaptive Streaming LLC (“Realtime Adaptive Streaming”) filed suit against our wholly-owned subsidiaries DISH Network L.L.C. and DISH Technologies L.L.C., as well as Arris Group, Inc., in a new action in the United States District Court for the Eastern District of Texas (the “Third Texas Action”), alleging infringement of the 610 patent and the 535 patent. Also on October 10, 2017, an amended complaint was filed in the Colorado Action, substituting Realtime Adaptive Streaming as the plaintiff instead of Realtime, and alleging infringement of only the 610 patent and the 535 patent, but not the 897 patent. On November 6, 2017, Realtime Adaptive Streaming filed a joint motion to dismiss the Third Texas Action without prejudice, which the court entered on November 8, 2017. Also on November 6, 2017, Realtime Adaptive Streaming filed a second amended complaint in the Colorado Action, adding our wholly-owned subsidiaries DISH Network L.L.C. and DISH Technologies L.L.C., as well as Arris Group, Inc., as defendants.
As a result, neither DISH Network nor any of its subsidiaries is a defendant in the Original Texas Action; the Court has dismissed without prejudice the Second Texas Action and the Third Texas Action; and our wholly-owned subsidiaries DISH Network L.L.C., DISH Technologies L.L.C., Sling TV L.L.C. and Sling Media L.L.C. as well as Arris Group, Inc., are defendants in the Colorado Action, which now has Realtime Adaptive Streaming as the named plaintiff.
On July 3, 2018, Sling TV L.L.C., Sling Media L.L.C., DISH Network L.L.C., and DISH Technologies L.L.C. filed petitions with the United States Patent and Trademark Office challenging the validity of each

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of the asserted patents. On January 31, 2019, the United States Patent and Trademark Office agreed to institute proceedings on our petitions challenging all asserted claims of each of the asserted patents, and it held trial on the petitions on December 5, 2019. On January 17, 2020, the United States Patent and Trademark Office terminated the petitions as time-barred. On February 26, 2019, the district court agreed to stay the Colorado Action pending resolution of the petitions.
Realtime Adaptive Streaming is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.
We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Sound View Innovations, LLC
On December 30, 2019, Sound View Innovations, LLC filed one complaint against our wholly owned subsidiaries DISH Network L.L.C. and DISH Technologies L.L.C. and a second complaint against our wholly owned subsidiary Sling TV L.L.C. in the United States District Court for the District of Colorado. The complaint against DISH Network L.L.C. and DISH Technologies L.L.C. alleges infringement of United States Patent No 6,502,133 (the “133 patent”), entitled Real-Time Event Processing System with Analysis Engine Using Recovery Information” and both complaints allege infringement of United States Patent No. 6,708,213 (the “213 patent), entitled “Method for Streaming Multimedia Information Over Public Networks”; United States Patent No. 6,757,796 (the “796 patent”), entitled “Method and System for Caching Streaming Live Broadcasts transmitted Over a Network”; and United States Patent No. 6,725,456 (the “456 patent”), entitled “Methods and Apparatus for Ensuring Quality of Service in an Operating System.”
We intend to vigorously defend these cases. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages. Each of the plaintiffs is an entity that seeks to license a patent portfolio without itself practicing any of the claims recited therein.
Telemarketing Litigation
On March 25, 2009, our wholly-owned subsidiary DISH Network L.L.C. was sued in a civil action by the United States Attorney General and several states in the United States District Court for the Central District of Illinois (the “FTC Action”), alleging violations of the Telephone Consumer Protection Act (“TCPA”) and the Telemarketing Sales Rule (“TSR”), as well as analogous state statutes and state consumer protection laws. The plaintiffs alleged that we, directly and through certain independent third-party retailers and their affiliates, committed certain telemarketing violations. On December 23, 2013, the plaintiffs filed a motion for summary judgment, which indicated for the first time that the state plaintiffs were seeking civil penalties and damages of approximately $270 million and that the federal plaintiff was seeking an unspecified amount of civil penalties (which could substantially exceed the civil penalties and damages being sought by the state plaintiffs). The plaintiffs were also seeking injunctive relief that if granted would, among other things, enjoin DISH Network L.L.C., whether acting directly or indirectly through authorized telemarketers or independent third-party retailers, from placing any outbound telemarketing calls to market or promote its goods or services for five years, and enjoin DISH Network L.L.C. from accepting activations or sales from certain existing independent third-party retailers and from certain new independent third-party retailers, except under certain circumstances. We also filed a motion for summary judgment, seeking dismissal of all claims. On December 12, 2014, the Court issued its opinion with respect to the parties’ summary judgment motions. The Court found that DISH Network L.L.C. was entitled to partial summary

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judgment with respect to one claim in the action. In addition, the Court found that the plaintiffs were entitled to partial summary judgment with respect to ten claims in the action, which included, among other things, findings by the Court establishing DISH Network L.L.C.’s liability for a substantial amount of the alleged outbound telemarketing calls by DISH Network L.L.C. and certain of its independent third-party retailers that were the subject of the plaintiffs’ motion. The Court did not issue any injunctive relief and did not make any determination on civil penalties or damages, ruling instead that the scope of any injunctive relief and the amount of any civil penalties or damages were questions for trial.
The first phase of the bench trial took place January 19, 2016 through February 11, 2016 and the second phase took place October 25, 2016 through November 2, 2016.
On June 5, 2017, the Court issued Findings of Fact and Conclusions of Law and entered Judgment ordering DISH Network L.L.C. to pay an aggregate amount of $280 million to the federal and state plaintiffs. The Court also issued a Permanent Injunction (the “Injunction”) against DISH Network L.L.C. that imposes certain ongoing compliance requirements on DISH Network L.L.C., which include, among other things: (i) the retention of a telemarketing-compliance expert to prepare a plan to ensure that DISH Network L.L.C. and certain independent third-party retailers will continue to comply with telemarketing laws and the Injunction; (ii) certain telemarketing records retention and production requirements; and (iii) certain compliance reporting and monitoring requirements. In addition to the compliance requirements under the Injunction, within ninety (90) days after the effective date of the Injunction, DISH Network L.L.C. is required to demonstrate that it and certain independent third-party retailers are in compliance with the Safe Harbor Provisions of the TSR and TCPA and have made no prerecorded telemarketing calls during the five (5) years prior to the effective date of the Injunction (collectively, the “Demonstration Requirements”). If DISH Network L.L.C. fails to prove that it meets the Demonstration Requirements, it will be barred from conducting any outbound telemarketing for two (2) years. If DISH Network L.L.C. fails to prove that a particular independent third-party retailer meets the Demonstration Requirements, DISH Network L.L.C. will be barred from accepting orders from that independent third-party retailer for two (2) years. On July 3, 2017, DISH Network L.L.C. filed two motions with the Court: (1) to alter or amend the Judgment or in the alternative to amend the Findings of Fact and Conclusions of Law; and (2) to clarify, alter and amend the Injunction. On August 10, 2017, the Court: (a) denied the motion to alter or amend the Judgment or in the alternative to amend the Findings of Fact and Conclusions of Law; and (b) allowed, in part, the motion to clarify, alter and amend the Injunction, and entered an Amended Permanent Injunction (the “Amended Injunction”). Among other things, the Amended Injunction provided DISH Network L.L.C. a thirty (30) day extension to meet the Demonstration Requirements, expanded the exclusion of certain independent third-party retailers from the Demonstration Requirements, and clarified that, with regard to independent third-party retailers, the Amended Injunction only applied to their telemarketing of DISH TV goods and services. On October 10, 2017, DISH Network L.L.C. filed a notice of appeal to the United States Court of Appeals for the Seventh Circuit, which heard oral argument on September 17, 2018.
During the second quarter 2017, we recorded $255 million of “Litigation expense” related to the FTC Action on our Consolidated Statements of Operations and Comprehensive Income (Loss). We recorded $25 million of “Litigation expense” related to the FTC Action during periods prior to 2017. Our total accrual at December 31, 2019 and 2018 related to the FTC Action was $280 million and is included in “Other accrued expenses” on our Consolidated Balance Sheets. Any eventual payments made with respect to the FTC Action may not be deductible for tax purposes, which had a negative impact on our effective tax rate for the year ended December 31, 2017. The tax deductibility of any eventual payments made with respect to the FTC Action may change, based upon, among other things, further developments in the FTC Action, including final adjudication of the FTC Action.
We may also from time to time be subject to private civil litigation alleging telemarketing violations. For example, a portion of the alleged telemarketing violations by an independent third-party retailer at issue in the FTC Action are also the subject of a certified class action filed against DISH Network L.L.C. in the United States District Court for the Middle District of North Carolina (the “Krakauer Action”). Following a five-day trial, on January 19, 2017, a jury in that case found that the independent third-party

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retailer was acting as DISH Network L.L.C.’s agent when it made the 51,119 calls at issue in that case, and that class members are eligible to recover $400 in damages for each call made in violation of the TCPA. On May 22, 2017, the Court ruled that the violations were willful and knowing, and trebled the damages award to $1,200 for each call made in violation of TCPA. On April 5, 2018, the Court entered a $61 million judgment in favor of the class. DISH Network L.L.C. appealed and on May 30, 2019, the United States Court of Appeals for the Fourth Circuit affirmed. On October 15, 2019, DISH Network L.L.C. filed a petition for writ of certiorari, requesting that the United States Supreme Court agree to hear a further appeal, but it denied the petition on December 16, 2019. On January 21, 2020, DISH Network L.L.C. filed a second notice of appeal relating to the district court’s orders on the claims administration process to identify, and disburse funds to, individual class members. During the second quarter 2017, we recorded $41 million of “Litigation expense” related to the Krakauer Action on our Consolidated Statements of Operations and Comprehensive Income (Loss). We recorded $20 million of “Litigation expense” related to the Krakauer Action during the fourth quarter 2016. Our total accrual related to the Krakauer Action at December 31, 2018 was $61 million and was included in “Other accrued expenses” on our Consolidated Balance Sheets. During the third quarter 2019, the judgment was paid to the court.
We intend to vigorously defend these cases. We cannot predict with any degree of certainty the outcome of these suits.
Telemarketing Shareholder Derivative Litigation
On October 19, 2017, Plumbers Local Union No. 519 Pension Trust Fund (“Plumbers Local 519”), a purported shareholder of DISH Network, filed a putative shareholder derivative action in the District Court for Clark County, Nevada alleging, among other things, breach of fiduciary duty claims against the following current and former members of DISH Network’s Board of Directors: Charles W. Ergen; James DeFranco; Cantey M. Ergen; Steven R. Goodbarn; David K. Moskowitz; Tom A. Ortolf; Carl E. Vogel; George R. Brokaw; and Gary S. Howard (collectively, the “Director Defendants”). In its complaint, Plumbers Local 519 contends that, by virtue of their alleged failure to appropriately ensure DISH Network’s compliance with telemarketing laws, the Director Defendants exposed DISH Network to liability for telemarketing violations, including those in the Krakauer Action. It also contends that the Director Defendants caused DISH Network to pay improper compensation and benefits to themselves and others who allegedly breached their fiduciary duties to DISH Network. Plumbers Local 519 alleges causes of action for breach of fiduciary duties of loyalty and good faith, gross mismanagement, abuse of control, corporate waste and unjust enrichment. Plumbers Local 519 is seeking an unspecified amount of damages.
On November 13, 2017, City of Sterling Heights Police and Fire Retirement System (“Sterling Heights”), a purported shareholder of DISH Network, filed a putative shareholder derivative action in the District Court for Clark County, Nevada. Sterling Heights makes substantially the same allegations as Plumbers Union 519, and alleges causes of action against the Director Defendants for breach of fiduciary duty, waste of corporate assets and unjust enrichment. Sterling Heights is seeking an unspecified amount of damages.
Pursuant to a stipulation of the parties, on January 4, 2018, the District Court agreed to consolidate the Sterling Heights action with the Plumbers Local 519 action, and on January 12, 2018, the plaintiffs filed an amended consolidated complaint that largely duplicates the original Plumbers Local 519 complaint. DISH Network’s Board of Directors has established a Special Litigation Committee to review the factual allegations and legal claims in this action. On May 15, 2018, the District Court granted the Special Litigation Committee’s motion to stay the case pending its investigation. The Special Litigation Committee’s report was filed on November 27, 2018, and recommended that the Company not pursue the claims asserted by the derivative plaintiffs. On December 20, 2018, the Special Litigation Committee filed a motion for summary judgment seeking deferral to its determination that the claims should be dismissed, which the Court has set for an evidentiary hearing on July 6 – 7, 2020.
DISH Network cannot predict with any degree of certainty the outcome of these suits or determine the extent of any potential liability or damages.

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TQ Delta, LLC
On July 17, 2015, TQ Delta, LLC (“TQ Delta”) filed a complaint against us, DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the District of Delaware. The Complaint alleges infringement of United States Patent No. 6,961,369 (the “369 patent”), which is entitled “System and Method for Scrambling the Phase of the Carriers in a Multicarrier Communications System”; United States Patent No. 8,718,158 (the “158 patent”), which is entitled “System and Method for Scrambling the Phase of the Carriers in a Multicarrier Communications System”; United States Patent No. 9,014,243 (the “243 patent”), which is entitled “System and Method for Scrambling Using a Bit Scrambler and a Phase Scrambler”; United States Patent No. 7,835,430 (the “430 patent”), which is entitled “Multicarrier Modulation Messaging for Frequency Domain Received Idle Channel Noise Information”; United States Patent No. 8,238,412 (the “412 patent”), which is entitled “Multicarrier Modulation Messaging for Power Level per Subchannel Information”; United States Patent No. 8,432,956 (the “956 patent”), which is entitled “Multicarrier Modulation Messaging for Power Level per Subchannel Information”; and United States Patent No. 8,611,404 (the “404 patent”), which is entitled “Multicarrier Transmission System with Low Power Sleep Mode and Rapid-On Capability.” On September 9, 2015, TQ Delta filed a first amended complaint that added allegations of infringement of United States Patent No. 9,094,268 (the “268 patent”), which is entitled “Multicarrier Transmission System With Low Power Sleep Mode and Rapid-On Capability.” On May 16, 2016, TQ Delta filed a second amended complaint that added EchoStar Corporation and its then wholly-owned subsidiary EchoStar Technologies L.L.C. as defendants. TQ Delta alleges that our satellite TV service, Internet service, set-top boxes, gateways, routers, modems, adapters and networks that operate in accordance with one or more Multimedia over Coax Alliance Standards infringe the asserted patents. TQ Delta has filed actions in the same court alleging infringement of the same patents against Comcast Corp., Cox Communications, Inc., DirecTV, Time Warner Cable Inc. and Verizon Communications, Inc. TQ Delta is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.
On July 14, 2016, TQ Delta stipulated to dismiss with prejudice all claims related to the 369 patent and the 956 patent. On July 20, 2016, we filed petitions with the United States Patent and Trademark Office challenging the validity of all of the patent claims of the 404 patent and the 268 patent that have been asserted against us. Third parties have filed petitions with the United States Patent and Trademark Office challenging the validity of all of the patent claims that have been asserted against us in the action. On November 4, 2016, the United States Patent and Trademark Office agreed to institute proceedings on the third-party petitions related to the 158 patent, the 243 patent, the 412 patent and the 430 patent. On December 20, 2016, pursuant to a stipulation of the parties, the Court stayed the case until the resolution of all petitions to the United States Patent and Trademark Office challenging the validity of all of the patent claims at issue. On January 19, 2017, the United States Patent and Trademark Office granted our motions to join the instituted petitions on the 430 and 158 patents.
On February 9, 2017, the United States Patent and Trademark Office agreed to institute proceedings on our petition related to the 404 patent, and on February 13, 2017, the United States Patent and Trademark Office agreed to institute proceedings on our petition related to the 268 patent. On February 27, 2017, the United States Patent and Trademark Office granted our motions to join the instituted petitions on the 243 and 412 patents. On October 26, 2017, the United States Patent and Trademark Office issued final written decisions on the petitions challenging the 158 patent, the 243 patent, the 412 patent and the 430 patent, and it invalidated all of the asserted claims of those patents. On February 7, 2018, the United States Patent and Trademark Office issued final written decisions on the petitions challenging the 404 patent, and it invalidated all of the asserted claims of that patent on the basis of our petition. On February 10, 2018, the United States Patent and Trademark Office issued a final written decision on our petition challenging the 268 patent, and it invalidated all of the asserted claims. On March 12, 2018, the United States Patent and Trademark Office issued a final written decision on a third-party petition challenging the 268 patent, and it invalidated all of the asserted claims. All asserted claims have now been invalidated by the United States Patent and Trademark Office. TQ Delta has filed notices of appeal from the final written decisions adverse to it. On May 9, 2019, the United States Court of Appeals for the Federal Circuit affirmed the invalidity of the

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430 patent and the 412 patent. On July 10, 2019, the United States Court of Appeals for the Federal Circuit affirmed the invalidity of the asserted claims of the 404 patent. On July 15, 2019, the United States Court of Appeals for the Federal Circuit affirmed the invalidity of the asserted claims of the 268 patent. On November 22, 2019, the United States Court of Appeals for the Federal Circuit reversed the invalidity finding on the 243 patent and the 158 patent, which is the subject of a petition for panel rehearing, which was filed on January 22, 2020.
We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Turner Network Sales
On October 6, 2017, Turner Network Sales, Inc. (“Turner”) filed a complaint against our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Southern District of New York. The operative First Amended Complaint alleges that DISH Network L.L.C. improperly calculated and withheld licensing fees owing to Turner in connection with its carriage of CNN and other networks. On December 14, 2017, DISH Network L.L.C. filed its operative first amended counterclaims against Turner. In the counterclaims, DISH Network L.L.C. seeks a declaratory judgment that it properly calculated the licensing fees owed to Turner for carriage of CNN, and also alleges claims for unrelated breaches of the parties’ affiliation agreement. In its October 1, 2018 damage expert’s report, Turner claimed damages of $159 million, plus $24 million in interest. On September 27, 2019, the Court granted, in part, Turner’s motion for summary judgment, holding, in part, that Turner was entitled to recover approximately $20 million in license fee payments that DISH Network L.L.C. had withheld after it discovered previous over-payments. On February 12, 2020, the parties filed a stipulation to dismiss certain of their respective claims. Trial on the remaining claims in this matter has been set for April 20, 2020, where DISH Network L.L.C.’s incremental exposure (per Turner’s damages expert) is approximately $118 million in damages, plus approximately $30 million in interest.
We intend to vigorously defend this case. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Uniloc
On January 31, 2019, Uniloc 2017 LLC (“Uniloc”) filed a complaint against our wholly-owned subsidiary Sling TV L.L.C. in the United States District Court for the District of Colorado. The Complaint alleges infringement of United States Patent No. 6,519,005 (the “005 patent”), which is entitled “Method of Concurrent Multiple-Mode Motion Estimation for Digital Video”; United States Patent No. 6,895,118 (the “118 patent”), which is entitled “Method of Coding Digital Image Based on Error Concealment”; United States Patent No. 9,721,273 (the “273 patent”), which is entitled “System and Method for Aggregating and Providing Audio and Visual Presentations Via a Computer Network”); and United States Patent No. 8,407,609 (the “609 patent”), which is entitled “System and Method for Providing and Tracking the Provision of Audio and Visual Presentations Via a Computer Network.” Uniloc is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.
On June 25, 2019, Sling TV L.L.C. filed a petition with the United States Patent and Trademark Office challenging the validity of all of the asserted claims of the 005 patent. On July 19, 2019 and July 22, 2019, respectively, Sling TV L.L.C. filed petitions with the United States Patent and Trademark Office challenging the validity of all asserted claims of the 273 patent and the 609 patent. On August 12, 2019, Sling TV L.L.C. filed a petition with the United States Patent and Trademark Office challenging the validity of all of the asserted claims of the 118 patent. On October 18, 2019, pursuant to a stipulation of the parties, the Court entered a stay of the trial proceedings. On January 9, 2020, the United States Patent and Trademark

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Office agreed to institute proceedings on the petition challenging the 005 patent. On January 15, 2020, the United States Patent and Trademark Office agreed to institute proceedings on the petition challenging the 273 patent.
We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Vermont National Telephone Company
On September 23, 2016, the United States District Court for the District of Columbia unsealed a qui tam complaint that was filed by Vermont National Telephone Company (“Vermont National”) against DISH Network; DISH Network’s wholly-owned subsidiaries, American AWS-3 Wireless I L.L.C., American II, American III, and DISH Wireless Holding L.L.C.; Charles W. Ergen (our Chairman) and Cantey M. Ergen (a member of our board of directors); Northstar Wireless; Northstar Spectrum; Northstar Manager, LLC; SNR Wireless; SNR HoldCo; SNR Wireless Management, LLC; and certain other parties. The complaint was unsealed after the United States Department of Justice notified the Court that it had declined to intervene in the action. The complaint is a civil action that was filed under seal on May 13, 2015 by Vermont National, which participated in the AWS-3 Auction through its wholly-owned subsidiary, VTel Wireless. The complaint alleges violations of the federal civil False Claims Act (the “FCA”) based on, among other things, allegations that Northstar Wireless and SNR Wireless falsely claimed bidding credits of 25% in the AWS-3 Auction when they were allegedly under the de facto control of DISH Network and, therefore, were not entitled to the bidding credits as designated entities under applicable FCC rules. Vermont National seeks to recover on behalf of the United States government approximately $10 billion, which reflects the $3.3 billion in bidding credits that Northstar Wireless and SNR Wireless claimed in the AWS-3 Auction, trebled under the FCA. Vermont National also seeks civil penalties of not less than $5,500 and not more than $11,000 for each violation of the FCA. On March 2, 2017, the United States District Court for the District of Columbia entered a stay of the litigation until such time as the United States Court of Appeals for the District of Columbia (the “D.C. Circuit”) issued its opinion in SNR Wireless LicenseCo, LLC, et al. v. F.C.C. The D.C. Circuit issued its opinion on August 29, 2017 and remanded the matter to the FCC for further proceedings. See Note 15 “Commitments and Contingencies — Commitments — DISH Network Non-Controlling Investments in the Northstar Entities and the SNR Entities Related to AWS-3 Wireless Spectrum Licenses” in the Notes to DISH Network’s Annual Report on Form 10-K for the year ended December 31, 2019 for further information.
Thereafter, the Court maintained the stay until it was lifted on October 26, 2018. On February 11, 2019, the Court granted Vermont National’s unopposed motion for leave to file an amended complaint. On March 28, 2019, the defendants filed a motion to dismiss Vermont National’s amended complaint, which has been fully briefed since June 3, 2019.
DISH Network intends to vigorously defend this case. DISH Network cannot predict with any degree of certainty the outcome of this proceeding or determine the extent of any potential liability or damages.
Waste Disposal Inquiry
The California Attorney General and the Alameda County (California) District Attorney are investigating whether certain of our waste disposal policies, procedures and practices are in violation of the California Business and Professions Code and the California Health and Safety Code. We expect that these entities will seek injunctive and monetary relief. The investigation appears to be part of a broader effort to investigate waste handling and disposal processes of a number of industries. While we are unable to predict the outcome of this investigation, we do not believe that the outcome will have a material effect on our results of operations, financial condition or cash flows.

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Other
In addition to the above actions, we are subject to various other legal proceedings and claims that arise in the ordinary course of business, including, among other things, disputes with programmers regarding fees. In our opinion, the amount of ultimate liability with respect to any of these actions is unlikely to materially affect our financial condition, results of operations or liquidity, though the outcomes could be material to our operating results for any particular period, depending, in part, upon the operating results for such period.
13. Financial Information for Subsidiary Guarantors
Our senior notes are fully, unconditionally and jointly and severally guaranteed by all of our subsidiaries other than minor subsidiaries and the stand-alone entity DISH DBS has no independent assets or operations. Therefore, supplemental financial information on a consolidating basis of the guarantor subsidiaries is not required. There are no restrictions on our ability to obtain cash dividends or other distributions of funds from the guarantor subsidiaries, except those imposed by applicable law.
14. Disaggregation of Revenue
Geographic Information.   Revenue is attributed to geographic regions based upon the location where the goods and services are provided. All subscriber-related revenue was derived from the United States. Substantially all of our long-lived assets reside in the United States.
The following table summarizes revenue by geographic region:
	For the Years Ended December 31,
Revenue:	2019	2018	2017
	(In thousands)
United States	$12,581,855	$13,319,091	$13,967,694
Canada and Mexico	41,038	43,048	39,817
Total revenue	$12,622,893	$13,362,139	$14,007,511
The revenue from external customers disaggregated by major revenue source was as follows:
	For the Years Ended December 31,
Category:	2019	2018	2017
	(In thousands)
Pay-TV video and related revenue	$12,436,637	$13,197,994	$13,877,196
Equipment sales and other revenue	186,256	164,145	130,315
Total	$12,622,893	$13,362,139	$14,007,511

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
15. Contract Balances
Our valuation and qualifying accounts as of December 31, 2019, 2018 and 2017 were as follows:
Allowance for doubtful accounts	Balance at Beginning of Year	Charged to Costs and Expenses	Deductions	Balance at End of Year
	(In thousands)
For the years ended:
December 31, 2019	$16,956	$69,866	$(67,542)	$19,280
December 31, 2018	$15,056	$98,461	$(96,561)	$16,956
December 31, 2017	$17,440	$124,143	$(126,527)	$15,056
Deferred revenue related to contracts with our customers is recorded in “Deferred revenue and other” and “Long-term deferred revenue and other long-term liabilities” on our Consolidated Balance Sheets. Changes in deferred revenue related to contracts with our customers were as follows:
Contract Liabilities
(In thousands)
Balance as of December 31, 2018	$624,626
Recognition of unearned revenue	(7,086,252)
Deferral of revenue	7,070,680
Balance as of December 31, 2019	$609,054
We apply a practical expedient and do not disclose the value of the remaining performance obligations for contracts that are less than one year in duration, which represent a substantial majority of our revenue. As such, the amount of revenue related to unsatisfied performance obligations is not necessarily indicative of our future revenue.
16. Quarterly Financial Data (Unaudited)
Our quarterly results of operations are summarized as follows:
	For the Three Months Ended
	March 31	June 30	September 30	December 31
	(In thousands)
Year ended December 31, 2019:
Total revenue	$3,138,000	$3,166,599	$3,122,282	$3,196,012
Operating income (loss)	430,735	435,966	438,498	515,999
Net income (loss) attributable to DISH DBS	177,760	185,368	204,858	259,545
Year ended December 31, 2018:
Total revenue	$3,383,222	$3,393,307	$3,334,444	$3,251,166
Operating income (loss)	508,121	549,502	542,439	466,448
Net income (loss) attributable to DISH DBS	204,192	285,691	281,272	200,132

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17. Related Party Transactions
Master Transaction Agreement
On May 19, 2019, DISH Network entered into the Master Transaction Agreement pursuant to which, on September 10, 2019, EchoStar transferred to DISH Network certain assets and liabilities of its EchoStar Satellite Services segment. As a result of the Master Transaction Agreement, certain agreements that we had with EchoStar have been transferred to DISH Network. The following is a summary of the terms of our principal agreements with DISH Network that may have an impact on our financial condition and results of operations. See Note 1 “Recent Developments” in the Notes to DISH Network’s Annual Report on Form 10-K for the year ended December 31, 2019 for further information on the Master Transaction Agreement.
Related Party Transactions with DISH Network
“Satellite and transmission expenses”
During the years ended December 31, 2019, 2018 and 2017, we incurred $93 million, $67 million and $67 million, respectively, for satellite capacity leased from DISH Network and telemetry, tracking and control and other professional services provided to us by DISH Network. As a result of the Master Transaction Agreement, discussed above, DISH Network is now a supplier of the vast majority of our transponder capacity. These amounts are recorded in “Satellite and transmission expenses” on our Consolidated Statements of Operations and Comprehensive Income (Loss). The agreements pertaining to these expenses are discussed below.
Satellite Capacity Leased from DISH Network.   On September 10, 2019, in connection with the Master Transaction Agreement DISH Network entered into with EchoStar on May 19, 2019, we began leasing satellite capacity on satellites owned or leased by DISH Network from a wholly-owned subsidiary of DISH Network. See “Pay-TV Satellites” in Note 6 for further information. The term of each lease is set forth below:
•
EchoStar X, XI and XIV.   On March 1, 2014, we began leasing all available capacity from EchoStar on the EchoStar, X, XI and XIV satellites. The term of each satellite capacity agreement generally terminates upon the earlier of: (i) the end-of-life of the satellite; (ii) the date the satellite fails; or (iii) a certain date, which depends upon, among other things, the estimated useful life of the satellite. We generally have the option to renew each satellite capacity agreement on a year-to-year basis through the end of the respective satellite’s life. There can be no assurance that any options to renew such agreements will be exercised. Pursuant to the Master Transaction Agreement, discussed above, on September 10, 2019, the satellite capacity agreement we previously had with EchoStar for EchoStar X, XI and XIV was transferred to DISH Network and we began leasing satellite capacity on these satellites from a wholly-owned subsidiary of DISH Network as of the same date.

•
EchoStar XVI.   In December 2009, we entered into a transponder service agreement with EchoStar to lease all of the capacity on EchoStar XVI, a DBS satellite, after its service commencement date. EchoStar XVI was launched in November 2012 to replace EchoStar XV at the 61.5 degree orbital location and is currently in service. Effective December 21, 2012, we and EchoStar amended the transponder service agreement to, among other things, change the initial term to generally expire upon the earlier of: (i) the end-of-life or replacement of the satellite; (ii) the date the satellite fails; (iii) the date the transponder(s) on which service is being provided under the agreement fails; or (iv) four years following the actual service commencement date. In July 2016, we and EchoStar amended the transponder service agreement to, among other things, extend the initial term by one additional year and to reduce the term of the first renewal option by one year. Prior to expiration of the initial term, we had the option to renew for an additional five-year period. In May 2017, we exercised our first renewal option for an additional five-year period ending in January 2023. We also have the option to renew for an additional five-year period prior to expiration of the first renewal

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period in January 2023. There can be no assurance that the option to renew this agreement will be exercised. During 2018, we and EchoStar further amended the agreement to, among other things, allow us to place and use certain satellites at the 61.5 degree orbital location. Pursuant to the Master Transaction Agreement, discussed above, on September 10, 2019, the transponder service agreement we previously had with EchoStar for EchoStar XVI was transferred to DISH Network and we began receiving transponder services from a wholly-owned subsidiary of DISH Network as of the same date.
Nimiq 5 Agreement.   During 2009, EchoStar entered into a fifteen-year satellite service agreement with Telesat Canada (“Telesat”) to receive service on all 32 DBS transponders on the Nimiq 5 satellite at the 72.7 degree orbital location (the “Telesat Transponder Agreement”). During 2009, EchoStar also entered into a satellite service agreement (the “DISH Nimiq 5 Agreement”) with us, pursuant to which we received service from EchoStar on all 32 of the DBS transponders covered by the Telesat Transponder Agreement. Under the terms of the DISH Nimiq 5 Agreement, we made certain monthly payments to EchoStar that commenced in 2009 when the Nimiq 5 satellite was placed into service and continued through the service term. Unless earlier terminated under the terms and conditions of the DISH Nimiq 5 Agreement, the service term would expire ten years following the date the Nimiq 5 satellite was placed into service. Upon expiration of the initial term in September 2019, we had the option to renew the DISH Nimiq 5 Agreement on a year-to-year basis through the end-of-life of the Nimiq 5 satellite. Upon in-orbit failure or end-of-life of the Nimiq 5 satellite, and in certain other circumstances, we had certain rights to receive service from EchoStar on a replacement satellite. Pursuant to the Master Transaction Agreement, discussed above, on September 10, 2019, the Telesat Transponder Agreement was transferred to DISH Network and we began receiving transponder services on the Nimiq 5 satellite from a wholly-owned subsidiary of DISH Network as of the same date and exercised our option to renew for a one-year period through September 2020. As discussed in Note 6, “Property and Equipment and Intangible Assets,” the Nimiq 5 satellite lease has been accounted for as a finance lease since September 2019. Accordingly, expenses related to this lease are no longer recorded in “Satellite and transmission expenses,” but rather in “Depreciation and amortization” and “Interest expense, net of amounts capitalized” on our Consolidated Statements of Operations and Comprehensive Income (Loss). During the year ended December 31, 2019, we recorded $11 million of “Depreciation and amortization expense” and $5 million of “Interest expense, net of amounts capitalized” related to Nimiq 5.
QuetzSat-1 Lease Agreement.   During 2008, EchoStar entered into a ten-year satellite service agreement with SES Latin America S.A. (“SES”), which provides, among other things, for the provision by SES to EchoStar of service on 32 DBS transponders on the QuetzSat-1 satellite. During 2008, EchoStar also entered into a transponder service agreement (“QuetzSat-1 Transponder Agreement”) with us pursuant to which we received service from EchoStar on 24 DBS transponders. QuetzSat-1 was launched on September 29, 2011 and was placed into service during the fourth quarter 2011 at the 67.1 degree orbital location while we and EchoStar explored alternative uses for the QuetzSat-1 satellite. In the interim, EchoStar provided us with alternate capacity at the 77 degree orbital location. In January 2013, QuetzSat-1 was moved to the 77 degree orbital location and we commenced commercial operations at that location in February 2013. Unless earlier terminated under the terms and conditions of the QuetzSat-1 Transponder Agreement, the initial service term will expire in November 2021. Upon expiration of the initial term, we have the option to renew the QuetzSat-1 Transponder Agreement on a year-to-year basis through the end-of-life of the QuetzSat-1 satellite. Upon an in-orbit failure or end-of-life of the QuetzSat-1 satellite, and in certain other circumstances, we have certain rights to receive service from DISH Network on a replacement satellite. There can be no assurance that any options to renew the QuetzSat-1 Transponder Agreement will be exercised or that we will exercise our option to receive service on a replacement satellite. Pursuant to the Master Transaction Agreement, discussed above, on September 10, 2019, the QuetzSat-1 Transponder Agreement was transferred to DISH Network and we began receiving transponder services on QuetzSat-1 from a wholly-owned subsidiary of DISH Network as of the same date. Our lease arrangement with DISH Network expires in November 2021.
EchoStar XVIII Satellite.   The EchoStar XVIII satellite was launched on June 18, 2016 and became operational as an in-orbit spare at the 61.5 degree orbital location during the third quarter 2016, at which

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time we began leasing it from a wholly-owned subsidiary of DISH Network. On May 14, 2019, we and DOLLC II entered into an agreement to sell our interests in the LMDS and MVDDS licenses in exchange for the EchoStar XVIII satellite. See Note 6 for further information.
TT&C Agreement.   Effective January 1, 2012, we entered into a TT&C agreement pursuant to which we receive TT&C services from EchoStar for certain satellites (the “TT&C Agreement”). In February 2018, we amended the TT&C Agreement to, among other things, extend the term for one-year with four automatic one-year renewal periods. The fees for services provided under the TT&C Agreement are calculated at either: (i) a fixed fee; or (ii) cost plus a fixed margin, which will vary depending on the nature of the services provided. We and EchoStar are able to terminate the TT&C Agreement for any reason upon 12 months’ notice. On May 19, 2019, DISH Network entered into a Master Transaction Agreement pursuant to which, on September 10, 2019, the assets and employees that provide these services were transferred to DISH Network. We began receiving TT&C services from a wholly-owned subsidiary of DISH Network as of the same date.
“General and administrative expenses”
During the year ended December 31, 2019, we incurred $3 million for general and administrative expenses for services provided to us by DISH Network. These amounts are recorded in “General and administrative expenses” on our Consolidated Statements of Operations and Comprehensive Income (Loss). The agreements pertaining to these expenses are discussed below.
Real Estate Lease Agreements.   On September 10, 2019, in connection with the Master Transaction Agreement DISH Network entered into with EchoStar on May 19, 2019 and we began leasing office space owned or leased by DISH Network from a wholly-owned subsidiary of DISH Network. The term of each lease is set forth below:
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Santa Fe Lease Agreement.   The lease for all of 5701 S. Santa Fe Dr. in Littleton, Colorado originally from EchoStar to us was for a period ending on December 31, 2018. In December 2018, we and EchoStar amended this lease to, among other things, extend the term thereof for one additional year until December 31, 2019. Pursuant to the Master Transaction Agreement, discussed above, on September 10, 2019, this lease was transferred to DISH Network and we began leasing all of 5701 S. Santa Fe Dr. in Littleton, Colorado from a wholly-owned subsidiary of DISH Network as of the same date. In December 2019, we and DISH Network amended this lease to, among other things, extend the term thereof for one additional year until December 31, 2020.

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Cheyenne Lease Agreement.   The lease for certain space at 530 EchoStar Drive in Cheyenne, Wyoming is for a period ending on December 31, 2031. In connection with the completion of the Share Exchange, EchoStar transferred ownership of a portion of this property to DISH Network, and, effective March 1, 2017, DISH Network and EchoStar amended this lease agreement to (i) terminate the lease of certain space at the portion of the property that was transferred to us and (ii) provide for the continued lease to us of certain space at the portion of the property that EchoStar retained. Pursuant to the Master Transaction Agreement, discussed above, the portion of the property EchoStar retained was transferred to DISH Network, and on September 10, 2019, this lease was transferred to DISH Network and we began leasing certain space from a wholly-owned subsidiary of DISH Network as of the same date.

Other Agreements — DISH Network
Broadband, Wireless and Other Operations. We provide certain administrative, call center, installation, marketing and other services to DISH Network’s broadband, wireless and other operations. During the years ended December 31, 2019, 2018 and 2017, the costs associated with these services were $54 million, $40 million and $48 million, respectively.

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Related Party Transactions with EchoStar
Following the Spin-off, DISH Network and EchoStar have operated as separate publicly-traded companies and neither entity has any ownership interest in the other. However, a substantial majority of the voting power of the shares of both companies is owned beneficially by Charles W. Ergen, our Chairman, and by certain entities established by Mr. Ergen for the benefit of his family.
In connection with and following the Spin-off, we and EchoStar have entered into certain agreements pursuant to which we obtain certain products, services and rights from EchoStar, EchoStar obtains certain products, services and rights from us, and we and EchoStar have indemnified each other against certain liabilities arising from our respective businesses. Pursuant to the Share Exchange Agreement, among other things, EchoStar transferred to us certain assets and liabilities of the EchoStar technologies and EchoStar broadcasting businesses. Pursuant to the Master Transaction Agreement, among other things, EchoStar transferred to DISH Network certain assets and liabilities of its EchoStar Satellite Services segment. In connection with the Share Exchange and the Master Transaction Agreement, DISH Network and EchoStar and certain of their respective subsidiaries entered into certain agreements covering, among other things, tax matters, employee matters, intellectual property matters and the provision of transitional services. In addition, certain agreements that we had with EchoStar have terminated, and we entered into certain new agreements with EchoStar. We also may enter into additional agreements with EchoStar in the future. The following is a summary of the terms of our principal agreements with EchoStar that may have an impact on our financial condition and results of operations.
“Trade accounts receivable”
As of December 31, 2019 and 2018, trade accounts receivable from EchoStar was $1 million and $4 million, respectively. These amounts are recorded in “Trade accounts receivable” on our Consolidated Balance Sheets.
“Trade accounts payable”
As of December 31, 2019 and 2018, trade accounts payable to EchoStar was $3 million and $6 million, respectively. These amounts are recorded in “Trade accounts payable” on our Consolidated Balance Sheets.
“Equipment sales and other revenue”
During the years ended December 31, 2019, 2018 and 2017, we received $6 million, $8 million and $3 million, respectively, for services provided to EchoStar. These amounts are recorded in “Equipment sales and other revenue” on our Consolidated Statements of Operations and Comprehensive Income (Loss). The agreements pertaining to these revenues are discussed below.
Real Estate Lease Agreements.   DISH Network has entered into lease agreements pursuant to which DISH Network leases certain real estate to EchoStar. The rent on a per square foot basis for each of the leases is comparable to per square foot rental rates of similar commercial property in the same geographic areas, and EchoStar is responsible for its portion of the taxes, insurance, utilities and maintenance of the premises. The term of each lease is set forth below:
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El Paso Lease Agreement.   During 2012, DISH Network began leasing certain space at 1285 Joe Battle Blvd., El Paso, Texas to EchoStar for an initial period ending on August 1, 2015, which also provides EchoStar with renewal options for four consecutive three-year terms. During the second quarter 2015, EchoStar exercised its first renewal option for a period ending on August 1, 2018 and in April 2018 EchoStar exercised its second renewal option for a period ending in August 2021.

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90 Inverness Lease Agreement.   In connection with the completion of the Share Exchange, effective March 1, 2017, EchoStar leases certain space from us at 90 Inverness Circle East, Englewood, Colorado for a period ending in February 2022. EchoStar has the option to renew this lease for four three-year periods.

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Cheyenne Lease Agreement.   In connection with the completion of the Share Exchange, effective March 1, 2017, EchoStar leases certain space from us at 530 EchoStar Drive, Cheyenne, Wyoming for a period ending in February 2019. In August 2018, EchoStar exercised its option to renew this lease for a one-year period ending in February 2020. EchoStar has the option to renew this lease for twelve one-year periods. In connection with the Master Transaction Agreement, DISH Network and EchoStar amended this lease to provide EchoStar with certain space for a period ending in September 2021, with the option for EchoStar to renew for a one-year period upon 180 days’ written notice prior to the end of the term.

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Gilbert Lease Agreement.   In connection with the completion of the Share Exchange, effective March 1, 2017, EchoStar leases certain space from us at 801 N. DISH Dr., Gilbert, Arizona for a period ending in March 2019. In August 2018, EchoStar exercised its option to renew this lease for a one-year period ending in February 2020. EchoStar has the option to renew this lease for twelve one-year periods. This lease was terminated effective September 10, 2019.

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American Fork Occupancy License Agreement.   In connection with the completion of the Share Exchange, effective March 1, 2017, we acquired the lease for certain space at 796 East Utah Valley Drive, American Fork, Utah, and we sublease certain space at this location to EchoStar for a period ending in August 2017. In June 2017, EchoStar exercised its five-year renewal option for a period ending in August 2022. This lease was terminated effective March 2019.

Collocation and Antenna Space Agreements.   In connection with the completion of the Share Exchange, effective March 1, 2017, we entered into certain agreements pursuant to which we will provide certain collocation and antenna space to HNS through February 2022 at the following locations: Cheyenne, Wyoming; Gilbert, Arizona; New Braunfels, Texas; Monee, Illinois; Englewood, Colorado and Spokane, Washington. During August 2017, we entered into certain other agreements pursuant to which we will provide certain collocation and antenna space to HNS through August 2022 at the following locations: Monee, Illinois and Spokane, Washington. HNS has the option to renew each of these agreements for four three-year periods. HNS may terminate certain of these agreements with 180 days’ prior written notice to us at the following locations: New Braunfels, Texas; Englewood, Colorado; and Spokane, Washington. In September 2019, in connection with the Master Transaction Agreement, we entered into an agreement pursuant to which we provide HNS with certain additional collocation space in Cheyenne, Wyoming for a period ending in September 2020, with the option for HNS to renew for a one-year period, with prior written notice no more than 120 days but no less than 90 days prior to the end of the term. In October 2019, HNS provided a termination notice for its New Braunfels, Texas agreement to be effective May 2020. The fees for the services provided under these agreements depend, among other things, on the number of racks leased and/or antennas present at the location.
“Satellite and transmission expenses”
During the years ended December 31, 2019, 2018 and 2017, we incurred $198 million, $309 million and $346 million, respectively, for satellite capacity leased from EchoStar and telemetry, tracking and control and other professional services provided to us by EchoStar. Historically, EchoStar was the supplier of the vast majority of our transponder capacity. On May 19, 2019, DISH Network entered into the Master Transaction Agreement pursuant to which, on September 10, 2019, certain of these satellites were transferred to DISH Network. We are now leasing this satellite capacity from DISH Network. These amounts are recorded in “Satellite and transmission expenses” on our Consolidated Statements of Operations and Comprehensive Income (Loss). The agreements pertaining to these expenses are discussed below.
Satellite Capacity Leased from EchoStar.   We have entered into certain satellite capacity agreements pursuant to which we lease certain capacity on certain satellites owned or leased by EchoStar. The fees for the services provided under these satellite capacity agreements depend, among other things, upon the orbital location of the applicable satellite, the number of transponders that are leased on the applicable satellite and the length of the lease. See “Pay-TV Satellites” in Note 6 for further information. The term of each lease is set forth below:

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
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EchoStar VII, X, XI and XIV.   On March 1, 2014, we began leasing all available capacity from EchoStar on the EchoStar VII, X, XI and XIV satellites. The term of each satellite capacity agreement generally terminates upon the earlier of: (i) the end-of-life of the satellite; (ii) the date the satellite fails; or (iii) a certain date, which depends upon, among other things, the estimated useful life of the satellite. We generally have the option to renew each satellite capacity agreement on a year-to-year basis through the end of the respective satellite’s life. There can be no assurance that any options to renew such agreements will be exercised. The satellite capacity agreement for EchoStar VII expired on June 30, 2018. On May 19, 2019, DISH Network entered into the Master Transaction Agreement pursuant to which, on September 10, 2019, these satellites were transferred to DISH Network.

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EchoStar IX.   We lease certain satellite capacity from EchoStar on EchoStar IX. Subject to availability, we generally have the right to continue to lease satellite capacity from EchoStar on EchoStar IX on a month-to-month basis.

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EchoStar XVI.   In December 2009, we entered into a transponder service agreement with EchoStar to lease all of the capacity on EchoStar XVI, a DBS satellite, after its service commencement date. EchoStar XVI was launched in November 2012 to replace EchoStar XV at the 61.5 degree orbital location and is currently in service. Effective December 21, 2012, we and EchoStar amended the transponder service agreement to, among other things, change the initial term to generally expire upon the earlier of: (i) the end-of-life or replacement of the satellite; (ii) the date the satellite fails; (iii) the date the transponder(s) on which service is being provided under the agreement fails; or (iv) four years following the actual service commencement date. In July 2016, we and EchoStar amended the transponder service agreement to, among other things, extend the initial term by one additional year and to reduce the term of the first renewal option by one year. Prior to expiration of the initial term, we had the option to renew for an additional five-year period. In May 2017, we exercised our first renewal option for an additional five-year period ending in January 2023. We also have the option to renew for an additional five-year period prior to expiration of the first renewal period in January 2023. There can be no assurance that the option to renew this agreement will be exercised. During 2018, we and EchoStar further amended the agreement to, among other things, allow us to place and use certain satellites at the 61.5 degree orbital location. On May 19, 2019, DISH Network entered into a Master Transaction Agreement pursuant to which, on September 10, 2019, this satellite was transferred to DISH Network.

Nimiq 5 Agreement.   During 2009, EchoStar entered into a fifteen-year satellite service agreement with Telesat Canada (“Telesat”) to receive service on all 32 DBS transponders on the Nimiq 5 satellite at the 72.7 degree orbital location (the “Telesat Transponder Agreement”). During 2009, EchoStar also entered into a satellite service agreement (the “DISH Nimiq 5 Agreement”) with us, pursuant to which we received service from EchoStar on all 32 of the DBS transponders covered by the Telesat Transponder Agreement. Under the terms of the DISH Nimiq 5 Agreement, we made certain monthly payments to EchoStar that commenced in 2009 when the Nimiq 5 satellite was placed into service and continued through the service term. Unless earlier terminated under the terms and conditions of the DISH Nimiq 5 Agreement, the service term will expire ten years following the date the Nimiq 5 satellite was placed into service. Upon expiration of the initial term in September 2019, we have the option to renew the DISH Nimiq 5 Agreement on a year-to-year basis through the end-of-life of the Nimiq 5 satellite. Upon in-orbit failure or end-of-life of the Nimiq 5 satellite, and in certain other circumstances, we had certain rights to receive service from EchoStar on a replacement satellite. On May 19, 2019, DISH Network entered into the Master Transaction Agreement pursuant to which, on September 10, 2019, the Telesat Transponder Agreement was transferred to DISH Network and we began leasing it from an indirect wholly-owned subsidiary of DISH Network and we exercised our option to renew for a one-year period through September 2020.
QuetzSat-1 Lease Agreement.   During 2008, EchoStar entered into a ten-year satellite service agreement with SES Latin America S.A. (“SES”), which provides, among other things, for the provision by SES to EchoStar of service on 32 DBS transponders on the QuetzSat-1 satellite. During 2008, EchoStar also entered into a transponder service agreement (“QuetzSat-1 Transponder Agreement”) with us pursuant to which

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
we receive service from EchoStar on 24 DBS transponders. QuetzSat-1 was launched on September 29, 2011 and was placed into service during the fourth quarter 2011 at the 67.1 degree orbital location while we and EchoStar explored alternative uses for the QuetzSat-1 satellite. In the interim, EchoStar provided us with alternate capacity at the 77 degree orbital location. During the first quarter 2013, we and EchoStar entered into an agreement pursuant to which we sublease five DBS transponders back to EchoStar. In January 2013, QuetzSat-1 was moved to the 77 degree orbital location and we commenced commercial operations at that location in February 2013.
Unless earlier terminated under the terms and conditions of the QuetzSat-1 Transponder Agreement, the initial service term will expire in November 2021. Upon expiration of the initial term, we have the option to renew the QuetzSat-1 Transponder Agreement on a year-to-year basis through the end-of-life of the QuetzSat-1 satellite. Upon an in-orbit failure or end-of-life of the QuetzSat-1 satellite, and in certain other circumstances, we had certain rights to receive service from EchoStar on a replacement satellite. On May 19, 2019, DISH Network entered into the Master Transaction Agreement, discussed above, pursuant to which, on September 10, 2019, the QuetzSat-1 Transponder Agreement was transferred to DISH Network and we began leasing it from an indirect wholly-owned subsidiary of DISH Network.
103 Degree Orbital Location/SES-3.   In May 2012, EchoStar entered into a spectrum development agreement (the “103 Spectrum Development Agreement”) with Ciel Satellite Holdings Inc. (“Ciel”) to develop certain spectrum rights at the 103 degree orbital location (the “103 Spectrum Rights”). In June 2013, we and EchoStar entered into a spectrum development agreement (the “DISH 103 Spectrum Development Agreement”) pursuant to which we may use and develop the 103 Spectrum Rights. Both the 103 Spectrum Development Agreement and DISH 103 Spectrum Development Agreement were terminated on March 31, 2018.
In connection with the 103 Spectrum Development Agreement, in May 2012, EchoStar also entered into a ten-year service agreement with Ciel pursuant to which EchoStar leases certain satellite capacity from Ciel on the SES-3 satellite at the 103 degree orbital location (the “103 Service Agreement”). In June 2013, we and EchoStar entered into an agreement pursuant to which we lease certain satellite capacity from EchoStar on the SES-3 satellite (the “DISH 103 Service Agreement”). Under the terms of the DISH 103 Service Agreement, we make certain monthly payments to EchoStar through the service term. Both the 103 Service Agreement and DISH 103 Service Agreement were terminated on March 31, 2018.
TT&C Agreement.   Effective January 1, 2012, we entered into a telemetry, tracking and control (“TT&C”) agreement pursuant to which we receive TT&C services from EchoStar for certain satellites (the “TT&C Agreement”). In February 2018, we amended the TT&C Agreement to, among other things, extend the term for one-year with four automatic one-year renewal periods. The fees for services provided under the TT&C Agreement are calculated at either: (i) a fixed fee; or (ii) cost plus a fixed margin, which will vary depending on the nature of the services provided. We and EchoStar are able to terminate the TT&C Agreement for any reason upon 12 months’ notice. On May 19, 2019, DISH Network entered into the Master Transaction Agreement, discussed above, pursuant to which, on September 10, 2019, the assets and employees that provide these services were transferred to DISH Network and now DISH Network provides these services to us.
“General and administrative expenses”
During the years ended December 31, 2019, 2018 and 2017, we incurred $20 million, $21 million and $29 million, respectively, for general and administrative expenses for services provided to us by EchoStar. These amounts are recorded in “General and administrative expenses” on our Consolidated Statements of Operations and Comprehensive Income (Loss). The agreements pertaining to these expenses are discussed below.
Real Estate Lease Agreements.   We have entered into lease agreements pursuant to which we lease certain real estate from EchoStar. The rent on a per square foot basis for each of the leases is comparable to

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
per square foot rental rates of similar commercial property in the same geographic area, and EchoStar is responsible for its portion of the taxes, insurance, utilities and maintenance of the premises. The term of each lease is set forth below:
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Meridian Lease Agreement.   The lease for all of 9601 S. Meridian Blvd. in Englewood, Colorado was for a period ending on December 31, 2019. In December 2019, we and EchoStar amended this lease to, among other things, extend the term thereof for one additional year until December 31, 2020.

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Santa Fe Lease Agreement.   The lease for all of 5701 S. Santa Fe Dr. in Littleton, Colorado was for a period ending on December 31, 2018. In December 2018, we and EchoStar amended this lease to, among other things, extend the term thereof for one additional year until December 31, 2019. Pursuant to the Master Transaction Agreement, discussed above, on September 10, 2019, this lease was transferred to DISH Network and we now lease it from DISH Network. In December 2019, we and DISH Network amended this lease to, among other things, extend the term thereof for one additional year until December 31, 2020.

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Cheyenne Lease Agreement.   The lease for certain space at 530 EchoStar Drive in Cheyenne, Wyoming is for a period ending on December 31, 2031. In connection with the completion of the Share Exchange, EchoStar transferred ownership of a portion of this property to us, and, effective March 1, 2017, we and EchoStar amended this lease agreement to (i) terminate the lease of certain space at the portion of the property that was transferred to us and (ii) provide for the continued lease to us of certain space at the portion of the property that EchoStar retained. Pursuant to the Master Transaction Agreement, discussed above, the portion of the property EchoStar retained was transferred to DISH Network, and on September 10, 2019, this lease was transferred to DISH Network and we now lease it from DISH Network.

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100 Inverness Lease Agreement.   In connection with the completion of the Share Exchange, effective March 1, 2017, we lease certain space from EchoStar at 100 Inverness Terrace East, Englewood, Colorado for a period ending in December 2020. This agreement may be terminated by either party upon 180 days’ prior notice.

Professional Services Agreement.   Prior to 2010, in connection with the Spin-off, DISH Network entered into various agreements with EchoStar including the Transition Services Agreement, Satellite Procurement Agreement and Services Agreement, which all expired on January 1, 2010 and were replaced by a Professional Services Agreement. During 2009, DISH Network and EchoStar agreed that EchoStar shall continue to have the right, but not the obligation, to receive the following services from DISH Network, among others, certain of which were previously provided under the Transition Services Agreement: information technology, travel and event coordination, internal audit, legal, accounting and tax, benefits administration, program acquisition services and other support services. Additionally, DISH Network and EchoStar agreed that DISH Network shall continue to have the right, but not the obligation, to engage EchoStar to manage the process of procuring new satellite capacity for DISH Network (previously provided under the Satellite Procurement Agreement) and receive logistics, procurement and quality assurance services from EchoStar (previously provided under the Services Agreement) and other support services. The Professional Services Agreement renewed on January 1, 2020 for an additional one-year period until January 1, 2021 and renews automatically for successive one-year periods thereafter, unless terminated earlier by either party upon at least 60 days’ notice. However, either party may terminate the Professional Services Agreement in part with respect to any particular service it receives for any reason upon at least 30 days’ notice. In connection with the completion of the Share Exchange on February 28, 2017, DISH Network and EchoStar amended the Professional Services Agreement to, among other things, provide certain transition services to each other related to the Share Exchange Agreement. In addition, on May 19, 2019, DISH Network entered into a Master Transaction Agreement, pursuant to which, effective September 10, 2019, DISH Network and EchoStar amended the Professional Services Agreement to, among other things, provide certain transition services to each other related to the Master Transaction Agreement and to remove certain services no longer necessary as a result of the Master Transaction

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Agreement. Revenue for services provided by us to EchoStar under the Professional Services Agreement is recorded in “Equipment sales and other revenue” on our Consolidated Statements of Operations and Comprehensive Income (Loss).
Other Agreements — EchoStar
Tax Sharing Agreement.   In connection with the Spin-off, DISH Network entered into a tax sharing agreement (the “Tax Sharing Agreement”) with EchoStar which governs our respective rights, responsibilities and obligations after the Spin-off with respect to taxes for the periods ending on or before the Spin-off. Generally, all pre-Spin-off taxes, including any taxes that are incurred as a result of restructuring activities undertaken to implement the Spin-off, are borne by DISH Network, and DISH Network will indemnify EchoStar for such taxes. However, DISH Network is not liable for and will not indemnify EchoStar for any taxes that are incurred as a result of the Spin-off or certain related transactions failing to qualify as tax-free distributions pursuant to any provision of Section 355 or Section 361 of the Internal Revenue Code of 1986, as amended (the “Code”) because of: (i) a direct or indirect acquisition of any of EchoStar’s stock, stock options or assets; (ii) any action that EchoStar takes or fails to take; or (iii) any action that EchoStar takes that is inconsistent with the information and representations furnished to the Internal Revenue Service (“IRS”) in connection with the request for the private letter ruling, or to counsel in connection with any opinion being delivered by counsel with respect to the Spin-off or certain related transactions. In such case, EchoStar is solely liable for, and will indemnify DISH Network for, any resulting taxes, as well as any losses, claims and expenses. The Tax Sharing Agreement will only terminate after the later of the full period of all applicable statutes of limitations, including extensions, or once all rights and obligations are fully effectuated or performed.
Tax Matters Agreement.   In connection with the completion of the Share Exchange, DISH Network and EchoStar entered into a Tax Matters Agreement, which governs certain rights, responsibilities and obligations with respect to taxes of the Transferred Businesses pursuant to the Share Exchange. Generally, EchoStar is responsible for all tax returns and tax liabilities for the Transferred Businesses for periods prior to the Share Exchange, and DISH Network are responsible for all tax returns and tax liabilities for the Transferred Businesses from and after the Share Exchange. Both DISH Network and EchoStar have made certain tax-related representations and are subject to various tax-related covenants after the consummation of the Share Exchange. Both DISH Network and EchoStar have agreed to indemnify each other if there is a breach of any such tax representation or violation of any such tax covenant and that breach or violation results in the Share Exchange not qualifying for tax free treatment for the other party. In addition, DISH Network has agreed to indemnify EchoStar if the Transferred Businesses are acquired, either directly or indirectly (e.g., via an acquisition of DISH Network), by one or more persons and such acquisition results in the Share Exchange not qualifying for tax free treatment. The Tax Matters Agreement supplements the Tax Sharing Agreement described above, which continues in full force and effect.
Patent Cross-License Agreements.   In December 2011, DISH Network and EchoStar entered into separate patent cross-license agreements with the same third party whereby: (i) EchoStar and such third party licensed their respective patents to each other subject to certain conditions; and (ii) DISH Network and such third party licensed their respective patents to each other subject to certain conditions (each, a “Cross-License Agreement”). Each Cross License Agreement covers patents acquired by the respective party prior to January 1, 2017 and aggregate payments under both Cross-License Agreements total less than $10 million. Each Cross License Agreement also contains an option to extend each Cross-License Agreement to include patents acquired by the respective party prior to January 1, 2022. In December 2016, DISH Network and EchoStar independently exercised their respective options to extend each Cross-License Agreement. The aggregate additional payments to such third-party was less than $3 million. Since the aggregate payments under both Cross-License Agreements were based on the combined annual revenues of DISH Network and EchoStar, DISH Network and EchoStar agreed to allocate their respective payments to such third party based on their respective percentage of combined total revenue.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
Rovi License Agreement.   On August 19, 2016, we entered into a ten-year patent license agreement (the “Rovi License Agreement”) with Rovi Corporation (“Rovi”) and, for certain limited purposes, EchoStar. EchoStar is a party to the Rovi License Agreement solely with respect to certain provisions relating to the prior patent license agreement between EchoStar and Rovi. There are no payments between us and EchoStar under the Rovi License Agreement.
Hughes Broadband Master Services Agreement.   In March 2017, DISH Network L.L.C. (“DNLLC”) and HNS entered into a master service agreement (the “MSA”) pursuant to which DNLLC, among other things: (i) has the right, but not the obligation, to market, promote and solicit orders for the Hughes broadband satellite service and related equipment; and (ii) installs Hughes service equipment with respect to activations generated by DNLLC. Under the MSA, HNS will make certain payments to DNLLC for each Hughes service activation generated, and installation performed, by DNLLC. Payments from HNS for services provided are recorded in “Subscriber-related revenue” on our Consolidated Statements of Operations and Comprehensive Income (Loss). The MSA has an initial term of five years with automatic renewal for successive one year terms. After the first anniversary of the MSA, either party has the ability to terminate the MSA, in whole or in part, for any reason upon at least 90 days’ notice to the other party. Upon expiration or termination of the MSA, HNS will continue to provide the Hughes service to subscribers and make certain payments to DNLLC pursuant to the terms and conditions of the MSA. For the years ended December 31, 2019, 2018 and 2017, we purchased broadband equipment from HNS of $14 million, $21 million and $22 million under the MSA, respectively.
Employee Matters Agreement — Share Exchange.   In connection with the completion of the Share Exchange, effective March 1, 2017, DISH Network and EchoStar entered into an Employee Matters Agreement that addresses the transfer of employees from EchoStar to DISH Network, including certain benefit and compensation matters and the allocation of responsibility for employee-related liabilities relating to current and past employees of the Transferred Businesses. DISH Network assumed employee-related liabilities relating to the Transferred Businesses as part of the Share Exchange, except that EchoStar will be responsible for certain existing employee-related litigation as well as certain pre-Share Exchange compensation and benefits for employees transferring to DISH Network in connection with the Share Exchange.
Intellectual Property and Technology License Agreement.   In connection with the completion of the Share Exchange, effective March 1, 2017, DISH Network and EchoStar entered into an Intellectual Property and Technology License Agreement (“IPTLA”), pursuant to which DISH Network and EchoStar license to each other certain intellectual property and technology. The IPTLA will continue in perpetuity, unless mutually terminated by the parties. Pursuant to the IPTLA, EchoStar granted to DISH Network a license to its intellectual property and technology for use by DISH Network, among other things, in connection with its continued operation of the Transferred Businesses acquired pursuant to the Share Exchange Agreement, including a limited license to use the “ECHOSTAR” trademark during a transition period. EchoStar retains full ownership of the “ECHOSTAR” trademark. In addition, DISH Network granted a license back to EchoStar, among other things, for the continued use of all intellectual property and technology transferred to DISH Network pursuant to the Share Exchange Agreement that is used in EchoStar’s retained businesses.
Related Party Transactions with NagraStar L.L.C.
As a result of the completion of the Share Exchange on February 28, 2017, we own a 50% interest in NagraStar, a joint venture that is our primary provider of encryption and related security systems intended to assure that only authorized customers have access to our programming. Certain payments related to NagraStar are recorded in “Subscriber-related expenses” on our Consolidated Statements of Operations and Comprehensive Income (Loss). In addition, certain other payments are initially included in “Inventory” and are subsequently capitalized as “Property and equipment, net” on our Consolidated Balance Sheets or expensed as “Subscriber acquisition costs” or “Subscriber-related expenses” on our Consolidated Statements of Operations and Comprehensive Income (Loss) when the equipment is deployed. We record all payables

DISH DBS CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — Continued
in “Trade accounts payable” or “Other accrued expenses” on our Consolidated Balance Sheets. Our investment in NagraStar is accounted for using the equity method.
The table below summarizes our transactions with NagraStar.
	For the Years Ended December 31,
	2019	2018	2017
	(In thousands)
Purchases (including fees):
Purchases from NagraStar	$56,284	$72,162	$71,167

	As of December 31,
	2019	2018
	(In thousands)
Amounts Payable and Commitments:
Amounts payable to NagraStar	$9,630	$9,871
Commitments to NagraStar	$4,893	$3,888
Related Party Transactions with Dish Mexico
Dish Mexico, S. de R.L. de C.V. (“Dish Mexico”) is an entity that provides direct-to-home satellite services in Mexico, which is owned 49% by EchoStar. We provide certain broadcast services, certain satellite services and sell hardware such as digital set-top boxes and related components to Dish Mexico, which are recorded in “Equipment sales and other revenue” on our Consolidated Statements of Operations and Comprehensive Income (Loss).
The table below summarizes our transactions with Dish Mexico:
	For the Years Ended December 31,
	2019	2018	2017
	(In thousands)
Sales:
Digital receivers and related components	$—	$1,227	$1,891
Uplink services	5,620	5,426	3,994
Total	$5,620	$6,653	$5,885

	As of December 31,
	2019	2018
	(In thousands)
Amounts Receivable:
Amounts receivable from Dish Mexico	$1,191	$1,370

DISH DBS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)
(Unaudited)
	As of
	June 30, 2020	December 31, 2019
Assets
Current Assets:
Cash and cash equivalents	$26,819	$17,426
Marketable investment securities	31	—
Trade accounts receivable, net of allowance for credit losses and allowance for doubtful accounts of $41,188 and $19,280, respectively	514,086	568,679
Inventory	301,408	321,983
Other current assets	179,818	164,767
Total current assets	1,022,162	1,072,855
Noncurrent Assets:
Restricted cash, cash equivalents and marketable investment securities	61,349	61,067
Property and equipment, net	1,661,928	1,751,573
FCC authorizations	611,794	611,794
Other investment securities	96,886	106,874
Operating lease assets	471,987	553,576
Other noncurrent assets, net	230,230	228,820
Total noncurrent assets	3,134,174	3,313,704
Total assets	$4,156,336	$4,386,559
Liabilities and Stockholder’s Equity (Deficit)
Current Liabilities:
Trade accounts payable	$338,109	$266,417
Advances from affiliates	—	82,415
Deferred revenue and other	652,866	674,079
Accrued programming	1,683,468	1,308,531
Accrued interest	180,248	189,039
Other accrued expenses	893,149	918,333
Current portion of long-term debt and finance lease obligations	2,053,291	1,151,108
Total current liabilities	5,801,131	4,589,922
Long-Term Obligations, Net of Current Portion:
Long-term debt and finance lease obligations, net of current portion	7,647,933	9,671,255
Deferred tax liabilities	521,433	501,857
Operating lease liabilities	267,154	350,155
Long-term deferred revenue and other long-term liabilities	224,210	207,992
Total long-term obligations, net of current portion	8,660,730	10,731,259
Total liabilities	14,461,861	15,321,181
Commitments and Contingencies (Note 9)
Stockholder’s Equity (Deficit):
Common stock, $.01 par value, 1,000,000 shares authorized, 1,015 shares issued and outstanding	—	—
Additional paid-in capital	1,443,022	1,432,736
Accumulated other comprehensive income (loss)	(771)	(449)
Accumulated earnings (deficit)	(11,747,776)	(12,366,909)
Total stockholder’s equity (deficit)	(10,305,525)	(10,934,622)
Total liabilities and stockholder’s equity (deficit)	$4,156,336	$4,386,559
The accompanying notes are an integral part of these condensed consolidated financial statements.

DISH DBS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)
(In thousands)
(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Subscriber-related revenue	$3,117,334	$3,117,066	$6,248,234	$6,215,002
Equipment sales and other revenue	31,197	49,533	68,079	89,597
Total revenue	3,148,531	3,166,599	6,316,313	6,304,599
Costs and Expenses (exclusive of depreciation shown separately below – Note 6):
Subscriber-related expenses	1,863,895	1,974,439	3,797,718	3,950,875
Satellite and transmission expenses	117,912	144,983	239,973	299,880
Cost of sales – equipment and other	23,660	49,603	54,474	89,944
Subscriber acquisition costs:
Cost of sales – subscriber promotion subsidies	1,159	3,007	10,048	9,524
Other subscriber acquisition costs	109,055	108,289	222,957	188,764
Subscriber acquisition advertising	89,510	126,782	220,592	233,689
Total subscriber acquisition costs	199,724	238,078	453,597	431,977
General and administrative expenses	156,574	187,930	341,498	374,507
Depreciation and amortization (Note 6)	122,869	135,600	257,954	290,715
Total costs and expenses	2,484,634	2,730,633	5,145,214	5,437,898
Operating income (loss)	663,897	435,966	1,171,099	866,701
Other Income (Expense):
Interest income	1,112	5,593	1,962	8,528
Interest expense, net of amounts capitalized	(164,047)	(194,857)	(346,387)	(390,502)
Other, net	(152)	3,131	793	4,564
Total other income (expense)	(163,087)	(186,133)	(343,632)	(377,410)
Income (loss) before income taxes	500,810	249,833	827,467	489,291
Income tax (provision) benefit, net	(125,830)	(64,465)	(208,334)	(126,287)
Net income (loss)	374,980	185,368	619,133	363,004
Less: Net income (loss) attributable to noncontrolling interests, net of tax	—	—	—	(124)
Net income (loss) attributable to DISH DBS	$374,980	$185,368	$619,133	$363,128
Comprehensive Income (Loss):
Net income (loss)	$374,980	$185,368	$619,133	$363,004
Other comprehensive income (loss):
Foreign currency translation adjustments	30	138	(322)	185
Unrealized holding gains (losses) on available-for- sale debt securities	11	102	—	254
Deferred income tax (expense) benefit, net	—	(27)	—	(65)
Total other comprehensive income (loss), net of tax	41	213	(322)	374
Comprehensive income (loss)	375,021	185,581	618,811	363,378
Less: Comprehensive income (loss) attributable to noncontrolling interests, net of tax	—	—	—	(124)
Comprehensive income (loss) attributable to DISH DBS	$375,021	$185,581	$618,811	$363,502
The accompanying notes are an integral part of these condensed consolidated financial statements.

DISH DBS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN
STOCKHOLDER’S EQUITY (DEFICIT)
(In thousands)
(Unaudited)
	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Earnings (Deficit)	Noncontrolling Interests	Total
Balance, December 31, 2018	$—	$1,152,369	$(376)	$(13,194,440)	$287	$(12,042,160)
Non-cash, stock-based compensation	—	11,003	—	—	—	11,003
Change in unrealized holding gains (losses) on available-for-sale debt securities, net	—	—	152	—	—	152
Deferred income tax (expense) benefit attributable to unrealized gains (losses) on available-for-sale securities	—	—	(38)	—	—	(38)
Foreign currency translation	—	—	47	—	—	47
Net income (loss) attributable to noncontrolling interests	—	—	—	—	(124)	(124)
Net income (loss) attributable to DISH DBS	—	—	—	177,760	—	177,760
Balance, March 31, 2019	$—	$1,163,372	$(215)	$(13,016,680)	$163	$(11,853,360)
Non-cash, stock-based compensation	—	11,528	—	—	—	11,528
Change in unrealized holding gains (losses) on available-for-sale debt securities, net	—	—	102	—	—	102
Deferred income tax (expense) benefit attributable to unrealized gains (losses) on available-for-sale securities	—	—	(27)	—	—	(27)
Foreign currency translation	—	—	138	—	—	138
Satellite and Spectrum Transaction, net of deferred taxes	—	267,437	—	—	(163)	267,274
Net income (loss) attributable to DISH DBS	—	—	—	185,368	—	185,368
Balance, June 30, 2019	$—	$1,442,337	$(2)	$(12,831,312)	$—	$(11,388,977)
Balance, December 31, 2019	$—	$1,432,736	$(449)	$(12,366,909)	$—	$(10,934,622)
Non-cash, stock-based compensation	—	6,953	—	—	—	6,953
Change in unrealized holding gains (losses) on available-for-sale debt securities, net	—	—	(11)	—	—	(11)
Foreign currency translation	—	—	(352)	—	—	(352)
Net income (loss) attributable to DISH DBS	—	—	—	244,153	—	244,153
Balance, March 31, 2020	$—	$1,439,689	$(812)	$(12,122,756)	$—	$(10,683,879)
Non-cash, stock-based compensation	—	3,333	—	—	—	3,333
Change in unrealized holding gains (losses) on available-for-sale debt securities, net	—	—	11	—	—	11
Foreign currency translation	—	—	30	—	—	30
Net income (loss) attributable to DISH DBS	—	—	—	374,980	—	374,980
Balance, June 30, 2020	$—	$1,443,022	$(771)	$(11,747,776)	$—	$(10,305,525)

The accompanying notes are an integral part of these condensed consolidated financial statements.

DISH DBS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	For the Six Months Ended June 30,
	2020	2019
Cash Flows From Operating Activities:
Net income (loss)	$619,133	$363,004
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	257,954	290,715
Realized and unrealized losses (gains) on investments	—	(3,160)
Non-cash, stock-based compensation	10,286	22,531
Deferred tax expense (benefit)	19,576	(39,649)
Allowance for credit losses and allowance for doubtful accounts, respectively	21,908	1,119
Other, net	25,554	(30,509)
Changes in current assets and current liabilities, net	405,709	160,594
Net cash flows from operating activities	1,360,120	764,645
Cash Flows From Investing Activities:
(Purchases) Sales and maturities of marketable investment securities, net	(31)	(96,031)
Purchases of property and equipment	(148,256)	(183,776)
Other, net	4,454	17,432
Net cash flows from investing activities	(143,833)	(262,375)
Cash Flows From Financing Activities:
Redemption and repurchases of senior notes	(1,100,000)	(22,365)
Advances to/from affiliates	(82,415)	—
Repayment of long-term debt and finance lease obligations	(23,807)	(10,860)
Other, net	—	(400)
Net cash flows from financing activities	(1,206,222)	(33,625)
Net increase (decrease) in cash, cash equivalents, restricted cash and cash equivalents	10,065	468,645
Cash, cash equivalents, restricted cash and cash equivalents, beginning of period (Note 4)	78,103	130,076
Cash, cash equivalents, restricted cash and cash equivalents, end of period (Note 4)	$88,168	$598,721
The accompanying notes are an integral part of these condensed consolidated financial statements.

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
1. Organization and Business Activities
Principal Business
DISH DBS Corporation (which together with its subsidiaries is referred to as “DISH DBS,” the “Company,” “we,” “us” and/or “our,” unless otherwise required by the context) is a holding company and an indirect, wholly-owned subsidiary of DISH Network Corporation (“DISH Network”). DISH DBS was formed under Colorado law in January 1996 and its common stock is held by DISH Orbital Corporation (“DOC”), a direct subsidiary of DISH Network. Our subsidiaries operate one business segment.
Pay-TV
We offer pay-TV services under the DISH® brand and the SLING® brand (collectively “Pay-TV” services). The DISH branded pay-TV service consists of, among other things, FCC licenses authorizing us to use direct broadcast satellite (“DBS”) and Fixed Satellite Service (“FSS”) spectrum, our owned and leased satellites, receiver systems, broadcast operations, customer service facilities, a leased fiber optic network, in-home service and call center operations, and certain other assets utilized in our operations (“DISH TV”). We also design, develop and distribute receiver systems and provide digital broadcast operations, including satellite uplinking/downlinking, transmission and other services to third-party pay-TV providers. The SLING branded pay-TV services consist of, among other things, multichannel, live-linear streaming OTT Internet-based domestic, international and Latino video programming services (“SLING TV”). As of June 30, 2020, we had 11.272 million Pay-TV subscribers in the United States, including 9.017 million DISH TV subscribers and 2.255 million SLING TV subscribers.
2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited Condensed Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information. Accordingly, these statements do not include all of the information and notes required for complete financial statements prepared under GAAP. In our opinion, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Our results of operations for the interim periods presented are not necessarily indicative of the results that may be expected for the full year. For further information, refer to the Consolidated Financial Statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2019. Certain prior period amounts have been reclassified to conform to the current period presentation.
Principles of Consolidation
We consolidate all majority owned subsidiaries, investments in entities in which we have controlling influence and variable interest entities where we have been determined to be the primary beneficiary. Minority interests are recorded as noncontrolling interests or redeemable noncontrolling interests. Non-consolidated investments are accounted for using the equity method when we have the ability to significantly influence the operating decisions of the investee. When we do not have the ability to significantly influence the operating decisions of an investee, these equity securities are classified as either marketable investment securities or other investments and recorded at fair value with changes recognized in “Other, net” within “Other Income (Expense)” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). All significant intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
and liabilities at the date of the financial statements and the reported amounts of revenue and expense for each reporting period. Estimates are used in accounting for, among other things, allowances for credit losses, self-insurance obligations, deferred taxes and related valuation allowances, uncertain tax positions, loss contingencies, fair value of financial instruments, fair value of options granted under our stock-based compensation plans, fair value of assets and liabilities acquired in business combinations, relative standalone selling prices of performance obligations, finance leases, asset impairments, estimates of future cash flows used to evaluate and recognize impairments, useful lives of property, equipment and intangible assets, independent third-party retailer incentives, programming expenses and subscriber lives. Economic conditions may increase the inherent uncertainty in the estimates and assumptions indicated above. Actual results may differ from previously estimated amounts, and such differences may be material to our condensed consolidated financial statements. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected prospectively in the period they occur.
Marketable Investment Securities
All equity securities are carried at fair value, with changes in fair value recognized in “Other, net” within “Other Income (Expense)” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).
All debt securities are classified as available-for-sale and are recorded at fair value. Historically, we reported temporary unrealized gains and losses as a separate component of “Accumulated other comprehensive income (loss)” within “Total stockholder’s equity (deficit),” net of related deferred income tax on our Condensed Consolidated Balance Sheets. Subsequent to the adoption of ASU 2016-13 Financial Instruments — Credit Losses, Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”) during the first quarter of 2020, we report the temporary unrealized gains and losses related to changes in market conditions of marketable debt securities as a separate component of “Accumulated other comprehensive income (loss)” within “Total stockholder’s equity (deficit),” net of related deferred income tax on our Condensed Consolidated Balance Sheets. The corresponding changes in the fair value of marketable debt securities, which are determined to be company specific credit losses are recorded in “Other, net” within “Other Income (Expense)” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). We evaluate our debt investment portfolio to determine whether declines in the fair value of these securities are related to credit loss. Management estimates credit losses on marketable debt securities utilizing a credit loss impairment model on a quarterly basis. We estimate the expected credit losses, measured over the contractual life of marketable debt securities considering relevant issuer specific factors, including, but not limited to, a decrease in credit ratings or an entities ability to pay.
Trade Accounts Receivable
Prior to January 1, 2020, management estimated the amount of allowance for doubtful accounts for potential non-collectability of accounts receivable based upon past collection experience and consideration of other relevant factors. Subsequent to January 1, 2020 due to the adoption of ASU 2016-13, trade accounts receivable are recorded at amortized cost less an allowance for expected credit losses that are not expected to be recovered. We maintain allowances for credit losses resulting from the expected failure or inability of our customers to make required payments. We recognize the allowance for expected credit losses at inception and reassess quarterly based on management’s expectation of the asset’s collectability. Management estimates credit losses on financial assets, including our trade accounts receivable, utilizing a current expected credit loss impairment model. We estimate the expected credit losses, measured over the contractual life of an asset considering relevant historical loss information, credit quality of the customer base, current economic conditions and forecasts of future economic conditions.
In determining the allowance for credit losses, management groups similar types of financial assets with consistent risk characteristics. Pools identified by management include but are not limited to residential customers, commercial customers and advertising services. The risk characteristics of the financial asset

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
portfolios are monitored by management and reviewed periodically. The forecasts for future economic conditions are based on several factors including, but not limited to, changes in the unemployment rate, external economic forecasts and current collection rates. Our estimates of the allowance for credit losses may not be indicative of our actual credit losses requiring additional charges to be incurred to reflect the actual amount collected.
Fair Value Measurements
We determine fair value based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. Market or observable inputs are the preferred source of values, followed by unobservable inputs or assumptions based on hypothetical transactions in the absence of market inputs. We apply the following hierarchy in determining fair value:
•
Level 1, defined as observable inputs being quoted prices in active markets for identical assets;

•
Level 2, defined as observable inputs other than quoted prices included in Level 1, including quoted prices for similar assets and liabilities in active markets; and quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs for which little or no market data exists, consistent with reasonably available assumptions made by other participants therefore requiring assumptions based on the best information available.

As of June 30, 2020 and December 31, 2019, the carrying amount for cash and cash equivalents, trade accounts receivable (net of allowance for credit losses or net of allowance for doubtful accounts) and current liabilities (excluding the “Current portion of long-term debt and finance lease obligations”) was equal to or approximated fair value due to their short-term nature or proximity to current market rates. See Note 4 for the fair value of our marketable investment securities.
Fair values for our publicly traded debt securities are based on quoted market prices, when available. The fair values of private debt are based on, among other things, available trade information, and/or an analysis in which we evaluate market conditions, related securities, various public and private offerings, and other publicly available information. In performing this analysis, we make various assumptions regarding, among other things, credit spreads, and the impact of these factors on the value of the debt securities. See Note 8 for the fair value of our long-term debt.
Revenue Recognition
Our revenue is primarily derived from Pay-TV programming services that we provide to our subscribers. We also generate revenue from equipment rental fees and other hardware related fees, including DVRs and fees from subscribers with multiple receivers; advertising services; fees earned from our in-home service operations; warranty services; sales of digital receivers and related equipment to third-party pay-TV providers; satellite uplink and telemetry, tracking and control (“TT&C”) services; and revenue from in-home services. See Note 11 for further information, including revenue disaggregated by major source.
Our residential video subscribers contract for individual services or combinations of services, as discussed above, the majority of which are generally distinct and are accounted for as separate performance obligations. We consider our installations for first time DISH TV subscribers to be a service. However, since we provide a significant integration service combining the installation with programming services, we have concluded that the installation is not distinct from programming and thus the installation and programming services are accounted for as a single performance obligation. We generally satisfy these performance obligations and recognize revenue as the services are provided, for example as the programming is broadcast to subscribers, as this best represents the transfer of control of the services to the subscriber.

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
In cases where a subscriber is charged certain nonrefundable upfront fees, those fees are generally considered to be material rights to the subscriber related to the subscriber’s option to renew without having to pay an additional fee upon renewal. These fees are deferred and recognized over the estimated period of time during which the fee remains material to the customer, which we estimate to be less than one year. Revenues arising from our in-home services that are separate from the initial installation, such as mounting a TV on a subscriber’s wall, are generally recognized when these services are performed.
For our residential video subscribers, we have concluded that the contract term under Accounting Standard Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”), is one month and as a result the revenue recognized for these subscribers for a given month is equal to the amount billed in that month, except for certain nonrefundable upfront fees that are accounted for as material rights, as discussed above.
Revenues from our advertising services are typically recognized as the advertisements are broadcast. Sales of equipment to subscribers or other third parties are recognized when control is transferred under the contract. Revenue from our commercial video subscribers typically follows the residential model described above, with the exception that the contract term for most of our commercial subscribers exceeds one month and can be multiple years in length. However, commercial subscribers typically do not receive time-limited discounts or free service periods and accordingly, while they may have multiple performance obligations, revenue is equal to the amount billed in a given month.
Contract Balances
The timing of revenue recognition generally differs from the timing of invoicing to customers. When revenue is recognized prior to invoicing, we record a receivable. When revenue is recognized subsequent to invoicing, we record deferred revenue. Our residential video subscribers are typically billed monthly, and the contract balances for those customers arise from the timing of the monthly billing cycle. We do not adjust the amount of consideration for financing impacts as we apply a practical expedient when we anticipate that the period between transfer of goods and services and eventual payment for those goods and services will be less than one year. See Note 12 for further information, including balance and activity detail about our allowance for credit losses and deferred revenue related to contracts with subscribers.
Assets Recognized Related to the Costs to Obtain a Contract with a Subscriber
We recognize an asset for the incremental costs of obtaining a contract with a subscriber if we expect the benefit of those costs to be longer than one year. We have determined that certain sales incentive programs, including those with our independent third-party retailers, meet the requirements to be capitalized, and payments made under these programs are capitalized and amortized to expense over the estimated subscriber life. During the three months ended June 30, 2020 and 2019, we capitalized $44 million and $55 million, respectively, under these programs. The amortization expense related to these programs was $29 million and $17 million for the three months ended June 30, 2020 and 2019, respectively. During the six months ended June 30, 2020 and 2019, we capitalized $82 million and $92 million, respectively, under these programs. The amortization expense related to these programs was $56 million and $31 million for the six months ended June 30, 2020 and 2019, respectively. As of June 30, 2020 and December 31, 2019, we had a total of $326 million and $300 million, respectively, capitalized on our Condensed Consolidated Balance Sheets. These amounts are capitalized in “Other current assets” and “Other noncurrent assets, net” on our Condensed Consolidated Balance Sheets, and then amortized in “Other subscriber acquisition costs” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).
Leases
We enter into operating and finance leases for, among other things, satellites, office space, warehouses and distribution centers, vehicles, and other equipment. Our leases have remaining lease terms from one to 12 years, some of which include renewal options, and some of which include options to terminate the leases within one year.

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
We determine if an arrangement is a lease and classify that lease as either an operating or finance lease at inception. Operating leases are included in “Operating lease assets,” “Other accrued expenses” and “Operating lease liabilities” on our Condensed Consolidated Balance Sheets. Finance leases are included in “Property and equipment, net,” “Current portion of long-term debt and finance lease obligations” and “Long-term debt and finance lease obligations, net of current portion” on our Condensed Consolidated Balance Sheets. Leases with an initial term of 12 months or less are not recorded on the balance sheet and we recognize lease expense for these leases on a straight-line basis over the lease term on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). See Note 7 for further information on our lease expenses.
Right of use (“ROU”) assets represent our right to use an underlying asset for the lease term and lease liabilities represent the present value of our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes the impact of prepaid or deferred lease payments. The length of our lease term may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term.
We currently lease and historically have leased certain assets from EchoStar, including, among other things, satellites, office space and data centers. See Note 13 for further information on our Related Party Transactions with EchoStar. On May 19, 2019, DISH Network entered into a Master Transaction Agreement with EchoStar and effective September 10, 2019, certain satellites and real estate assets leased from EchoStar were transferred to DISH Network. See Note 13 “Related Party Transactions — Master Transaction Agreement” in the Notes to DISH Network’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 for further information on the Master Transaction Agreement.
We have lease agreements with lease and non-lease components, which are generally accounted for separately. Our variable lease payments are immaterial and our lease agreements do not contain any material residual value guarantees or material restrictive covenants.
DISH TV subscribers have the choice of leasing or purchasing the satellite receiver and other equipment necessary to receive our DISH TV services. Most of our new DISH TV subscribers choose to lease equipment and thus we retain title to such equipment. Equipment leased to new and existing DISH TV subscribers is capitalized and depreciated over their estimated useful lives.
For equipment leased to new and existing DISH TV subscribers we made an accounting policy election to combine the equipment with our programming services as a single performance obligation in accordance with the revenue recognition guidance as the programming services are the predominant component. The revenue related to equipment leased to new and existing DISH TV subscribers would have otherwise been accounted for as an operating lease.
Impact of Adoption of ASU 2016-02
In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02 Leases (“ASU 2016-02”) and has modified the standard thereafter. We adopted ASU 2016-02, as modified, on January 1, 2019 using the modified retrospective method. Under the modified retrospective method, we applied the new guidance to all leases that commenced before and were existing as of January 1, 2019.
The adoption of ASU 2016-02 had no impact on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) and cash flows from operating, investing and financing activities on our Condensed Consolidated Statements of Cash Flows.

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
Research and Development
Research and development costs are expensed as incurred. Research and development costs totaled $5 million and $6 million for the three months ended June 30, 2020 and 2019, respectively. Research and development costs totaled $11 million for each of the six months ended June 30, 2020 and 2019.
3. Supplemental Data — Statements of Cash Flows
The following table presents certain supplemental cash flow and other non-cash data. See Note 7 for supplemental cash flow and non-cash data related to leases.
	For the Six Months Ended June 30,
	2020	2019
	(In thousands)
Cash paid for interest	$329,923	$382,391
Cash received for interest	1,962	8,528
Cash paid for income taxes	3,205	8,845
Cash paid for income taxes to DISH Network	176,964	152,526
Capitalized interest	—	440
Reclassification of a receivable from noncurrent to current	—	138,210
Our parent, DISH Network, provides a centralized system for the management of our cash and marketable investment securities as it does for all of its subsidiaries to, among other reasons, maximize yield of the portfolio. As a result, the cash and marketable investment securities included on our Condensed Consolidated Balance Sheets is a component or portion of the overall cash and marketable investment securities portfolio included on DISH Network’s Condensed Consolidated Balance Sheets and managed by DISH Network. We are reflecting the purchases and sales of marketable investment securities on a net basis for each period presented on our Condensed Consolidated Statements of Cash Flows as we believe the net presentation is more meaningful to our cash flows from investing activities.
4. Marketable Investment Securities, Restricted Cash and Cash Equivalents, and Other Investment Securities
Our marketable investment securities, restricted cash and cash equivalents, and other investment securities consisted of the following:
	As of
	June 30, 2020	December 31, 2019
	(In thousands)
Marketable investment securities:
Current marketable investment securities	$31	$—
Restricted marketable investment securities(1)	—	390
Total marketable investment securities	31	390
Restricted cash and cash equivalents(1)	61,349	60,677
Other investment securities:
Other investment securities	96,886	106,874
Total other investment securities	96,886	106,874

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
	As of
	June 30, 2020	December 31, 2019
	(In thousands)
Total marketable investment securities, restricted cash and cash equivalents, and other investment securities	$158,266	$167,941

(1)
Restricted marketable investment securities and restricted cash and cash equivalents are included in “Restricted cash, cash equivalents and marketable investment securities” on our Condensed Consolidated Balance Sheets.

Marketable Investment Securities
Our marketable investment securities portfolio may consist of debt and equity instruments. All equity securities are carried at fair value, with changes in fair value recognized in “Other, net” within “Other Income (Expense)” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). All debt securities are classified as available-for-sale and are recorded at fair value. We report the temporary unrealized gains and losses related to changes in market conditions of marketable debt securities as a separate component of “Accumulated other comprehensive income (loss)” within “Total stockholder’s equity (deficit),” net of related deferred income tax on our Condensed Consolidated Balance Sheets. The corresponding changes in the fair value of marketable debt securities, which are determined to be company specific credit losses are recorded in “Other, net” within “Other Income (Expense)” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). See Note 2 for further information.
Current Marketable Investment Securities
Our current marketable investment securities portfolio can include investments in various debt instruments including, among others, commercial paper, corporate securities and United States treasury and/or agency securities.
Commercial paper consists mainly of unsecured short-term promissory notes, issued primarily by corporations, with maturities ranging up to 365 days. Corporate securities consist of debt instruments issued by corporations with various maturities normally less than 18 months. U.S. Treasury and agency securities consist of debt instruments issued by the federal government and other government agencies.
Restricted Cash, Cash Equivalents and Marketable Investment Securities
As of June 30, 2020 and December 31, 2019, our restricted marketable investment securities, together with our restricted cash and cash equivalents, included amounts required as collateral for our letters of credit and trusts.
Other Investment Securities
We have strategic investments in certain debt and/or equity securities that are included in noncurrent “Other investment securities” on our Condensed Consolidated Balance Sheets. Our debt securities are classified as available-for-sale and our equity securities are accounted for using the equity method of accounting or recorded at fair value. Certain of our equity method investments are detailed below.
NagraStar L.L.C.   As a result of the completion of the share exchange on February 28, 2017, we own a 50% interest in NagraStar L.L.C. (“NagraStar”), a joint venture that is our primary provider of encryption and related security systems intended to assure that only authorized customers have access to our programming.

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
Invidi Technologies Corporation.   In November 2016, we, DIRECTV, LLC, a wholly-owned indirect subsidiary of AT&T Inc., and Cavendish Square Holding B.V., an affiliate of WPP plc, entered into a series of agreements to acquire Invidi Technologies Corporation (“Invidi”), an entity that provides proprietary software for the addressable advertising market. The transaction closed in January 2017.
Our ability to realize value from our strategic investments in securities that are not publicly traded depends on the success of the issuers’ businesses and their ability to obtain sufficient capital, on acceptable terms or at all, and to execute their business plans. Because private markets are not as liquid as public markets, there is also increased risk that we will not be able to sell these investments, or that when we desire to sell them we will not be able to obtain fair value for them.
Fair Value Measurements
Our investments measured at fair value on a recurring basis were as follows:
	As of
	June 30, 2020				December 31, 2019
	Total	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3
	(In thousands)
Cash equivalents (including restricted)	$63,344	$62,740	$604	$—	$60,677	$60,677	$—	$—
Debt securities (including restricted):
U.S. Treasury and agency securities	$—	$—	$—	$—	$390	$390	$—	$—
Commercial paper	31	—	31	—	—	—	—	—
Corporate securities	—	—	—	—	—	—	—	—
Other	—	—	—	—	—	—	—	—
Total	$31	$—	$31	$—	$390	$390	$—	$—
Gains and Losses on Sales and Changes in Carrying Amounts of Investments
“Other, net” within “Other Income (Expense)” included on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) is as follows:
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Other, net:	2020	2019	2020	2019
	(In thousands)
Marketable investment securities – realized and unrealized gains (losses)	$—	$829	$—	$3,599
Costs related to early redemption of debt	—	—	—	(439)
Equity in earnings of affiliates	(399)	2,297	(121)	1,353
Other	247	5	914	51
Total	$(152)	$3,131	$793	$4,564

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
5. Inventory
Inventory consisted of the following:
	As of
	June 30, 2020	December 31, 2019
	(In thousands)
Finished goods	$249,605	$254,240
Work-in-process and service repairs	34,245	34,120
Raw materials	17,558	33,623
Total inventory	$301,408	$321,983
6. Property and Equipment
Property and equipment consisted of the following:
	Depreciable Life (In Years)	As of
		June 30, 2020	December 31, 2019
		(In thousands)
Equipment leased to customers	2 – 5	$1,779,445	$1,837,503
EchoStar XV	15	277,658	277,658
EchoStar XVIII	15	411,255	411,255
Satellites acquired under finance lease agreements	15	398,107	398,107
Furniture, fixtures, equipment and other	2 – 20	1,934,783	1,894,629
Buildings and improvements	5 – 40	294,342	289,421
Land	—	13,186	13,186
Construction in progress	—	62,862	70,081
Total property and equipment		5,171,638	5,191,840
Accumulated depreciation		(3,509,710)	(3,440,267)
Property and equipment, net		$1,661,928	$1,751,573
Depreciation and amortization expense consisted of the following:
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands)
Equipment leased to customers	$69,489	$86,453	$149,171	$194,589
Satellites	23,796	12,920	47,593	23,575
Buildings, furniture, fixtures, equipment and other	29,584	36,227	61,190	72,551
Total depreciation and amortization	$122,869	$135,600	$257,954	$290,715
Cost of sales and operating expense categories included in our accompanying Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) do not include depreciation expense related to satellites or equipment leased to customers.

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
Pay-TV Satellites.   We currently utilize 11 satellites in geostationary orbit approximately 22,300 miles above the equator, two of which we own and depreciate over their estimated useful life. We currently utilize certain capacity on six satellites that we lease from DISH Network, one satellite that we lease from EchoStar, and two satellites that we lease from third parties. All leased satellites are accounted for as operating leases except Nimiq 5 and Anik F3, which are accounted for as financing leases and are depreciated over their economic life.
As of June 30, 2020, our pay-TV satellite fleet consisted of the following:
Satellites	Launch Date	Degree Orbital Location	Lease Termination Date
Owned:
EchoStar XV	July 2010	61.5	N/A
EchoStar XVIII	June 2016	61.5	N/A
Leased from EchoStar(1):
EchoStar IX	August 2003	121	Month to month
Leased from DISH Network(2):
EchoStar X	February 2006	110	February 2021
EchoStar XI	July 2008	110	September 2021
EchoStar XIV	March 2010	119	February 2023
EchoStar XVI	November 2012	61.5	January 2023
Nimiq 5(3)	September 2009	72.7	September 2020
QuetzSat-1	September 2011	77	November 2021
Leased from Other Third Party:
Anik F3	April 2007	118.7	April 2022
Ciel II	December 2008	129	January 2021

(1)
See Note 13 for further information on our Related Party Transactions with EchoStar.

(2)
See Note 13 for further information on our Related Party Transactions with DISH Network.

(3)
The Nimiq 5 satellite, for which we have the option to renew on a year-to-year basis through September 2024 (when DISH Network’s lease term expires) was previously classified as an operating lease. As a result of the Master Transaction Agreement and expiration of the initial lease term, we now include our options to renew the lease through September 2024 in the lease term as we are reasonably certain to exercise those options. Accordingly, Nimiq 5 is now accounted for as a finance lease.

On May 14, 2019, we and DISH Orbital II L.L.C (“DOLLC II”), an indirect wholly-owned subsidiary of DISH Network, entered into an agreement to sell our interests in the Local Multipoint Distribution Service (“LMDS”) and MVDDS licenses in exchange for the EchoStar XVIII satellite, including its related in-orbit incentive obligations of approximately $18 million (the “Satellite and Spectrum Transaction”). As the Satellite and Spectrum Transaction is among entities under common control, we recorded the EchoStar XVIII Satellite at DOLLC II’s net historical cost basis of $320 million. The difference between the net historical cost basis of EchoStar XVIII and our net carrying value of the LMDS and MVDDS licenses of $26 million, resulted in a $267 million capital transaction, net of tax, that was recorded in “Additional paid-in capital” on our Condensed Consolidated Balance Sheets during the second quarter of 2019.

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
7. Leases
We enter into operating and finance leases for, among other things, satellites, office space, warehouses and distribution centers, vehicles, and other equipment. Our leases have remaining lease terms from one to 12 years, some of which include renewal options, and some of which include options to terminate the leases within one year.
Our Anik F3 and Nimiq 5 satellites are accounted for as financing leases. Substantially all of our remaining leases are accounted for as operating leases, including the remainder of our satellite fleet.
The components of lease expense were as follows:
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands)
Operating lease cost	$61,808	$81,762	$123,523	$162,048
Short-term lease cost(1)	3,733	12,141	6,400	31,426
Finance lease cost:
Amortization of right-of-use assets	12,300	3,805	24,748	9,913
Interest on lease liabilities	4,534	1,099	9,332	2,280
Total finance lease cost	16,834	4,904	34,080	12,193
Total lease costs	$82,375	$98,807	$164,003	$205,667

(1)
Leases that have terms of 12 months or less.

Supplemental cash flow information related to leases was as follows:
	For the Six Months Ended June 30,
	2020	2019
	(In thousands)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$123,811	$164,159
Operating cash flows from finance leases	$9,332	$2,295
Financing cash flows from finance leases	$23,227	$10,454
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$17,967	$61,872
Finance leases	$—	$—
Right-of-use assets and liabilities recognized at January 1, 2019 upon adoption of ASC 842		$730,180

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
Supplemental balance sheet information related to leases was as follows:
	As of
	June 30, 2020	December 31, 2019
	(In thousands)
Operating Leases:
Operating lease assets	$471,987	$553,576
Other current liabilities	$204,138	$202,972
Operating lease liabilities	267,154	350,155
Total operating lease liabilities	$471,292	$553,127
Finance Leases:
Property and equipment, gross	$398,875	$399,764
Accumulated depreciation	(226,325)	(201,873)
Property and equipment, net	$172,550	$197,891
Other current liabilities	$50,860	$48,678
Other long-term liabilities	137,949	163,939
Total finance lease liabilities	$188,809	$212,617
Weighted Average Remaining Lease Term:
Operating leases	3.1 years	3.4 years
Finance leases	3.8 years	4.2 years
Weighted Average Discount Rate:
Operating leases	9.0%	9.1%
Finance leases	9.5%	9.5%
Maturities of lease liabilities as of June 30, 2020 were as follows:
	Maturities of Lease Liabilities
For the Years Ending December 31,	Operating Leases	Finance Leases	Total
	(In thousands)
2020 (remaining six months)	$121,315	$33,139	$154,454
2021	205,137	66,279	271,416
2022	132,452	50,226	182,678
2023	27,439	42,862	70,301
2024	11,376	32,147	43,523
Thereafter	42,414	—	42,414
Total lease payments	540,133	224,653	764,786
Less: Imputed interest	(68,841)	(35,844)	(104,685)
Total	471,292	188,809	660,101
Less: Current portion	(204,138)	(50,860)	(254,998)
Long-term portion of lease obligations	$267,154	$137,949	$405,103

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
8. Long-Term Debt and Finance Lease Obligations
Fair Value of our Long-Term Debt
The following table summarizes the carrying amount and fair value of our debt facilities as of June 30, 2020 and December 31, 2019:
	As of
	June 30, 2020		December 31, 2019
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In thousands)
5 1∕8% Senior Notes due 2020(1)	$—	$—	$1,100,000	$1,110,208
6 3∕4% Senior Notes due 2021(2)	2,000,000	2,045,100	2,000,000	2,109,420
5 7∕8% Senior Notes due 2022	2,000,000	2,043,040	2,000,000	2,129,580
5% Senior Notes due 2023	1,500,000	1,495,545	1,500,000	1,543,770
5 7∕8% Senior Notes due 2024	2,000,000	2,000,340	2,000,000	2,049,080
7 3∕4% Senior Notes due 2026	2,000,000	2,130,880	2,000,000	2,128,900
Other notes payable	25,996	25,996	25,996	25,996
Subtotal	9,525,996	$9,740,901	10,625,996	$11,096,954
Unamortized deferred financing costs and debt discounts, net	(13,581)		(16,250)
Finance lease obligations(3)	188,809		212,617
Total long-term debt and finance lease obligations (including current portion)	$9,701,224		$10,822,363

(1)
On May 1, 2020, we redeemed the principal balance of our 5 1∕8% Senior Notes due 2020.

(2)
Our 6 3/4% Senior Notes due 2021 mature on June 1, 2021 and have been reclassified to “Current portion of long-term debt and finance lease obligations” on our Condensed Consolidated Balance Sheets as of June 30, 2020.

(3)
Disclosure regarding fair value of finance leases is not required.

We estimated the fair value of our publicly traded long-term debt using market prices in less active markets (Level 2).
9. Commitments and Contingencies
Commitments
DISH Network Spectrum
Since 2008, DISH Network has directly invested over $11 billion to acquire certain wireless spectrum licenses and related assets and made over $10 billion in non-controlling investments in certain entities, for a total of over $21 billion, as described further below.
DISH Network has directly invested over $11 billion to acquire certain wireless spectrum licenses and related assets. These wireless spectrum licenses are subject to certain interim and final build-out requirements, as well as certain renewal requirements. In March 2017, DISH Network notified the FCC that it planned

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
to deploy a narrowband Internet of Things (“IoT”) network on certain of these wireless licenses, which was to be the first phase of its network deployment (“First Phase”). DISH Network expected to complete the First Phase by March 2020, with subsequent phases to be completed thereafter. In light of, among other things, certain developments related to the Sprint-TMUS merger, during the first quarter 2020, DISH Network determined that the revision of certain of its build-out deadlines was probable and, therefore, DISH Network no longer intends to complete its narrowband IoT deployment. DISH Network has issued requests for information and proposals (“RFI/Ps”) to various vendors in the wireless industry as it moves forward with its 5G broadband network deployment (“5G Network Deployment”). DISH Network currently expects expenditures for its wireless projects to be between $250 million and $500 million during 2020, excluding capitalized interest. DISH Network currently expects expenditures for its 5G Network Deployment to be approximately $10 billion, excluding capitalized interest. DISH Network will need to make significant additional investments or partner with others to, among other things, commercialize, build-out, and integrate these licenses and related assets, and any additional acquired licenses and related assets; and comply with regulations applicable to such licenses. Depending on the nature and scope of such commercialization, build-out, integration efforts, and regulatory compliance, any such investments or partnerships could vary significantly.
In addition, as DISH Network considers its options for the commercialization of its wireless spectrum, it will incur significant additional expenses and will have to make significant investments related to, among other things, research and development, wireless testing and wireless network infrastructure. DISH Network may also determine that additional wireless spectrum licenses may be required to commercialize its wireless business and to compete with other wireless service providers.
Asset Purchase Agreement.   On July 26, 2019, DISH Network entered into an Asset Purchase Agreement (the “APA”) with T-Mobile US, Inc. (“TMUS”) and Sprint Corporation (“Sprint” and together with TMUS, the “Sellers” and given the consummation of the Sprint-TMUS merger, sometimes referred to as “NTM”) to acquire from NTM certain assets and liabilities associated with Sprint’s Boost Mobile and Sprint-branded prepaid mobile services businesses (the “Prepaid Business”) for an aggregate purchase price of $1.4 billion as adjusted for specific categories of net working capital on the closing date (the “Prepaid Business Sale”). Effective July 1, 2020 (the “Closing Date”), upon the terms and subject to the conditions set forth in the APA, DISH Network and NTM completed the Prepaid Business Sale.
At the closing of the Prepaid Business Sale, DISH Network and NTM entered into a transition services agreement under which DISH Network will receive certain transitional services (the “TSA”), a master network services agreement for the provision of network services by NTM to DISH Network (the “MNSA”), an option agreement entitling DISH Network to acquire certain decommissioned cell sites and retail stores of NTM (the “Option Agreement”) and an agreement under which DISH Network would purchase all of Sprint’s 800 MHz spectrum licenses, totaling approximately 13.5 MHz of nationwide wireless spectrum for an additional approximately $3.59 billion (the “Spectrum Purchase Agreement” and together with the APA, the TSA, the MNSA and the Option Agreement, the “Transaction Agreements”). See Note 10 “Commitments and Contingencies — Commitments — Sprint Asset Acquisition” of DISH Network’s Quarterly Report on Form 10-Q for the three months ended June 30, 2020 for further information on the Transaction Agreements.
In connection with the development of DISH Network’s wireless business, including, without limitation, the efforts described above, we have made cash distributions to partially finance these efforts to date and may make additional cash distributions to finance, in whole or in part, DISH Network’s future efforts. There can be no assurance that DISH Network will be able to develop and implement a business model that will realize a return on these wireless spectrum licenses or that DISH Network will be able to profitably deploy the assets represented by these wireless spectrum licenses.
DISH Network Non-Controlling Investments in the Northstar Entities and the SNR Entities Related to AWS-3 Wireless Spectrum Licenses
During 2015, through its wholly-owned subsidiaries American AWS-3 Wireless II L.L.C. (“American II”) and American AWS-3 Wireless III L.L.C. (“American III”), DISH Network initially made over $10 billion

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
in certain non-controlling investments in Northstar Spectrum, LLC (“Northstar Spectrum”), the parent company of Northstar Wireless, LLC (“Northstar Wireless,” and collectively with Northstar Spectrum, the “Northstar Entities”), and in SNR Wireless HoldCo, LLC (“SNR HoldCo”), the parent company of SNR Wireless LicenseCo, LLC (“SNR Wireless,” and collectively with SNR HoldCo, the “SNR Entities”), respectively. On October 27, 2015, the FCC granted certain AWS-3 wireless spectrum licenses (the “AWS-3 Licenses”) to Northstar Wireless (the “Northstar Licenses”) and to SNR Wireless (the “SNR Licenses”), respectively. The Northstar Entities and/or the SNR Entities may need to raise significant additional capital in the future, which may be obtained from third party sources or from DISH Network, so that the Northstar Entities and the SNR Entities may commercialize, build-out and integrate these AWS-3 Licenses, comply with regulations applicable to such AWS-3 Licenses, and make any potential payments related to the re-auction of AWS-3 licenses retained by the FCC. Depending upon the nature and scope of such commercialization, build-out, integration efforts, regulatory compliance, and potential re-auction payments, any such loans, equity contributions or partnerships could vary significantly. For further information regarding the potential re-auction of AWS-3 licenses retained by the FCC, see Note 10 “Commitments and Contingencies — Commitments — DISH Network Non-Controlling Investments in the Northstar Entities and the SNR Entities Related to AWS-3 Wireless Spectrum Licenses” in the Notes to DISH Network’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.
We have made and may make cash distributions to finance, in whole or in part, loans that DISH Network has made or may make in the future to the Northstar Entities and the SNR Entities related to DISH Network’s non-controlling investments in these entities. There can be no assurance that DISH Network will be able to obtain a profitable return on its non-controlling investments in the Northstar Entities and the SNR Entities.
We may need to raise significant additional capital in the future, which may not be available on acceptable terms or at all, to among other things, make additional cash distributions to DISH Network, continue investing in our business and to pursue acquisitions and other strategic transactions.
See Note 10 “Commitments and Contingencies — Commitments” in the Notes to DISH Network’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 for further information.
Contingencies
Separation Agreement
On January 1, 2008, DISH Network completed the distribution of its technology and set-top box business and certain infrastructure assets (the “Spin-off”) into a separate publicly-traded company, EchoStar. In connection with the Spin-off, DISH Network entered into a separation agreement with EchoStar that provides, among other things, for the division of certain liabilities, including liabilities resulting from litigation. Under the terms of the separation agreement, EchoStar has assumed certain liabilities that relate to its business, including certain designated liabilities for acts or omissions that occurred prior to the Spin-off. Certain specific provisions govern intellectual property related claims under which, generally, EchoStar will only be liable for its acts or omissions following the Spin-off and DISH Network will indemnify EchoStar for any liabilities or damages resulting from intellectual property claims relating to the period prior to the Spin-off, as well as DISH Network’s acts or omissions following the Spin-off. On February 28, 2017, DISH Network and EchoStar and certain of their respective subsidiaries completed the transactions contemplated by the Share Exchange Agreement (the “Share Exchange Agreement”) that was previously entered into on January 31, 2017 (the “Share Exchange”), pursuant to which certain assets that were transferred to EchoStar in the Spin-off were transferred back to DISH Network. On September 10, 2019, DISH Network and EchoStar and certain of their respective subsidiaries completed the transactions contemplated by the Master Transaction Agreement (the “Master Transaction Agreement”) that was previously entered into on May 19, 2019, pursuant to which certain assets that were transferred to EchoStar in the Spin-off were transferred back to DISH Network. The Share Exchange Agreement and the Master

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
Transaction Agreement contain additional indemnification provisions between DISH Network and EchoStar for certain liabilities and legal proceedings.
Litigation
We are involved in a number of legal proceedings (including those described below) concerning matters arising in connection with the conduct of our business activities. Many of these proceedings are at preliminary stages, and many of these proceedings seek an indeterminate amount of damages. We regularly evaluate the status of the legal proceedings in which we are involved to assess whether a loss is probable or there is a reasonable possibility that a loss or an additional loss may have been incurred and to determine if accruals are appropriate. If accruals are not appropriate, we further evaluate each legal proceeding to assess whether an estimate of the possible loss or range of possible loss can be made.
For certain cases described on the following pages, management is unable to provide a meaningful estimate of the possible loss or range of possible loss because, among other reasons, (i) the proceedings are in various stages; (ii) damages have not been sought; (iii) damages are unsupported and/or exaggerated; (iv) there is uncertainty as to the outcome of pending appeals or motions; (v) there are significant factual issues to be resolved; and/or (vi) there are novel legal issues or unsettled legal theories to be presented or a large number of parties. For these cases, however, management does not believe, based on currently available information, that the outcomes of these proceedings will have a material adverse effect on our financial condition, though the outcomes could be material to our operating results for any particular period, depending, in part, upon the operating results for such period.
Broadband iTV
On December 19, 2019, Broadband iTV, Inc. filed a complaint against our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Western District of Texas. The complaint alleges infringement of United States Patent No. 10,028,026 (the “026 patent”), entitled “System for addressing on-demand TV program content on TV services platform of a digital TV services provider”; United States Patent No. 10,506,269 (the “269 patent”), entitled “System for addressing on-demand TV program content on TV services platform of a digital TV services provider”; United States Patent No. 9,998,791 (“the 791 patent”), entitled “Video-on-demand content delivery method for providing video-on-demand services to TV service subscribers”; and United States Patent No. 9,648,388 (the “388 patent”), entitled “Video-on-demand content delivery system for providing video-on-demand services to TV services subscribers.” Generally, the asserted patents relate to providing video on demand content to subscribers.
On July 10, 2020, July 20, 2020, July 24, 2020 and July 31, 2020, DISH Network L.L.C. filed petitions with the United States Patent and Trademark Office challenging the validity of, respectively, the 026 patent, the 791 patent, the 269 patent and the 388 patent.
We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages. Each of the plaintiffs is an entity that seeks to license a patent portfolio without itself practicing any of the claims recited therein.
City of Hallandale Beach Police Officers’ and Firefighters’ Personnel Retirement Trust
On July 2, 2019, a putative class action lawsuit was filed by a purported EchoStar stockholder in the District Court of Clark County, Nevada under the caption City of Hallandale Beach Police Officers’ and Firefighters’ Personnel Retirement Trust v. Ergen, et al., Case No. A-19-797799-B. The lawsuit named as defendants Mr. Ergen, the other members of the EchoStar Board, as well as EchoStar, certain of its officers, DISH Network and certain of DISH Network’s and EchoStar’s affiliates. Plaintiff alleges, among other

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things, breach of fiduciary duties in approving the transactions contemplated under the Master Transaction Agreement for inadequate consideration and pursuant to an unfair and conflicted process, and that EchoStar, DISH Network and certain other defendants aided and abetted such breaches. In the operative First Amended Complaint, filed on October 11, 2019, the plaintiff dropped as defendants the EchoStar board members other than Mr. Ergen. See Note 13 “Related Party Transactions — Master Transaction Agreement” in the Notes to DISH Network’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 for further information on the Master Transaction Agreement. Plaintiff seeks equitable relief, including the issuance of additional DISH Network Class A Common Stock, monetary relief and other costs and disbursements, including attorneys’ fees.
DISH Network intends to vigorously defend this case, but cannot predict with any degree of certainty the outcome of this suit or determine the extent of any potential liability or damages.
ClearPlay, Inc.
On March 13, 2014, ClearPlay, Inc. (“ClearPlay”) filed a complaint against DISH Network, our wholly-owned subsidiary DISH Network L.L.C., EchoStar, and its then wholly-owned subsidiary EchoStar Technologies L.L.C., in the United States District Court for the District of Utah. The complaint alleges willful infringement of United States Patent Nos. 6,898,799 (the “799 patent”), entitled “Multimedia Content Navigation and Playback”; 7,526,784 (the “784 patent”), entitled “Delivery of Navigation Data for Playback of Audio and Video Content”; 7,543,318 (the “318 patent”), entitled “Delivery of Navigation Data for Playback of Audio and Video Content”; 7,577,970 (the “970 patent”), entitled “Multimedia Content Navigation and Playback”; and 8,117,282 (the “282 patent”), entitled “Media Player Configured to Receive Playback Filters From Alternative Storage Mediums.” ClearPlay alleges that the AutoHop™ feature of our Hopper set-top box infringes the asserted patents. On February 11, 2015, the case was stayed pending various third-party challenges before the United States Patent and Trademark Office regarding the validity of certain of the patents asserted in the action. In those third-party challenges, the United States Patent and Trademark Office found that all claims of the 282 patent are unpatentable, and that certain claims of the 784 patent and 318 patent are unpatentable. ClearPlay appealed as to the 784 patent and the 318 patent, and on August 23, 2016, the United States Court of Appeals for the Federal Circuit affirmed the findings of the United States Patent and Trademark Office. On October 31, 2016, the stay was lifted. The trial has been reset for March 22, 2021. The report issued by ClearPlay’s damages expert contends that ClearPlay is entitled to $543 million in damages.
We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Contemporary Display LLC
On June 4, 2018, Contemporary Display LLC (“Contemporary”) filed a complaint against DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Western District of Texas. The complaint alleges infringement of United States Patent No. 6,028,643 (the “643 patent”), entitled “Multiple-Screen Video Adapter with Television Tuner”; United States Patent No. 6,429,903 (the “903 patent”), entitled “Video Adapter for Supporting at Least One Television Monitor”; United States Patent No. 6,492,997 (the “997 patent”), entitled “Method and System for Providing Selectable Programming in a Multi-Screen Mode”; United States Patent No. 7,500,202 (the “202 patent”), “Remote Control for Navigating Through Content in an Organized and Categorized Fashion”; and United States Patent No. 7,809,842 (the “842 patent”), entitled “Transferring Sessions Between Devices.” The 643 patent and the 903 patent are directed to video adapters for use with multiple displays. The 997 patent is directed to a system for presenting multiple video programs on a display device simultaneously. The 202 patent is

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directed to a remote control for interacting with a set-top box having programmable features and “operational controls” on at least three sides of the remote control. The 842 patent is directed to a system for managing online communication sessions between multiple devices. Contemporary is an entity that seeks to license a patent portfolio without itself practicing any of the claims recited therein.
In a First Amended Complaint filed on August 6, 2018, Contemporary added our wholly-owned subsidiary DISH Network L.L.C. as a defendant. In a Second Amended Complaint filed on October 9, 2018, Contemporary named only our wholly- owned subsidiary DISH Network L.L.C. as a defendant and dropped certain indirect infringement allegations. On June 10, 2019, DISH Network L.L.C. filed petitions with the United States Patent and Trademark Office challenging the validity of the asserted claims of the 842 patent, the 903 patent, the 643 patent and the 997 patent. On December 13, 2019 and January 7, 2020, the United States Patent and Trademark Office agreed to institute proceedings on each of our petitions. On July 11, 2019, the Court entered an order staying the case pending resolution of the petitions. On January 31, 2020, pursuant to the parties’ joint motion, the Court dismissed all claims arising from the 202 patent, and extended its stay of the litigation pending non-appealable determinations on all of the petitions before the United States Patent and Trademark Office.
We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Customedia Technologies, L.L.C.
On February 10, 2016, Customedia Technologies, L.L.C. (“Customedia”) filed a complaint against DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Eastern District of Texas. The complaint alleges infringement of four patents: United States Patent No. 8,719,090 (the “090 patent”); United States Patent No. 9,053,494 (the “494 patent”); United States Patent No. 7,840,437 (the “437 patent”); and United States Patent No. 8,955,029 (the “029 patent”). Each patent is entitled “System for Data Management And On-Demand Rental And Purchase Of Digital Data Products.” Customedia alleges infringement in connection with our addressable advertising services, our DISH Anywhere feature, and our Pay-Per-View and video-on-demand offerings. Customedia is an entity that seeks to license a patent portfolio without itself practicing any of the claims recited therein.
In December 2016 and January 2017, DISH Network L.L.C. filed petitions with the United States Patent and Trademark Office challenging the validity of the asserted claims of each of the asserted patents. On June 12, 2017, the United States Patent and Trademark Office agreed to institute proceedings on our petitions challenging the 090 patent and the 437 patent; on July 18, 2017, it agreed to institute proceedings on our petitions challenging the 029 patent; and on July 28, 2017, it agreed to institute proceedings on our petitions challenging the 494 patent. These instituted proceedings cover all asserted claims of each of the asserted patents. The litigation in the District Court has been stayed since August 8, 2017 pending resolution of the proceedings at the United States Patent and Trademark Office.
Pursuant to an agreement between the parties, on December 20, 2017, DISH Network L.L.C. dismissed its petitions challenging the 029 patent in the United States Patent and Trademark Office, and on January 9, 2018, the parties dismissed their claims, counterclaims and defenses as to that patent in the litigation. On March 5, 2018, the United States Patent and Trademark Office conducted a trial on the remaining petitions. On June 11, 2018, the United States Patent and Trademark Office issued final written decisions on DISH Network L.L.C.’s petitions challenging the 090 patent and it invalidated all of the asserted claims. On July 25, 2018, the United States Patent and Trademark Office issued final written decisions on DISH Network L.L.C.’s petitions challenging the 437 patent and the 494 patent and it invalidated all of the asserted claims. Customedia appealed its losses before the United States Patent and Trademark Office. The Court of

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Appeals for the Federal Circuit heard oral argument on November 6, 2019 on the appeal involving the 437 patent, and summarily affirmed the patent’s invalidity on November 8, 2019. On January 7, 2020, Customedia petitioned the Court of Appeals for rehearing or rehearing en banc, raising issues about the constitutionality of the appointment of the administrative patent judges that heard the petition before the Patent and Trademark Office, but the Court of Appeals denied rehearing on March 5, 2020. On July 31, 2020, Customedia filed a petition with the United States Supreme Court asking it to hear a further appeal. The Court of Appeals heard oral argument on the appeal involving the 090 patent and the 494 patent on December 3, 2019, and affirmed those patents’ invalidity on March 6, 2020. On May 5, 2020, Customedia filed petitions in the Federal Circuit for rehearing and rehearing en banc, seeking to reverse our appellate victories on the 090 and 494 patents, but those petitions were denied on June 9, 2020.
We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Innovative Foundry Technologies LLC
On December 20, 2019, Innovative Foundry Technologies LLC filed a complaint against DISH Network (as well as Semiconductor Manufacturing International Corporation; Broadcom Incorporated; Broadcom Corporation; and Cypress Semiconductor Corporation) in the United States District Court for the Western District of Texas. The complaint alleges infringement of United States Patent No. 6,580,122 (the “122 patent”), entitled “Transistor Device Having an Enhanced Width Dimension and a Method of Making Same”; United States Patent No. 6,806,126 (the “126 patent”), entitled “Method of Manufacturing a Semiconductor Component”; United States Patent No. 6,933,620 (the “620 patent”), entitled “Semiconductor Component and Method of Manufacture”; and United States Patent No. 7,009,226 (the “226 patent”), entitled “In-Situ Nitride/Oxynitride Processing with Reduced Deposition Surface Pattern Sensitivity.” On April 9, 2020, Semiconductor Manufacturing International Corporation filed a petition with the United States Patent and Trademark Office challenging the validity of the asserted claims of the 226 patent, and on April 14, 2020, it filed petitions challenging the validity of the asserted claims of the 126 patent and 620 patent.
DISH Network intends to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages. Each of the plaintiffs is an entity that seeks to license a patent portfolio without itself practicing any of the claims recited therein.
Mobile Networking Solutions
On August 12, 2019, Mobile Networking Solutions, LLC (“Mobile Networking Solutions”) filed a complaint against our wholly-owned subsidiary Sling Media L.L.C. for infringement of two patents: United States Patent No. 7,543,177 (the “177 patent”) and United States Patent No. 7,958,388 (the “388 patent”), each entitled “Methods and Systems for a Storage System.” Mobile Networking Solutions alleges infringement in connection with Sling Media L.L.C.’s use of a Hadoop Distributed File System for storage and processing of large data files. Pursuant to a stipulation of the parties, on December 16, 2019, the Court entered an order staying the case for six months so the parties may discuss settling the case. On May 12, 2020, pursuant to the parties’ joint request, the Court ordered dismissal of the case with prejudice. This matter is now concluded.

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Multimedia Content Management LLC
On July 25, 2018, Multimedia Content Management LLC (“Multimedia”) filed a complaint against DISH Network in the United States District Court for the Western District of Texas. Multimedia alleges that DISH Network infringes United States Patent No. 8,799,468 (the “468 patent”), entitled “System for Regulating Access to and Distributing Content in a Network,” and United States Patent No. 9,465,925 (the “925 patent”), entitled “System for Regulating Access to and Distributing Content in a Network,” in connection with impulse pay per view content offerings on certain set-top boxes. Multimedia is an entity that seeks to license a patent portfolio without itself practicing any of the claims recited therein. On March 7, 2019, pursuant to stipulation, the Court substituted our wholly-owned subsidiary DISH Network L.L.C. as the defendant in our place. On April 23, 2019, DISH Network L.L.C. filed petitions with the United States Patent and Trademark Office challenging the validity of the asserted claims of each of the asserted patents. On November 13, 2019, the United States Patent and Trademark Office denied institution on both of the petitions. On December 13, 2019, DISH Network L.L.C. filed a motion for reconsideration, which the United States Patent and Trademark Office denied on March 10, 2020. On March 26, 2020, pursuant to the parties’ joint request, the Court dismissed the matter with prejudice. This matter is now concluded.
Realtime Data LLC and Realtime Adaptive Streaming LLC
On June 6, 2017, Realtime Data LLC d/b/a IXO (“Realtime”) filed an amended complaint in the United States District Court for the Eastern District of Texas (the “Original Texas Action”) against DISH Network; our wholly-owned subsidiaries DISH Network L.L.C., DISH Technologies L.L.C. (then known as EchoStar Technologies L.L.C.), Sling TV L.L.C. and Sling Media L.L.C.; EchoStar, and EchoStar’s wholly-owned subsidiary Hughes Network Systems, L.L.C. (“HNS”); and Arris Group, Inc. Realtime’s initial complaint in the Original Texas Action, filed on February 14, 2017, had named only EchoStar and HNS as defendants. The amended complaint in the Original Texas Action alleges infringement of United States Patent No. 8,717,204 (the “204 patent”), entitled “Methods for encoding and decoding data”; United States Patent No. 9,054,728 (the “728 patent”), entitled “Data compression systems and methods”; United States Patent No. 7,358,867 (the “867 patent”), entitled “Content independent data compression method and system”; United States Patent No. 8,502,707 (the “707 patent”), entitled “Data compression systems and methods”; United States Patent No. 8,275,897 (the “897 patent”), entitled “System and methods for accelerated data storage and retrieval”; United States Patent No. 8,867,610 (the “610 patent”), entitled “System and methods for video and audio data distribution”; United States Patent No. 8,934,535 (the “535 patent”), entitled “Systems and methods for video and audio data storage and distribution”; and United States Patent No. 8,553,759 (the “759 patent”), entitled “Bandwidth sensitive data compression and decompression.”
Realtime alleges that DISH Network, Sling TV, Sling Media and Arris streaming video products and services compliant with various versions of the H.264 video compression standard infringe the 897 patent, the 610 patent and the 535 patent, and that the data compression system in Hughes’ products and services infringe the 204 patent, the 728 patent, the 867 patent, the 707 patent and the 759 patent.
On July 19, 2017, the Court severed Realtime’s claims against DISH Network, DISH Network L.L.C., Sling TV L.L.C., Sling Media L.L.C. and Arris Group, Inc. (alleging infringement of the 897 patent, the 610 patent and the 535 patent) from the Original Texas Action into a separate action in the United States District Court for the Eastern District of Texas (the “Second Texas Action”). On August 31, 2017, Realtime dismissed the claims against DISH Network, Sling TV L.L.C., Sling Media Inc., and Sling Media L.L.C. from the Second Texas Action and refiled these claims (alleging infringement of the 897 patent, the 610 patent and the 535 patent) against Sling TV L.L.C., Sling Media Inc., and Sling Media L.L.C. in a new action in the United States District Court for the District of Colorado (the “Colorado Action”). Also on August 31, 2017, Realtime dismissed DISH Technologies L.L.C. from the Original Texas Action, and on September 12, 2017, added it as a defendant in an amended complaint in the Second Texas Action. On November 6,

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2017, Realtime filed a joint motion to dismiss the Second Texas Action without prejudice, which the Court entered on November 8, 2017.
On October 10, 2017, Realtime Adaptive Streaming LLC (“Realtime Adaptive Streaming”) filed suit against our wholly-owned subsidiaries DISH Network L.L.C. and DISH Technologies L.L.C., as well as Arris Group, Inc., in a new action in the United States District Court for the Eastern District of Texas (the “Third Texas Action”), alleging infringement of the 610 patent and the 535 patent. Also on October 10, 2017, an amended complaint was filed in the Colorado Action, substituting Realtime Adaptive Streaming as the plaintiff instead of Realtime, and alleging infringement of only the 610 patent and the 535 patent, but not the 897 patent. On November 6, 2017, Realtime Adaptive Streaming filed a joint motion to dismiss the Third Texas Action without prejudice, which the court entered on November 8, 2017. Also on November 6, 2017, Realtime Adaptive Streaming filed a second amended complaint in the Colorado Action, adding our wholly-owned subsidiaries DISH Network L.L.C. and DISH Technologies L.L.C., as well as Arris Group, Inc., as defendants.
As a result, neither DISH Network nor any of its subsidiaries is a defendant in the Original Texas Action; the Court has dismissed without prejudice the Second Texas Action and the Third Texas Action; and our wholly-owned subsidiaries DISH Network L.L.C., DISH Technologies L.L.C., Sling TV L.L.C. and Sling Media L.L.C. as well as Arris Group, Inc., are defendants in the Colorado Action, which now has Realtime Adaptive Streaming as the named plaintiff.
On July 3, 2018, Sling TV L.L.C., Sling Media L.L.C., DISH Network L.L.C., and DISH Technologies L.L.C. filed petitions with the United States Patent and Trademark Office challenging the validity of each of the asserted patents. On January 31, 2019, the United States Patent and Trademark Office agreed to institute proceedings on our petitions challenging all asserted claims of each of the asserted patents, and it held trial on the petitions on December 5, 2019. On January 17, 2020, the United States Patent and Trademark Office terminated the petitions as time-barred, but issued a final written decision invalidating the 535 patent to third parties that had timely joined in our petition. On March 16, 2020, Sling TV L.L.C., Sling Media L.L.C., DISH Network L.L.C., and DISH Technologies L.L.C. filed a notice of appeal from the terminated petitions to the United States Court of Appeals for the Federal Circuit, and filed their opening brief on May 29, 2020. On June 29, 2020, the United States Patent and Trademark Office filed a notice of intervention in the appeal, and it and Realtime filed their respective appellate opposition briefs on July 29, 2020. The Colorado Action in the district court has been stayed since February 26, 2019, pending resolution of the petitions.
Realtime Adaptive Streaming is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.
We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Sound View Innovations, LLC
On December 30, 2019, Sound View Innovations, LLC filed one complaint against our wholly-owned subsidiaries DISH Network L.L.C. and DISH Technologies L.L.C. and a second complaint against our wholly-owned subsidiary Sling TV L.L.C. in the United States District Court for the District of Colorado. The complaint against DISH Network L.L.C. and DISH Technologies L.L.C. alleges infringement of United States Patent No 6,502,133 (the “133 patent”), entitled Real-Time Event Processing System with Analysis Engine Using Recovery Information” and both complaints allege infringement of United States Patent No. 6,708,213 (the “213 patent), entitled “Method for Streaming Multimedia Information Over Public Networks”; United States Patent No. 6,757,796 (the “796 patent”), entitled “Method and System for

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Caching Streaming Live Broadcasts transmitted Over a Network”; and United States Patent No. 6,725,456 (the “456 patent”), entitled “Methods and Apparatus for Ensuring Quality of Service in an Operating System.”
On May 21, 2020, June 3, 2020, June 5, 2020 and July 10, 2020, DISH Network L.L.C., DISH Technologies L.L.C. and Sling TV L.L.C. filed petitions with the United States Patent and Trademark Office challenging the validity of, respectively, the 213 patent, the 133 patent, the 456 patent and the 796 patent.
We intend to vigorously defend these cases. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages. Each of the plaintiffs is an entity that seeks to license a patent portfolio without itself practicing any of the claims recited therein.
Telemarketing Litigation
On March 25, 2009, our wholly-owned subsidiary DISH Network L.L.C. was sued in a civil action by the United States Attorney General and several states in the United States District Court for the Central District of Illinois (the “FTC Action”), alleging violations of the Telephone Consumer Protection Act (“TCPA”) and the Telemarketing Sales Rule (“TSR”), as well as analogous state statutes and state consumer protection laws. The plaintiffs alleged that we, directly and through certain independent third-party retailers and their affiliates, committed certain telemarketing violations. On December 23, 2013, the plaintiffs filed a motion for summary judgment, which indicated for the first time that the state plaintiffs were seeking civil penalties and damages of approximately $270 million and that the federal plaintiff was seeking an unspecified amount of civil penalties (which could substantially exceed the civil penalties and damages being sought by the state plaintiffs). The plaintiffs were also seeking injunctive relief that if granted would, among other things, enjoin DISH Network L.L.C., whether acting directly or indirectly through authorized telemarketers or independent third-party retailers, from placing any outbound telemarketing calls to market or promote its goods or services for five years, and enjoin DISH Network L.L.C. from accepting activations or sales from certain existing independent third-party retailers and from certain new independent third-party retailers, except under certain circumstances. We also filed a motion for summary judgment, seeking dismissal of all claims. On December 12, 2014, the Court issued its opinion with respect to the parties’ summary judgment motions. The Court found that DISH Network L.L.C. was entitled to partial summary judgment with respect to one claim in the action. In addition, the Court found that the plaintiffs were entitled to partial summary judgment with respect to ten claims in the action, which included, among other things, findings by the Court establishing DISH Network L.L.C.’s liability for a substantial amount of the alleged outbound telemarketing calls by DISH Network L.L.C. and certain of its independent third-party retailers that were the subject of the plaintiffs’ motion. The Court did not issue any injunctive relief and did not make any determination on civil penalties or damages, ruling instead that the scope of any injunctive relief and the amount of any civil penalties or damages were questions for trial.
The first phase of the bench trial took place January 19, 2016 through February 11, 2016, and the second phase took place October 25, 2016 through November 2, 2016.
On June 5, 2017, the Court issued Findings of Fact and Conclusions of Law and entered Judgment ordering DISH Network L.L.C. to pay an aggregate amount of $280 million to the federal and state plaintiffs. The Court also issued a Permanent Injunction (the “Injunction”) against DISH Network L.L.C. that imposes certain ongoing compliance requirements on DISH Network L.L.C., which include, among other things: (i) the retention of a telemarketing-compliance expert to prepare a plan to ensure that DISH Network L.L.C. and certain independent third-party retailers will continue to comply with telemarketing laws and the Injunction; (ii) certain telemarketing records retention and production requirements; and (iii) certain compliance reporting and monitoring requirements. In addition to the compliance requirements under the

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Injunction, within ninety (90) days after the effective date of the Injunction, DISH Network L.L.C. is required to demonstrate that it and certain independent third-party retailers are in compliance with the Safe Harbor Provisions of the TSR and TCPA and have made no prerecorded telemarketing calls during the five (5) years prior to the effective date of the Injunction (collectively, the “Demonstration Requirements”). If DISH Network L.L.C. fails to prove that it meets the Demonstration Requirements, it will be barred from conducting any outbound telemarketing for two (2) years. If DISH Network L.L.C. fails to prove that a particular independent third-party retailer meets the Demonstration Requirements, DISH Network L.L.C. will be barred from accepting orders from that independent third-party retailer for two (2) years. On July 3, 2017, DISH Network L.L.C. filed two motions with the Court: (1) to alter or amend the Judgment or in the alternative to amend the Findings of Fact and Conclusions of Law; and (2) to clarify, alter and amend the Injunction. On August 10, 2017, the Court: (a) denied the motion to alter or amend the Judgment or in the alternative to amend the Findings of Fact and Conclusions of Law; and (b) allowed, in part, the motion to clarify, alter and amend the Injunction, and entered an Amended Permanent Injunction (the “Amended Injunction”).
Among other things, the Amended Injunction provided DISH Network L.L.C. a thirty (30) day extension to meet the Demonstration Requirements, expanded the exclusion of certain independent third-party retailers from the Demonstration Requirements, and clarified that, with regard to independent third-party retailers, the Amended Injunction only applied to their telemarketing of DISH TV goods and services. On October 10, 2017, DISH Network L.L.C. filed a notice of appeal to the United States Court of Appeals for the Seventh Circuit, which heard oral argument on September 17, 2018. On March 26, 2020, the United States Court of Appeals for the Seventh Circuit issued an opinion largely affirming DISH Network L.L.C.’s liability, but vacating and remanding the damages award. On June 25, 2020, the United States Court of Appeals for the Seventh Circuit denied DISH Network L.L.C.’s petition for rehearing and/or rehearing en banc. Pursuant to the parties’ stipulation, on July 13, 2020, the Court entered a schedule for additional briefing on the remanded damages issue.
Our total accrual at June 30, 2020 and December 31, 2019 related to the FTC Action was $280 million, which was recorded in prior periods and is included in “Other accrued expenses” on our Condensed Consolidated Balance Sheets. Any eventual payments made with respect to the FTC Action may not be deductible for tax purposes, which had a negative impact on our effective tax rate for the year ended December 31, 2017. The tax deductibility of any eventual payments made with respect to the FTC Action may change, based upon, among other things, further developments in the FTC Action, including final adjudication of the FTC Action.
We may also from time to time be subject to private civil litigation alleging telemarketing violations. For example, a portion of the alleged telemarketing violations by an independent third-party retailer at issue in the FTC Action are also the subject of a certified class action filed against DISH Network L.L.C. in the United States District Court for the Middle District of North Carolina (the “Krakauer Action”). Following a five-day trial, on January 19, 2017, a jury in that case found that the independent third-party retailer was acting as DISH Network L.L.C.’s agent when it made the 51,119 calls at issue in that case, and that class members are eligible to recover $400 in damages for each call made in violation of the TCPA. On May 22, 2017, the Court ruled that the violations were willful and knowing, and trebled the damages award to $1,200 for each call made in violation of TCPA. On April 5, 2018, the Court entered a $61 million judgment in favor of the class. DISH Network L.L.C. appealed and on May 30, 2019, the United States Court of Appeals for the Fourth Circuit affirmed. On October 15, 2019, DISH Network L.L.C. filed a petition for writ of certiorari, requesting that the United States Supreme Court agree to hear a further appeal, but it denied the petition on December 16, 2019. On January 21, 2020, DISH Network L.L.C. filed a second notice of appeal relating to the district court’s orders on the claims administration process to identify, and disburse funds to, individual class members. On June 29, 2020, Krakauer filed a motion to dismiss the appeal for lack of jurisdiction. The district court currently is deciding how to handle the $10.76 million in disbursable judgment funds for which no corresponding class member was identified. Our total accrual related to the Krakauer Action at December 31, 2018 was $61 million, which was recorded in prior periods

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and was included in “Other accrued expenses” on our Condensed Consolidated Balance Sheets. During the third quarter 2019, the judgment was paid to the court.
We intend to vigorously defend these cases. We cannot predict with any degree of certainty the outcome of these suits.
Telemarketing Shareholder Derivative Litigation
On October 19, 2017, Plumbers Local Union No. 519 Pension Trust Fund (“Plumbers Local 519”), a purported shareholder of DISH Network, filed a putative shareholder derivative action in the District Court for Clark County, Nevada alleging, among other things, breach of fiduciary duty claims against the following current and former members of DISH Network’s Board of Directors: Charles W. Ergen; James DeFranco; Cantey M. Ergen; Steven R. Goodbarn; David K. Moskowitz; Tom A. Ortolf; Carl E. Vogel; George R. Brokaw; and Gary S. Howard (collectively, the “Director Defendants”). In its complaint, Plumbers Local 519 contends that, by virtue of their alleged failure to appropriately ensure DISH Network’s compliance with telemarketing laws, the Director Defendants exposed DISH Network to liability for telemarketing violations, including those in the Krakauer Action. It also contends that the Director Defendants caused DISH Network to pay improper compensation and benefits to themselves and others who allegedly breached their fiduciary duties to DISH Network. Plumbers Local 519 alleges causes of action for breach of fiduciary duties of loyalty and good faith, gross mismanagement, abuse of control, corporate waste and unjust enrichment. Plumbers Local 519 is seeking an unspecified amount of damages.
On November 13, 2017, City of Sterling Heights Police and Fire Retirement System (“Sterling Heights”), a purported shareholder of DISH Network, filed a putative shareholder derivative action in the District Court for Clark County, Nevada. Sterling Heights makes substantially the same allegations as Plumbers Union 519, and alleges causes of action against the Director Defendants for breach of fiduciary duty, waste of corporate assets and unjust enrichment. Sterling Heights is seeking an unspecified amount of damages. Pursuant to a stipulation of the parties, on January 4, 2018, the District Court agreed to consolidate the Sterling Heights action with the Plumbers Local 519 action, and on January 12, 2018, the plaintiffs filed an amended consolidated complaint that largely duplicates the original Plumbers Local 519 complaint. DISH Network’s Board of Directors has established a Special Litigation Committee to review the factual allegations and legal claims in this action. On May 15, 2018, the District Court granted the Special Litigation Committee’s motion to stay the case pending its investigation. The Special Litigation Committee’s report was filed on November 27, 2018, and recommended that the Company not pursue the claims asserted by the derivative plaintiffs. On December 20, 2018, the Special Litigation Committee filed a motion seeking deferral to its determination that the claims should be dismissed. Following a two-day evidentiary hearing on July 6-7, 2020, on July 17, 2020, the District Court entered an order granting the Special Litigation Committee’s motion.
DISH Network cannot predict with any degree of certainty the outcome of these suits or determine the extent of any potential liability or damages.
TQ Delta, LLC
On July 17, 2015, TQ Delta, LLC (“TQ Delta”) filed a complaint against us, DISH Network and our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the District of Delaware. The Complaint alleges infringement of United States Patent No. 6,961,369 (the “369 patent”), which is entitled “System and Method for Scrambling the Phase of the Carriers in a Multicarrier Communications System”; United States Patent No. 8,718,158 (the “158 patent”), which is entitled “System and Method for Scrambling the Phase of the Carriers in a Multicarrier Communications System”; United States Patent No. 9,014,243 (the “243 patent”), which is entitled “System and Method for Scrambling Using a Bit Scrambler and a Phase Scrambler”; United States Patent No. 7,835,430 (the “430 patent”), which is entitled “Multicarrier Modulation Messaging for Frequency Domain Received Idle Channel Noise

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Information”; United States Patent No. 8,238,412 (the “412 patent”), which is entitled “Multicarrier Modulation Messaging for Power Level per Subchannel Information”; United States Patent No. 8,432,956 (the “956 patent”), which is entitled “Multicarrier Modulation Messaging for Power Level per Subchannel Information”; and United States Patent No. 8,611,404 (the “404 patent”), which is entitled “Multicarrier Transmission System with Low Power Sleep Mode and Rapid-On Capability.”
On September 9, 2015, TQ Delta filed a first amended complaint that added allegations of infringement of United States Patent No. 9,094,268 (the “268 patent”), which is entitled “Multicarrier Transmission System With Low Power Sleep Mode and Rapid-On Capability.” On May 16, 2016, TQ Delta filed a second amended complaint that added EchoStar Corporation and its then wholly-owned subsidiary EchoStar Technologies L.L.C. as defendants. TQ Delta alleges that our satellite TV service, Internet service, set-top boxes, gateways, routers, modems, adapters and networks that operate in accordance with one or more Multimedia over Coax Alliance Standards infringe the asserted patents. TQ Delta has filed actions in the same court alleging infringement of the same patents against Comcast Corp., Cox Communications, Inc., DirecTV, Time Warner Cable Inc. and Verizon Communications, Inc. TQ Delta is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.
On July 14, 2016, TQ Delta stipulated to dismiss with prejudice all claims related to the 369 patent and the 956 patent. On July 20, 2016, we filed petitions with the United States Patent and Trademark Office challenging the validity of all of the patent claims of the 404 patent and the 268 patent that have been asserted against us. Third parties have filed petitions with the United States Patent and Trademark Office challenging the validity of all of the patent claims that have been asserted against us in the action. On November 4, 2016, the United States Patent and Trademark Office agreed to institute proceedings on the third-party petitions related to the 158 patent, the 243 patent, the 412 patent and the 430 patent. On December 20, 2016, pursuant to a stipulation of the parties, the Court stayed the case until the resolution of all petitions to the United States Patent and Trademark Office challenging the validity of all of the patent claims at issue. On January 19, 2017, the United States Patent and Trademark Office granted our motions to join the instituted petitions on the 430 and 158 patents.
On February 9, 2017, the United States Patent and Trademark Office agreed to institute proceedings on our petition related to the 404 patent, and on February 13, 2017, the United States Patent and Trademark Office agreed to institute proceedings on our petition related to the 268 patent. On February 27, 2017, the United States Patent and Trademark Office granted our motions to join the instituted petitions on the 243 and 412 patents. On October 26, 2017, the United States Patent and Trademark Office issued final written decisions on the petitions challenging the 158 patent, the 243 patent, the 412 patent and the 430 patent, and it invalidated all of the asserted claims of those patents. On February 7, 2018, the United States Patent and Trademark Office issued final written decisions on the petitions challenging the 404 patent, and it invalidated all of the asserted claims of that patent on the basis of our petition. On February 10, 2018, the United States Patent and Trademark Office issued a final written decision on our petition challenging the 268 patent, and it invalidated all of the asserted claims. On March 12, 2018, the United States Patent and Trademark Office issued a final written decision on a third-party petition challenging the 268 patent, and it invalidated all of the asserted claims. All asserted claims have now been invalidated by the United States Patent and Trademark Office. TQ Delta has filed notices of appeal from the final written decisions adverse to it. On May 9, 2019, the United States Court of Appeals for the Federal Circuit affirmed the invalidity of the 430 patent and the 412 patent. On July 10, 2019, the United States Court of Appeals for the Federal Circuit affirmed the invalidity of the asserted claims of the 404 patent. On July 15, 2019, the United States Court of Appeals for the Federal Circuit affirmed the invalidity of the asserted claims of the 268 patent. On November 22, 2019, the United States Court of Appeals for the Federal Circuit reversed the invalidity finding on the 243 patent and the 158 patent, and then, on March 29, 2020, denied a petition for panel rehearing as to those findings.
We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages,

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and/or an injunction that could require us to materially modify certain features that we currently offer to consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Turner Network Sales
On October 6, 2017, Turner Network Sales, Inc. (“Turner”) filed a complaint against our wholly-owned subsidiary DISH Network L.L.C. in the United States District Court for the Southern District of New York. The operative First Amended Complaint alleges that DISH Network L.L.C. improperly calculated and withheld licensing fees owing to Turner in connection with its carriage of CNN and other networks. On December 14, 2017, DISH Network L.L.C. filed its operative first amended counterclaims against Turner. In the counterclaims, DISH Network L.L.C. seeks a declaratory judgment that it properly calculated the licensing fees owed to Turner for carriage of CNN, and also alleges claims for unrelated breaches of the parties’ affiliation agreement. In its October 1, 2018 damage expert’s report, Turner claimed damages of $159 million, plus $24 million in interest. On September 27, 2019, the Court granted, in part, Turner’s motion for summary judgment, holding, in part, that Turner was entitled to recover approximately $20 million in license fee payments that DISH Network L.L.C. had withheld after it discovered previous over-payments. On February 12, 2020, the parties filed a stipulation to dismiss certain of their respective claims. Trial on the remaining claims in this matter has been re-set for March 1, 2021, where DISH Network L.L.C.’s incremental exposure (per Turner’s damages expert’s amended report) is approximately $206 million.
We intend to vigorously defend this case. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Uniloc
On January 31, 2019, Uniloc 2017 LLC (“Uniloc”) filed a complaint against our wholly-owned subsidiary Sling TV L.L.C. in the United States District Court for the District of Colorado. The Complaint alleges infringement of United States Patent No. 6,519,005 (the “005 patent”), which is entitled “Method of Concurrent Multiple-Mode Motion Estimation for Digital Video”; United States Patent No. 6,895,118 (the “118 patent”), which is entitled “Method of Coding Digital Image Based on Error Concealment”; United States Patent No. 9,721,273 (the “273 patent”), which is entitled “System and Method for Aggregating and Providing Audio and Visual Presentations Via a Computer Network”); and United States Patent No. 8,407,609 (the “609 patent”), which is entitled “System and Method for Providing and Tracking the Provision of Audio and Visual Presentations Via a Computer Network.” Uniloc is an entity that seeks to license an acquired patent portfolio without itself practicing any of the claims recited therein.
On June 25, 2019, Sling TV L.L.C. filed a petition with the United States Patent and Trademark Office challenging the validity of all of the asserted claims of the 005 patent. On July 19, 2019 and July 22, 2019, respectively, Sling TV L.L.C. filed petitions with the United States Patent and Trademark Office challenging the validity of all asserted claims of the 273 patent and the 609 patent. On August 12, 2019, Sling TV L.L.C. filed a petition with the United States Patent and Trademark Office challenging the validity of all of the asserted claims of the 118 patent. On October 18, 2019, pursuant to a stipulation of the parties, the Court entered a stay of the trial proceedings. On January 9, 2020, the United States Patent and Trademark Office agreed to institute proceedings on the petition challenging the 005 patent. On January 15, 2020, the United States Patent and Trademark Office agreed to institute proceedings on the petition challenging the 273 patent. On February 4, 2020, the United States Patent and Trademark Office agreed to institute proceedings on the petition challenging the 609 patent. On February 25, 2020, the United States Patent and Trademark Office declined to institute proceedings on the petition challenging the 118 patent.
We intend to vigorously defend this case. In the event that a court ultimately determines that we infringe the asserted patents, we may be subject to substantial damages, which may include treble damages, and/or an injunction that could require us to materially modify certain features that we currently offer to

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consumers. We cannot predict with any degree of certainty the outcome of the suit or determine the extent of any potential liability or damages.
Vermont National Telephone Company
On September 23, 2016, the United States District Court for the District of Columbia unsealed a qui tam complaint that was filed by Vermont National Telephone Company (“Vermont National”) against DISH Network; DISH Network’s wholly-owned subsidiaries, American AWS-3 Wireless I L.L.C., American II, American III, and DISH Wireless Holding L.L.C.; Charles W. Ergen (our Chairman) and Cantey M. Ergen (a member of DISH Network’s board of directors); Northstar Wireless; Northstar Spectrum; Northstar Manager, LLC; SNR Wireless; SNR HoldCo; SNR Wireless Management, LLC; and certain other parties. The complaint was unsealed after the United States Department of Justice notified the Court that it had declined to intervene in the action. The complaint is a civil action that was filed under seal on May 13, 2015 by Vermont National, which participated in the AWS-3 Auction through its wholly-owned subsidiary, VTel Wireless. The complaint alleges violations of the federal civil False Claims Act (the “FCA”) based on, among other things, allegations that Northstar Wireless and SNR Wireless falsely claimed bidding credits of 25% in the AWS-3 Auction when they were allegedly under the de facto control of DISH Network and, therefore, were not entitled to the bidding credits as designated entities under applicable FCC rules.
Vermont National seeks to recover on behalf of the United States government approximately $10 billion, which reflects the $3.3 billion in bidding credits that Northstar Wireless and SNR Wireless claimed in the AWS-3 Auction, trebled under the FCA. Vermont National also seeks civil penalties of not less than $5,500 and not more than $11,000 for each violation of the FCA.
On March 2, 2017, the United States District Court for the District of Columbia entered a stay of the litigation until such time as the United States Court of Appeals for the District of Columbia (the “D.C. Circuit”) issued its opinion in SNR Wireless LicenseCo, LLC, et al. v. F.C.C. The D.C. Circuit issued its opinion on August 29, 2017 and remanded the matter to the FCC for further proceedings. See Note 10 “Commitments — DISH Network Non-Controlling Investments in the Northstar Entities and the SNR Entities Related to AWS-3 Wireless Spectrum Licenses” in the Notes to DISH Network’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 for further information. Thereafter, the Court maintained the stay until October 26, 2018. On February 11, 2019, the Court granted Vermont National’s unopposed motion for leave to file an amended complaint. On March 28, 2019, the defendants filed a motion to dismiss Vermont National’s amended complaint, which has been fully briefed since June 3, 2019.
DISH Network intends to vigorously defend this case. DISH Network cannot predict with any degree of certainty the outcome of this proceeding or determine the extent of any potential liability or damages.
Waste Disposal Inquiry
The California Attorney General and the Alameda County (California) District Attorney are investigating whether certain of our waste disposal policies, procedures and practices are in violation of the California Business and Professions Code and the California Health and Safety Code. We expect that these entities will seek injunctive and monetary relief. The investigation appears to be part of a broader effort to investigate waste handling and disposal processes of a number of industries. While we are unable to predict the outcome of this investigation, we do not believe that the outcome will have a material effect on our results of operations, financial condition or cash flows.
Other
In addition to the above actions, we are subject to various other legal proceedings and claims that arise in the ordinary course of business, including, among other things, disputes with programmers regarding fees. In our opinion, the amount of ultimate liability with respect to any of these actions is unlikely to

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materially affect our financial condition, results of operations or liquidity, though the outcomes could be material to our operating results for any particular period, depending, in part, upon the operating results for such period.
10. Financial Information for Subsidiary Guarantors
Our senior notes are fully, unconditionally and jointly and severally guaranteed by all of our subsidiaries other than minor subsidiaries, and the stand-alone entity DISH DBS has no independent assets or operations. Therefore, supplemental financial information on a condensed consolidating basis of the guarantor subsidiaries is not required. There are no restrictions on our ability to obtain cash dividends or other distributions of funds from the guarantor subsidiaries, except those imposed by applicable law.
11. Disaggregation of Revenue
Geographic Information.   Revenue is attributed to geographic regions based upon the location where the goods and services are provided. All subscriber-related revenue was derived from the United States. Substantially all of our long-lived assets reside in the United States.
The following table summarizes revenue by geographic region:
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Revenue:	2020	2019	2020	2019
	(In thousands)
United States	$3,144,992	$3,155,828	$6,302,296	$6,282,937
Canada and Mexico	3,539	10,771	14,017	21,662
Total revenue	$3,148,531	$3,166,599	$6,316,313	$6,304,599
The revenue from external customers disaggregated by major revenue source was as follows:
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Category:	2020	2019	2020	2019
	(In thousands)
Pay-TV video and related revenue	$3,117,334	$3,117,066	$6,248,234	$6,215,002
Equipment sales and other revenue	31,197	49,533	68,079	89,597
Total	$3,148,531	$3,166,599	$6,316,313	$6,304,599
12. Contract Balances
Our valuation and qualifying accounts as of June 30, 2020 were as follows:
Allowance for credit losses	Balance at Beginning of Period	Current Period Provision for Expected Credit Losses	Write-offs Charged Against Allowance	Balance at End of Period
	(In thousands)
For the six months ended June 30, 2020	$19,280	$51,808	$(29,900)	$41,188
Deferred revenue related to contracts with our customers is recorded in “Deferred revenue and other” and “Long-term deferred revenue and other long-term liabilities” on our Condensed Consolidated Balance Sheets. Changes in deferred revenue related to contracts with our customers were as follows:

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Contract Liabilities
(In thousands)
Balance as of December 31, 2019	$609,054
Recognition of unearned revenue	(2,951,822)
Deferral of revenue	2,925,648
Balance as of June 30, 2020	$582,880
We apply a practical expedient and do not disclose the value of the remaining performance obligations for contracts that are less than one year in duration, which represent a substantial majority of our revenue. As such, the amount of revenue related to unsatisfied performance obligations is not necessarily indicative of our future revenue.
13. Related Party Transactions
Master Transaction Agreement
On May 19, 2019, DISH Network entered into the Master Transaction Agreement pursuant to which, on September 10, 2019, EchoStar transferred to DISH Network certain assets and liabilities of its EchoStar Satellite Services segment. As a result of the Master Transaction Agreement, certain agreements that we had with EchoStar have been transferred to DISH Network. The following is a summary of the terms of our principal agreements with DISH Network that may have an impact on our financial condition and results of operations. See Note 13 “Related Party Transactions — Master Transaction Agreement” in the Notes to DISH Network’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 for further information on the Master Transaction Agreement.
Related Party Transactions with DISH Network
“Satellite and transmission expenses”
During the three months ended June 30, 2020 and 2019, we incurred expenses of $56 million and $8 million, respectively, for satellite capacity leased from DISH Network and telemetry, tracking and control and other professional services provided to us by DISH Network. During the six months ended June 30, 2020 and 2019, we incurred expenses of $112 million and $25 million, respectively, for satellite capacity leased from DISH Network and telemetry, tracking and control and other professional services provided to us by DISH Network. As a result of the Master Transaction Agreement, discussed above, DISH Network is now a supplier of the vast majority of our transponder capacity. These amounts are recorded in “Satellite and transmission expenses” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). The agreements pertaining to these expenses are discussed below.
Satellite Capacity Leased from DISH Network.   On September 10, 2019, in connection with the Master Transaction Agreement DISH Network entered into with EchoStar on May 19, 2019, we began leasing satellite capacity on satellites owned or leased by DISH Network from a wholly-owned subsidiary of DISH Network. See “Pay-TV Satellites” in Note 6 for further information. The term of each lease is set forth below:
•
EchoStar X, XI and XIV.   On March 1, 2014, we began leasing all available capacity from EchoStar on the EchoStar X, XI and XIV satellites. The term of each satellite capacity agreement generally terminates upon the earlier of: (i) the end-of-life of the satellite; (ii) the date the satellite fails; or (iii) a certain date, which depends upon, among other things, the estimated useful life of the satellite. We generally have the option to renew each satellite capacity agreement on a year-to-year basis through the end of the respective satellite’s life. There can be no assurance that any options to renew such

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agreements will be exercised. Pursuant to the Master Transaction Agreement, discussed above, on September 10, 2019, the satellite capacity agreement we previously had with EchoStar for EchoStar X, XI and XIV was transferred to DISH Network and we began leasing satellite capacity on these satellites from a wholly-owned subsidiary of DISH Network as of the same date.
•
EchoStar XVI.   In December 2009, we entered into a transponder service agreement with EchoStar to lease all of the capacity on EchoStar XVI, a DBS satellite, after its service commencement date. EchoStar XVI was launched in November 2012 to replace EchoStar XV at the 61.5 degree orbital location and is currently in service. Effective December 21, 2012, we and EchoStar amended the transponder service agreement to, among other things, change the initial term to generally expire upon the earlier of: (i) the end-of-life or replacement of the satellite; (ii) the date the satellite fails; (iii) the date the transponder(s) on which service is being provided under the agreement fails; or (iv) four years following the actual service commencement date. In July 2016, we and EchoStar amended the transponder service agreement to, among other things, extend the initial term by one additional year and to reduce the term of the first renewal option by one year. Prior to expiration of the initial term, we had the option to renew for an additional five-year period. In May 2017, we exercised our first renewal option for an additional five-year period ending in January 2023. We also have the option to renew for an additional five-year period prior to expiration of the first renewal period in January 2023. There can be no assurance that the option to renew this agreement will be exercised. During 2018, we and EchoStar further amended the agreement to, among other things, allow us to place and use certain satellites at the 61.5 degree orbital location. Pursuant to the Master Transaction Agreement, discussed above, on September 10, 2019, the transponder service agreement we previously had with EchoStar for EchoStar XVI was transferred to DISH Network and we began receiving transponder services from a wholly-owned subsidiary of DISH Network as of the same date.

Nimiq 5 Agreement.   During 2009, EchoStar entered into a fifteen-year satellite service agreement with Telesat Canada (“Telesat”) to receive service on all 32 DBS transponders on the Nimiq 5 satellite at the 72.7 degree orbital location (the “Telesat Transponder Agreement”). During 2009, EchoStar also entered into a satellite service agreement (the “DISH Nimiq 5 Agreement”) with us, pursuant to which we received service from EchoStar on all 32 of the DBS transponders covered by the Telesat Transponder Agreement.
Under the terms of the DISH Nimiq 5 Agreement, we made certain monthly payments to EchoStar that commenced in 2009 when the Nimiq 5 satellite was placed into service and continued through the service term, which expired ten years following the date the Nimiq 5 satellite was placed into service. Upon expiration of the initial term, we have the option to renew on a year-to-year basis through the end-of-life of the Nimiq 5 satellite. Pursuant to the Master Transaction Agreement, discussed above, on September 10, 2019, the Telesat Transponder Agreement was transferred to DISH Network and we began receiving transponder services on the Nimiq 5 satellite from a wholly-owned subsidiary of DISH Network as of the same date and exercised our option to renew for a one-year period through September 2020. As discussed in Note 6, “Property and Equipment and Intangible Assets,” the Nimiq 5 satellite lease has been accounted for as a finance lease since September 2019. Accordingly, expenses related to this lease are no longer recorded in “Satellite and transmission expenses,” but rather in “Depreciation and amortization” and “Interest expense, net of amounts capitalized” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). During the three and six months ended June 30, 2020, we recorded $8 million and $17 million of “Depreciation and amortization expense,” respectively, and $4 million and $8 million, respectively, of “Interest expense, net of amounts capitalized” related to Nimiq 5.
QuetzSat-1 Lease Agreement. During 2008, EchoStar entered into a ten-year satellite service agreement with SES Latin America S.A. (“SES”), which provided, among other things, for the provision by SES to EchoStar of service on 32 DBS transponders on the QuetzSat-1 satellite (“SES Transponder Agreement”). During 2008, EchoStar also entered into a transponder service agreement (“QuetzSat-1 Transponder Agreement”) with us pursuant to which we received service from EchoStar on 24 DBS transponders.

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QuetzSat-1 was launched on September 29, 2011 and was placed into service during the fourth quarter 2011 at the 67.1 degree orbital location. In January 2013, QuetzSat-1 was moved to the 77 degree orbital location and we commenced commercial operations at that location in February 2013.
Unless earlier terminated under the terms and conditions of the SES Transponder Agreement and QuetzSat-1 Transponder Agreement, the initial service term will expire in November 2021. Upon expiration of the initial term, we have the option to renew the SES Transponder Agreement on a year-to-year basis through the end-of-life of the QuetzSat-1 satellite. There can be no assurance that any options to renew the SES Transponder Agreement will be exercised. Pursuant to the Master Transaction Agreement, discussed above, on September 10, 2019, the SES Transponder Agreement was transferred to DISH Network and we began receiving transponder services on QuetzSat-1 from a wholly-owned subsidiary of DISH Network as of the same date. Our lease arrangement with DISH Network expires in November 2021.
EchoStar XVIII Satellite.   The EchoStar XVIII satellite was launched on June 18, 2016 and became operational as an in-orbit spare at the 61.5 degree orbital location during the third quarter 2016, at which time we began leasing it from a wholly-owned subsidiary of DISH Network. On May 14, 2019, we and DOLLC II entered into an agreement to sell our interests in the LMDS and MVDDS licenses in exchange for the EchoStar XVIII satellite. See Note 6 for further information.
TT&C Agreement.   Effective January 1, 2012, we entered into a TT&C agreement pursuant to which we receive TT&C services from EchoStar for certain satellites (the “TT&C Agreement”). In February 2018, we amended the TT&C Agreement to, among other things, extend the term for one-year with four automatic one-year renewal periods. The fees for services provided under the TT&C Agreement are calculated at either: (i) a fixed fee; or (ii) cost plus a fixed margin, which will vary depending on the nature of the services provided. We and EchoStar are able to terminate the TT&C Agreement for any reason upon 12 months’ notice. On May 19, 2019, DISH Network entered into a Master Transaction Agreement pursuant to which, on September 10, 2019, the assets and employees that provide these services were transferred to DISH Network. We began receiving TT&C services from a wholly-owned subsidiary of DISH Network as of the same date.
“General and administrative expenses”
During the three months ended June 30, 2020 and 2019, we incurred $2 million and zero, respectively, for general and administrative expenses for services provided to us by DISH Network. During the six months ended June 30, 2020 and 2019, we incurred $4 million and zero, respectively, for general and administrative expenses for services provided to us by DISH Network. These amounts are recorded in “General and administrative expenses” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). The agreements pertaining to these expenses are discussed below.
Real Estate Lease Agreements.   On September 10, 2019, in connection with the Master Transaction Agreement discussed above, we began leasing office space owned or leased by DISH Network from a wholly-owned subsidiary of DISH Network. The term of each lease is set forth below:
•
Santa Fe Lease Agreement.   The lease for all of 5701 S. Santa Fe Dr. in Littleton, Colorado originally from EchoStar to us was for a period ending on December 31, 2018. In December 2018, we and EchoStar amended this lease to, among other things, extend the term thereof for one additional year until December 31, 2019. Pursuant to the Master Transaction Agreement, discussed above, on September 10, 2019, this lease was transferred to DISH Network and we began leasing all of 5701 S. Santa Fe Dr. in Littleton, Colorado from a wholly-owned subsidiary of DISH Network as of the same date. In December 2019, we and DISH Network amended this lease to, among other things, extend the term thereof for one additional year until December 31, 2020.

•
Cheyenne Lease Agreement.   The lease for certain space at 530 EchoStar Drive in Cheyenne, Wyoming is for a period ending on December 31, 2031. In connection with the completion of the

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Share Exchange, EchoStar transferred ownership of a portion of this property to DISH Network, and, effective March 1, 2017, DISH Network and EchoStar amended this lease agreement to (i) terminate the lease of certain space at the portion of the property that was transferred to us and (ii) provide for the continued lease to us of certain space at the portion of the property that EchoStar retained. Pursuant to the Master Transaction Agreement, discussed above, the portion of the property EchoStar retained was transferred to DISH Network, and on September 10, 2019, this lease was transferred to DISH Network and we began leasing certain space from a wholly-owned subsidiary of DISH Network as of the same date.
Other Agreements — DISH Network
Broadband, Wireless and Other Operations.   We provide certain administrative, call center, installation, marketing and other services to DISH Network’s broadband, wireless and other operations. During the three months ended June 30, 2020 and 2019, the costs associated with these services was $18 million and $14 million, respectively. During the six months ended June 30, 2020 and 2019, the costs associated with these services was $39 million and $26 million, respectively.
Spin-off from EchoStar
Following the Spin-off, DISH Network and EchoStar have operated as separate publicly-traded companies and neither entity has any ownership interest in the other. However, a substantial majority of the voting power of the shares of both companies is owned beneficially by Charles W. Ergen, our Chairman, and by certain entities established by Mr. Ergen for the benefit of his family.
Related Party Transactions with EchoStar
In connection with and following the Spin-off, we and EchoStar have entered into certain agreements pursuant to which we obtain certain products, services and rights from EchoStar, EchoStar obtains certain products, services and rights from us, and we and EchoStar have indemnified each other against certain liabilities arising from our respective businesses. Pursuant to the Share Exchange Agreement, among other things, EchoStar transferred to us certain assets and liabilities of the EchoStar technologies and EchoStar broadcasting businesses. Pursuant to the Master Transaction Agreement, among other things, EchoStar transferred to DISH Network certain assets and liabilities of its EchoStar Satellite Services segment. In connection with the Share Exchange and the Master Transaction Agreement, DISH Network and EchoStar and certain of their respective subsidiaries entered into certain agreements covering, among other things, tax matters, employee matters, intellectual property matters and the provision of transitional services. In addition, certain agreements that we had with EchoStar have terminated, and we entered into certain new agreements with EchoStar. We also may enter into additional agreements with EchoStar in the future. The following is a summary of the terms of our principal agreements with EchoStar that may have an impact on our financial condition and results of operations.
“Trade accounts receivable”
As of June 30, 2020 and December 31, 2019, trade accounts receivable from EchoStar was $4 million and $1 million, respectively. These amounts are recorded in “Trade accounts receivable” on our Condensed Consolidated Balance Sheets.
“Trade accounts payable”
As of June 30, 2020 and December 31, 2019, trade accounts payable to EchoStar was $14 million and $3 million, respectively. These amounts are recorded in “Trade accounts payable” on our Condensed Consolidated Balance Sheets.

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
“Equipment sales and other revenue”
During each of the three months ended June 30, 2020 and 2019, we received $1 million for services provided to EchoStar. During the six months ended June 30, 2020 and 2019, we received $2 million and $3 million, respectively, for services provided to EchoStar. These amounts are recorded in “Equipment sales and other revenue” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). The agreements pertaining to these revenues are discussed below.
Real Estate Lease Agreements.   DISH Network has entered into lease agreements pursuant to which DISH Network leases certain real estate to EchoStar. The rent on a per square foot basis for each of the leases is comparable to per square foot rental rates of similar commercial property in the same geographic areas, and EchoStar is responsible for its portion of the taxes, insurance, utilities and maintenance of the premises. The term of each lease is set forth below:
•
El Paso Lease Agreement.   During 2012, DISH Network began leasing certain space at 1285 Joe Battle Blvd., El Paso, Texas to EchoStar for an initial period ending on August 1, 2015, which also provides EchoStar with renewal options for four consecutive three-year terms. During the second quarter 2015, EchoStar exercised its first renewal option for a period ending on August 1, 2018 and in April 2018 EchoStar exercised its second renewal option for a period ending in August 2021.

•
90 Inverness Lease Agreement.   In connection with the completion of the Share Exchange, effective March 1, 2017, EchoStar leases certain space from us at 90 Inverness Circle East, Englewood, Colorado for a period ending in February 2022. EchoStar has the option to renew this lease for four three-year periods.

•
Cheyenne Lease Agreement.   In connection with the completion of the Share Exchange, effective March 1, 2017, EchoStar leases certain space from us at 530 EchoStar Drive, Cheyenne, Wyoming for a period ending in February 2019. In August 2018, EchoStar exercised its option to renew this lease for a one-year period ending in February 2020. EchoStar has the option to renew this lease for 12 one-year periods. In connection with the Master Transaction Agreement, DISH Network and EchoStar amended this lease to provide EchoStar with certain space for a period ending in September 2021, with the option for EchoStar to renew for a one-year period upon 180 days’ written notice prior to the end of the term.

•
Gilbert Lease Agreement.   In connection with the completion of the Share Exchange, effective March 1, 2017, EchoStar leases certain space from us at 801 N. DISH Dr., Gilbert, Arizona for a period ending in March 2019. EchoStar exercised its option to renew this lease for a one-year period ending in February 2020. This lease was terminated effective September 10, 2019.

•
American Fork Occupancy License Agreement.   In connection with the completion of the Share Exchange, effective March 1, 2017, we acquired the lease for certain space at 796 East Utah Valley Drive, American Fork, Utah, and we sublease certain space at this location to EchoStar for a period ending in August 2017. In June 2017, EchoStar exercised its five-year renewal option for a period ending in August 2022. This lease was terminated effective March 2019.

Collocation and Antenna Space Agreements.   In connection with the completion of the Share Exchange, effective March 1, 2017, we entered into certain agreements pursuant to which we will provide certain collocation and antenna space to HNS through February 2022 at the following locations: Cheyenne, Wyoming; Gilbert, Arizona; New Braunfels, Texas; Monee, Illinois; Englewood, Colorado; and Spokane, Washington. During August 2017, we entered into certain other agreements pursuant to which we will provide certain collocation and antenna space to HNS through August 2022 at the following locations: Monee, Illinois and Spokane, Washington. HNS has the option to renew each of these agreements for four three-year periods. HNS may terminate certain of these agreements with 180 days’ prior written notice to us at the following locations: New Braunfels, Texas; Englewood, Colorado; and Spokane, Washington. In September 2019, in connection with the Master Transaction Agreement, we entered into an agreement pursuant to which we

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
provide HNS with certain additional collocation space in Cheyenne, Wyoming for a period ending in September 2020, with the option for HNS to renew for a one-year period, with prior written notice no more than 120 days but no less than 90 days prior to the end of the term. In October 2019, HNS provided a termination notice for its New Braunfels, Texas agreement to be effective May 2020. The fees for the services provided under these agreements depend, among other things, on the number of racks leased and/or antennas present at the location.
“Satellite and transmission expenses”
During the three months ended June 30, 2020 and 2019, we incurred expenses of less than $1 million and $72 million, respectively, for satellite capacity leased from EchoStar and telemetry, tracking and control and other professional services provided to us by EchoStar. During the six months ended June 30, 2020 and 2019, we incurred expenses of $1 million and $143 million, respectively, for satellite capacity leased from EchoStar and telemetry, tracking and control and other professional services provided to us by EchoStar. EchoStar was the supplier of the vast majority of our transponder capacity. On May 19, 2019, DISH Network entered into the Master Transaction Agreement pursuant to which, on September 10, 2019, certain of these satellites were transferred to DISH Network. We are now leasing this satellite capacity from DISH Network. These amounts are recorded in “Satellite and transmission expenses” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). The agreements pertaining to these expenses are discussed below.
Satellite Capacity Leased from EchoStar.   We have entered into certain satellite capacity agreements pursuant to which we lease certain capacity on certain satellites owned or leased by EchoStar. The fees for the services provided under these satellite capacity agreements depend, among other things, upon the orbital location of the applicable satellite, the number of transponders that are leased on the applicable satellite and the length of the lease. See “Pay-TV Satellites” in Note 6 for further information. The term of each lease is set forth below:
•
EchoStar VII, X, XI and XIV.   On March 1, 2014, we began leasing all available capacity from EchoStar on the EchoStar VII, X, XI and XIV satellites. The term of each satellite capacity agreement generally terminates upon the earlier of: (i) the end-of-life of the satellite; (ii) the date the satellite fails; or (iii) a certain date, which depends upon, among other things, the estimated useful life of the satellite. We generally have the option to renew each satellite capacity agreement on a year-to-year basis through the end of the respective satellite’s life. There can be no assurance that any options to renew such agreements will be exercised. The satellite capacity agreement for EchoStar VII expired on June 30, 2018. On May 19, 2019, DISH Network entered into the Master Transaction Agreement pursuant to which, on September 10, 2019, these satellites were transferred to DISH Network.

•
EchoStar IX.   We lease certain satellite capacity from EchoStar on EchoStar IX. Subject to availability, we generally have the right to continue to lease satellite capacity from EchoStar on EchoStar IX on a month-to-month basis.

•
EchoStar XVI.   In December 2009, we entered into a transponder service agreement with EchoStar to lease all of the capacity on EchoStar XVI, a DBS satellite, after its service commencement date. EchoStar XVI was launched in November 2012 to replace EchoStar XV at the 61.5 degree orbital location and is currently in service. Effective December 21, 2012, we and EchoStar amended the transponder service agreement to, among other things, change the initial term to generally expire upon the earlier of: (i) the end-of-life or replacement of the satellite; (ii) the date the satellite fails; (iii) the date the transponder(s) on which service is being provided under the agreement fails; or (iv) four years following the actual service commencement date. In July 2016, we and EchoStar amended the transponder service agreement to, among other things, extend the initial term by one additional year and to reduce the term of the first renewal option by one year. Prior to expiration of the initial term, we had the option to renew for an additional five-year period. In May 2017, we exercised our first renewal option for an additional five-year period ending in January 2023. We also

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
have the option to renew for an additional five-year period prior to expiration of the first renewal period in January 2023. There can be no assurance that the option to renew this agreement will be exercised. During 2018, we and EchoStar further amended the agreement to, among other things, allow us to place and use certain satellites at the 61.5 degree orbital location. On May 19, 2019, DISH Network entered into the Master Transaction Agreement pursuant to which, on September 10, 2019, this satellite was transferred to DISH Network.
Nimiq 5 Agreement.   During 2009, EchoStar entered into a fifteen-year satellite service agreement with Telesat Canada (“Telesat”) to receive service on all 32 DBS transponders on the Nimiq 5 satellite at the 72.7 degree orbital location (the “Telesat Transponder Agreement”). During 2009, EchoStar also entered into a satellite service agreement (the “DISH Nimiq 5 Agreement”) with us, pursuant to which we received service from EchoStar on all 32 of the DBS transponders covered by the Telesat Transponder Agreement.
Under the terms of the DISH Nimiq 5 Agreement, we made certain monthly payments to EchoStar that commenced in 2009 when the Nimiq 5 satellite was placed into service and continued through the service term, which expired ten years following the date the Nimiq 5 satellite was placed into service. Upon expiration of the initial term, we have the option to renew on a year-to-year basis through the end-of-life of the Nimiq 5 satellite. On May 19, 2019, DISH Network entered into the Master Transaction Agreement pursuant to which, on September 10, 2019, the Telesat Transponder Agreement was transferred to DISH Network and we began leasing it from an indirect wholly-owned subsidiary of DISH Network and we exercised our option to renew for a one-year period through September 2020.
QuetzSat-1 Lease Agreement.   During 2008, EchoStar entered into a ten-year satellite service agreement with SES Latin America S.A. (“SES”), which provided, among other things, for the provision by SES to EchoStar of service on 32 DBS transponders on the QuetzSat-1 satellite (“SES Transponder Agreement”). During 2008, EchoStar also entered into a transponder service agreement (“QuetzSat-1 Transponder Agreement”) with us pursuant to which we receive service from EchoStar on 24 DBS transponders. QuetzSat-1 was launched on September 29, 2011 and was placed into service during the fourth quarter 2011 at the 67.1 degree orbital location. In January 2013, QuetzSat-1 was moved to the 77 degree orbital location and we commenced commercial operations at that location in February 2013. During the first quarter 2013, DISH Network and EchoStar entered into an agreement pursuant to which DISH Network subleased five DBS transponders back to EchoStar.
Unless earlier terminated under the terms and conditions of the SES Transponder Agreement and QuetzSat-1 Transponder Agreement, the initial service term will expire in November 2021. Upon expiration of the initial term, we have the option to renew the SES Transponder Agreement on a year-to-year basis through the end-of-life of the QuetzSat-1 satellite. There can be no assurance that any options to renew the SES Transponder Agreement will be exercised. On May 19, 2019, DISH Network entered into the Master Transaction Agreement, discussed above, pursuant to which, on September 10, 2019, the SES Transponder Agreement was transferred to DISH Network and we began leasing it from an indirect wholly-owned subsidiary of DISH Network.
TT&C Agreement.   Effective January 1, 2012, we entered into a telemetry, tracking and control (“TT&C”) agreement pursuant to which we receive TT&C services from EchoStar for certain satellites (the “TT&C Agreement”). In February 2018, we amended the TT&C Agreement to, among other things, extend the term for one-year with four automatic one-year renewal periods. The fees for services provided under the TT&C Agreement are calculated at either: (i) a fixed fee; or (ii) cost plus a fixed margin, which will vary depending on the nature of the services provided. We and EchoStar are able to terminate the TT&C Agreement for any reason upon 12 months’ notice. On May 19, 2019, DISH Network entered into the Master Transaction Agreement, discussed above, pursuant to which, on September 10, 2019, the assets and employees that provide these services were transferred to DISH Network and now DISH Network provides these services to us.

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
“General and administrative expenses”
During the three months ended June 30, 2020 and 2019, we incurred $3 million and $6 million, respectively, for general and administrative expenses for services provided to us by EchoStar. During the six months ended June 30, 2020 and 2019, we incurred $7 million and $11 million, respectively, for general and administrative expenses for services provided to us by EchoStar. These amounts are recorded in “General and administrative expenses” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). The agreements pertaining to these expenses are discussed below.
Real Estate Lease Agreements.   We have entered into lease agreements pursuant to which we lease certain real estate from EchoStar. The rent on a per square foot basis for each of the leases is comparable to per square foot rental rates of similar commercial property in the same geographic area, and EchoStar is responsible for its portion of the taxes, insurance, utilities and maintenance of the premises. The term of each lease is set forth below:
•
Meridian Lease Agreement.   The lease for all of 9601 S. Meridian Blvd. in Englewood, Colorado was for a period ending on December 31, 2019. In December 2019, we and EchoStar amended this lease to, among other things, extend the term thereof for one additional year until December 31, 2020.

•
Santa Fe Lease Agreement.   The lease for all of 5701 S. Santa Fe Dr. in Littleton, Colorado was for a period ending on December 31, 2018. In December 2018, we and EchoStar amended this lease to, among other things, extend the term thereof for one additional year until December 31, 2019. Pursuant to the Master Transaction Agreement, discussed above, on September 10, 2019, this lease was transferred to DISH Network and we now lease it from DISH Network. In December 2019, we and DISH Network amended this lease to, among other things, extend the term thereof for one additional year until December 31, 2020.

•
Cheyenne Lease Agreement.   The lease for certain space at 530 EchoStar Drive in Cheyenne, Wyoming is for a period ending on December 31, 2031. In connection with the completion of the Share Exchange, EchoStar transferred ownership of a portion of this property to us, and, effective March 1, 2017, we and EchoStar amended this lease agreement to (i) terminate the lease of certain space at the portion of the property that was transferred to us and (ii) provide for the continued lease to us of certain space at the portion of the property that EchoStar retained. Pursuant to the Master Transaction Agreement, discussed above, the portion of the property EchoStar retained was transferred to DISH Network, and on September 10, 2019, this lease was transferred to DISH Network and we now lease it from DISH Network.

•
100 Inverness Lease Agreement.   In connection with the completion of the Share Exchange, effective March 1, 2017, we lease certain space from EchoStar at 100 Inverness Terrace East, Englewood, Colorado for a period ending in December 2020. This agreement may be terminated by either party upon 180 days’ prior notice.

Professional Services Agreement.   Prior to 2010, in connection with the Spin-off, DISH Network entered into various agreements with EchoStar including the Transition Services Agreement, Satellite Procurement Agreement and Services Agreement, which all expired on January 1, 2010 and were replaced by a Professional Services Agreement. During 2009, DISH Network and EchoStar agreed that EchoStar shall continue to have the right, but not the obligation, to receive the following services from DISH Network, among others, certain of which were previously provided under the Transition Services Agreement: information technology, travel and event coordination, internal audit, legal, accounting and tax, benefits administration, program acquisition services and other support services.
Additionally, DISH Network and EchoStar agreed that DISH Network shall continue to have the right, but not the obligation, to engage EchoStar to manage the process of procuring new satellite capacity for DISH Network (previously provided under the Satellite Procurement Agreement) and receive logistics, procurement and quality assurance services from EchoStar (previously provided under the Services

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
Agreement) and other support services. The Professional Services Agreement renewed on January 1, 2020 for an additional one-year period until January 1, 2021 and renews automatically for successive one-year periods thereafter, unless terminated earlier by either party upon at least 60 days’ notice. However, either party may terminate the Professional Services Agreement in part with respect to any particular service it receives for any reason upon at least 30 days’ notice. In connection with the completion of the Share Exchange on February 28, 2017, DISH Network and EchoStar amended the Professional Services Agreement to, among other things, provide certain transition services to each other related to the Share Exchange Agreement. In addition, on May 19, 2019, DISH Network entered into the Master Transaction Agreement, pursuant to which, effective September 10, 2019, DISH Network and EchoStar amended the Professional Services Agreement to, among other things, provide certain transition services to each other related to the Master Transaction Agreement and to remove certain services no longer necessary as a result of the Master Transaction Agreement. Revenue for services provided by us to EchoStar under the Professional Services Agreement is recorded in “Equipment sales and other revenue” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).
Other Agreements — EchoStar
Tax Sharing Agreement.   In connection with the Spin-off, DISH Network entered into a tax sharing agreement (the “Tax Sharing Agreement”) with EchoStar which governs our respective rights, responsibilities and obligations after the Spin-off with respect to taxes for the periods ending on or before the Spin-off. Generally, all pre-Spin-off taxes, including any taxes that are incurred as a result of restructuring activities undertaken to implement the Spin-off, are borne by DISH Network, and DISH Network will indemnify EchoStar for such taxes. However, DISH Network is not liable for and will not indemnify EchoStar for any taxes that are incurred as a result of the Spin-off or certain related transactions failing to qualify as tax-free distributions pursuant to any provision of Section 355 or Section 361 of the Internal Revenue Code of 1986, as amended (the “Code”) because of: (i) a direct or indirect acquisition of any of EchoStar’s stock, stock options or assets; (ii) any action that EchoStar takes or fails to take; or (iii) any action that EchoStar takes that is inconsistent with the information and representations furnished to the Internal Revenue Service (“IRS”) in connection with the request for the private letter ruling, or to counsel in connection with any opinion being delivered by counsel with respect to the Spin-off or certain related transactions. In such case, EchoStar is solely liable for, and will indemnify DISH Network for, any resulting taxes, as well as any losses, claims and expenses. The Tax Sharing Agreement will only terminate after the later of the full period of all applicable statutes of limitations, including extensions, or once all rights and obligations are fully effectuated or performed.
Tax Matters Agreement.   In connection with the completion of the Share Exchange, DISH Network and EchoStar entered into a Tax Matters Agreement, which governs certain rights, responsibilities and obligations with respect to taxes of the Transferred Businesses pursuant to the Share Exchange. Generally, EchoStar is responsible for all tax returns and tax liabilities for the Transferred Businesses for periods prior to the Share Exchange, and DISH Network are responsible for all tax returns and tax liabilities for the Transferred Businesses from and after the Share Exchange. Both DISH Network and EchoStar have made certain tax-related representations and are subject to various tax-related covenants after the consummation of the Share Exchange. Both DISH Network and EchoStar have agreed to indemnify each other if there is a breach of any such tax representation or violation of any such tax covenant and that breach or violation results in the Share Exchange not qualifying for tax free treatment for the other party. In addition, DISH Network has agreed to indemnify EchoStar if the Transferred Businesses are acquired, either directly or indirectly (e.g., via an acquisition of DISH Network), by one or more persons and such acquisition results in the Share Exchange not qualifying for tax free treatment. The Tax Matters Agreement supplements the Tax Sharing Agreement described above, which continues in full force and effect.
Patent Cross-License Agreements.   In December 2011, DISH Network and EchoStar entered into separate patent cross-license agreements with the same third party whereby: (i) EchoStar and such third-party licensed their respective patents to each other subject to certain conditions; and (ii) DISH Network and

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
such third-party licensed their respective patents to each other subject to certain conditions (each, a “Cross-License Agreement”). Each Cross License Agreement covers patents acquired by the respective party prior to January 1, 2017 and aggregate payments under both Cross-License Agreements total less than $10 million. Each Cross License Agreement also contains an option to extend each Cross-License Agreement to include patents acquired by the respective party prior to January 1, 2022. In December 2016, DISH Network and EchoStar independently exercised their respective options to extend each Cross-License Agreement. The aggregate additional payments to such third-party was less than $3 million. Since the aggregate payments under both Cross-License Agreements were based on the combined annual revenues of DISH Network and EchoStar, DISH Network and EchoStar agreed to allocate their respective payments to such third party based on their respective percentage of combined total revenue.
Rovi License Agreement.   On August 19, 2016, we entered into a ten-year patent license agreement (the “Rovi License Agreement”) with Rovi Corporation (“Rovi”) and, for certain limited purposes, EchoStar. EchoStar is a party to the Rovi License Agreement solely with respect to certain provisions relating to the prior patent license agreement between EchoStar and Rovi. There are no payments between us and EchoStar under the Rovi License Agreement.
Hughes Broadband Master Services Agreement.   In March 2017, DISH Network L.L.C. (“DNLLC”) and HNS entered into a master service agreement (the “MSA”) pursuant to which DNLLC, among other things: (i) has the right, but not the obligation, to market, promote and solicit orders for the Hughes broadband satellite service and related equipment; and (ii) installs Hughes service equipment with respect to activations generated by DNLLC. Under the MSA, HNS will make certain payments to DNLLC for each Hughes service activation generated, and installation performed, by DNLLC. Payments from HNS for services provided are recorded in “Subscriber-related revenue” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). For each of the three months ended June 30, 2020 and 2019, these payments were $5 million. For the six months ended June 30, 2020 and 2019, these payments were $9 million and $11 million, respectively. The MSA has an initial term of five years with automatic renewal for successive one year terms. After the first anniversary of the MSA, either party has the ability to terminate the MSA, in whole or in part, for any reason upon at least 90 days’ notice to the other party. Upon expiration or termination of the MSA, HNS will continue to provide the Hughes service to subscribers and make certain payments to DNLLC pursuant to the terms and conditions of the MSA. For both the three months ended June 30, 2020 and 2019, we purchased broadband equipment from HNS of $3 million under the MSA. For the six months ended June 30, 2020 and 2019, we purchased broadband equipment from HNS of $7 million and $8 million under the MSA, respectively.
Employee Matters Agreement — Share Exchange.   In connection with the completion of the Share Exchange, effective March 1, 2017, DISH Network and EchoStar entered into an Employee Matters Agreement that addresses the transfer of employees from EchoStar to DISH Network, including certain benefit and compensation matters and the allocation of responsibility for employee-related liabilities relating to current and past employees of the Transferred Businesses. DISH Network assumed employee-related liabilities relating to the Transferred Businesses as part of the Share Exchange, except that EchoStar will be responsible for certain existing employee-related litigation as well as certain pre-Share Exchange compensation and benefits for employees transferring to DISH Network in connection with the Share Exchange.
Intellectual Property and Technology License Agreement.   In connection with the completion of the Share Exchange, effective March 1, 2017, DISH Network and EchoStar entered into an Intellectual Property and Technology License Agreement (“IPTLA”), pursuant to which DISH Network and EchoStar license to each other certain intellectual property and technology. The IPTLA will continue in perpetuity, unless mutually terminated by the parties. Pursuant to the IPTLA, EchoStar granted to DISH Network a license to its intellectual property and technology for use by DISH Network, among other things, in connection with its continued operation of the Transferred Businesses acquired pursuant to the Share Exchange Agreement, including a limited license to use the “ECHOSTAR” trademark during a transition period. EchoStar

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
retains full ownership of the “ECHOSTAR” trademark. In addition, DISH Network granted a license back to EchoStar, among other things, for the continued use of all intellectual property and technology transferred to DISH Network pursuant to the Share Exchange Agreement that is used in EchoStar’s retained businesses.
Related Party Transactions with NagraStar L.L.C.
As a result of the completion of the Share Exchange on February 28, 2017, we own a 50% interest in NagraStar, a joint venture that is our primary provider of encryption and related security systems intended to assure that only authorized customers have access to our programming. Certain payments related to NagraStar are recorded in “Subscriber-related expenses” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). In addition, certain other payments are initially included in “Inventory” and are subsequently capitalized as “Property and equipment, net” on our Condensed Consolidated Balance Sheets or expensed as “Subscriber acquisition costs” or “Subscriber-related expenses” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) when the equipment is deployed. We record all payables in “Trade accounts payable” or “Other accrued expenses” on our Condensed Consolidated Balance Sheets. Our investment in NagraStar is accounted for using the equity method.
The table below summarizes our transactions with NagraStar:
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands)
Purchases (including fees):
Purchases from NagraStar	$13,259	$14,355	$27,351	$28,714

	As of
	June 30, 2020	December 31, 2019
	(In thousands)
Amounts Payable and Commitments:
Amounts payable to NagraStar	$17,930	$9,630
Commitments to NagraStar	$4,159	$4,893
Related Party Transactions with Dish Mexico
Dish Mexico, S. de R.L. de C.V. (“Dish Mexico”) is an entity that provides direct-to-home satellite services in Mexico, which is owned 49% by EchoStar. We provide certain broadcast services and certain satellite services to Dish Mexico, which are recorded in “Equipment sales and other revenue” on our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).
The table below summarizes our transactions with Dish Mexico:
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands)
Sales:
Uplink services	$1,288	$1,412	$2,669	$2,816
Total	$1,288	$1,412	$2,669	$2,816

DISH DBS CORPORATION
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — Continued
(Unaudited)
	As of
	June 30, 2020	December 31, 2019
	(In thousands)
Amounts Receivable:
Amounts receivable from Dish Mexico	$2,116	$1,191
14. Subsequent Events
7 3∕8% Senior Notes due 2028
On July 1, 2020, we issued $1.0 billion aggregate principal amount of our 7 3∕8% Senior Notes due July 1, 2028. Interest accrues at an annual rate of 7 3∕8% and is payable semi-annually in cash, in arrears on January 1 and July 1 of each year, commencing on January 1, 2021.
The 7 3∕8% Senior Notes are redeemable, in whole or in part, at any time prior to July 1, 2023 at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, as defined in the related indenture, together with accrued and unpaid interest. On or after July 1, 2023, we may redeem the Notes, in whole or in part, at any time at the redemption prices specified under the related indenture, together with accrued and unpaid interest. Prior to July 1, 2023, we may also redeem up to 35% of the 7 3∕8% Senior Notes at a specified premium with the net cash proceeds from certain equity offerings or capital contributions.
Our 7 3∕8% Senior Notes are:
•
general unsecured senior obligations of DISH DBS;

•
ranked equally in right of payment with all of DISH DBS’ and the guarantors’ existing and future unsecured senior debt; and

•
ranked effectively junior to our and the guarantors’ current and future secured senior indebtedness up to the value of the collateral securing such indebtedness.

The indenture related to our 7 3∕8% Senior Notes contains restrictive covenants that, among other things, impose limitations on the ability of DISH DBS and its restricted subsidiaries to:
•
incur additional debt;

•
pay dividends or make distributions on DISH DBS’ capital stock or repurchase DISH DBS’ capital stock;

•
make certain investments;

•
create liens or enter into sale and leaseback transactions;

•
enter into transactions with affiliates;

•
merge or consolidate with another company; and

•
transfer or sell assets.

In the event of a change of control, as defined in the related indenture, we would be required to make an offer to repurchase all or any part of a holder’s 7 3/8% Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon, to the date of repurchase.

DISH DBS CORPORATION
Offer to Exchange up to $1,000,000,000 aggregate principal amount of new
7.375% Senior Notes due 2028,
which have been registered under the Securities Act of 1933, for any and all of its outstanding 7.375% Senior Notes due 2028
PROSPECTUS
August 31, 2020
All tendered Old Notes, executed letters of transmittal and other related documents should be directed to the exchange agent at the numbers and address below. Requests for assistance and for additional copies of the prospectus, the letter of transmittal and other related documents should also be directed to the exchange agent.
The exchange agent for the exchange offer is:
U.S. BANK NATIONAL ASSOCIATION
By Facsimile:
(651) 466-7372
Attention: Specialized Finance
For Information or Confirmation by telephone:
(800) 934-6802
By hand, overnight delivery or mail (registered or certified mail recommended):
U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107